Exhibit 4.1

*Portions marked with asterisks have been omitted pursuant to a request for confidential treatment, and have been filed separately in connection with such request.

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CONFORMED COPY

Dated 9 March 2005

REUTERS LIMITED

and

BRITISH TELECOMMUNICATIONS PLC

NETWORK SERVICES AGREEMENT

for the provision of telecommunications and related services

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i

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Schedule 2 Part 1A	Existing Services

Schedule 2 Part 1B	New Services

Schedule 2 Part 1C	Service Management

Schedule 2 Part 1 D	Security Management

ii

* Text has been redacted for confidentiality

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Schedule 2 Part 1E	Disaster Recovery

Schedule 2 Part 2	[Not Used]

Schedule 2 Part 3A	Nash Services

Schedule 2 Part 3B	Satellite Services

Schedule 3	Reuters Services

Schedule 4	Migration Milestones

Schedule 5 Part 1	Existing Service - Service Levels & Service Credits

Schedule 5 Part 2	New Service - Service Levels & Service Credits

Schedule 6	Service Charges

Schedule 7	[Not Used]

Schedule 8	[Not Used]

Schedule 9	Migration Dependencies

Schedule 10	[Not Used]

Schedule 11	Relationship Management

Schedule 12	Contract Management

Schedule 13	Employees

Schedule 14	Novation Agreement

Schedule 15	Exit Provisions

iii

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This Agreement is made on 9 day of March 2005 between:

(1)	REUTERS LIMITED, a company incorporated in England (registered number 145516) whose registered office is at 85 Fleet Street, London EC4P 4AJ (“Reuters”); and

(2)	BRITISH TELECOMMUNICATIONS PLC, a company incorporated in England (registered number 01800000) whose registered office is at 81 Newgate Street, London, EC1A 7AJ (“BT”).

It is agreed:

Recitals:

(A)	Reuters carries on the business of a provider of data, news and other services to the financial services sector and others throughout the world.

(B)	The Radianz Group has provided telecommunications and other services to the Reuters Group under the Previous NSA and other arrangements between such parties. Pursuant to the Share Purchase Agreement, BT has acquired the entire share capital of Radianz.

(C)	In providing Services to Reuters, Radianz does, and will continue to, depend on provision of services to it by Equant under the terms of the Equant PSA. The terms of the Equant PSA were recently revised.

(D)	Radianz and Reuters have terminated the Previous NSA and BT has agreed to supply or procure the supply of the Existing Services to Reuters and other members of the Reuters Group with the help of Radianz and Equant (under the Equant PSA) until migration from the provision of the Existing Services to the provision of the New Services on the terms of this Agreement.

(E)	BT has agreed to migrate the provision of the Existing Services from the existing network to an MPLS based network or other IP network(s), in accordance with the Migration Plan, and thereafter to provide the New Services, in each case on the terms of this Agreement.

(F)	Pursuant to the terms of this Agreement, Reuters has agreed to provide to BT and other members of the BT Group certain Reuters Services for the period until the Migration Date to enable the BT Group to supply the Services to the Reuters Group and other services to third parties. BT has agreed to pay, or procure the payment, for the Reuters Services and Reuters has agreed to pay, or procure the payment, for the Services on the terms of this Agreement.

Part A. Definitions and Interpretation

1	Definitions

Capitalised terms shall have the meanings given to them in Schedule 1 (Definitions) and Clause 2 (Interpretation).

2	Interpretation

2.1	Contents Page and Headings

In this Agreement, the contents page and headings are included for convenience only and shall not affect the interpretation or construction of this Agreement.

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2.2	Meaning of References

In this Agreement, unless the context otherwise requires:

2.2.1	any reference to a Party or the Parties is to a party or the parties (as the case may be) to this Agreement and shall include any permitted assignees of a party;

2.2.2	any reference to a Clause or a Schedule is to a clause of or a schedule to this Agreement, and a Part or a paragraph of a Schedule is to a part or a paragraph of that Schedule;

2.2.3	any reference to a statute or statutory provision includes any consolidation, re-enactment, modification or replacement of the same, any statute or statutory provision of which it is a consolidation, re-enactment, modification or replacement and any subordinate legislation in force under any of the same as at the Signing Date;

2.2.4	any reference to the masculine, feminine or neuter gender respectively includes the other genders and any reference to the singular includes the plural (and vice versa);

2.2.5	references to a company shall be construed so as to include any company, corporation or other body corporate wherever and however incorporated or established;

2.2.6	holding company and subsidiary shall have the meanings given to those expressions in s.736 Companies Act 1985 and subsidiary undertaking and parent undertaking shall have the meaning given to those expressions in s.258 Companies Act 1985;

2.2.7	a person includes any individual, firm, corporation, unincorporated association, government, state or agency of state, association, partnership or joint venture (whether or not having a separate legal personality);

2.2.8	any reference to a person includes a reference to that person's legal personal representatives and successors;

2.2.9	sterling or £ or pounds means the lawful currency of the United Kingdom;

2.2.10	Euro or € means the lawful currency of the states in the European Union which are from time to time participating in Economic and Monetary Union;

2.2.11	dollars or $ means the lawful currency of the United States;

2.2.12	any reference to a time of the day is to London time and references to a day are to a period of 24 hours running from midnight to midnight;

2.2.13	references to BT mean British Telecommunications PLC except where the reference is in the context of the supply of any of the Services under any Local Agreement, where the reference will be to the member of the BT Group which has entered into the Local Agreement;

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		2.2.14	references to Reuters mean Reuters Limited except where the reference is in the context of the procurement of any of the Services under any Local Agreement, where the reference will be to the member of the Reuters Group which has entered into the Local Agreement; and

		2.2.15	references to a month mean a calendar month.

		2.3	No Restrictive Interpretations

In this Agreement general words shall not be given a restrictive interpretation by reason of their being preceded or followed by words indicating a particular class of acts, matters or things.

3	Incorporation and Precedence

This Agreement consists of the documents stated in this Clause 3. If there is any conflict, apparent conflict or ambiguity in or between any of these documents, the documents will be applied in the following order in decreasing order of precedence:

	(i)	this Agreement and Schedule 1 (Definitions); and

	(ii)	the Schedules other than Schedule 1 (Definitions).

Part B. Scope

4	Conditions Precedent

The provisions of this Agreement shall not come into force until the completion of the Share Purchase Agreement has taken place in accordance with its terms.

5	Scope of Agreement

	5.1	Supply and Receipt

This Agreement sets out the terms and conditions on which BT shall supply, or procure the supply of, the Services and on which Reuters shall receive, or procure the receipt of, the Services.

	5.2	New Services

This Agreement also sets out the terms and conditions on which BT shall migrate, or procure the migration of, the provision of the relevant Existing Services from the existing network to an MPLS based or other IP network. Once each such Existing Service has been migrated successfully, it shall become a New Service.

	5.3	Additional Services

This Agreement also sets out a mechanism for Reuters to order Additional Services through the Change Control Procedure. Once a service has been agreed pursuant to that procedure, it shall become an Additional Service and supplied under the terms of this Agreement.

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5.4	Assistance

Without prejudice to the other terms of this Agreement, throughout the term of this Agreement BT shall (and shall procure that each member of the BT Group shall) and Reuters shall (and shall procure that each member of the Reuters Group shall), when dealing with each other, act towards each other reasonably and in good faith and (to the extent reasonably commercially practicable) provide each other with such reasonable assistance as requested from time to time by the other Party to meet the objectives of this Agreement.

5.5	Equant PSA Pass Through

5.5.1	The Parties acknowledge and agree that Equant’s performance pursuant to the Equant PSA during the Standard Period would be sufficient to enable BT to perform the Existing Services at the relevant Service Levels under this Agreement. Subject to Clause 5.5.3, for the period of 12 months after the Closing Date, where Equant’s performance under the Equant PSA falls below that which it delivered during the Standard Period then, to the extent that such service degradation prevents BT from providing the Existing Services at the Service Levels, BT shall be relieved from its obligations to provide such elements of the Existing Services at the Service Levels.

5.5.2	BT shall:

(i) use all reasonable endeavours to mitigate the operational impact of a service degradation by Equant on its provision of the Existing Services; and

(ii) notify Reuters as soon as is reasonably practicable after it becomes aware of a service degradation by Equant which is likely to affect BT’s ability to provide the Existing Services at the Service Levels.

5.5.3	The relief from BT’s obligations to provide the Existing Services at the Service Levels as set out above in Clause 5.5.1 shall not apply:

(i) to the extent (a) that BT fails to comply with its obligations under Clause 5.5.2 and (b) that failure causes Reuters prejudice or loss; and

(ii) in respect of Equant’s performance which is in breach of the Equant PSA (save to the extent that such breach also took place during the Standard Period).

Part C. The Services

6	Migration

Migration Plan

	6.1	BT shall, from the Signing Date, work with Reuters in accordance with the Migration Plan and Schedule 4 (Migration Milestones) in order to achieve migration from the Existing Services to the New Services.

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6.2	The Parties will work together in good faith to finalise the Migration Plan (which will include a schedule of tasks for each Party, dates for their completion, testing criteria and a plan for testing) within 90 days of the Signing Date.

6.3	The Parties will assess the Migration Plan and associated risks on a continual basis and agree amendments to the Migration Plan accordingly.

6.4	The Parties acknowledge and agree that the Migration Plan is a project management tool that has been and will be developed and agreed jointly between the Parties in accordance with Clauses 6.2 and 6.3. Notwithstanding the foregoing, any change in the Migration Plan that results in a change to the Migration Milestones or the Migration Dependencies (or any of them) shall be progressed through the Change Control Procedure.

6.5	[Deliberately left blank]

Migration Milestones and Dependencies

6.6	BT shall, or shall procure that the relevant member of the BT Group shall, successfully complete or achieve the Migration Milestones by the relevant date set out in Schedule 4 (Migration Milestones). The Parties acknowledge that the date of a Migration Milestone may be changed by the Parties only in the circumstances set out in Clauses 6.11, 6.12 and 6.14 or by agreement through the Change Control Procedure (including as set out in Clause 6.16).

6.7	In the event of a Migration Failure:

6.7.1	Reuters shall not be liable for any failure to provide, deliver or complete any Related Migration Dependencies to the extent that such failure was caused by the Migration Failure. The Parties agree that any Related Migration Dependency shall be adjusted (including, without limitation, by extending the due date for such Related Migration Dependency) to the extent that the Migration Failure prevents Reuters from providing, delivering or completing that Migration Dependency and the Parties will, acting reasonably and in good faith, discuss and agree that adjustment; and

6.7.2	subject to Clause 6.13, where the Migration Failure is continuing at the end of any relevant Buffer Period, Reuters reserves the right to charge BT the Migration LDs, and BT shall pay the Migration LDs when charged. The Parties agree that the Migration LDs represent a genuine pre-estimate of the Losses which Reuters will sustain as a result of a Migration Failure, actual damages in those circumstances being difficult to determine; accordingly, such payments are not a penalty.

6.8	To the extent that Reuters can demonstrate, to BT’s reasonable satisfaction, that a BT Failure prevented Reuters from providing, delivering or completing a Migration Dependency, then, subject to

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Clause 6.9, Reuters shall not be liable for its failure to provide, deliver or complete that Migration Dependency and the Parties agree that the Migration Dependency shall be adjusted (including without limitation by extending the due date for such Migration Dependency) to the extent that the BT Failure prevented Reuters from providing, delivering or completing that Migration Dependency and the Parties will, acting reasonably and in good faith, discuss and agree that adjustment.

6.9	In the event that Reuters fails to comply with its obligation pursuant to Clause 8.5.2, Clause 6.8 will not apply to the extent that BT could reasonably have avoided or mitigated the impact of the BT Failure if it had been informed of the BT Failure in accordance with Clause 8.5.2.

6.10	Reuters shall, or shall procure that the relevant member of the Reuters Group shall provide, deliver or successfully complete the Migration Dependencies as applicable by the relevant date set out in Schedule 9 (Migration Dependencies). The Parties acknowledge that the date of a Migration Dependency may be changed by the Parties only in the circumstances set out in Clause 6.7 or by agreement between the Parties through the Change Control Procedure (including as set out in Clause 6.12).

6.11	Where any Migration Dependency is not provided, delivered or completed by the date set out in Schedule 9 (Migration Dependencies), then:

6.11.1	BT shall not be liable for any Migration Failure in respect of any Related Migration Milestone to the extent that such failure was caused by Reuters’ failure to provide, deliver or complete the Migration Dependency. The Parties agree that a Migration Milestone shall be adjusted (including, without limitation, by extending the due date for such Migration Milestone) to the extent that the failure to provide, deliver or complete the Migration Dependency prevents BT from providing, delivering or completing that Migration Milestone and the Parties will, acting reasonably and in good faith, discuss and agree that adjustment; and

6.11.2	subject to Clause 6.13, where the failure to provide, deliver or complete the Migration Dependency is continuing at the end of any relevant Buffer Period BT reserves the right to charge the relevant Migration Surcharge, and Reuters shall pay that Migration Surcharge when charged. The Parties agree that the Migration Surcharge represents a genuine pre-estimate of the Losses which BT will sustain as a result of a failure by Reuters to provide, deliver or complete a Migration Dependency, actual damages in those circumstances being difficult to determine; accordingly, such payments are not a penalty.

6.12	To the extent that BT can demonstrate, to Reuters’ reasonable satisfaction, that a Reuters Failure prevented BT from providing, delivering or completing a Migration Milestone, then, subject to Clause 6.13, BT shall not be liable for any Migration Failure in respect of that Migration Milestone and the Parties agree that the Migration Milestone

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shall be adjusted (including without limitation by extending the due date for such Migration Milestone) to the extent that the Reuters Failure prevented BT from providing, delivering or completing that Migration Milestone and the Parties will, acting reasonably and in good faith, discuss and agree that adjustment.

6.13	In the event that BT fails to comply with its obligations pursuant to Clauses 7.3.3 or 7.4.2, Clause 6.12 will not apply:

6.13.1	in the case of a failure to comply with Clause 7.3.3, to the extent that BT could reasonably have avoided or mitigated the impact of the Reuters Failure if it had complied with its obligations pursuant to Clause 7.3.3; and

6.13.2	in the case of a failure to comply with Clause 7.4.2, to the extent that Reuters could reasonably have avoided or mitigated the impact of the Reuters Failure if it had been informed of the Reuters Failure in accordance with Clause 7.4.2.

6.14	Each Party will provide appropriate senior management representation at monthly programme review sessions to review the progress of the Migration Plan and progress against Migration Milestones and Migration Dependencies. The Parties shall at each regular review meeting held pursuant to Clause 14 (or at such time as may be reasonably requested by either Party):

6.14.1	discuss in good faith ways to ensure that migration is conducted in a cost efficient manner for both Parties;

6.14.2	identify any actual or potential delays in the migration process; and

6.14.3

discuss in good faith ways to avoid or mitigate the effect of any actual or potential delays in the migration process (including implementing the Migration Milestone or Migration Dependency in an alternative way) and otherwise to ensure ongoing compliance (so far as possible) with the Migration Plan and achievement of the Migration Milestones and the Migration Dependencies, including (where the Parties agree through the Change Control Procedure) any necessary adjustment to the Migration Milestones and/or the Migration Dependencies,

and shall implement any plans or actions agreed at any such meeting.

6.15	The Parties further acknowledge and agree that if there are steps or activities that are not contained in the Migration Plan or in this Agreement (including its Schedules), in each case at the Signing Date, that it is necessary or desirable that the Parties (or one of them) should provide, deliver or complete in order to enable migration in accordance with the Migration Plan and achieve the Migration Milestones or the Migration Dependencies then the relevant Party shall undertake such additional activities and the costs of provision, delivery or completion of those requirements and additional activities shall be borne:

6.15.1	by BT, if it is a requirement that BT was aware of at the Signing Date;

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6.15.2	by Reuters, if it is a requirement that does not fall within Clause 6.15.1 but either Reuters was aware of, or would, if acting in accordance with Good Professional Practice, be aware of at the Signing Date; or

6.15.3	if not falling within Clauses 6.15.1 or 6.15.2, as agreed between the Parties in good faith discussions, each Party acting reasonably.

6.16	The Parties agree that the Migration Milestones and/or the Migration Dependencies may need to be adjusted as a consequence of the additional requirements identified under Clause 6.15. The Parties will, acting reasonably and in good faith, discuss the impact of such additional requirements with a view to agreeing any necessary adjustment to the Migration Milestones and/or the Migration Dependencies through the Change Control Procedure.

6.17	If any prospective changes to a Migration Milestone are being discussed pursuant to Clauses 6.11, 6.12, 6.14 or 6.16, Reuters agrees that it will not enforce its rights to charge the Migration LDs under Clause 6.7 in relation to that Migration Milestone in each case until agreement has been reached between the Parties pursuant to Clause 6.11, 6.12, 6.14 or 6.16, as the case may be.

6.18	If any prospective changes to a Migration Dependency are being discussed pursuant to Clauses 6.7, 6.8, 6.14 or 6.16, BT agrees that it will not enforce its rights to charge the Migration Surcharge under Clause 6.9 in relation to that Migration Dependency, in each case until agreement has been reached between the Parties pursuant to Clause 6.7, 6.8, 6.14 or 6.16, as the case may be.

6.19	During a Buffer Period the Parties shall meet to discuss in good faith ways to remedy and mitigate the effect of the Migration Failure or the failure to provide, deliver or complete the Migration Dependency (as the case may be).

6.20	From the date of each Service Acceptance Notice in respect of a Connection, the Service Levels for that Connection shall be the New Service Levels. On receipt from Reuters of the final Service Acceptance Notice for the final Facility to be migrated, BT will issue a Final Migration Notice. From the date of that Final Migration Notice, BT shall cease to provide any further Existing Services under this Agreement and shall provide all New Services under and in accordance with this Agreement.

6.21	Without prejudice to either Party’s rights under this Agreement, in the event that the Migration Date has not been reached on or before the date four years from the Closing Date (or such later date as may be agreed between the Parties), the Parties shall discuss in good faith any consequences of the same in accordance with the Dispute Resolution Procedure.

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	6.22	Each Party shall use all reasonable endeavours to procure the migration of the Reuters’ MRX ring to the New Services on or before 30 June 2006.

7	BT’s Obligations

	7.1	Provision of Services

From the relevant Service Commencement Date, BT shall provide, or procure the provision of, each of the Services to Reuters and the other members of the Reuters Group at the Facilities in accordance with:

7.1.1	the Service Levels;

7.1.2	subject to Clause 21, Applicable Legislation; and

7.1.3	Good Professional Practice.

Where the Service Levels are not met the provisions of Clause 28 (Service Credits) shall apply.

7.2	Compliance with Policies

BT confirms that it has received a copy of the Code and agrees to use all reasonable endeavours to comply with all applicable requirements in, and to procure that its Personnel shall use all reasonable endeavours to comply with all requirements in, the Code (as amended from time to time) provided that:

7.2.1	BT shall only be obliged to comply and procure compliance with any amendments to the Code from the expiry of a reasonable period of time following its receipt of such amendments; and

7.2.2	if compliance with any amendments to the Code will result in an adverse impact on the provision of the Services or in members of the BT Group incurring additional costs, this shall be discussed between the Parties and the amendments to the Code, and any Changes required to comply with the amended Code, shall not apply unless agreed through the Change Control Procedure.

In any event:

7.2.3	BT (and its Personnel) shall not be required to comply with the Code to the extent that to do so would require BT (or any member of the BT Group or any Subcontractors) to breach any Applicable Legislation;

7.2.4	BT’s obligations in this Clause 7.2 to comply with, and procure its Personnel’s compliance with, the Code shall be absolute (and not qualified by reasonable endeavours) to the extent that compliance with the Code is required by Applicable Legislation; and

7.2.5	BT (and its Personnel) shall be entitled to comply with BT's own standards and procedures instead of a part of the Code if and to the extent that Reuters agrees that BT's own standards and procedures provide protection which is not materially less than that part of the Code (such agreement not to be unreasonably withheld or delayed).

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7.3	Relief from Certain Obligations

7.3.1	Subject to Clause 7.3.2, BT will be discharged from its obligation to supply a Service or carry out any other obligation under this Agreement (except the obligation to achieve the Migration Milestones, but without prejudice to Clause 6.12) to the extent that a Reuters Failure prevents BT from supplying such Service or carrying out such obligation.

7.3.2	In the event that BT fails to comply with its obligations pursuant to Clauses 7.3.3 or 7.4.2, Clause 7.3.1 will not apply;

(i)	in the case of a failure to comply with Clause 7.3.3, to the extent that BT could reasonably have avoided or mitigated the impact of the Reuters Failure if it had complied with its obligations pursuant to Clause 7.3.3; and

(ii)	in the case of a failure to comply with Clause 7.4.2, to the extent that Reuters could reasonably have avoided or mitigated the impact of the Reuters Failure if it had been informed of the Reuters Failure in accordance with Clause 7.4.2.

7.3.3	Where BT is prevented from supplying a Service or carrying out any other obligation under this Agreement (including, for the avoidance of doubt, the provision, delivery or completion of a Migration Milestone) by reason of a Reuters Failure, BT shall inform Reuters as soon as reasonably practicable, describing the relevant matter or matters in reasonable detail, and BT shall:

(i)	supply all other Services and fulfil all other obligations in accordance with this Agreement;

(ii)	use Good Professional Practice to perform the affected Service or other obligation (as the case may be) to the extent reasonably possible, and all direct and reasonable costs incurred by BT in doing so, to the extent those costs are not already included in the Service Charges, shall be included in the next invoice sent to Reuters and paid by Reuters as if part of the Service Charges; where (a) such additional costs are likely to be material; and (b) it is reasonably possible to consult with Reuters regarding such costs prior to incurring them and still fulfil its obligations under this Clause, BT shall consult with Reuters regarding such costs. Where BT does so consult, BT shall be under no obligation to perform the affected Service or other obligation (as the case may be) under this Clause 7.3.3(ii) until Reuters has approved BT’s course of action, and the costs to be incurred; and

(iii)	resume or commence supply of the affected Service or other obligations (as the case may be) in accordance with this Agreement as soon as reasonably practicable once the relevant Reuters obligation has been fulfilled.

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	7.4	Notification

Without prejudice to anything contained in Clause 7.3.3 or otherwise, BT undertakes to, and shall procure that the relevant members of the BT Group shall, without undue delay, inform Reuters in an appropriate manner of any:

	7.4.1	delays or perceived delays or problems in the delivery of any Service of which it becomes aware; and

	7.4.2	act or omission by any member of the Reuters Group of which it becomes aware, which is having or is likely to have a detrimental effect on the provision of the Services or the performance by BT of any of its obligations set out in this Agreement (including, for the avoidance of doubt, the provision, delivery or completion of a Migration Milestone).

8	Reuters’ Obligations and Reuters Services

8.1	Reuters shall provide or procure the provision of the Reuters Services to BT, the BT Group and/or the Subcontractors in accordance with Good Professional Practice and on the terms set out in Schedule 3 (Reuters Services).

8.2	Reuters shall, on request from BT, provide Reuters Information that is reasonably requested of it and that is necessary to provide the Services where such Reuters Information is not reasonably available from any other person, as soon as reasonably practicable after the date of such request. The Information provided by Reuters pursuant to this Clause will be provided in accordance with Good Professional Practice.

8.3	Subject to Clause 8.4, Reuters will be discharged from its obligation to supply a Reuters Service or carry out any other obligations under this Agreement (except the obligation to achieve the Migration Dependencies, but without prejudice to Clause 6.8) to the extent that a BT Failure prevents Reuters from supplying such Reuters Service or carrying out such obligation.

8.4	In the event that Reuters fails to comply with its obligation to comply with Clause 8.5.2, Clause 8.3 will not apply to the extent that BT could have avoided or mitigated the impact of the BT Failure if it had been informed of the BT Failure in accordance with Clause 8.5.2.

8.5	Reuters undertakes to, and shall procure that the relevant members of the Reuters Group shall, without undue delay inform BT in an appropriate manner of any:

8.5.1	delays or perceived delays or problems in the delivery of any Reuters Service of which it becomes aware; and

8.5.2	act or omission by any member of the BT Group of which it becomes aware which is having or is likely to have a detrimental effect on the provision of the Reuters Services or the performance by Reuters of

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any of its obligations set out in this Agreement (including, for the avoidance of doubt, the provision, delivery or completion of a Migration Dependency).

8.6	In the event that Reuters elects to use BT’s IP networks to deliver a product to its customers, Reuters shall test and certify that product over the test IP network provided by BT.

8.7	Reuters agrees to promote the benefits of meshing (both between Reuters Products and Reuters Products and third party customer products) to both its Personnel and its customers, including taking the following steps: Reuters agrees to maintain policies within the Reuters Group that support the principles of meshing to both its Personnel and its customers (including, but not limited to, promoting and supporting publicly in the relevant markets, and to Reuters existing and potential customers). In the event that BT or Reuters finds members of the Reuters Group not supporting this principle, Reuters shall take all reasonable steps to prevent (as soon as practicably possible) such Personnel continuing such activities provided that it is not against Reuters’ business interests. For the avoidance of doubt, it is Reuters’ intention that for New Services BT shall control the relevant physical access circuits.

*

8.8.1	Reuters acknowledges and agrees that it is not its intention to limit the BT Group’s revenues under this Agreement to the MRG.

*

8.8.4	In the event that Reuters becomes aware of a third party supplier relationship that it has which conflicts with the provisions of this Clause 8.8 it shall take steps as are necessary to remove such conflict prior to the Closing Date.

* Text has been redacted for confidentiality

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	8.9	Right to Bid for Material ICT Services

Reuters shall, acting in good faith, provide BT with the opportunity to tender for any future material information and communications technology (“ICT”) services required by Reuters as part of the tendering process for those services. For the avoidance of doubt, nothing in this Clause 8.9 shall oblige Reuters to procure ICT services from BT.

	8.10	Third Party Tail Circuit Providers

To the extent the parties identify (whether separately or jointly) any local tail circuit provider in a given region who is of better value (taking into account price and service quality), the Parties shall (at the request of either Party) discuss in good faith the opportunity to move to that local tail circuit provider in that region. If the Parties agree (acting reasonably) to move to that local tail circuit provider in that region, BT shall seek to make that move as soon as reasonably practicable (subject always to any remaining portion of any initial term on relevant existing tail circuit contracts).

	8.11	Use of Third Party Regional Managed Network Suppliers

BT and Reuters will proactively assess market price movements and attempt to find acceptable solutions without the cost of re-tendering and the upheaval of customer migration. Where a regional or sub-regional alternative managed service provider is cheaper than BT (for services and service levels the same in all material respects as the relevant Services and Service Levels) to the point that Reuters wishes to migrate the Service in that geography, BT and Reuters may agree (acting reasonably) to sub-contract that portion of the global network to that competitor whilst BT retains end to end service responsibility. The Parties will discuss and agree in good faith an orderly migration from the existing Subcontractor (or BT Group member where there is no Subcontractor) to the replacement Subcontractor.

9	Access

	9.1	Allow Access

Subject to Clause 9.2 (Extent of Access), Reuters shall, and shall procure that other members of the Reuters Group shall, allow BT, other members of the BT Group and their respective Subcontractors reasonable access to:

9.1.1	the Facilities where Equipment or Communications Assets are, or are to be, located in each case as are reasonably necessary for work related to the installation, inspection, maintenance and de-installation of the Equipment or Communications Assets or as otherwise required in order to provide the Services; and

9.1.2	Reuters Personnel as is reasonably necessary for work related to the installation, inspection, maintenance and de-installation of the Equipment or Communications Assets,

and BT shall procure that all BT Personnel exercise due care to minimise disruption when on a Facility (taking into account BT’s obligation to provide the Services to the standard of Good Professional Practice).

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9.2	Extent of Access

9.2.1	For all access under Clause 9.1 (Allow Access), BT shall, or shall procure that the relevant member of the BT Group shall, provide notice that is reasonable in the circumstances (which may be immediate) to Reuters when requiring access to any Facility save that no notice shall be required in respect of a Site where the BT Personnel already have valid access rights for that purpose to the relevant part of the Site (including valid access rights granted prior to the Signing Date). The provision of at least five (5) Business Days shall always be deemed reasonable notice for the purposes of this Clause 9.2.1.

9.2.2	Requests for access should be made to the nominated point of contact at the relevant Facility (as indicated to BT in a Valid Order) or other relevant contact.

9.2.3	Reuters reserves the right under this Agreement to refuse to admit any BT Personnel to the Facilities whose admission would be, in the reasonable opinion of Reuters, detrimental to the business of Reuters or a member of the Reuters’ Group or a customer of either of them.

9.3	Access in Compliance with Safety Procedures

9.3.1	BT will, and will procure that its Personnel will, exercise its rights of access to the Facilities in compliance with:

(i) all procedures and instructions which relate to the relevant Facility (including all relevant safety, security, confidentiality and operational procedures notified by Reuters to BT or its Personnel (including by way of on site instruction or reasonably prominent notice)) in each case, in respect of the Sites, to the extent that substantially equivalent procedures and instructions apply to the majority of any of Reuters’ other contractors or visitors at the relevant Facility; and

(ii) all relevant health and safety requirements imposed by Applicable Legislation.

9.3.2	Save where required by Applicable Legislation and subject to the limitations of liability set out in this Agreement (where permissible under the relevant Applicable Legislation), Reuters shall not be responsible or liable for the safe custody of any personal equipment or personal property of any of the BT Personnel exercising access rights pursuant to Clause 9.1 (Allow Access) or otherwise at the Facilities.

9.3.3	Subject to the limitations of liability set out in this Agreement, Reuters shall only be liable for the safety of BT Personnel exercising access rights pursuant to Clause 9.1 (Allow Access) or otherwise at the Facilities, to the extent such liability is imposed by Applicable Legislation.

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9.4	Equipment Installed, and Deliveries at, the Facilities

9.4.1	Permissions and Consents

(i) BT and the members of the BT Group shall be allowed to install Equipment at the Facilities. The location of Equipment at the Facilities shall be discussed in advance with Reuters, and BT shall take into account all reasonable concerns raised by Reuters, a member of the Reuters Group and/or its customers in relation to the location of Equipment, to the extent the same do not impact Service Levels.

(ii) Throughout the term of this Agreement, Reuters will, at its own expense and prior to any installation work in respect of Equipment, obtain all necessary landlord, planning, environmental and other property related consents for the installation and use of the Equipment, including consents for any necessary alterations to buildings at the Facilities. In order that Reuters may obtain the consents described above, BT shall provide Reuters with reasonable prior notice of its intention to install the Equipment at the relevant Facility and, upon the reasonable request of Reuters, further provide (at its own cost) assistance to Reuters in seeking and obtaining such consents.

9.4.2	Deliveries and Maintenance

(i) BT, other members of the BT Group and the Subcontractors shall be responsible at their own risk and expense for the delivery to, unloading and installation at and de-installation and removal from the Facilities of all the Equipment and any tools and equipment brought in to the Facilities by BT Personnel for the purposes of installation, de-installation, repair or maintenance (“BT Tools”).

(ii) BT, other members of the BT Group and the Subcontractors shall be liable for the care, safety, storage and removal of all BT Tools and shall leave the Facilities in a clean, tidy and safe condition at the end of each visit.

9.4.3	Installed Equipment

With respect to the Equipment installed at the Facilities and the Communications Assets, Reuters shall, and shall procure that other members of the Reuters Group shall:

(i)	not sell, assign, sub-let or part with possession or control of the Equipment or Communications Assets or any interest therein;

(ii)	not create any Encumbrances over the Equipment or Communications Assets;

(iii)	not relocate the Equipment or Communications Assets from their original Facilities without BT's prior written consent (not to be unreasonably withheld or delayed) and BT shall not be deemed to be in breach of its obligations under this Agreement including its obligation to comply with Service Levels to the extent that such a breach is directly caused by a

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relocation of the Equipment and/or Communications Assets where Reuters failed to comply with its obligations under this Clause 9.4.3(iii);

(iv)	not disconnect the Equipment or Communications Assets from the relevant telecommunication network to which it is connected;

(v)	not change, remove or obscure any labels, plates, insignia, lettering or other markings that BT or the manufacturer has placed on the Equipment or Communications Assets;

(vi)	ensure that the same environmental conditions (including those relating to waterproofing, the absence of dust, security and air conditioning) as existed at the time the Equipment or Communications Assets were installed are maintained and that the exterior surfaces of the Equipment or Communications Assets are kept clean and (reasonable wear and tear excepted) in good condition;

(vii)	provide suitable electrical power supply and earthing arrangements for the Equipment and Communications Assets to the appropriate local standard;

(viii)	other than wear and tear which arises in the ordinary course, take reasonable steps to prevent damage to the Equipment and Communications Assets;

(ix)	not make any modifications to the Equipment or Communications Assets except as expressly required by BT;

(x)	take reasonable steps to prevent access to the Equipment and Communications Assets by unauthorised personnel;

(xi)	take reasonable steps to prevent Reuters Personnel from interfering or tampering with the Equipment or Communications Assets;

(xii)	prevent the operation of any equipment in close proximity to the Equipment or Communications Assets which Reuters knows (or would, if acting in accordance with Good Professional Practice, know) causes interference or disruption to such Equipment or Communications Assets or to the Services; and

(xiii)	upon the termination or expiration of this Agreement, surrender possession of the Equipment to BT, other members of the BT Group or their Subcontractors, pursuant to Schedule 15 (Exit Provisions).

9.4.4	Where Equipment that has been installed at a Facility in accordance with Good Professional Practice is subsequently lost, damaged or destroyed (except, in each case, through fair wear and tear) and BT Personnel replace or repair such Equipment to ensure the continued provision of the Services in accordance with this Agreement then Reuters shall pay the costs and expenses reasonably and properly incurred by BT with respect to its replacement or repair save to the extent such loss or damage is caused by or results from an act of BT Personnel. Where Equipment installed at BT premises is lost, damaged or destroyed and BT Personnel replace or repair such Equipment to ensure the continued provision of the Services in accordance with this Agreement then BT shall pay the costs and

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expenses reasonably and properly incurred by BT with respect to its replacement or repair save to the extent such loss or damage is caused by or results from an act of Reuters Personnel or Reuters customers, where Reuters shall bear such costs and expenses.

9.4.5	Save as provided in Clause 9.4.4, BT shall be responsible for all loss and damage (including fair wear and tear) to the Equipment at the Facilities, and shall replace and repair the Equipment (at its own cost) so as to ensure the continued provision of the Services in accordance with this Agreement.

9.5	Communications Assets

9.5.1	From the Signing Date until the Migration Date, Reuters shall, and shall procure that each other member of the Reuters Group shall, permit BT to use any Communications Assets required by BT for the provision of the Services and services to third parties. Reuters shall make available to BT such spares relating to the Communications Assets as it has at the Signing Date.

9.5.2	Without prejudice to BT’s obligation to provide the Services, if any Communications Asset reaches the end of its anticipated or supportable lifespan or breaks down at any time during the term of this Agreement BT may, or may procure that a member of the BT Group, repair or replace such Communications Asset, and any such repair or replacement shall be entirely at BT’s own cost (except to the extent that such repair or replacement is required as a result of conduct of Reuters Personnel or customers of members of the Reuters Group). For the avoidance of doubt, Reuters shall not be under any obligation to repair or replace any Communications Assets in any circumstances.

9.5.3	Reuters agrees to:

(i) assign or procure the assignment of any Communications Asset which is owned by a member of the Reuters Group and that it (or the relevant member of the Reuters Group) is freely able to assign; and

(ii) use all reasonable endeavours to assign or procure the assignment of all Communications Assets other than those referred to in Clause 9.5.3(i),

in each case which are repaired or replaced in accordance with Clause 9.5.2 to BT and each such Communications Asset (to the extent it has been so assigned) shall from the date of repair or replacement be owned by BT or other relevant member of the BT Group (as relevant) and fall to be considered as Equipment.

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	9.6	Reuters Access

The Parties agree that Clauses 9.1 to 9.4 (inclusive) shall apply in respect of any DVB PoP infrastructure to be installed by or on behalf of Reuters at any of the premises listed in Schedule 2 Part 1B, Appendix 1 as if references to:

		(i)	BT, a member of the BT Group or a Subcontractor were references to Reuters or a member of the Reuters Group;

		(ii)	Reuters or a member of the Reuters Group were references to BT, a member of the BT Group or a Subcontractor;

		(iii)	Equipment were references to DVB PoP infrastructure (which shall include, for the avoidance of doubt, RSS infrastructure); and

		(iv)	Facilities or Sites were references to premises of BT, any member of the BT Group or a Subcontractor.

10	Additional Services and Amendments to Services: Change Control

Either Party may at any time during the term of this Agreement request a Change. Any requested Change will only be made and implemented in accordance with the Change Control Procedure.

11	Disaster Recovery

11.1	From the Closing Date BT will (as necessary) prepare and maintain in place such disaster recovery and business continuity plans:

11.1.1	in respect of the Existing Services, as were provided by the Radianz Group to Reuters Group during the Standard Period;

11.1.2	in respect of the New Services, as set out in Schedule 2 Part 1E; and

11.1.3	in respect of Additional Services (other than the Nash Services to which the provisions of Schedule 2 Part 1E shall apply), as agreed between the Parties pursuant to the Change Control Procedure and, in the absence of such agreement, as set out in Schedule 2 Part 1E.

11.2	Except where provided otherwise in this Agreement (including, but not limited to, any Force Majeure Event), nothing in Clause 11.1 shall remove BT’s obligation to provide the Services at the Service Levels.

11.3	Prior to the invocation of any disaster recovery plan BT shall, where it is reasonably able in the circumstances, give advance notice of that fact to Reuters. Where BT is unable in the circumstances to give advance notice it shall give notice of such invocation to Reuters promptly thereafter.

11.4	In the event of any incident, disaster or business interruption which results in the invocation of any disaster recovery plan by BT or Reuters:

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11.4.1	the Parties shall ensure that a resilient independent communications infrastructure is in place between the Parties as is necessary to ensure that the Parties are able to provide and support continued communications at all times between the Parties irrespective of any such incident, disaster or business interruption;

11.4.2	the Parties shall ensure that during the period of invocation of any disaster recovery plan, each Party shall provide to the other in a timely manner ongoing information updates in respect of any such incident, disaster or business interruption in a format to be agreed between the Parties (acting reasonably and in good faith) by the Closing Date; and

11.4.3	BT shall, upon reasonable request by Reuters, make relevant BT Personnel available to participate in any update communications that take place between Reuters and its customers. BT acknowledges that it is current Reuters’ policy to verbally update its clients on an hourly basis and BT agrees that, upon reasonable notice, it shall participate in such communications upon Reuters’ request.

11.5	BT shall conduct at its own cost a test of its disaster recovery plans and procedures not less than once in each 12 month period after the Closing Date and otherwise as might reasonably be expected in accordance with Good Professional Practice and shall provide the results of each test (which shall, upon Reuters’ reasonable request, have been verified by an independent third party (provided that where Reuters requests such verification four times or more during the term of this Agreement, such independent verification shall be at Reuters’ cost)) to Reuters within 15 days of its completion. Where Reuters so requests, BT agrees that Reuters can (at its own cost) participate in such tests and in such case the Parties shall agree the scope of and approach to such testing in advance of each test.

11.6	At Reuters’ reasonable request, BT agrees to participate (to the extent reasonably required) in any test of Reuters’ disaster recovery plans.

11.7	At Reuters’ reasonable request, BT agrees to support and assist (to the extent reasonably required) Reuters upon any invocation of Reuters’ disaster recovery plans.

11.8	As an overriding principle, BT and Reuters agree to work together to optimise the preparation and ongoing appropriateness of their respective disaster recovery plans, with particular regard to the interaction of their respective plans.

Part D. Transfer

12	People

The Parties acknowledge and agree that the European Regulations shall apply to the European Transferring Employees and that the provisions of Schedule 13 (Employment Provisions) shall apply in relation to the Employees, including the European Transferring Employees.

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13	Contracts

	13.1	Without prejudice to Clause 45.2, the Parties shall (working together and in good faith) use all reasonable endeavours to enter into (and to procure that all relevant third parties enter into) a novation agreement (substantially in the form set out at Schedule 14 (Novation Agreement)) in respect of each of the Existing Services Contracts with the intent that, a member of the BT Group shall perform the Existing Services Contract and be bound by it as if that member of the BT Group were a party to that Existing Services Contract in lieu of Reuters as soon as reasonably practicable after the Closing Date. The Parties shall fulfil their respective obligations in this Clause 13 on and from the Closing Date, with a view to completing the process as soon as reasonably practicable after the Closing Date.

	13.2	In the event that a third party refuses to enter into a novation agreement in respect of an Existing Services Contract and that Existing Services Contract does not require the consent of that third party to the assignment of the benefits of that Existing Services Contract, then BT shall become entitled to the benefits of Reuters under that Existing Services Contract and (except where BT has exercised its rights under Clause 45.2 in respect of the relevant contract) this Agreement shall constitute an assignment of those benefits to BT (or, in accordance with the operation of Clause 37, to another BT Group member) with effect from the Closing Date.

	13.3	Until such time as the Parties and the relevant third party enter into a novation agreement in respect of an Existing Services Contract or in the event that a third party refuses to enter into a novation agreement in respect of an Existing Services Contract and that Existing Services Contract does require the consent of that third party to the assignment of the benefits of that Existing Services Contract, then (except where BT has exercised its rights under Clause 45.2 in respect of the relevant contract):

	13.3.1	(to the extent it is permissible under the Existing Services Contract) Reuters shall be treated as holding the benefits of that Existing Services Contract on trust for BT (or, in accordance with the operation of Clause 37, to another BT Group member) and any monetary benefits will be paid over to BT or the relevant member of the BT Group; or

	13.3.2	(to the extent the provisions in Clause 13.3.1 are not permissible under the Existing Services Contract) Reuters and BT shall work together to put in place such mechanisms as are reasonably necessary to enable BT or (in accordance with Clause 37) a member of the BT Group, or (in accordance with Clause 45.2) a third party to take the benefit and fulfil the burden of the Existing Services Contract.

	13.4	The following provisions shall apply to any Existing Services Contract to which Clause 13.2 or Clause 13.3 applies:

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(i)	if it is permissible under the Existing Services Contract, BT shall perform on behalf of Reuters the obligations of Reuters under that Existing Services arising after the Closing Date (excluding payment obligations), and if it is not so permissible, Reuters shall perform and BT shall reimburse Reuters reasonable charges to the extent such charges are not already recovered pursuant to Schedule 3;

(ii)	BT will fulfil in full on Reuters’ behalf the payment obligations under the Existing Service Contract to the extent they relate to the due and proper performance of the Existing Services, in accordance with the invoicing and payment procedures agreed between the Parties; and

(iii)	if it is permissible under the Existing Services Contract, Reuters shall terminate the Existing Services Contract at BT’s request, provided that BT has provided Reuters with reasonably adequate assurances that termination will not affect its ability to provide the Existing Services to the relevant Service Levels.

Part E. Relationship Management

14	Review Meetings

Throughout the term of this Agreement, the Parties shall hold regular review meetings in the manner and frequency set out in Schedule 11 (Relationship Management).

15	Reporting to Reuters

BT shall report to the Reuters Representative in the manner, detail and frequency set out in Schedule 2 Part 1C (Service Management).

16	Contract Management Personnel

16.1	The initial Key BT Personnel engaged or involved in providing the Services shall be the BT Personnel listed in Schedule 11 (Relationship Management).

16.2	During the 12 months following the Closing Date, changes to the Key BT Personnel shall only be permitted where such changes are beyond the reasonable control of BT (save that BT may dismiss any member of the Key BT Personnel in accordance with its usual disciplinary or performance criteria procedures). Reuters shall have the right to be consulted in respect of any removal of Key BT Personnel during such 12 month period and Reuters’ prior written consent shall be required for the appointment of any replacement Key BT Personnel during such 12 month period (such consent not to be unreasonably withheld or delayed).

16.3	Without prejudice to Clause 16.2, BT will use all reasonable endeavours to minimise changes of individual personnel who are engaged or involved in providing the Services. Save as provided in Clause 16.2, BT reserves the right to determine which individual personnel will perform the Services and to replace whether temporarily

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or permanently such individual personnel during the period of the Agreement. At all times whilst performing the Services the BT Personnel, the members of the BT Group and the Subcontractors will remain under the sole control and direction of BT.

	16.4	BT Representative

The BT Representative shall act as the representative of BT under and pursuant to this Agreement. BT may by notice to Reuters appoint a temporary alternative to the BT Representative in the event of his or her absence from the office for any reason provided that the temporary appointment shall not on any occasion exceed 20 Business Days without the prior written consent of Reuters, such consent not to be unreasonably withheld or delayed. BT may from time to time replace the BT Representative on notice to Reuters, but shall use all reasonable endeavours to keep such changes to a minimum.

	16.5	Reuters Representative

The Reuters Representative shall act as the representative of Reuters under and pursuant to this Agreement. Reuters may by prior notice to BT appoint a temporary alternative in the event of his or her absence from the office for any reason. Reuters may from time to time replace the Reuters Representative on notice to BT.

	16.6	Authority of Representatives

Except where expressly provided otherwise in this Agreement, the BT Representative and the Reuters Representative shall respectively have full authority to act on behalf of the relevant Party for the purposes of fulfilling that Party's obligations and exercising that Party's rights under this Agreement and may represent that Party (accompanied by such other personnel as may be reasonably necessary) at any meeting in relation to the Services.

17	Records, Audit and Certification

	17.1	BT to Maintain Records

BT undertakes to Reuters to:

17.1.1	maintain records in accordance with the higher of Good Professional Practice and its usual business practices;

17.1.2	in the case of records which relate to any amounts which are payable by Reuters under this Agreement, prepare and maintain those records in accordance with generally accepted accounting principles applied on a consistent basis; and

17.1.3	retain all such records for a period of no less than two years following the termination or expiry of this Agreement or, if longer, such period as may be required in order for BT to comply with its obligations in Clause 17.2 (Right of Inspection) or otherwise as required by Applicable Legislation.

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17.2	Right of Inspection

17.2.1	BT shall provide to Reuters’ reputable third party auditors (“Auditor”) upon reasonable prior notice (which shall normally be not less than 10 Business Days, unless otherwise agreed by the Parties in writing) to BT, access to copies of all relevant records, BT Personnel and BT Premises (but not the BT System) as is reasonably necessary or otherwise required by law for the purposes stated below. Save as provided in Clauses 17.3 and 17.4, such access shall be limited to one financial and one performance audit per 12-month period. Such access will be permitted at any time during normal office hours. Such access shall be provided solely for the purpose of performing audits and inspections of BT to:

(i)	verify the accuracy and completeness of BT's invoices; and

(ii)	verify the accuracy of any of BT’s Service Level reports,

provided that the Auditor shall enter into a confidentiality undertaking reasonably acceptable to BT (and no less onerous than the confidentiality provisions of this Agreement).

17.2.2	Nothing in this Clause 17 shall require BT, or any member of the BT Group, to make available: (i) underlying or open-book financial information relating to BT’s or its Subcontractors’ cost of providing the Services or its profit margins; (ii) any information which is legally privileged; (iii) any information in relation to which BT owes a third party a duty of confidence; or (iv) any draft or preparatory documentation or correspondence; or (v) any information the disclosure of which would breach Applicable Legislation, including Data Protection Legislation.

17.2.3	Reuters will provide BT with a draft copy of any Auditor’s report and will give BT an opportunity to make representations to it and correct inaccuracies with respect to the contents of the draft Auditor’s report prior to the Auditor’s report being disclosed outside Reuters’ core Agreement management team.

17.3	Regulatory Audit and SAS-70 Obligations

17.3.1	Notwithstanding anything in this Clause 17, Reuters and each member of the Reuters Group shall have the right to conduct audits at such frequency and in such manner as is required by Applicable Legislation from time to time.

17.3.2	Commencing in the second calendar year of the Initial Term, and not more than once every twelve (12) months thereafter, on Reuters’ written request, BT will obtain a Type II report and examination prepared in accordance with Statement on Auditing Standards 70 (as amended from time to time) as promulgated by the American Institute of Public Certified Accounts (the "SAS-70 Report") of the Relevant Systems and Services from a reputable global accounting firm and provide a copy of the SAS-70 Report to Reuters. For these purposes, “Relevant Systems and Services” are:

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(i)	all systems and services used to provide the New Services;

(ii)	the systems and services of the BT Group (excluding the Radianz Group) used to provide the Existing Services; and

(iii)	the systems and services of the Radianz Group used to provide the Existing Services to the extent that such systems and services were (a) the subject of a SAS-70 Report during the Standard Period, or (b) the subject of a change programme within the Radianz Group as at 22 February 2005 with the aim of achieving the standards required of a SAS-70 Report. In respect of Relevant Systems and Services referred to in this sub-Clause 17.3.2(ii)(b), the obligation in Clause 17.3.2 shall apply on and from the date on which such programme was (as at February 2005) planned to be complete.

17.3.3	In the event that Reuters or its Auditors determine, acting reasonably, that such SAS-70 Report is insufficient or incomplete, then upon written notice from Reuters, BT shall provide the Auditors with access to and any assistance that they may reasonably require with respect to records required to complete the SAS-70 Report of the Services.

17.3.4	If, pursuant to Clause 17.3.3, the Auditor reviews Confidential Information belonging to BT, the Auditor shall enter into a confidentiality undertaking reasonably acceptable to BT (and no less onerous than the confidentiality provisions of this Agreement).

17.3.5	BT will not be required, pursuant to any provision of this Clause 17.3 to provide access to data of other customers of the BT Group. All information learned or exchanged in connection with the conduct of an audit under this Clause 17.3 shall, to the extent it is Confidential Information, be BT Confidential Information.

17.4	Security Audit

17.4.1	BT shall provide to the Auditors upon reasonable prior notice to BT (which shall normally be not less than 10 Business Days unless otherwise agreed by the Parties in writing), access to copies of all relevant records, BT Personnel and BT Premises (but not the BT System) as is necessary to enable an audit of the security arrangements, processes and procedures implemented and maintained by BT and the members of the BT Group in respect of the Existing Services or other Services in each case that are not certified as being BS7799 compliant (the “Security Audit”). The aim of the Security Audit is to ensure that such security arrangements, processes and procedures are no less rigorous than those implemented by Radianz in respect of services equivalent to the Existing Services provided during the Standard Period. In respect of the New Services, BT shall ensure that they comply with the Agreed Principles.

17.4.2	The right of Security Audit granted pursuant to Clause 17.4.1 may not be exercised more than once in any calendar year, provided that a Security Audit may be conducted in parts throughout a year, at such times as may be agreed between the Parties (such agreement not be

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unreasonably withheld or delayed). The right of Security Audit shall cease at the date being the later of:

(i) the Migration Date; or

(ii) the date at which all New Services are certified as BS7799 compliant.

17.5	BT to Provide Reasonable Assistance

BT shall provide all reasonable assistance to Reuters and the Auditor in conducting any such audit and will provide the Auditor with such copies of relevant documents and information as the Auditor shall reasonably request.

17.6	No Disruption

BT will not be obliged to give Reuters or the Auditor access to any BT locations that do not pertain to the provision of Services under this Agreement. In performing any audits under this Clause 17, Reuters will, and will procure that the Auditor will, use reasonable endeavours to avoid unnecessary disruption of BT's operations and unnecessary interference with BT's ability to perform the Services in accordance with the Service Levels. Where an audit does disrupt BT’s provision of the Services, BT shall not be liable for any breach of its obligations under this Agreement to the extent such breach was directly caused by such disruption.

17.7	Costs of Audits

17.7.1	Each Party shall bear its own costs in relation to any audit under Clause 17 provided that:

(i) if the audit reveals a surplus or deficit of Service Charges claimed and/or any other amounts charged to Reuters by BT under this Agreement, the amount of the net overpayment or underpayment shall be paid by the relevant Party by way of credits or Service Charges in the next relevant invoice; and

(ii) where the audit reveals: (a) a substantive error in respect of any of BT’s Service Level reports; (b) an error in respect of BT's invoices which amounts to a discrepancy in relation to the financial matters of greater than 10%, or (c) that the security arrangements, processes and procedures implemented and maintained by BT and the members of the BT Group in respect of the Existing Services or other Services that are not certified as being BS7799 compliant are less rigorous than those implemented by Radianz in respect of services equivalent to the Existing Services provided during the Standard Period, BT shall pay the reasonable costs incurred by Reuters in relation to the related subsequent verification exercise conducted on behalf of Reuters (if any) in accordance with Clause 17.8 (other than Reuters’ internal management and handling costs).

17.7.2	Any overpayment made by the Reuters Group revealed by an audit shall be credited by BT against the next and any subsequent invoices issued by BT under this Agreement for the Services, together with an additional amount of interest on that overpayment at the rate of 2%

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above the pounds base rate from time to time of The Royal Bank of Scotland plc from the date of such overpayment until the date of payment by BT pursuant to this Clause 17.7.2. If Reuters is not reimbursed in full by way of a credit against the next and any subsequent invoices BT shall be liable to pay the balance owed to the Reuters Group upon demand.

	17.8	Verification

Where an audit carried out pursuant to this Clause 17 reveals: (a) an error in any financial records or in any invoice delivered by the BT Group under this Agreement; (b) an error in any of BT’s Service Level reports; or (c) that the security arrangements, processes and procedures implemented and maintained by BT and the members of the BT Group in respect of the Existing Services or other Services that are not certified as being BS7799 compliant are less rigorous than those implemented by Radianz in respect of services equivalent to the Existing Services provided during the Standard Period, Reuters shall have the right (notwithstanding the restrictions set out in Clause 17.2 on the number of times in any 12 month period Reuters may exercise access rights) within a reasonable period after the completion of such audit to exercise its access rights pursuant to Clause 17.2 using an independent third party auditor for the purpose of verifying that such error has been rectified or that appropriate security arrangements, processes and procedures have been implemented (as applicable).

18	Dispute Resolution

	18.1	How Disputes will be Handled

Save in respect of invoices or other requests for payment (disputes in respect of which shall be treated in accordance with Clause 29.2 (Disputed Amounts)) any bona fide dispute arising under this Agreement from time to time and any failure of the Parties to reach agreement on any matter (including where the Parties fail to reach such agreement by the date prescribed by this Agreement), shall be treated in accordance with the provisions of this Clause 18.

	18.2	Representatives to Attempt to Resolve Disputes

Upon a dispute arising under this Agreement, the Reuters Representative and the BT Representative shall, as soon as reasonably practicable and in any event no later than 10 Business Days after a written request from either Party to the other, meet in good faith and use all reasonable endeavours to resolve such dispute.

	18.3	Representatives not Available

If the Reuters Representative or the BT Representative is unable to attend a meeting held pursuant to Clause 18.2 (Representatives to Attempt to Resolve Disputes), the Party they represent may by prior notice to the other nominate a substitute to attend provided the substitute has at least the same level of seniority or managerial or directorial responsibility as the person they are replacing and is authorised to settle the relevant dispute on behalf of the Party they represent.

	18.4	Memorandum of Position

No later than five Business Days before any meeting of the Reuters Representative and the BT Representative, each Party will deliver to the other a memorandum setting out its

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position on the dispute in question and its reasons for adopting that position in reasonable detail together with any relevant supporting documentation.

18.5	Compromise Agreement after Resolution by Senior Representatives

If the Reuters Representative and the BT Representative reach agreement on the resolution of the relevant dispute, the Parties will each procure that the agreement is within 40 Business Days reduced to writing and signed by their respective duly authorised representative at which time it shall be and remain binding on the Parties.

18.6	Status of Negotiations of Senior Representatives

All negotiations between the Reuters Representative and the BT Representative shall be conducted in strict confidence. Unless the Parties otherwise agree in writing (including any agreements made pursuant to Clauses 18.5 and 18.9), those negotiations shall be without prejudice to the rights of the Parties (and shall not be used in evidence or referred to in any way without the prior written consent of both Parties) in any future court or arbitration proceedings or expert determination except in so far as necessary to enforce a compromise agreement entered into pursuant to Clause 18.9 (Compromise Agreement after Resolution by Mediation).

18.7	Further Escalation and Reference to Mediation

18.7.1	If any dispute arising under this Agreement is not resolved within 10 Business Days of the relevant meeting of the Reuters Representative and the BT Representative or, for whatever reason, the relevant meeting does not take place, then either Party may by notice to the other require that such dispute be resolved by escalation to the Joint Management Council referred to in Schedule 11 (Relationship Management) otherwise following the procedure and principles set out in Clauses 18.2 (Representatives to Attempt to Resolve Disputes) to 18.5 (Compromise Agreement after Resolution by Senior Representatives).

18.7.2	If such dispute is not resolved within twenty (20) Business Days from referral under Clause 18.7.1:

(i)	if and to the extent the dispute is of a technical nature, it may by agreement between the Parties be referred for determination to an expert (the “Expert”) pursuant to Clause 18.8 who shall be deemed to act as expert and not as arbitrator; or

(ii)	in the case of all other disputes or where the Parties do not agree that a dispute of a technical nature be referred to the Expert, then either Party may by notice to the other refer such dispute to mediation in accordance with the CEDR Model Procedure. The Party serving that notice shall as soon as reasonably practicable apply to CEDR for a mediation of such dispute. If neither Party serves a notice on the other requiring mediation of the dispute within 10 Business Days of the expiry of the period referred to above or, if a Party does so but fails to apply to CEDR as soon as reasonably practicable, negotiations will be deemed to have failed.

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18.8	Appointment of an Expert

18.8.1	The Expert shall be selected by agreement of the Parties or, failing agreement, within fourteen (14) Business Days after a request by one Party to the other, shall be chosen at the request of either Party by the President for the time being of the ICC International Centre for Expertise who shall be requested to choose a suitably qualified and experienced Expert for the dispute in question.

18.8.2	Fourteen (14) Business Days after the Expert has accepted the appointment the Parties shall each submit a written report on the dispute to the Expert and to each other and seven (7) Business Days thereafter shall submit any written replies they wish to make to the Expert and to each other.

18.8.3	The Expert shall have the same powers to require each Party to produce any documents or information to him and the other Party as an arbitrator and each Party shall in any event supply to him such information which it has and is material to the matter to be resolved and which it could be required to produce on discovery.

18.8.4	Each Party shall afford the Expert all necessary assistance which the Expert requires to consider the dispute including, but not limited to, full access to all correspondence and other documentation and materials relating to the Agreement. The Expert shall be instructed to deliver his determination, which shall include his reasons for that determination, to such Parties within fourteen (14) Business Days after the submission of the written reports pursuant to this Clause.

18.8.5	The Expert’s decision shall, in the absence of fraud, be final and binding on the Parties. The fees of the Expert shall be borne by the Parties in equal shares. Each Party shall bear its own internal and consultant costs, including legal costs, of its involvement in this Expert determination process.

18.9	Compromise Agreement after Resolution by Mediation

If the mediation is successful and the Parties reach agreement on the resolution of the relevant dispute, they will each procure that the agreement is reduced to writing and signed by their respective duly authorised signatories, at which point it shall be binding on the Parties.

18.10	Jurisdiction and Court Proceedings

18.10.1	Subject to Clause 18.10.2, in respect of any dispute which arises out of or in connection with this Agreement, and which is not resolved in accordance with the procedure set out in Clauses 18.1 (How Disputes will be Handled) to 18.9 (Compromise Agreement after Resolution by Mediation) (inclusive), the Parties irrevocably agree that the courts of England shall have exclusive jurisdiction to settle that dispute and that accordingly any proceedings may be brought in those courts (and no other courts).

18.10.2	Notwithstanding any other provisions in this Clause 18 nothing herein shall prevent a Party from taking steps to preserve or enforce its rights

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on an interim basis only (including by way of interlocutory or other interim or immediate relief) in a court of competent jurisdiction.

	18.11	Rights of Enforcement

	18.11.1	The only member of the Reuters Group which may take steps to enforce any or all rights under this Agreement or any Local Agreement is Reuters, which will be appointed as agent of the relevant member of the Reuters Group to have sole conduct of all Proceedings involving that company.

	18.11.2	The only member of the BT Group which may take steps to enforce any or all rights under this Agreement or any Local Agreement is BT, which will be appointed as agent of the relevant member of the BT Group to have sole conduct of all Proceedings involving that company.

	18.11.3	Reuters undertakes that it shall not bring Proceedings against any member of the BT Group other than BT and shall procure that no other member of the Reuters Group brings Proceedings against any member of the BT Group.

	18.11.4	BT undertakes that it shall not bring Proceedings against any member of the Reuters Group other than Reuters and shall procure that no other member of the BT Group brings Proceedings against any member of the Reuters Group.

	18.11.5	When bringing a claim, or enforcing any rights, under this Agreement or any Local Agreement, the Losses of each member of the Reuters Group (in respect of Reuters) or the Losses of each member of the BT Group (in respect of BT) incurred in connection with or in relation to this Agreement or a Local Agreement shall be deemed to be the Losses of Reuters or BT (as applicable).

Part F. Reuters and BT Protections

19	Warranties

	19.1	BT Warranties

BT warrants to Reuters that it:

	19.1.1	without prejudice to Clause 7.1 and save where otherwise expressly provided otherwise in this Agreement, will perform its obligations under this Agreement with reasonable skill and care;

	19.1.2	has full power on its own behalf and on behalf of the members of the BT Group to enter into and perform its obligations under this Agreement and has taken all necessary corporate and other action to approve and authorise the transactions contemplated by this Agreement and neither the entering into nor the performance by it of its obligations under this Agreement will as of the date of this Agreement constitute or result in any breach of any contractual or legal restriction binding on itself or its assets or undertakings; and

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	19.1.3	subject to Clause 21.1, has procured all rights, licences, permissions and approvals necessary for it to perform its obligations under this Agreement (including all registrations in accordance with and as required by the Data Protection Legislation) and as it requires for the provision of the Services in accordance with this Agreement.

	19.2	Reuters Warranties

Reuters warrants to BT that it:

	19.2.1	will perform the Reuters Services with reasonable skill and care;

	19.2.2	has full power on its own behalf and on behalf of the members of the Reuters Group to enter into and perform its obligations under this Agreement and has taken all necessary corporate and other action to approve and authorise the transactions contemplated by this Agreement and neither the entering into nor the performance by it of its obligations under this Agreement will as of the date of this Agreement constitute or result in any breach of any contractual or legal restriction binding on itself or its assets or undertakings; and

	19.2.3	has used and shall continue to use all reasonable endeavours to maintain throughout the term of this Agreement all rights, licences, permissions and approvals necessary for it to perform its obligations under this Agreement (including all registrations in accordance with and as required by the Data Protection Legislation) and as it requires for the receipt of the Services in accordance with this Agreement.

20	Insurance

	20.1	BT shall at all times and at BT’s own cost and expense ensure that it is adequately and reasonably insured in respect of the following risks (and shall procure the same in respect of the other members of the BT Group):

	20.1.1	public liability;

	20.1.2	employer’s liability; and

	20.1.3	professional indemnity risks.

	20.2	Upon request BT shall provide reasonably satisfactory summarised evidence to Reuters of the insurance cover in place relating to this Agreement.

21	Applicable Legislation and Regulatory Change

	21.1	BT’s Compliance with Applicable Legislation

BT shall provide, or procure that the other members of the BT Group and its Subcontractors shall provide, in each case to Reuters and the other members of the Reuters Group:

	21.1.1	all Services other than the Existing Services in accordance with Applicable Legislation; and

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	21.1.2	Existing Services in the Core Jurisdictions in accordance with Applicable Legislation.

	21.2	Reuters’ Compliance with Applicable Legislation

Reuters shall provide, or procure the provision of, the Reuters Services in accordance with Applicable Legislation at least to the extent it did so in the Standard Period.

	21.3	Notification

	21.3.1	Throughout the Term, BT shall promptly inform Reuters of changes in Applicable Legislation that will or are reasonably likely to affect, to a material degree, the provision of the Services by or on behalf of BT(save that in relation to each Non-Core Territory BT’s obligation shall not commence until such date as BT commences the provision of New Services in that territory, or when it becomes aware of a change in Applicable Legislation in that jurisdiction, whichever is the earlier);

	21.3.2	Throughout the term of this Agreement, BT shall use reasonable endeavours to inform Reuters where it is aware that Reuters or another member of the Reuters Group is in breach of Applicable Legislation.

	21.3.3	Throughout the term of this Agreement, Reuters shall use reasonable endeavours to inform BT where it is aware that BT or another member of the BT Group is in breach of Applicable Legislation.

	21.4	Regulatory Change and Related Costs

	21.4.1	Regulatory Changes shall be implemented using the Change Control Procedure.

	21.4.2	To the extent that a Regulatory Change relates:

(i)	uniquely and specifically to Reuters, a member of the Reuters Group or products or services of either of them and the Regulatory Change increases BT’s costs of providing the Services then the Price Books shall be amended through the Change Control Procedure so that Reuters shall bear all of the direct and reasonable costs of BT and the BT Group in complying with such Regulatory Change;

(ii)	uniquely and specifically to BT, a member of the BT Group or products or services of either of them then the costs (if any) of implementing such Regulatory Change shall be borne by BT and no additional Service Charges shall be levied by BT; and

(iii)	to a matter which is not covered by (i) or (ii) above and the Regulatory Change increases BT’s costs of providing the Services then the Price Books shall be amended through the Change Control Procedure so that Reuters shall bear a fair and reasonable proportion of the increase in BT’s direct costs in providing the Services, such proportion to reflect the ratio of the revenue received by BT from customers which are affected by such change in Applicable Legislation against the revenue BT receives under this Agreement. As between Reuters

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and BT, BT shall be liable for the proportion of the costs attributable to those other customers.

	21.4.3	Where a Regulatory Change results in a decrease in the costs of BT or any other member of the BT Group in providing the Services then the Price Books shall be amended through the Change Control Procedure so that such savings shall be passed through to Reuters.

22	Intellectual Property

	22.1	BT Intellectual Property

Title in and to all Intellectual Property in or relating to any of the Services (other than, in the case of Existing Services, Reuters Intellectual Property) or any materials used or made available by or on behalf of BT in the provision of the Services shall remain vested in and shall remain the absolute property of BT or its licensors, and except as expressly set out herein no licence of such Intellectual Property is granted or implied.

	22.2	No Use of Trade Marks

Except as expressly permitted in writing, neither Party shall be entitled to use in the course of trade any registered or unregistered trade mark, service mark, logo or trading style of the other Party.

	22.3	Reuters Intellectual Property

	22.3.1	Title in and to the Reuters Intellectual Property and all Intellectual Property in or relating to any of the Reuters Content or Reuters Services or any materials used or made available by or on behalf of Reuters in the provision of the Reuters Services shall remain vested in and shall remain the absolute property of Reuters or its licensors, and except as expressly set out herein no licence of such Intellectual Property is granted or implied.

	22.3.2	Reuters hereby grants to BT, the other members of the BT Group and the Subcontractors a non-exclusive, royalty-free licence:

(i)	of the Reuters Intellectual Property solely to the extent necessary for BT to provide or procure the provision of (a) the Services prior to the Migration Date and (b) the Non-Migrating Services;

(ii)	of any Intellectual Property owned by the Reuters Group (other than any Reuters Content) to the extent the same was used by a member of the Radianz Group during the Standard Period, for the purposes of a member of the Radianz Group fulfilling its obligations to third parties to the extent owed during the Standard Period and substantially similar obligations;

(iii)	to host and transmit the Reuters Content over the BT System solely to the extent necessary to provide or procure the provision of the Services; and

(iv)	to the Reuters Information solely to the extent necessary to operate the Reuters Assets in order to provide or procure the provision of the Services (and services equivalent to the Services to third

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parties) to the same extent as the Reuters Assets were operated by Reuters or on Reuters’ behalf in the Standard Period.

		22.3.3	On the Migration Date (or as soon as is reasonably practicable thereafter), BT shall (or shall procure that the other members of the BT Group and the Subcontractors shall):

(i) take all reasonable steps to irrevocably delete all information, materials or other things in which Reuters Intellectual Property subsists from all storage and electronic media; and

(ii) where Reuters requests prior to such deletion, return to Reuters or such other person as Reuters may reasonably direct all information, materials or other things in which any Reuters Intellectual Property subsists, in each case in the possession or control of BT, the BT Group or the Subcontractors.

		22.3.4	In respect of the satellite receiver equipment assets that are not used by or on behalf of the Radianz Group to provide services equivalent to the Existing Services to Reuters or third parties or any other services to third parties, such assets on the Closing Date shall transfer by delivery back to Reuters for nominal consideration.

		22.4	BT Supplied Software

If from time to time in the course of provision of the Services BT supplies to Reuters or to any other member of the Reuters Group items of software and associated documentation to enable Reuters or the relevant member of the Reuters Group to receive the Services (“BT Supplied Software”), BT hereby grants Reuters and such other members of the Reuters Group, for the duration of this Agreement and any Exit Period, a non-exclusive royalty-free licence to use such BT Supplied Software solely for the purposes of the receipt and use of the Services. Unless otherwise agreed in writing Reuters will immediately, and shall procure the same from any member of the Reuters Group, on request, following termination or expiry of this Agreement and the Exit Period for any reason, return all BT Supplied Software in its possession or control to BT or to such other location or person as BT may reasonably direct and Reuters shall, and shall procure that any member of the Reuters Group shall, forthwith take all reasonable steps to irrevocably delete all BT Supplied Software from all storage and electronic media in its possession or control.

	22.5	Cisco Routers

The Parties will work together in good faith, using all reasonable endeavours, to transfer to the BT Group from the Reuters Group the licences of IOS Software relating to the Cisco Routers owned by the Radianz Group and/or forming part of the Communications Assets.

23	Intellectual Property Indemnities

		23.1	BT Indemnity to Reuters

BT will indemnify Reuters against all claims and proceedings arising from infringement (or alleged infringement) of any Intellectual Property by reason of and

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to the extent caused by the receipt or use of the Services by Reuters or any member or customer of, or supplier to, the Reuters Group (including, for the avoidance of doubt, use of the BT Supplied Software) in accordance with the terms of this Agreement.

23.2	Reuters Indemnity to BT

Reuters will indemnify BT against all claims and proceedings arising from infringement (or alleged infringement) of any Intellectual Property by reason of and to the extent caused by the receipt or use of the Reuters Services, the Reuters Intellectual Property or the Reuters Information by BT, any member of the BT Group or their Subcontractors in accordance with the terms of this Agreement.

23.3	Terms and Conditions of Indemnities

23.3.1	As a condition of each indemnity in this Clause 23, the Party receiving the indemnity (the “Claiming Party”) will:

	(i)	notify the Party giving the indemnity (the “Indemnifier”) promptly in writing of any allegation of infringement upon first becoming aware of the claim or proceedings;

	(ii)	make no admission relating to the infringement;

	(iii)	allow the Indemnifier to conduct all negotiations and proceedings and at the Indemnifier’s request and cost give the Indemnifier all reasonable assistance; and

	(iv)	act to mitigate all Losses relating to the subject matter of the indemnity.

23.3.2	If at any time an allegation of infringement of Intellectual Property is made or in either Party’s reasonable opinion is likely to be made, the Parties shall promptly discuss the same with a view to (at the Indemnifier’s own expense):

	(i)	modifying the Services so as to avoid the infringement;

	(ii)	replacing any part of the affected Services with a non-infringing part; or

	(iii)	procuring a licence in respect of such third party Intellectual Property,

in each case without the requirement to follow the Change Control Procedure provided that any such modification or replacement does not materially affect the performance of the Services.

23.3.3	The indemnities in this Clause 23 do not apply to infringements to the extent they are caused by:

	(i)	Reuters’ use of the Services in conjunction with other apparatus or software, in each case which was not supplied by BT and which BT did not know or, if acting in accordance with Good Professional Practice, would not have known that Reuters would use in conjunction with the Services; and

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(ii)	compliance with instructions, designs or specifications made or issued by the Claiming Party or on the Claiming Party’s behalf where the Personnel of the Indemnifier receiving such instructions, designs or specifications could not reasonably have known that compliance with such instructions, designs or specifications would infringe third party Intellectual Property.

	23.3.4	The indemnity in Clause 23.1 shall not apply to infringements to the extent they are caused by use by BT, the BT Group or their Subcontractors of the Reuters Services, or equipment or software supplied to BT by or on behalf of a member of the Reuters Group or used by a member of the Radianz Group in the provision of services under the Previous NSA.

	23.3.5	The indemnity in Clause 23.2 shall not apply to infringements to the extent they are caused by use by Reuters, the Reuters Group or their customers or suppliers of the Services, or equipment or software supplied to Reuters by or on behalf of a member of the BT Group.

24	Announcements and Confidentiality

	24.1	Announcements

Subject to Clauses 24.2 and 24.4, either Party may make or send any public announcements, public circulars or public communications relating to this Agreement or the subject matter of it, provided such announcement, public circular or public communication is reasonable.

	24.2	Prior Approval of Announcements where Parties are in Dispute

Subject to Clause 24.3, where the Parties are in dispute (whether under Clause 18 or otherwise) in relation to this Agreement (or part of this Agreement) neither Party shall make or send any public announcements, public circulars or public communications relating to that dispute without the prior written approval of the other, that approval not to be unreasonably withheld or delayed.

	24.3	Consultation Prior to Announcements

Either Party may make or send public announcements, public circulars or public communications concerning a dispute referred to in Clause 24.1 if required by law or by any securities exchange or regulatory or governmental body to which that Party is subject (including the London Stock Exchange, UK Listing Authority or the Takeover Panel) provided that the Party making it shall use reasonable endeavours to consult with the other Party prior to its making or despatch and shall, so far as may be reasonable, take account of the comments of the other Party with respect to its content and the timing and manner of its making or despatch.

	24.4	Confidentiality

Subject to Clause 24.5 (Exceptions), both Parties shall treat as strictly confidential all information of a confidential nature which is marked as confidential or is indicated as confidential at the time it is handed over to the

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other Party (“Confidential Information”) received or obtained as a result of entering into or performing this Agreement which relates to:

24.4.1	the provisions of this Agreement, or any document or agreement entered into pursuant to this Agreement;

24.4.2	the negotiations relating to this Agreement; or

24.4.3	the other Party, any other member of its Group or any of its customers or suppliers.

24.5	Exceptions

Either of the Parties may disclose any Confidential Information if and to the extent the disclosure is:

24.5.1	required by the law of any relevant jurisdiction;

24.5.2	properly required by any securities exchange or regulatory or governmental body to which either Party is subject or reasonably submits, wherever situated, including the London Stock Exchange, UK Listing Authority or the Takeover Panel, whether or not the requirement for disclosure has the force of law;

24.5.3	disclosed to the professional advisers, auditors or bankers of that Party or any other member of the BT Group (in the case of BT) or any other member of the Reuters Group (in the case of Reuters) under appropriate contractual or professional duties of confidence and each Party hereby agrees to take all reasonable steps to enforce any such contractual or professional duties;

24.5.4	disclosed to the officers or employees of that Party or any other member of the BT Group (in the case of BT) or any other member of the Reuters Group (in the case of Reuters) who need to know the information for the purposes of the transactions effected or contemplated by this Agreement subject to the condition that the Party making the disclosure shall procure that those persons comply with Clause 24.4 (Confidentiality) as if they were Parties to this Agreement and each Party hereto agrees to take all reasonable steps to enforce any confidentiality undertaking obtained by it;

24.5.5	of information that has already come into the public domain through no fault of that Party;

24.5.6	of information of the kind referred to in Clause 24.4.3 (Confidentiality) which is already lawfully in the possession of that Party as evidenced by its or its professional advisers' written records and which was not acquired directly or indirectly from the other Party to whom it relates;

24.5.7	to potential acquirers (and their advisers) of all or part of a Party’s shares or business, provided that each such potential acquirer has entered into a confidentiality undertaking with respect thereto and is not a competitor of the other Party; or

24.5.8	approved by the other Party in writing in advance,

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provided that any information disclosed pursuant to Clause 24.4.1 or Clause 24.4.2 shall be disclosed only after notice to the other Party (where it is reasonably able to do so) and the disclosing Party shall reasonably cooperate with the other Party regarding the manner of that disclosure or any action which any of them may reasonably elect to take to challenge legally the validity of that requirement.

25	Data Protection

	25.1	Compliance with Data Protection Legislation

Each Party shall at all times throughout the term of this Agreement comply with the applicable provisions and obligations imposed by the Data Protection Legislation so far as they relate to the Services and the processing of personal data (as the term “personal data” is defined in the Data Protection Legislation).

	25.2	Appropriate Technical and Organisational Measures

BT shall retain in place appropriate technical and organisational measures relating to the Relevant Personal Data to ensure a level of security appropriate to:

	25.2.1	the harm that might result from unauthorised or unlawful processing or accidental loss, destruction of or damage to personal data made available pursuant to this Agreement; and

	25.2.2	the nature of the data to be protected,

such measures having regard to the state of technological development and the cost of implementing any measures from time to time.

	25.3	Access to Personal Data

BT shall take reasonable steps to ensure the reliability of those of its employees and Subcontractors who have access to Relevant Personal Data and to inform them of the importance of the need to avoid unauthorised or unlawful processing of such personal data and the loss, destruction of or damage to such personal data.

	25.4	Data Export: Model Clauses

In the event that Reuters or a member of the Reuters Group located in the European Economic Area will in the course of providing the Reuters Services or receiving the Services have cause to transfer personal data (other than any personal data which forms part of the Reuters Content) to BT, a member of the BT Group or a Subcontractor located outside the European Economic Area, then upon request by Reuters, BT agrees to enter into, and agrees to procure that the member of the BT Group or the Subcontractor (as the case may be) enters into, an agreement with Reuters or a member of the Reuters Group (as the case may be) on the then current standard contractual clauses for the transfer of personal data from a data controller in the European Economic Area to a data processor outside the European Economic Area as approved by the European Commission, or such other clauses as the Parties may agree (such agreement not to be unreasonably withheld or delayed).

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Part G. Charges

26	Charges

	26.1	In consideration of the supply of the Services, Reuters shall, or shall procure that the relevant member of the Reuters Group shall, pay to BT the Service Charges.

	26.2	In consideration of the supply of the Reuters Services BT shall, or shall procure that the relevant member of the BT Group shall, pay to Reuters the service charges set out in Schedule 3 (Reuters Services).

	26.3	BT shall ensure that the Services, and any tender submitted by BT to Reuters for telecommunications or ICT services in accordance with Clauses 8.8 and 8.9, shall (in each case) be provided on terms (as to price and service quality) which are no less favourable than the terms offered to other customers of the BT Group for reasonably comparable services in the financial services sector.

27	Inventory

	27.1	The Parties shall work together in good faith to prepare an Inventory as at 22 February 2005 as soon as practicable after the Signing Date (and, in any event, within three (3) months of the Closing Date) and will amend it from time to time in accordance with Schedule 6 (Service Charges) to maintain its accuracy (the “Starting Inventory”).

	27.2	Using the Starting Inventory as the base, the Parties shall work together in good faith throughout the duration of this Agreement to maintain at all times an accurate and up-to-date Inventory.

	27.3	BT shall maintain a copy of the Inventory and shall make such copy available to Reuters at Reuters’ request in such form and in such manner as may be agreed between the Parties.

28	Service Credits

	28.1	In the event of any failure by BT to procure the achievement of the Service Levels (a “Service Failure”), the provisions of Schedule 5 (Service Levels and Service Credits) shall apply to determine the extent of any Service Credits payable by BT to Reuters in respect of such failure. The Parties agree that the Service Credits represent a genuine pre-estimate of the Losses which Reuters will sustain as a result of a breach of the Service Levels, actual damages in those circumstances being difficult to determine; accordingly, such payments are not a penalty.

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* Text has been redacted for confidentiality

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	28.3	Any payments made by BT to Reuters pursuant to this Clause 28 (Service Credits) are a rebate and whether they are tax effective shall be determined in accordance with relevant Applicable Legislation.

29	Invoicing and Payment

	29.1	The Parties will comply with their respective obligations regarding invoicing, currency and payment set out in Schedule 3 (in respect of Reuters Services) and Schedule 6 (in respect of Services).

	29.2	Disputed Amounts

	29.2.1	A Party shall be entitled to withhold payment of any portion of an invoice which is the subject of a bona fide dispute between the Parties (but for the avoidance of doubt, may not withhold any portion of that invoice which is not the subject of such a dispute). In the event of such a dispute, the Party in receipt of the relevant invoice (the “Receiving Party”) shall promptly notify the invoicing Party (the “Invoicing Party”) in writing detailing why it believes the amount in question to be disputed. Within five Business Days of the date of such notice, the Invoicing Party shall provide notice to the Receiving Party that either justifies or corrects the disputed amount, and in the case of a justification it shall provide the Receiving Party with reasonable supporting evidence in order to allow the Receiving Party to validate the Invoicing Party’s claim. In the event that the Receiving Party (acting reasonably and in good faith) does not accept the Invoicing Party’s justification or correction, it shall so notify the Invoicing Party by notice to be delivered within 10 Business Days of the Invoicing Party’s notice (or such longer period as may be appropriate if the relevant supporting evidence is not supplied with the Invoicing Party’s notice), and either Party may then initiate the dispute resolution procedures in accordance with Clause 18 (Dispute Resolution).

	29.2.2	After settlement of the disagreement, any amount agreed or determined to be payable shall be payable within 14 days. If the dispute is not resolved within one month of the due date of payment, interest shall accrue on the delayed payment at the rate of 2% above the sterling base rate from time to time of The Royal Bank of Scotland plc from the due date until the actual date of payment. The payment of any amount by the Receiving Party shall not prevent the Receiving Party from disputing that or any other amount.

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	29.2.3	Without prejudice to the terms of this Clause 29 (Invoicing and Payment), if the Receiving Party does not dispute an invoice within 14 months from the date of receipt, then it shall be deemed to have accepted such invoice.

	29.3	No other Charges

Save as expressly agreed between the Parties in writing pursuant to Clause 10 (Additional Services and Amendments to Services: Change Control) or as contemplated in this Agreement, no other charges shall be payable by Reuters pursuant to this Agreement.

30	The Euro

If the United Kingdom becomes a participating member state for the purposes of European Monetary Union so that the Euro becomes the lawful currency of the United Kingdom, then:

	30.1.1	that shall not affect the validity of this Agreement or the rights and obligations of the Parties under it, nor shall it give any Party the right to alter or terminate this Agreement unilaterally;

	30.1.2	with effect from the date on which it occurs, any amount referred to in the Agreement in pounds sterling shall be re-denominated in Euros at the rate and in the manner determined by the relevant legislation; and

	30.1.3	any other reference in this Agreement to “pounds” “sterling” “£” or “pounds sterling” shall be read as “Euros”.

31	Taxation
	31.1	Taxes/Fees

	31.1.1	Any consideration expressed to be payable under this Agreement shall be deemed to be exclusive of any Transaction Taxes. If Transaction Taxes are chargeable on any supply made under this Agreement by a Party or, if a Party has procured the making of such supply, by the person making such supply (in either case the “Supplier”), the other Party shall pay, or procure the payment of (in addition to and at the same time as paying the consideration), an amount equal to the amount of the applicable Transaction Taxes against delivery of an appropriate invoice.

	31.1.2	The Supplier shall refund to the other Party such proportion of any Transaction Taxes so invoiced which a tax authority repays to the Supplier as not being due under any Applicable Law.

	31.1.3	If any Party is obliged to reimburse or pay expenditure incurred by, or otherwise to indemnify, the other Party pursuant to this Agreement, such obligation shall extend to any element of the said expenditure that is paid in respect of any Transaction Taxes on any supply in respect of which the expenditure is incurred that is not otherwise recoverable.

	31.2	Deductions

	31.2.1	All sums payable under this Agreement shall be paid free and clear of all deductions, withholdings, set-offs or counterclaims whatsoever save only as

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may be required by law. If any deductions or withholdings are required by law, the Party making, or procuring the making of, the payment shall be obliged to pay the other Party, or to procure that the other Party is paid, 50% of such additional sum as will (after such deduction or withholding has been made) leave the payee with the same amount as it would have been entitled to receive in the absence of any such requirement to make a deduction or withholding, provided that if either Party shall have assigned the benefit in whole or in part of this Agreement then the liability of the other Party under this Clause 31.2.1 shall be limited to that (if any) which it would have been had no such assignment taken place.

31.2.2	If any Taxation authority charges to Taxation (or would charge to Taxation in the absence of any Reliefs available to the recipient) any sum paid under this Agreement pursuant to an indemnity, compensation or reimbursement provision, then the amount so payable shall be grossed-up by such amount as will ensure that after payment of the Taxation so charged (or which would have been so charged if any Reliefs available to the recipient were ignored) there shall be left a sum equal to the amount that would otherwise be payable under this Agreement, provided that if either Party to this Agreement shall have assigned the benefit in whole or in part of this Agreement then the liability of the other Party under this Clause 31.2.2 shall be limited to that (if any) which it would have had, had no such assignment taken place.

31.2.3	If the recipient of a payment made under Clause 31.2.1 receives a credit for or refund of any Taxation payable by it, a Relief or any similar benefit attributable to (i) such payment or (ii) any charge to Taxation by reason of any deduction or withholding for or on account of Taxation which has given rise to such payment then it shall reimburse to the other Party such part of such additional amounts paid to it pursuant to this Clause 31.2 as the recipient of the payment certifies to the other Party will leave it (after such reimbursement) in no better and no worse position than it would have been if the other Party had not been required to make such deduction or withholding.

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Part H. Liability

33	Exclusions and Limitations of Liability

	33.1	Uncapped Liabilities

Notwithstanding any other provision in this Agreement, neither Party excludes or restricts in any way its liability for: (i) death or personal injury resulting from its own negligence or the negligence of its employees or agents acting in the course of their employment or agency; (ii) fraud or fraudulent misrepresentation; or (iii) breach of Clauses 23 (Intellectual Property Indemnities) or 24.4 (Confidentiality).

	33.2	Exclusions of Liability

Subject to Clauses 33.1 and 33.4, neither Party shall be liable to the other or to any third party, (whether in contract, tort, under statute or otherwise (including in each case negligence)) for any of the following types of loss or damage arising under or in relation to this Agreement or the events contemplated by this Agreement:

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	33.2.3	any incidental or consequential loss or damage whatsoever; or

	33.2.4	any punitive or exemplary damages,

even if that Party was advised in advance of the possibility of such loss or damage, save that nothing in this Clause 33.2 shall prevent BT from recovering the Service Charges, any amounts payable to BT under paragraph 11 of Schedule 6 (Payment of MRG) or any Migration Surcharge, or Reuters recovering the charges for the Reuters Services described in Schedule 3 (Reuters Services) or any Migration LDs.

	33.3	Direct Losses under this Agreement

For the purposes of this Agreement direct losses shall include but not be limited to (subject always to Clauses 33.2.1 and 33.2.3 -4):

	33.3.1	payments contractually required to be made and actually made by a Party (the “Paying Party”) to a third party as a direct consequence of a breach of this Agreement by, or the negligence or other tort in relation to this Agreement of, the other Party (or, where the other Party is Reuters, a member of the Reuters Group, or where the other Party

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is BT, a member of the BT Group or any of its Subcontractors) where such payments are required to be made by way of liquidated damages or service credits pursuant to, either:

(i) a contractual provision which was in place with the relevant third party at 22 February 2005; or

(ii) a contractual provision which is with an FGA and the substance of the relevant contractual provision is not substantively more onerous than the contractual provisions that the Paying Party was bound by with that FGA (or any other FGA) at 22 February 2005; or

(iii) a contractual provision which is with an RGA Customer and the substance of the relevant contractual provision is not substantively more onerous than the contractual provisions that the Paying Party was bound by with that RGA Customer (or any other RGA Customer) at 22 February 2005; or

(iv) a contractual provision which is with a customer of a member of the Reuters Group who is not an FGA or an RGA Customer and the substance of the relevant contractual provision is not substantively more onerous than the contractual provisions that the Paying Party was bound by with that Reuters’ customer at 22 February 2005.

33.3.2	direct losses of a Reuters customer, a Subcontractor of BT under this Agreement and/or a party to a contract with a member of the BT Group relating to the provision of services required by the BT Group to provide the Services claimed against any member of the Reuters Group and relating to a breach by BT of this Agreement or any breach of a duty of care (including negligence) by the BT Group owed to any member of the Reuters Group in relation to BT’s performance of its obligations under this Agreement;

33.3.3	restitution of monies paid by Reuters and any member of the Reuters Group to BT and any member of the BT Group pursuant to this Agreement; and

33.3.4	the additional costs and expenses reasonably incurred in procuring and implementing alternative or replacement services, including consultancy costs, the additional costs of management time and personnel costs (which would not have been incurred but for the event that has led to the direct loss) and costs of hardware, software and other equipment and materials.

33.4	Assumption of liability for backed up data

Notwithstanding Clause 33.2 above, but subject always to Clause 33.5 below, BT shall be liable for any reasonable costs of restoring backed-up data (excluding hardware costs), where such restoration is required as the result of a breach of this Agreement by, or negligence of, BT (or any other member of the BT Group or a Subcontractor). Reuters shall:

33.4.1	notify BT of any event that is likely to give rise to a claim to which this Clause relates as soon as reasonably practicable after it becomes

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aware of such circumstances, save where BT is aware, or applying the standards of Good Professional Practice ought reasonably to be aware, of any loss of data suffered by Reuters; and

33.4.2	permit BT to provide reasonable advice and assistance to Reuters in the conduct of all steps taken to mitigate the results of that breach.

33.5	Financial Caps

The liability of each Party (including the liability of any member of that Party’s Group) to the other Party (and the other Party’s Group) in relation to the subject matter of this Agreement, whether for breach of contract, in tort (including negligence), for any statutory breach or otherwise shall be limited to:

33.5.1	subject to Clause 33.5.2, * or (where lower) * of the Service Charges in the relevant Contract Year in aggregate for all Losses resulting from events (connected or unconnected) in any Contract Year, any period of twelve (12) months prior to the Closing Date and any period of twelve months from the end of the term of this Agreement and any anniversary thereof; and

33.5.2	* in aggregate,

which (i) shall include all amounts (if any) which the relevant Party is liable for under this Agreement by way of Migration LDs or Migration Surcharge (as applicable) and (ii) shall exclude (for Reuters) obligations to pay the Service Charges and any amounts payable to BT under paragraph 11 of Schedule 6 (Service Charges) and (for BT) obligations to pay charges for the Reuters Services.

33.6	References to a Party in Clauses 33.1-33.5 shall be deemed to include in the case of BT, BT and members of the BT Group and, in the case of Reuters, Reuters and members of the Reuters Group.

33.7	Reuters Content

33.7.1	Reuters shall use all reasonable endeavours to ensure that it does not, and shall procure that members of the Reuters Group use all reasonable endeavours to ensure that they do not, use the Services:

(i) to send, upload, download, use or re-use any information or material which is abusive, indecent, defamatory, obscene or menacing;

(ii) to send or provide unsolicited advertising or promotional material or to receive responses to any unsolicited advertising or promotional material sent or provided using the Services by any third party otherwise than in accordance with Applicable Legislation; or

(iii) other than in accordance with Reuters’ acceptable use policies.

33.7.2	BT shall notify Reuters in writing if it becomes aware that the Services are being used to send, upload, download, use or re-use any information or material which is abusive, indecent, defamatory, obscene or menacing.

* Text has been redacted for confidentiality

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33.7.3	On receipt of a notice from BT pursuant to Clause 33.7.2 (or where Reuters is otherwise aware of the same) Reuters shall use all reasonable endeavours to cease, or procure that the relevant member of the Reuters Group ceases, such offending use of the Service as detailed in that notice (or of which it is otherwise aware).

33.7.4	Where:
(i)	an item of the Reuters Content is defamatory (as that term is understood under the laws of England), obscene or otherwise illegal or unlawful; and

(ii)	Reuters is aware of such offending use of the Services and such offending use is continuing in nature; and

(iii)	by reason of such defamation, obscenity, illegality or unlawfulness there is a reasonable likelihood of: (a) a criminal prosecution being brought against, and criminal sanctions attaching to, BT Personnel; or (b) a member of the BT Group losing its telecommunications licence or suffering a material and detrimental change to the terms of such licence which (in each case) is not of a purely financial nature, then BT shall have the right to suspend provision of the relevant part of the Services until such time as such offending use has ceased.

33.7.5	Reuters shall indemnify BT and any other member of the BT Group against all Losses they incur in connection with any allegation, claim or judgment (in each case in respect of civil proceedings only) that the Reuters Content is defamatory (as that term is understood under the laws of England), obscene, illegal, unlawful or infringes any third party Intellectual Property, provided that BT and the other members of the BT Group:

	(a)	notify Reuters in writing of any allegation, claim or proceedings as soon as reasonably practicable after first becoming aware of the same;

	(b)	make no admission relating to the allegation, claim or proceedings;

	(c)	allow Reuters to conduct all negotiations and proceedings;

	(d)	give Reuters all reasonable assistance (at Reuters’ request and cost); and

	(e)	subject to the foregoing, act to mitigate any such Losses.

33.7.6	Reuters shall indemnify BT and any other member of the BT Group against all fines as a result of a judgment by a court of competent jurisdiction that the Reuters Content is defamatory (as that term is understood under the laws of England), obscene, illegal, unlawful or infringes any third party Intellectual Property and that such defamation, obscenity, illegality, unlawfulness or infringement constitutes a criminal offence or quasi-criminal sanction, provided that BT and the other members of the BT Group:

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(a) notify Reuters in writing of any allegation, claim or proceedings as soon as reasonably practicable after first becoming aware of the same; and

(b) act to mitigate any such fines.

	33.8	Each Party shall be liable to the other for the acts and omissions of its nominee(s) made under Clause 37.3 (Nomination of Group Members under Local Agreements) (and (as applicable) the relevant member(s) of the Reuters Group or the BT Group) arising under or in connection with this Agreement as if they were its own.

Part I. Duration

34	Duration

This Agreement shall come into effect on the Signing Date and will remain in force, subject to Clause 35 (Grounds for Termination), until the expiry of the Initial Term.

35	Grounds for Termination

	35.1	Without prejudice to other rights, either Party will have the right forthwith on notice to terminate this Agreement if:

	35.1.1	any procedure is commenced with a view to the winding-up or re- organisation of the other (other than for the purposes of a solvent amalgamation or reconstruction) which has a reasonable prospect of success; or

	35.1.2	an administrator, liquidator, receiver, administrative receiver or trustee in bankruptcy is appointed in relation to the other or all or substantially all of the assets of the other; or

	35.1.3	all or substantially all of the assets (or, as applicable, undertaking) of the other are subject to attachment, sequestration, execution, the enforcement of Encumbrances or other security rights or any similar process; or

	35.1.4	the other Party is unable to pay its debts as they fall due or enters into a composition or arrangement with its creditors generally or any class of them; or

	35.1.5	anything analogous to any of the events described in Clauses 35.1.1 to 35.1.4 (inclusive) occurs in any jurisdiction.

	35.2	Without prejudice to the other rights it may have under this Agreement, Reuters will have the right, forthwith on written notice:

	35.2.1	to terminate this Agreement if BT (or, as applicable, any other member of the BT Group) commits a material breach of this Agreement (or a series of breaches which when taken together are material) which is not related to the payment of charges, and BT fails to remedy that

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breach or those breaches (where capable of remedy) within 60 days of receipt of written notice to do so;

35.2.2	to terminate a Connection if BT (or as applicable, any other member of the BT Group) commits a material breach of this Agreement relating to that Connection (or a series of breaches which when taken together are material) which is not related to the payment of charges, and BT fails to remedy that breach or those breaches (where capable of remedy) within 60 days of receipt of written notice to do so;

(ii) (except where in Reuters’ sole opinion (acting reasonably) any such communication with the RGA Customer would have a further detrimental impact on Reuters’ relationship with that RGA Customer) Reuters has (acting reasonably and in good faith) given BT the opportunity to contact the relevant RGA Customer in order to seek to resolve its concerns (such contact to be, at Reuters’ request, conducted jointly by Reuters and BT with the Parties agreeing in advance strategy, aims and objectives) and notwithstanding any such contact that RGA Customer has not withdrawn its written request;

*

35.2.4	to terminate an Additional Service if BT (or, as applicable, any other member of the BT Group) commits a material breach of this Agreement relating to the Additional Service (or a series of breaches which when taken together are material) which is not related to the payment of Charges, and BT fails to remedy that breach or those breaches (where capable of remedy) within 60 days of receipt of written notice to do so, unless the specific terms under which that Additional Service is or are provided expressly prohibits partial termination;

35.2.5	to terminate that part of the Agreement that BT (or, as applicable, any other member of the BT Group) is not permitted under Applicable Legislation to deliver (and which BT has failed to deliver) in accordance with this Agreement (other than to the extent resulting from: (i) a Force Majeure Event; or (ii) an act or omission of a member of the Reuters Group);

35.2.6	to terminate the Agreement if BT (or, as applicable, any other member of the BT Group) commits a material breach of its obligation to pay charges for the Reuters Services and fails to remedy that breach within 90 days of notice to do so (Reuters acknowledging that the non- payment of any invoice disputed in good faith by BT in accordance with this Agreement shall not be treated by the Parties as a breach of payment obligations under this Agreement);

* Text has been redacted for confidentiality

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35.2.7	to terminate the Agreement if BT (or, as applicable, any other member of the BT Group) becomes * at any time in the period of * from the Closing Date and such *;

35.2.8	to terminate the Agreement if at any time in the period of * from the Closing Date BT (or, as applicable, any other member of the BT Group) *:

(i) BT or the relevant member of the BT Group has *;

(ii) BT or the relevant member of the BT Group has *;

(iii) BT or the relevant member of the BT Group has *; and

(iv) Reuters and BT have *;

35.2.9	to terminate the Agreement if at any time in the period of five (5) years from the Closing Date any person which is (or which Controls or is Controlled by another company) engaged in or carries on a Reuters Competing Business (and such Reuters Competing Business has had in the twelve (12) months prior to the acquisition a material adverse effect on an activity which is core to the Reuters Group’s (excluding the Radianz Group) business activities at the Signing Date) (which effect Reuters can provide reasonable evidence to substantiate) acquires control of BT; or

35.2.10	to terminate that part of the Agreement subject to a delay or failure to perform any of BT’s obligations due to a Force Majeure Event which continues for more than *.

35.3	Without prejudice to the other rights it may have under this Agreement, BT will have the right, forthwith on written notice to terminate this Agreement:

* Text has been redacted for confidentiality

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35.3.1	to terminate the Agreement if Reuters (or, as applicable, any other member of the Reuters Group) becomes * at any time in the period of * from the Closing Date and such *;

35.3.2	to terminate the Agreement if at any time in the period of * from the Closing Date Reuters (or, as applicable, any other member of the Reuters Group) *:

	(i)	Reuters or the relevant member of the Reuters Group has *;

	(ii)	Reuters or the relevant member of the Reuters Group has *;

	(iii)	Reuters or the relevant member of the Reuters Group has *; and

	(iv)	Reuters and BT have *;

or

35.3.3	to terminate the Agreement if at any time in the period of five (5) years from the Closing Date any person which is (or which Controls or is Controlled by another company) engaged in or carries on a BT Competing Business (and such BT Competing Business has had in the 12 months prior to the acquisition a material adverse effect on an activity which is core to the BT Group’s business activities at the Signing Date) (which effect BT can provide reasonable evidence to substantiate) acquires control of Reuters.

35.4	In the event that a customer of the Reuters Group has expressed its dissatisfaction with a Reuters Customer Service affected by a breach of this Agreement giving rise to a right of termination for Reuters, Reuters shall notify BT of such dissatisfaction and the Parties shall, acting reasonably and in good faith, discuss ways to remedy such dissatisfaction. For the avoidance of doubt, this Clause 35.4 shall not require Reuters to make any payments to a customer by way of remedy (unless it has first received cleared funds in an amount equal to such payment from BT).

* Text has been redacted for confidentiality

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		35.5	Without prejudice to other rights it may have under this Agreement, BT will have the right forthwith on written notice to terminate this Agreement if Reuters commits a material breach of its obligation to pay Service Charges under this Agreement and fails to remedy the breach within 90 days of a notice to do so (BT acknowledging that the non-payment of any invoice disputed in good faith by Reuters in accordance with this Agreement shall not be treated by the Parties as a breach of payment obligations under this Agreement).

36	Consequences of Termination

		36.1	Effect of Termination

		36.1.1	Subject to Clause 36.1.2, on termination or expiry of this Agreement all the rights and obligations of the Parties shall forthwith cease, except for any provision of this Agreement which is expressed to continue in force after the termination or expiration of this Agreement including, in particular but without limitation, Clauses 1, 2, 3, 5.5, 6.7, 6.8, 6.9, 6.11, 6.12, 6.13, 6.16, 6.17, 6.18, 6,19, 6.21, 7.3.1, 7.3.2, 8.3, 8.4, 17, 18, 22.1, 22.2, 22.3.1, 22.4, 23, 24, 25, 26, 29, 30, 31, 33, 36, 38, 39, 40, 41, 42, 43, 44, 46, 48, 49 and 50 and Schedules 1, 2 (Part 1D), 3B, 6, 13 and 15. Termination or expiry of this Agreement will not prejudice any right, liability or remedy of either Party accruing on or before such termination or expiry.

		36.1.2	This Agreement (excluding Clause 5.4) shall continue in full force and effect (save where expressly provided to the contrary in this Agreement or agreed otherwise by the Parties in writing) throughout the Exit Period.

		36.2	Obligations on Termination or Expiry

		36.2.1	Reuters shall in any of the following circumstances issue to BT a notice in writing that it wishes to receive Exit Services and Exit Assistance in accordance with the terms of Schedule 15 (Exit Provisions) (an “Exit Notice”) :

	(i)	either Party serves a notice to terminate this Agreement in accordance with Clause 35 (for any reason), in which circumstances the notice of termination shall be deemed to be the Exit Notice;

	(ii)	in connection with the expiry of this Agreement, such Exit Notice not to be given prior to the date falling six (6) months after the seventh anniversary of the Closing Date); or

	(iii)	in connection with a Business Transfer Event.

		36.2.2	On and from the receipt by BT of an Exit Notice, each Party shall comply with the provisions of Schedule 15 (Exit Provisions), save that BT may (acting reasonably and good faith) by providing written notice to Reuters as soon as reasonably practicable after receipt of the Exit Notice, elect not to provide Exit Services or Exit Assistance in connection with a Business Transfer Event where the relevant purchaser is (i) a competitor of BT or a member of the BT Group

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and/or (ii) a person with whom a member of the BT Group has threatened or ongoing legal proceedings at the time of the Exit Notice or has had, within the past three years, threatened or actual material legal proceedings.

	36.2.3	On termination (including expiry) of this Agreement (or part thereof) for any reason all licences (whether express or implied) granted by Reuters to the BT Group for the purposes of or otherwise in connection with the terminated Service or Services shall automatically cease with effect from that termination.

Part J.	Operation of Local Agreements

37	Operation of Local Agreements

	37.1	Use of Local Agreements

At any time during the Initial Term one Party may indicate to the other by notice that it considers for legal, regulatory or tax reasons that a Local Agreement needs to be put in place in respect of a particular territory. That notice shall set out the Party’s reasons in reasonable detail and include a draft form of the proposed Local Agreement. Where the other Party agrees that such a Local Agreement is required or appropriate, then:

	37.1.1	where BT nominates, in accordance with Clause 37.3 (Nomination of Group Members under Local Agreements), a member of the BT Group to perform BT’s obligations in accordance with this Agreement, Reuters shall or, shall procure that the member of the Reuters Group which is receiving the Services or (where applicable) a Reuters Group customer, or if more than one, the two or more of them (in either case) shall, promptly enter into a Local Agreement with BT’s nominee, and BT shall procure that its nominee also promptly enters into that Local Agreement; and

	37.1.2	where Reuters nominates, in accordance with Clause 37.3 (Nomination of Group Members under Local Agreements), a member of the Reuters Group to perform Reuters’ obligations in accordance with this Agreement, BT shall or, shall procure that the member of the BT Group which is providing the Services, or if more than one, only one of them shall, promptly enter into a Local Agreement with Reuters’ nominee in respect of the Services for which payment is to be made by the member of the Reuters Group, and Reuters shall procure that its nominee also promptly enters into that Local Agreement.

Where the other Party does not agree either that a Local Agreement is required or appropriate for legal, regulatory or tax purposes or that the form of Local Agreement prepared complies with Clause 37.2 (Form of Local Agreements), it shall indicate that by notice to the original Party setting out its reasons in reasonable detail, and the matter may be referred by either Party to the Dispute Resolution Procedure.

	37.2	Form of Local Agreements

Where a Local Agreement is required pursuant to Clause 37.1, each such Local Agreement shall include such provisions (if any):

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	37.2.1	as are appropriate to reflect Applicable Legislation; and

	37.2.2	as may be necessary to give effect to any exercise of either Party’s rights under this Agreement,

in either case from time to time, and no other provisions save to the extent agreed by the Parties in writing.

	37.3	Nomination of Group Members under Local Agreements

Either Party shall be entitled by reasonable prior notice to the other Party to nominate a member of the Reuters Group or a member of the BT Group, as the case may be, to perform under any of the Local Agreements, and each such nomination shall be of a member of the Reuters Group or the BT Group, as the case may be, which is resident (for tax purposes), including by way of a registered branch, as follows:

	37.3.1	for Services to be supplied in the United Kingdom, in the United Kingdom; or

	37.3.2	for Services to be supplied in any other country, either:

(i) in the United Kingdom; or

(ii) in the country in which the Services are to be supplied.

	37.4	Compliance by Group Members

Where a Local Agreement is entered into by a member of the Reuters Group, or by a member of the BT Group, the Party concerned shall procure compliance by the relevant member of the Reuters Group or the relevant member of the BT Group (as the case may be) with that Local Agreement.

Part K.	Miscellaneous

38	Non-solicitation

Each Party agrees that during the period of this Agreement and for 12 months after the termination (howsoever arising) of this Agreement, it shall not and shall procure that members of its Group shall not, directly or indirectly, solicit for employment any staff (including contractors) of the other Party or its Group who (in respect of the staff and contractors of the BT Group) have been directly involved with the provision of the Services without the prior agreement in writing of the other Party save to the extent permitted under Schedule 13 (Employment Provisions) or the Exit Arrangements.

39	Force Majeure

	39.1	Force Majeure Procedure

If either Party is delayed, hindered in or prevented from performing any of its obligations under this Agreement by a Force Majeure Event, and save to the extent that such Party could have avoided such circumstances by (i) fulfilling its obligations in accordance with Clause 11 and Schedule 1(E) (Disaster Recovery) and (ii) providing the relevant Connections with the resiliency required by the appropriate Service Category, then:

	39.1.1	to the extent that such Party is delayed, hindered in or prevented from performing such obligations, that Party's obligations under this

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Agreement shall be suspended for so long as the Force Majeure Event continues;

	39.1.2	as soon as reasonably practicable after commencement of the Force Majeure Event, that Party shall notify the other of the occurrence of the Force Majeure Event and within a reasonable time thereafter shall set out in writing and deliver to the other Party a summary of the effects of the Force Majeure Event on its ability to perform its obligations under this Agreement;

	39.1.3	that Party shall use all reasonable endeavours to mitigate the effect of the Force Majeure Event on the performance of its obligations under this Agreement; and

	39.1.4	as soon as reasonably practicable after the cessation of the Force Majeure Event, that Party shall notify the other Party of the cessation of the Force Majeure Event and shall resume performance of the affected obligations under this Agreement in accordance with this Agreement.

	39.2	Suspension of Payment Obligations

For so long as BT's Service obligations are suspended pursuant to Clause 39.1 (Force Majeure Procedure) Reuters’ corresponding payment obligations under Clause 26 (Charges) in relation to the affected Service shall also be suspended. For so long as Reuters’ Reuters Services obligations are suspended pursuant to Clause 39.1 (Force Majeure Procedure), BT’s corresponding payment obligations under this Agreement shall also be suspended.

40	Entire Agreement

	40.1	This Agreement constitutes the entire agreement between the Parties with respect to its subject matter and it supersedes all previous agreements and understandings between the Parties.

	40.2	Subject always to Clause 33.1, each Party acknowledges that, in entering into this Agreement, it does not do so on the basis of or in reliance upon any representations, promises, undertakings, warranties or other statements (whether written or oral) of any nature whatsoever except as expressly repeated in this Agreement.

	40.3	Subject always to Clause 33.1, neither Party shall have any right of action against the other Party to this Agreement arising out of or in connection with any representation, promise, undertaking, warranty or other statement (whether written or oral) of any nature whatsoever except to the extent that it is expressly repeated in this Agreement.

	40.4	All conditions, warranties or other terms implied by statute or common law are hereby excluded to the fullest extent permitted by law.

	40.5	Without prejudice to the generality of Clause 40.1, the Parties agree that the following agreements between them shall be terminated with effect from the Closing Date and that all any rights, liabilities and

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remedies arising under such agreements shall hereby cease and be extinguished:

	40.5.1	the letter of intent dated 28 September 2004 (as amended and supplemented by a further letter of intent dated 28 January 2005) relating to the NASH project in respect of dedicated Wavestream and LES services providing connectivity between four Reuters core sites and one Reuters remote site;

	40.5.2	any letters of intent (and amendments thereto) relating to BT’s test network.

41	Severability and Invalidity

	41.1	If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, that shall not affect or impair:

	41.1.1	the legality, validity or enforceability in that jurisdiction of any other provision of this Agreement;

	41.1.2	the legality, validity or enforceability under the law of any other jurisdiction of that or any other provision of this Agreement; or

	41.1.3	under the law of any jurisdiction, any provision of any other agreement related to, or arising out of, or which forms part of, this Agreement or of which this Agreement forms part.

	41.2	Without prejudice to Clause 41.1, should any competent authority or court indicate that this Agreement will only be exempt from, or fall outside the scope of, any Applicable Legislation if it is amended in certain respects or any provision of this Agreement be discovered or declared (whether formally or informally) by any competent authority or court to be legally void or unenforceable in whole or in part, then the Parties shall meet with a view to reaching agreement upon amendments that are acceptable to the competent authority or court and most nearly achieve the object of the objectionable, allegedly void or unenforceable provision and as nearly as possible meet the commercial expectations of the Parties when they entered into this Agreement and do not materially disadvantage either Party and upon such other amendments as may be appropriate, having regard to the changed nature of the Agreement. Where such amendments have been agreed by the Parties this Agreement shall be amended in accordance with Clause 42.1 to reflect such agreement.

42	Amendments, Variation and Waiver

	42.1	Amendments

No amendment or variation of the terms of this Agreement shall be effective unless it is made or confirmed in a written document signed in manuscript by duly authorised signatories of both Parties.

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	42.2	Waiver

	42.2.1	No delay, omission or forbearance by either Party hereunder to exercise or enforce any right, power or remedy arising under or in connection with this Agreement shall operate as a waiver of that or any other right, power or remedy, and any single or partial exercise or enforcement thereof shall not preclude any other or further exercise or enforcement thereof or the exercise or enforcement of any right, power or other remedy.

	42.2.2	A waiver of a breach of or default under any of the terms of this Agreement does not constitute a waiver of any other breach or default and shall not affect the other terms of this Agreement. All waivers must be in writing and must specifically refer to being waivers of this Agreement.

	42.2.3	The rights, powers and remedies provided in this Agreement are cumulative and (subject as otherwise provided in this Agreement) are not exclusive of any right, power or remedy provided by law or by any other agreement or document.

43	No Partnership or Agency

Nothing in this Agreement, nor any document referred to in it, nor any arrangement contemplated by it shall be construed as creating a partnership, joint venture, association or other co-operative entity between the Parties for any purpose whatsoever. Neither Party shall have the power or authority to bind the other Party or impose any obligations on it to the benefit of any third party and neither Party shall purport to do so or hold itself out as capable of doing so in relation to the other Party.

44	Assignment

Neither Party may assign, novate, sub-license, transfer, make a declaration of trust over or otherwise dispose in law or equity of any of its rights or obligations (a “Transfer”) under this Agreement without the prior written consent of the other Party (such consent not to be unreasonably withheld), save that:

	44.1	BT may on written notice to Reuters effect a Transfer to another member of the BT Group without Reuters’ consent provided that BT remains liable for BT’s obligations under this Agreement in addition to the assignee; and

	44.2	Reuters may on written notice to BT effect a Transfer to another member of the Reuters Group without BT’s consent provided that Reuters remains liable for Reuters’ obligations under this Agreement, in addition to the assignee.

45	Subcontractors

	45.1	Right to Subcontract

	45.1.1	Subject to Clause 45.1.2, each Party shall be entitled to freely subcontract the whole or any part of its obligations under this Agreement, to subcontractors. The appointment of a subcontractor

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shall not relieve or excuse that Party of responsibility or liability under this Agreement, nor shall performance of that Party’s obligations be affected by such appointment, and that Party shall be liable for the acts and omissions of its subcontractors as if they were acts or omissions of that Party. Where a Party subcontracts pursuant to this Clause 45, that Party will be solely responsible for engaging such subcontractors at no additional charge to the other Party.

45.1.2	Neither Party shall enter into any subcontract without the other Party’s prior written consent (such consent not to be unreasonably withheld or delayed) with a competitor of the other Party or a member of that other Party’s Group.

45.1.3	If a Party becomes engaged in legal proceedings or has had, within the past three years, threatened or actual material legal proceedings with a subcontractor of the other Party it may notify the other Party that it requires that Party to cease using that subcontractor to provide the Services. In such circumstances both Parties shall use all reasonable endeavours to cease the use of that subcontractor to provide the Services as soon as reasonably practicable subject to any minimum contractual term commitments.

45.1.4	Clause 45.1.2 shall not prevent or restrict BT from entering into a contract with: (i) an individual (or a corporate entity set up by that individual for the purpose of entering into such a contract with BT) to engage that individual in the provision of services to BT in connection with the provision of the Services; (ii) any corporate entity which provided services to Reuters, members of the Reuters Group, Radianz or members of the Radianz Group during the Standard Period; (iii) any entity within the BT Group, including Radianz; or (iv) any person in their capacity as a provider of services to the BT Group as a whole.

45.1.5	BT expressly acknowledges and understands that the default of any Subcontractor shall not constitute a Force Majeure Event and nor shall it excuse or delay in any way BT from the performance of its obligations hereunder (unless such default of the Subcontractor is itself the result of a Force Majeure Event).

45.1.6	BT shall ensure that all Subcontractors with whom contracts are entered into after the date hereof are subject to obligations of confidentiality in respect of Reuters Group’s Confidential Information that are no less stringent than BT is subject to under this Agreement.

45.2	Third Party Services

45.2.1	Where, in a particular jurisdiction, BT finds it necessary (whether for legal, regulatory or licensing reasons), for a Service, or part of a Service, to be provided directly to Reuters or a customer of a member of the Reuters Group by a legal entity other than a member of the BT Group (a "Third Party Service Provider") pursuant to a separate agreement which is not a Local Agreement to this Agreement (a "Third Party Service Agreement"), BT will arrange, on behalf of Reuters, for the Third Party Service to be provided pursuant to a Third

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Party Service Agreement between Reuters or a customer of a member of the Reuters Group and a Third Party Service Provider.

	45.2.2	BT will use all reasonable endeavours throughout the term of this Agreement to reduce the number of jurisdictions to which Clause 45.2.1 applies.

	45.2.3	Where the legal, regulatory or licensing reason referred to in Clause 45.2.1 is unique to BT in the relevant jurisdiction, BT shall indemnify Reuters (Reuters acting reasonably to mitigate its Losses) and each member of the Reuters Group against any and all Losses (including, without limitation, charges to taxation) which they incur in connection with or arising from the implementation of any Service delivery structure made pursuant to Clause 45.2.1.

	45.2.4	Where the legal, regulatory or licensing reason referred to in Clause 45.2.1 is not unique to BT, BT shall indemnify Reuters (Reuters acting reasonably to mitigate its Losses) and each member of the Reuters Group against any and all Losses (including, without limitation, charges to taxation) which they incur in connection with or arising from the implementation of any Service delivery structure made pursuant to Clause 45.2.1 but only to the extent such Losses are materially greater than the Losses Reuters would have incurred from an alternative telecoms provider achieving standards of Good Professional Practice in the same jurisdiction.

46	Notices

	46.1	Form of Notices

All notices and other communications relating to this Agreement:

46.1.1	shall be in English and in writing;

46.1.2	shall be delivered by hand or sent by post or facsimile (e-mail is not permitted); and

46.1.3	shall be delivered to or sent to the Party concerned at the relevant address or number, as appropriate, and marked as shown in Clause 46.2 (Initial Details of the Parties), subject to such amendments as may be notified from time to time in accordance with this Clause 46 by the relevant Party to the other Party, except that no Party may so notify an address outside England and Wales, and shall take effect:

(i)	if delivered, upon delivery;

(ii)	if posted, at the earlier of the time of delivery and (if posted in the United Kingdom by first class registered post) 10.00 a.m. on the second Business Day after posting; or

(iii)	if sent by facsimile, when a complete and legible copy of the communication, whether that sent by facsimile or a hard copy sent by post or delivered by hand, has been received at the appropriate address,

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provided that if any communication would otherwise become effective on a non-Business Day or after 5.00 p.m. on a Business Day, it shall instead become effective at 10.00 a.m. on the next Business Day and, if it would otherwise become effective before 9.00 a.m. on a Business Day, it shall instead become effective at 10.00 a.m. on that Business Day.

	46.2	Initial Details of the Parties

The initial details for the purposes of Clause 46.1 (Form of Notices) are:

Party: Reuters
Address: 85 Fleet Street, London EC4P 4AJ
Facsimile No: +44 (0)20 7542 7591
Marked for the Attention of: Barry Woodward
With a copy to: Group General Counsel
Address: as above
Facsimile No: +44 (0)20 7542 5406
Party: BT
Address: BT Centre, 81 Newgate Street, London, EC1A 7AJ
Facsimile No: +44(0)20 7726 8564
Marked for the Attention of: Guy Spelman
With a copy to: Group General Counsel
Address: as above
Facsimile No: +44 (0)20 7600 6891

47	Counterparts

	47.1	Any Number of Counterparts

This Agreement may be executed in any number of counterparts, and by the Parties on separate counterparts, but shall not be effective until each of the Parties has executed at least one counterpart.

	47.2	Each Counterpart an Original

Each counterpart shall constitute an original of this Agreement, but all the counterparts shall together constitute but one and the same instrument.

48	Costs

Each Party shall be responsible for and bear all the costs, charges and expenses incurred by it in connection with and incidental to the preparation and completion of this Agreement and the Ancillary Agreements.

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49	Third Party Rights

The Parties do not intend any provision of this Agreement to be enforceable pursuant to the Contracts (Rights of Third Parties) Act 1999. BT and Reuters may by agreement amend this Agreement and any Local Agreement (but not a Local Agreement to which it is not a Party) without obtaining the consent of other members of the BT Group or Reuters Group.

50	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of England.

The Parties have shown their acceptance of the terms of this Agreement by signing it at the end of the Schedules.

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Schedule 1
Definitions

In this Agreement:

“Additional Services” means a Service or Services not being the Existing Services or the New Services which the Parties agree in accordance with Clause 5.3 shall be supplied under this Agreement. At the date of this Agreement, the Parties agree that the services in respect of Nash set out in Schedule 2 Part 3A and the satellite services set out in Schedule 2 Part 3B are each an Additional Service under this Agreement;

“Agreed Principles” means the principles set out in BS7799. The Parties agree, acting reasonably and in good faith, that they will agree the scope and extent of the application of BS7799 to the New Services;

“Applicable Legislation” means any and all

(i)	legislation (including statute, statutory instrument, treaty, regulation, directive, by-law, decree) and common law;

(ii)	regulatory licence conditions relating to either Party, the Services or the Reuters Services;

(iii)	judgments, resolutions, decisions, orders, notices or demands of a competent court, tribunal, regulatory body or governmental authority that have legal effect; and

(iv)	codes and mandatory guidelines having legal effect,

in each case in any jurisdiction relevant to the Parties, the Services, the Reuters Services or to matters dependent on or affected by the Services or the Reuters Services;

“Auditor” shall have the meaning given to it in Clause 17;

“Authorised Personnel” means employees of Radianz who, at the Closing Date, have authorised access to Reuters’ internal network (IME) or any other BT Personnel subsequently authorised by Reuters to have such access;

“Availability” means:

(i)	in respect of the New Services; the time during which New Services operate correctly without failure over the Measurement Period; and

(ii)	in respect of the Nash Services, the time during which the Nash Services operate correctly without failure over a calendar month;

“BT Competing Business” means a business which competes with activities that are the same as or substantially similar to any of the activities conducted by or on behalf of BT or a member of BT Group or a member of the Radianz Group as at the Signing Date which are BT Group core business activities, which shall include (without limitation) the provision of:

(i)	communication supply: and

(ii)	ICT outsourcing and managed ICT services.

but which shall exclude: (a) any other activities the same or substantially similar to activities conducted as at the Signing Date by or on behalf of Reuters or a member of the Reuters Group existing as at the Signing Date; (b) systems integration; and (c) consulting services;

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“BT Failure” means a failure by BT to comply with any of its obligations set out in this Agreement;

“BT Group” means all or any of the following from time to time: BT, its subsidiaries and subsidiary undertakings and any parent undertaking of BT, and all other subsidiaries and subsidiary undertakings of any parent undertaking of BT and “member of the BT Group” shall be construed accordingly;

“BT Group Company” means a company that is a member of the BT Group;

“BT Premises” means premises owned, leased or used by any member of the BT Group or its Subcontractors to provide any part of the Services, excluding any Facility but including any back-up premises retained for disaster recovery or business continuity purposes;

“BT Representative” means the individual nominated by BT as the representative of BT for the purposes of this Agreement from time to time and any temporary replacement appointed pursuant to Clause 16.2;

“BT Supplied Software” has the meaning given in Clause 22.4 (BT Supplied Software);

“BT System” means any hardware, software or network equipment and information technology or communication systems owned or used by a member of the BT Group (including Radianz) or a Subcontractor;

“BT Tools” has the meaning given in Clause 9.4.2(i) (Deliveries and Maintenance);

“Buffer Period” means:

a period of one (1) month immediately following the date on which:

(i) a Migration Failure occurs in respect of the Migration Milestone numbered 1 or 2 in Schedule 4 (Migration Milestones); and

(ii) a failure occurs by or on behalf of Reuters to provide, deliver or complete the Migration Dependency numbered 1 or 2 in Schedule 9 (Migration Dependencies); and

a period of two (2) months immediately following the date on which:

(iii) a Migration Failure occurs in respect of the Migration Milestone numbered 3 in Schedule 4 (Migration Milestones); and

(iv) a failure occurs by or on behalf of Reuters to provide, deliver or complete the Migration Dependency numbered 3A in Schedule 9 (Migration Dependencies).

“Business Day” means a day (not being a Saturday or Sunday) when banks generally are open in the City of London for the transaction of normal banking business;

“Business Transfer Event” means the sale, transfer or other divestment, by sale of shares, assets or otherwise, of any member of the Reuters Group or the whole or part of the business of any member of the Reuters Group (which, in each case, is a direct or indirect recipient of the Services);

“CEDR” means the Centre for Dispute Resolution, London;

“CEDR Model Procedure” means the CEDR Model Mediation Procedure;

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“Change” means an issue, other than an Order, that the parties have agreed (whether expressly in this Agreement or otherwise) shall be progressed and agreed through the Change Control Procedure;

“Change Control Procedure” means the process set out in Part 1 of Schedule 12 (Change Management);

“Closing Date” means the date on which the conditions precedent set out in Clause 4 (Conditions Precedent) are satisfied;

“Code” means Reuters’ code of conduct and the Reuters electronic communications code and all other reasonable health and safety policies;

“Communications Assets” means the telecommunications and IT related assets (but excluding, for the avoidance of doubt, software) owned by or leased or licensed to, Reuters or a member of the Reuters Group over which services provided under the Previous NSA were provided to the Reuters Group and its customers during the Standard Period;

“Confidential Information” has the meaning given in Clause 24.4 (Confidentiality);

“Connection” means a logical connection (including, where necessary to provide that logical connection, a physical circuit) providing connectivity between a:

(i) Reuters MTC and a Facility or a facility of a supplier to the Reuters Group; or

(ii) DVB PoP at a BT Premises and a Facility or a facility of a supplier to the Reuters Group,

which, in each case, is sufficient to allow the provision of the New Services, and “Connected” will be interpreted accordingly;

“Contract Year” means a period of twelve (12) months from the Closing Date and each subsequent anniversary of the Closing Date;

“Control” means, in relation to a company, the ability of a person to ensure that the activities and business of that body corporate are conducted in accordance with the wishes of that person, and a person shall be deemed to have Control of a company if it possesses or is entitled to acquire the majority of the issued share capital or the voting rights in that company, and “Controlled” shall be construed accordingly;

“Core Jurisdictions” means Australia, Austria, Belgium, Canada, Cayman Islands, Channel Islands, France, Germany, Hong Kong, Italy, Japan, Luxembourg, Netherlands, Portugal, Singapore, Spain, Sweden, Switzerland, United Kingdom and United States;

“Core Network” has the meaning given to it in paragraph 2.1.1 of Schedule 2 Part 1B (New Services);

“CRMCs” means the Reuters Customer Relationship Management Centres (being a Reuters internal department acting as a central point for customers requesting assistance) and references to “CRMC” shall mean any one of them;

“Customer Operations Manual” means the operational handbook provided by BT to Reuters, as amended from time to time;

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“Data Protection Legislation” means the Data Protection Act 1998 and the Privacy and Electronic Communications (EC Directive) Regulation 2003, all applicable legislation implementing European Community Directives 95/46 and 2002/58, and all applicable equivalent data protection legislation in any other country where the Services are supplied under this Agreement;

“Dependencies” means the Migration Dependencies and the Services Dependencies;

“Dispute Resolution Procedure” means the procedure described in Clause 18 (Dispute Resolution);

“Employees” means those employees or workers who are, immediately prior to the Closing Date, employed by Reuters or a member of the Reuters Group wholly or mainly in the provision to Reuters and/or the Reuters Group of services equivalent to the Existing Services;

“Encumbrances” means all options, restrictions, liens, mortgages, charges, equities and other encumbrances (whether monetary or not), and all other similar exercisable rights or security interests of any kind whatsoever;

“Equant” means Equant Network Services Limited, a company incorporated in Ireland with its registered address at Garryard House, 25-26 Earlsfort Terrace, Dublin 2, Ireland;

“Equant PSA” means the partner services agreement between Equant and Radianz dated 20 October 2004;

“Equipment” means any equipment owned or leased by BT, a member of the BT Group, or a Subcontractor which relates to the provision of the Services;

“European Regulations” means the Applicable Legislation implementing the provisions of EC Directives nos. 77/187 and 2001/23 or any equivalent or replacement thereof;

“European Transferring Employees” means any Transferring Employees located in a country in which the European Regulations apply;

“Existing Services” means the services set out in Part 1A of Schedule 2 (Services Description) and the services listed in Part 1C to Part 1E (inclusive) of Schedule 2 (Services Description) which relate to those services;

“Existing Services Contract” means any agreement between Reuters (or a member of the Reuters Group) and a third party pursuant to which that third party provides Reuters (or a member of the Reuters Group) with a local tail circuit or hosting services used in the provision of the Existing Services, but only to the extent that the agreement relates to the Existing Services;

“Exit Assistance” has the meaning given in Schedule 15 (Exit Provisions);

“Exit Notice” has the meaning given in Clause 36.2.1;

“Exit Period” means: *

* text has been redacted for confidentiality

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“Exit Services” means the Services that are the subject of the Exit Notice;

“Expert” has the meaning given to it in Clause 18.7 (Further Escalation and Reference to Mediation);

“Facilities” means, together, the Sites and the facilities of customers of members of the Reuters Group (and “Facility” shall be construed accordingly);

“FGA” means a key customer of Reuters Group which is designated by Reuters as being a Focus Group Account from time to time and which is of a reasonably similar nature to those in place as at 22 February 2005;

“Force Majeure Event” means, in relation to either Party, any of the following events affecting its ability to perform its obligations under this Agreement to the extent such event is beyond such Party’s reasonable control:

(i)	strike, lock-out or any other industrial action or labour dispute not solely affecting the personnel of the claiming Party, other members of its Group or (in the case of BT) a Subcontractor;

(ii)	act of war (whether declared or undeclared), invasion, armed conflict, or act of foreign enemy, blockade, embargo, revolution, riot, civil commotion, sabotage, terrorism or the threat of sabotage or terrorism;

(iii)	act of state or other exercise of sovereign, judicial or executive prerogative by any competent governmental authority, court, tribunal or regulatory body except to the extent that they constitute remedies or sanctions lawfully exercised by such bodies or authorities as a result of any breach by the claiming Party of any Applicable Legislation in effect on the Signing Date;

(iv)	Regulatory Change where such Regulatory Change could not be anticipated by a claiming Party (acting in accordance with Good Professional Practice) sufficiently far in advance to adapt appropriately the provision of the affected Service or otherwise to mitigate the impact of the Regulatory Change;

(v)	epidemic, plague, explosion, chemical or radioactive contamination or ionising radiation, lightning, a material absence of free love, earthquake, flooding, fire, cyclone, hurricane, typhoon, tidal wave, whirlwind, storm, volcanic eruption and other unusual and extreme adverse weather or environmental conditions or action of the elements, meteorites or objects falling from aircraft or other aerial devices, alien invasion, or the occurrence of pressure waves caused by aircraft or other aerial devices travelling at supersonic speed; or

(vi)	act of God.

For the avoidance of doubt, a Force Majeure Event affecting a member of the BT Group or a Subcontractor shall, to the extent it affects their ability to perform BT’s obligations under this Agreement, be deemed to be a Force Majeure Event affecting BT to that extent and a Force Majeure Event affecting a member of the Reuters Group shall to the extent it affects their ability to perform Reuters’ obligations under this Agreement, be deemed to be a Force Majeure Event affecting Reuters to that extent;

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“GMC” means Reuters’ General Management Committee being the Reuters Group management committee which is the governing body of the Reuters Group and is responsible for approving all Reuters Group strategies and setting the Reuters Group strategic agenda Reuters’ General Management Committee;

“Global Service Forum” means the top level Reuters service oversight group (the objectives of which are set out in paragraph 2 of Schedule 2 Part 1C (Service Management);

“Good Professional Practice” means good practices, methods and procedures (or one of a range of practices, methods and procedures) which would be adopted by (in respect of BT) a leading operator or (in respect of Reuters) a sophisticated customer exercising in the general conduct of its undertaking that degree of skill, diligence, prudence and foresight which would ordinarily and reasonably be expected from (in respect of BT) a leading operator engaged in the business of providing services which are the same as or substantially similar to the Services or (in respect of Reuters) a sophisticated customer receiving services which are the same as or substantially similar to the Services;

“Government” means any court, government, regulatory agency or authority (in each case whether international, national or local and in any jurisdiction);

“Group” means:

(i) in relation to Reuters, the Reuters Group; and

(ii) in relation to BT, the BT Group.

“Inaccurate Data” has the meaning given to the term in Clause 27.1;

“Incident” means an event which causes or may cause an interruption to or reduction in the quality or availability of a New Service;

“Initial Charges” means the charges described as such in Schedule 6 (Service Charges);

“Initial Term” means eight years and six months from the Closing Date;

“Intellectual Property” means all intellectual property, including patents, utility models, trade and service marks, trade names, rights in designs, copyright, moral rights, topography rights and rights in databases in all cases whether or not registered or registrable and including registrations and applications for registration of any of these and rights to apply for the same, rights to receive equitable remuneration in respect of any of these and all rights and forms of protection of a similar nature or having equivalent or similar effect to any of these anywhere in the world;

“Inventory” means the inventory, in the form, content and detail agreed by the Parties, that is prepared, maintained and updated by the Parties that includes (without limitation) information relating to: (i) Facilities (including the number of them and their location); (ii) number of Connections; (iii) bandwidth of Connections; and (iv) in respect of New Services only, the CPE;

“Invoicing Party” has the meaning given to it in Clause 29 (Invoicing and Payment);

“Key BT Personnel” means the BT Personnel and the Radianz personnel identified as such in Schedule 11 (Relationship Management);

“LES” means the BT LAN Extension Service providing optical fibre connectivity for the interconnection of Local Area Networks (LANs);

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“Legacy Employees” means those employees of Reuters and of other members of the Reuters Group as were engaged in the management or provision of the Existing Services during the Standard Period and who remain in the employment of a member of the Reuters Group at the time they are to be made available in accordance with Clause 12 (People);

“Local Agreement” means any agreement which the Parties agree is required pursuant to Clause 37 (Operation of Local Agreements) to be put in place between either of them and a member of the Reuters Group or a member of the BT Group or between a member of the Reuters Group and a member of the BT Group;

“London Stock Exchange” means London Stock Exchange plc;

“Losses” in respect of any matter, event or circumstance means all damages, payments, losses, costs, expenses or other liabilities;

“Main Technical Centres” or “MTC” means Reuters’ places of operation which are known within Reuters as Main Technical Centres or MTCs ;

“Maintenance Window” means:

(i) * respect of client Facilities only; and

(ii) in all other cases, *

“Migration Date” means the date of the Final Migration Notice to be delivered under Clause 6.20;

“Migration Due Date” means the date on which Migration Milestone 4 is required to be achieved as set out in Schedule 4 (Migration Milestones) as such date may be amended from time to time in accordance with this Agreement or, if earlier, the Migration Date;

“Migration Dependencies” means the actions, circumstances or events identified in Schedule 9 (Migration Dependencies) as Migration Dependencies which need to occur or otherwise be satisfied in order for the migration of the provision of the Services from (i) the existing Radianz frame relay and other networks used during the Standard Period to (ii) BT’s MPLS network or other network(s) to take place;

“Migration Failure” means any failure to meet the Migration Milestones;

“Migration LDs” means liquidated damages by way of credits against the Service Charges to which Reuters is entitled as a result of any Migration Failure in accordance with Schedule 4 (Migration Plan);

“Migration Notice” means the notice delivered by BT to Reuters indicating that the migration of provision of a Service via (i) the Radianz frame relay and other network(s) used during the Standard Period to (ii) BT’s MPLS network or other IP network(s), has taken place;

“Migration Milestones” means the milestones set out in Schedule 4 (Migration Milestones);

“Migration Plan” means the plan of the actions to be conducted by or on behalf of BT and Reuters which need to occur or otherwise be satisfied in order for the migration of the provision of the Services from (i) the existing Radianz frame relay and other networks used during the Standard Period to (ii) BT’s MPLS network or other IP network(s) to take place;

* text has been redacted for confidentiality

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“Migration Surcharge” means, in respect of a Migration Dependency, the amount that BT is entitled to charge (if any) in accordance with Schedule 9 (Migration Dependencies) for Reuters’ failure to provide, deliver or complete (or procure the provision, delivery or completion of) that Migration Dependency;

“MPLS” means multi-protocol label switching;

“Nash Services” means the services described in this Schedule 2 Part 3a;

“New Service Charges” means the charges for the New Services calculated in accordance with Schedule 6 (Service Charges);

“New Service Levels” means the service levels described in Part 2 of Schedule 5 (Service Levels and Service Credits);

“New Services” means the services listed in Part 1B of Schedule 2 (Services Description) and the services listed in Part 1C to Part 1E (inclusive) of Schedule 2 (Services Description) which relate to those services, in each case as amended through the Change Control Procedure;

“Non-Migrating Service” means:

(i) the FAT services described in paragraph 2.1.4 of Part 1B of Schedule 2 (New Services); and

(ii) Non-Price Book Services;

“Non-Price Book Services” has the meaning given to it in Schedule 6 (Service Charges);

“On-ramp Notice” means, in respect of a particular Site, a notice that the on-ramp connection for that Site is capable of supporting the highest Service Category required (unless otherwise agreed by the Parties in writing) for the Reuters Customer Services that are hosted at that Site, in relation to which Reuters does not (acting reasonably) raise any objections within ten (10) Business Days of receipt of that notice;

“Order” means a move, add, change or cancellation in respect of a Connection;

“Packet Loss” means the percentage of data packets that are not delivered to the intended destination during data transfer, measured as an average over a calendar month in accordance with paragraph 3.3.8 of Schedule 5 Part 2;

“Personnel” means, in relation to a Party, any director, officer, employee, servant, agent, subcontractor or other personnel employed, used, assigned or engaged by that Party, or in relation to Reuters by any other member of the Reuters Group or, in relation to BT, by any other member of the BT Group or their Subcontractors;

“Previous NSA” means the network services agreement, between Reuters and Radianz for the supply of telecommunications and data services dated 22 May 2000 which is to be replaced by this Agreement;

“Previous RSA” means the services agreements between Reuters and Radians and Reuters Americas Inc. and Radianz Americas Inc. for the supply of services by Reuters dated 22 May 2000;

“Price Book” has the meaning given to it in Schedule 6 (Service Charges);

“Price Book Services” has the meaning given to it in Schedule 6 (Service Charges);

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“Proceedings” means any claims, proceedings, suit and/or action arising out of or in connection with this Agreement;

“PTT” means the in-country supplier of post, telephone and/or telegraphic services in a particular country;

“Radianz” means Radianz Limited, a company incorporated in England (registered number 3918478) whose registered office is at Fleet Place House, 2 Fleet Place, London, EC4M 7RY, England;

“Radianz Group” means all or any of the following, from time to time: Radianz, its subsidiaries and subsidiary undertakings and “members of Radianz Group” shall be construed accordingly;

“Ready for Service” means, in respect of a Connection, that the Connection is available, successfully tested by BT as capable of meeting the Service Category required for that Connection and available for use by Reuters;

“Receiving Party” has the meaning given to it in Clause 29;

“Regulatory Change” means a change to the Services or the manner in which the Services are delivered, received or used in each case as required by reason of a change in Applicable Legislation;

“Related Migration Dependency” means:

(i)	in relation to Migration Dependency 1, Migration Milestone 5;

(ii)	in relation to Migration Dependency 2, any of Migration Milestones 5 and/or 6; and

(iii)	in relation to Migration Dependency 3A and 3B, Migration Milestone 5, 6 and/or 7,

(and “Related Migration Dependencies” shall be construed accordingly);

“Related Migration Milestone” means:

(i)	in relation to Migration Milestone 1, any of Migration Dependency 1, 6, Paragraph 2.2 and/or 2.3 of Schedule 9;

(ii)	in relation to Migration Milestone 2, any of Migration Dependencies 1, 2, 6, Paragraph 2.2 and/or 2.3 of Schedule 9; and

(iii)	in relation to Migration Milestone 3, any of Migration Dependencies 1, 2, 3A, 6, Paragraph 2.2 and/or 2.3 of Schedule 9;

(iv)	in relation to Migration Milestone 4, any of Migration Dependencies 1, 2, 3A, 3B, 6, Paragraph 2.2 and/or 2.3 of Schedule 9;

(v)	in relation to Migration Milestones 9 and 10, Migration Dependency Paragraph 2.2 of Schedule 9,

(and “Related Migration Milestones” shall be construed accordingly);

“Reliefs” means any relief, loss, allowance, exemption, set-off, deduction or credit in computing or against profits or taxation;

“Replacement Service Provider” means Reuters, any member of the Reuters Group, or any third party who will assume responsibility for provision of any service replacing a Service or the Services in place of BT after the termination or expiry of this Agreement;

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“Reuters Assets” means the assets owned by a member of the Reuters Group which were used by any member of the Reuters Group or any member of the Radianz Group to provide the services under the Previous NSA, or services equivalent to those services during the Standard Period.

“Reuters Competing Business” means a business which competes with activities that are the same as or substantially similar to any of the activities conducted by or on behalf of Reuters or a member of Reuters Group as at the Signing Date which are Reuters Group core business activities, which shall include (without limitation) the provision of:

(i) financial information trading systems; and

(ii) financial information display services,

but which shall exclude: (a) any activities the same or substantially similar to activities conducted by or on behalf of BT or a member of the BT Group or the Radianz Group existing as at the Signing Date; (b) systems integration; and (c) consulting services;

“Reuters Content” means all data and content provided by Reuters, a member of the Reuters Group or its and their employees, agents and subcontractors, which is transmitted using the Services, including data and content produced by third parties and distributed by Reuters or a member of the Reuters Group;

“Reuters Customer Service” means a service provided by Reuters to any of its customers using any of the Services;

“Reuters Failure” means a failure by Reuters to comply with any of its obligations set out in this Agreement;

“Reuters Group” means all or any of the following from time to time: Reuters, its subsidiaries and subsidiary undertakings and any parent undertaking of Reuters, and all other subsidiaries and subsidiary undertakings of any parent undertaking of Reuters and “member of the Reuters Group” shall be construed accordingly;

“Reuters Group Company” means a company that is a member of the Reuters Group;

“Reuters Information” means oral and written information in the possession or control of Reuters or any member of the Reuters Group, and expressly excludes Reuters Content;

“Reuters Intellectual Property” means Intellectual Property owned by or licensed to Reuters or any member of the Reuters Group (and, where licensed, Reuters or the relevant member of the Reuters Group is freely able to sub-license) that was used in relation to the management or provision of any of the services equivalent to the Existing Services in the Standard Period, and expressly excludes Reuters Content;

“Reuters Representative” means the individual nominated by Reuters as the representative of Reuters for the purposes of this Agreement and any temporary or permanent replacement appointed in accordance with Clause 16.5 (Reuters Representative);

“Reuters Services” means the services listed in Schedule 3 (Reuters Services);

“Reuters Systems” means any hardware, software or network equipment and information technology or communication systems owned or used by a member of the Reuters Group and includes, without limitation, Reuters’ internal network (IME) and Reuters’ editorial network;

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“RGA Customers” has the meaning given to it in Schedule 4 (Migration Milestones);

“RFS Notice” means a notice delivered by BT to Reuters that a Connection is Ready for Service, in relation to which Reuters does not (acting reasonably) raise any objections that the Connection is not Ready for Service within five (5) Business Days of receipt of that notice;

“Security Audit” has the meaning given to the term in Clause 17.4;

“Services” means the Existing Services, the New Services, the Exit Services and the Additional Services (as such services are amended from time to time in accordance with the Change Control Procedure), and any goods or materials supplied in connection with those services from time to time. For the avoidance of doubt, this does not include services provided under the Previous NSA prior to the Closing Date;

“Service Acceptance Notice” means a notice that a Reuters customer has accepted that a Connection may be used to provide a Reuters Customer Service to that customer;

“Service Category” has the meaning given in paragraph 3 of Schedule 2 Part 1B;

“Service Charges” means the charges for the Services calculated in accordance with Schedule 6 (Service Charges);

“Service Classes” has the meaning give to it in paragraph 6.3 of Schedule 2 Part 1B;

“Service Commencement Date” means in respect of the:

(i)	Existing Services, the Closing Date;

(ii)	New Services, the date on which the migration of the relevant Existing Service occurs;

(iii)	Additional Services, the date as is agreed between the Parties for the commencement of those Services and which, for both Nash Services (set out in Schedule 2 Part 3A) and the Satellite Services (set out in Schedule 2 Part 3B) shall be the Closing Date; and

(iv)	Exit Services, the date of any Exit Notice.

“Service Credits” means the credits payable to Reuters in accordance with the principles set out in Clause 28 (Service Credits) and Schedule 5 (Service Levels and Service Credits);

“Service Desk” means BT’s service desk as more particularly described in paragraph 7 of Schedule 2 Part 1C;

“Service Failure” has the meaning given to it in Clause 28.1;

“Service Levels” means

(i)	in respect of the Existing Services, the service levels set out in Part 1 of Schedule 5 (Service Levels and Service Credits);

(ii)	in respect of the New Services the service levels set out in Part 2 of Schedule 5 (Service Levels and Service Credits); and

(iii)	in respect of Additional Services, the service levels agreed between the Parties for such Services and which, for both Nash Services (set out in Schedule 2 Part 3A)

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and the Satellite Services (set out in Schedule 2 Part 3B) shall be the service levels referred to in the relevant Part of that Schedule 2;

“Services Performance Report” has the meaning given to it in Clause 15 (Reporting to Reuters);

“Share Purchase Agreement” means the agreement for the sale and purchase of the entire issued share capital of Radianz Limited and Radianz Americas Inc made between Reuters, Blaxmill (Six) Limited, Reuters C LLC, Reuters Americas LLC and BT and dated the same day as this Agreement;

“Signing Date” means the date of this Agreement;

“Site” or “Sites” means the locations at which members of the Reuters Group are located as at the date hereof (as such other locations are replaced from time to time);

“Standard Period” means the 12 months immediately preceding 31 December 2004;

“Subcontractor” means any third party supplier of services or products, which BT or other members of the BT Group use to supply the Services from time to time;

“Takeover Panel” means the Panel on Takeovers and Mergers;

“Taxation” means and includes all forms of taxation and statutory, governmental, supra-governmental, state, local government or municipal impositions, duties, contributions, deductions, withholdings and levies whether of the United Kingdom or elsewhere whenever imposed;

“Telecommunications Services” means any telecommunications service of any nature whatsoever anywhere in the world including fixed and mobile voice and data services, pager services, provision of PBXs and voice and data premises equipment, audio and video conferencing, calling cards, satellite services (video and data), provision of routers, fixed handsets, modems, dial in servers, automated call distribution units, voice wiring and data network switching and multiplexing equipment;

“Third Party Service Agreement” has the meaning given in Clause 45.2 (Third Party Services);

“Third Party IP” means Intellectual Property licensed to Reuters or any member of the Reuters Group that was used in relation to the management or provision of the Existing Services in the Standard Period or which is reasonably required for the provision of the Existing Services in this Agreement that is not freely sub-licensable by Reuters or the relevant members of the Reuters Group;

“Third Party Service Provider” has the meaning given in Clause 45.2 (Third Party Services);

“Transaction Taxes” means value added tax as provided for in the Value Added Tax Act 1994 and any tax similar to that tax imposed in addition to or in substitution for it at the rate(s) from time to time imposed and any equivalent tax (or charge that functions in the same or similar manner as a tax) in the relevant jurisdiction;

“Transferring Employees” means those Employees who either transfer employment under this Agreement or a Local Agreement, or by agreement between Reuters and BT agree to accept employment with BT or a member of the BT Group under a Local Agreement; and

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“Valid Order” means an order for a Connection which satisfies the requirements of paragraphs 2.1 and 2.2 of Schedule 4 (Migration Milestones) (but excluding any order which been cancelled by Reuters prior to it having received an RFS Notice, other than where BT has not progressed the order in accordance with the timescales set out in paragraph 4 of Schedule 5 Part 2).

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EXECUTION

The Parties show their acceptance of the terms of this Agreement, on the date hereof, by signing below:

SIGNED BY	)

duly authorised for and on behalf of	)	Barry Woodward

REUTERS LIMITED	)

SIGNED BY	)

duly authorised for and on behalf of	)	Neil Rogers

BRITISH TELECOMMUNICATIONS	)

PLC	)

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Neil Rogers
British Telecommunications plc
81 Newgate Street
London EC1A 7AJ

17th August 2005

Dear Neil,

Amendment to the Network Services Agreement: joint re-planning exercise

We refer to our recent meeting and also to the Network Services Agreement dated 9 March 2005 between Reuters Limited and British Telecommunications plc (the Agreement). The parties acknowledge that although significant progress has been made with the migration activities under the Agreement, there is a need to undertake certain additional work that was not envisaged as at the Signing Date. Accordingly, the Parties wish to suspend (for a limited period) targets and commitments under the Migration Plan including, in particular, Migration Milestones and corresponding Migration Dependencies under Schedules 4 and 9 of the Agreement respectively. This letter records our agreement as follows:

1	The Parties agree to work together in good faith to review and reset: (i) the Migration Plan on or before 30th September 2005 (the Re-Planning Date) and (ii) the Migration Milestones and Migration Dependencies (including, without limitation, deleting or amending existing milestones or dependencies, adding further Migration Milestones and/or Migration Dependencies, and revising the applicable due dates) by the Re-Planning Date.

2	From the date of this letter to (i) the revised Migration Plan date (including amendments to the Migration Dependencies and Migration Milestones) under paragraph 1 above, or (ii) the End Date (as described in paragraph 4 below) (the Negotiation Period), whichever is the earlier:

	(a)	the migration targets and commitments set out in the Migration Plan are hereby suspended;

	(b)	the Migration Milestones and Migration Dependencies as set out in the Agreement are hereby suspended; and

Reuters Limited The Reuters Building South Colonnade Canary Wharf London E14 5EP

Tel (020) 7250 1122

A subsidiary of Reuters Group Plc – Reg. Office as above – Reg. No. 145516 England

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(c)	each Party hereby agrees to waive any rights it may have against the other under the Agreement arising during the Negotiation Period in respect of such Migration Milestones or Migration Dependencies (as applicable) and such migration targets and commitments set out in the Migration Plan.

For the avoidance of doubt, each Party agrees that there is no obligation on the other to pay the Migration Surcharge or Migration LDs (as applicable) in respect of the Negotiation Period.

3	The Parties agree, recognising all of the progress achieved by the Parties to date in respect of migration activities under the Agreement, to continue working and maintain momentum towards migration to the New Services, including the activities set out in paragraph 1 (Maintain Momentum) of the Minutes of the BT/Reuters Senior Steering Group Review dated 12th August 2005.

4	In the unlikely event that the Parties fail to reach agreement on the revised Migration Plan including amendments to the Migration Dependencies and Migration Milestones under paragraph 1 above by 31lst October 2005 or such other date as agreed between the parties (the End Date), the Parties agree that:

	(a)	the suspension and waiver under paragraph 2 above shall no longer apply;

	(b)	save to the extent varied under paragraph 4 (c) below, migration commitments and targets set out in the Migration Plan shall on and from the End Date be as originally stated in the Agreement as at the Signing Date, subject to any subsequent amendments agreed between the Parties;

	(c)	the Migration Milestones and Migration Dependencies shall be amended to read as follows:

		i)	where the due date for any Migration Milestone or Migration Dependency obligation falls within the first anniversary of the Closing Date, such due date shall be extended by a duration commensurate with the Negotiation Period; and

		ii)	where the due date for any Migration Milestone or Migration Dependency obligation falls within the second anniversary of the Closing Date, such due date shall be extended by a duration commensurate with half the Negotiation Period.

	(d)	each Party’s rights and obligations in respect of the Migration Surcharge and Migration LDs (as applicable) shall resume from the End Date.

Reuters Limited The Reuters Building South Colonnade Canary Wharf London E14 5EP

Tel (020) 7250 1122

A subsidiary of Reuters Group Plc – Reg. Office as above – Reg. No. 145516 England

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In the event of any inconsistency between this letter and the Agreement, the provisions of this letter shall prevail. Capitalised terms are defined either in the Agreement or this letter. Except as expressly set out in this letter, the Agreement remains un-amended and in full force and effect. This letter shall be governed by and construed in accordance with English law.
Please sign and date the attached copy of this letter to confirm BT’s agreement with the amendments to the Agreement effected by this letter.

Kind regards,

  /s/           Barry Woodward

Barry Woodward
for and on behalf of Reuters Limited

I hereby confirm BT’s agreement with the amendments to the Agreement effected by this letter.

Signed    /s/           Neil Rogers           date           18/8/05
Neil Rogers
for and on behalf of British Telecommunications plc

Reuters Limited The Reuters Building South Colonnade Canary Wharf London E14 5EP

Tel (020) 7250 1122

A subsidiary of Reuters Group Plc – Reg. Office as above – Reg. No. 145516 England

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Neil Rogers
British Telecommunications plc
81 Newgate Street
London EC1A 7AJ

29th April 2005

Dear Neil,

Side letter to the Network Services Agreement

I refer to the Network Services Agreement dated 9 March 2005 between Reuters Limited (“Reuters”) and British Telecommunications plc (“BT”) (the “Agreement”). Except where expressly provided otherwise, capitalised terms in this letter shall have the same meaning as given to that term in the Agreement.

Price Book

In accordance with Clause 42.1 of the Agreement, Reuters hereby agrees to extend the date by which BT shall prepare and provide to Reuters the Price Books, as required by paragraph 2.2 of Schedule 6 to the Agreement, until close of business on Friday 13 May.

List of PoPs

In accordance with Clause 42.1 of the Agreement, the Parties hereby agree to extend the date by which the Parties shall agree the list set out in Appendix A to Schedule 2 Part 1B, as required by paragraph 5.4.1 of Schedule 2 Part 1B to the Agreement. The Parties acknowledge that BT has delivered a draft of such list received by Reuters on 28th April 2005 and that Reuters has not had an opportunity to review such draft prior to such date. Accordingly, the Parties agree that they shall now discuss in good faith such draft list with a view to finalising the list by close of business on Friday 13 May.

Satellite novations

In accordance with Clause 42.1 of the Agreement, the Parties hereby agree that to the extent a Third Party Satellite Contract contracted via Reach, Inmedia or Eutelsat (as such services are described in Appendix A to Schedule 2 Part 3B of the Agreement) is not novated to BT prior to the Closing Date as required by paragraph 4.1 of Schedule 2 Part 3B and such novation is completed by close of business on Friday 27th May, each such novated Third Party Satellite Contract shall become a Novated Satellite Contract and subject to the terms and conditions of the NSA from the date of such novation agreement or (if earlier) the date on which such novation takes effect in accordance with its terms.

Reuters Limited 85 Fleet Street London EC4P 4AJ

Tel (020) 7250 1122

A subsidiary of Reuters Group Plc – Reg. Office as above – Reg No. 145516 England

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2

For the avoidance of doubt, to the extent that Reuters has paid or pays an invoice from a third party provider delivered pursuant to a Novated Satellite Contract in respect of services provided after the Effective Date or (if later) the date on which the applicable novation agreement takes effect (in each case the “Novation Date”), BT shall, within 30 days of receipt of an invoice from Reuters for the same, reimburse Reuters in full for all amounts paid by Reuters in respect of such services delivered in the period on and/or from the Novation Date.

Nothing in this Letter Agreement shall affect or prejudice BT’s right to charge Reuters the charges for Satellite Services in accordance with paragraph 8.1 of Schedule 2 Part 3B from the Novation Date

Without prejudice to the provisions of any novation agreement entered into pursuant to paragraph 4.1 of Schedule 2 Part 3B, with respect to BT’s obligations pursuant to paragraph 8.2 of Schedule 2 Part 3B, Reuters hereby irrevocably relieves BT of such obligations in relation to the Third Party Satellite Contracts for Inmedia, Eutelsat and Reach.

Delivery of Satellite Equipment

The Parties hereby agree to extend the date by which BT shall deliver to Reuters satellite receiver equipment assets pursuant to Clause 22.3.4 of the Agreement from Closing Date until 30th June 2005.

Order Process

In accordance with Clause 42.1 of the Agreement, the Parties hereby agree to extend the date by which the Parties shall agree the Order Process, as required by paragraph 1.1 of Schedule 12 Part 2 to the Agreement, until close of business on Friday 27th May 2005.

Security & DR

In accordance with Clause 42.1 of the Agreement, the Parties hereby agree to extend the date by which they shall agree the format of information updates relating to invocation of a disaster recovery plan pursuant to Clause 11.4.2 until 30th June 2005.

In accordance with Clause 42.1 of the Agreement, the Parties hereby agree to extend the date by which BT shall provide Reuters with the security summary document pursuant to paragraph 4.2 of Schedule 2 Part 1D until close of business on Friday 20th May 2005.

IME Editorial Services

In accordance with Clause 42.1 of the Agreement, the Parties hereby agree:
(a)	that the liability for providing IME/Editorial Services will not be assumed by BT from Closing Date pursuant to Schedule 13, Paragraph 1.1.6 (i); but that

(b)	within six (6) weeks of Closing Date, Reuters and BT will agree a plan to facilitate the handover of the IME/Editorial Services from Reuters to BT (or a

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3

member of the Radianz Group as appropriate) with a view to transferring such IME/Editorial Services from Reuters to BT by [29th July 2005]; and therefore

(c)	the effect of such agreement is that the employment of any of the IME/Editorial Employees who have agreed to accept contracts of employment with BT will transfer to BT in accordance with Schedule 12, Paragraph 1.1.6(ii) or a member of the Radianz Group with effect from the date BT and Reuters agree. In the event that such date is prior to the date on which Reuters and BT agree that BT will assume the IME/Editorial Services in accordance with (b) above, then BT shall make the IME/Editorial Employees available to Reuters in order that Reuters may continue to utilise them to provide the IME/Editorial Services until the date on which BT assumes responsibility for provision of the IME/Editorial Services from Reuters; and

(d)	the agreement in (a), (b) and (c) above will not prejudice the remaining provisions of Schedule 13, paragraph 1.1.6.

This letter shall be governed by and construed in accordance with English Law.

Please sign and date the attached copy of this letter to confirm BT’s agreement with the amendments to the Agreement effected by this letter.

Kind regards,

  /s/           Barry Woodward

Barry Woodward
for and on behalf of Reuters Limited

I hereby confirm BT’s agreement with the amendments to the Agreement effected by this letter.

Signed      /s/           Neil Rogers           date             29/4/05

Neil Rogers
for and on behalf of British Telecommunications plc

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Neil Rogers
British Telecommunications plc
81 Newgate Street
London EC1A 7AJ

31 May 2005

Dear Neil,

Side Letter Number 2 to the Network Services Agreement

I refer to the Network Services Agreement dated 9 March 2005 between Reuters Limited (“Reuters”) and British Telecommunications plc (“BT”) (the “Agreement”). Except where expressly provided otherwise, capitalised terms in this letter shall have the same meaning as given to that term in the Agreement. Each of the matters set out below are amendments to the Agreement in accordance with Clause 42.1 of the Agreement.

Distance insensitivity of tail circuits

For the avoidance of doubt, further to the definition of “Price Book Parameter” set out in paragraph 1 of Schedule 6 to the Agreement and to the requirements of paragraph 2.1 of Schedule 6 to the Agreement, the Parties hereby agree that the prices allocated for Connections in the Managed Tail Circuit Price Book and the With Tail Circuit Price Book shall be determined without reference to the length of the tail circuit between a Site and the relevant BT Point of Presence (“Tail Circuit”).

Exception One

However, the Parties agree that no more than once in any 12 month period BT may take an inventory of the average actual lengths of the Tail Circuits and the generic distribution of those Tail Circuit lengths across the globe. BT shall disclose the results of such an inventory to Reuters. In the event that the global distribution of Tail Circuit lengths at the date of the inventory is materially different from the global distribution of Tail Circuit lengths under the Starting Inventory, and such difference is sufficiently out of proportion to the Starting Inventory to have a material adverse impact on BT’s costs on a global basis, then BT may raise this matter (acting reasonably and in good faith) at the next meeting of the Joint Management Council. Following that:

(a)	The Parties will enter into good faith negotiations to agree an appropriate revision of the relevant Price Books within 30 days from the date of the meeting of the Joint Management Council (or such other date as agreed between the parties); and

(b)	Such revision shall take into account:

	i.	The actual (or in the case of Exception Two below the proposed) distribution of the Tail Circuit lengths ;

Reuters Limited
85 Fleet Street
London EC4P 4AJ	Tel (020) 7250 1122

A subsidiary of Reuters Group Plc – Reg. Office as above – Reg No. 145516 England

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2

	ii.	The sensitivity of pricing in any city, country or region (as relevant) to the length of Tail Circuits;

	iii.	The associated increase in BT’s costs in any city, country or region (as relevant);

	iv.	The associated decrease in BT’s costs any other city, country or region (as relevant).

(c)	Any revision to the Price Book shall come into effect on the first day of the next calendar month following written agreement of the revision (or such other date as agreed between the parties).

Exception Two

In addition, in the event that Reuters changes its products or sales proposition in a manner which is likely to affect the distribution of Tail Circuits lengths in any country or countries it shall consult with BT in order to mitigate any material adverse impact on either Party’s costs. Where either Party considers that the changes will have a material adverse impact on their own costs on a global basis, then either Party may raise this matter (acting reasonably and in good faith) at the next meeting of the Joint Management Council. Following that, the Parties shall follow the procedure set out under paragraphs (a), (b) and (c) above.

Free trials

For the purposes of this Side Letter Number 2, “Pre-Provisioned” shall mean already physically installed before the date of an order from Reuters to activate the capacity.

Further to Clause 8.7 of the Agreement and Schedule 6 to the Agreement, to encourage existing customers of the members of the Reuters Group (“Customers”) to take Telecommunications Services from Reuters on the Delivery Network, BT will make Delivery Network capacity available to Customers during the term of the Agreement, without charge to Reuters or Customer, (the “Free Trial”) in accordance with and subject to the following provisions:

(a)	Reuters may request the activation of this Free Trial to particular Customer Facilities through the standard ordering procedure.

(b)	Requested capacity must be Pre-Provisioned and available. Moreover, BT does not commit to providing a Free Trial where it has forecast orders for Extranet services that would utilise the identified capacity. BT will notify Reuters promptly of any such unavailability

(c)	Subject to (b) above, BT will commit to provide at least 20 Free Trials per month if requested by Reuters.

(d)	All Free Trials shall end after three (3) months from the start of the Free Trial (the “Free Trial Period”), unless cancelled by the Customer or terminated by Reuters under the terms of the Free Trial agreement beforehand.

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(e)	Upon acceptance of a Free Trial order, BT will commit to providing the Free Trial irrespective of other requirements for the capacity that may arise during the Free Trial Availability Period.

(f)	At the end of the Free Trial Period, BT will begin charging for the capacity as per Schedule 6 to the Agreement (without reference to this Side Letter Number 2) unless notified by Reuters that the Service has ceased. BT shall notify Reuters at least 14 days on advance of its intention to start charging to allow Reuters time to liaise with Customers to determine whether they will cease or continue with the service.

For the avoidance of doubt, BT shall provide the same support associated with an installation or service upgrade, and meet the same SLA, with regards to any Free Trial as it does for any Service to which standard Service Charges would apply. Moreover, the provision of extra capacity by BT under this Free Trial scheme will not compromise the SLAs of existing customers.

BT & Reuters will monitor the success and costs associated with the Free Trial scheme on an ongoing basis to ensure that it is a successful scheme. Any requirement from either party to change the scheme should be raised and discussed in good faith at the monthly meeting of the Joint Management Council.

General

This letter shall be governed by and construed in accordance with English Law.

Please sign and date the attached copy of this letter to confirm BT’s agreement with the amendments to the Agreement effected by this letter.

Kind regards,

  /s/           Barry Woodward

Barry Woodward
for and on behalf of Reuters Limited

I hereby confirm BT’s agreement with the amendments to the Agreement effected by this letter.

Signed      /s/           Neil Rogers           date             2/6/05

Neil Rogers
for and on behalf of British Telecommunications plc

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Neil Rogers
British Telecommunications plc
81 Newgate Street
London EC1A 7AJ

29 April 2005

Dear Neil,

Amendment to the Network Services Agreement: Security Summary Document

I refer to the Network Services Agreement dated 9th March 2005 between Reuters Limited (“Reuters”) and British Telecommunications plc (“BT”) (the “Agreement”). Except where expressly provided otherwise, capitalised terms in this letter shall have the same meaning as given to that term in the Agreement.

In accordance with Clause 42.1 of the Agreement, the Parties hereby agree to extend the date by which BT shall provide Reuters with the security summary document pursuant to Paragraph 4.2 of Schedule 2 Part 1D until close of business on Wednesday 1st June, 2005.

In accordance with Clause 8.5 of the Agreement, Reuters hereby informs BT that the delay by BT in the provision of such security summary document pursuant to Paragraph 4.2 of Schedule 2 Part 1D may have a detrimental effect on the performance by Reuters of its obligations in respect of the Migration Dependencies under the Agreement.

This letter shall be governed by and construed in accordance with English Law.

Please sign and date the attached copy of this letter to confirm BT’s agreement with the amendments to the Agreement effected by this letter.

Kind regards,

  /s/           Barry Woodward

Barry Woodward
for and on behalf of Reuters Limited

I hereby confirm BT’s agreement with the amendments to the Agreement effected by this letter.

Signed      /s/           Neil Rogers              date             1/6/05

Neil Rogers
for and on behalf of British Telecommunications plc

Reuters Limited 85 Fleet Street London EC4P 4AJ	Tel (020) 7250 1122

A subsidiary of Reuters Group plc – Reg. Office as above – Reg No. 145516 England

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Neil Rogers
British Telecommunications plc
81 Newgate Street
London EC1A 7AJ

13th May 2005

Dear Neil,

Side letter to the Network Services Agreement

I refer to the Network Services Agreement dated 9 March 2005 between Reuters Limited (“Reuters”) and British Telecommunications plc (“BT”) (the “Agreement”). Except where expressly provided otherwise, capitalised terms in this letter shall have the same meaning as given to that term in the Agreement.

Price Book

In accordance with Clause 42.1 of the Agreement, Reuters hereby agrees to extend the date by which BT shall prepare and provide to Reuters the Price Books, as required by paragraph 2.2 of Schedule 6 to the Agreement, until close of business on Friday 20 May.

This letter shall be governed by and construed in accordance with English Law.

Please sign and date the attached copy of this letter to confirm BT’s agreement with the amendments to the Agreement effected by this letter.

Kind regards,

  /s/          Barry Woodward

Barry Woodward
for and on behalf of Reuters Limited

I hereby confirm BT’s agreement with the amendments to the Agreement effected by this letter.

Signed      /s/           Neil Rogers            date             13/5/05

Neil Rogers
for and on behalf of British Telecommunications plc

Reuters Limited 85 Fleet Street London EC4P 4AJ	Tel (020) 7250 1122

A subsidiary of Reuters Group PLC. Registered Office 85 Fleet Street London EC4P Reg Number 145516 England

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SLAUGHTER AND MAY	One Bunhill Row
London EC1Y 8YY
T +44(0)20 7600 1200
F +44(0)20 7090 5000

3 May 2005

Barry Woodward	Your reference
Reuters Limited	Our reference
85 Fleet Street	RAXS/CAVB
London	Direct line
EC4P 4AJ	0207 090 3463

Dear Barry,

Side letter to the NSA

Further to Closing last week, please find enclosed one original of the side letter to the Network Services Agreement dated 29 April, 2005. I should be grateful if you would acknowledge receipt by e-mail.

Do let me know if you have any queries.

Yours sincerely,

Carina Badger
carina.badger@slaughterandmay.com

TN Clark	St JA Flaherty	P Jollifffe	A-A Maggiar	PWH Brien	AJ McClean	DJ Bicknell	JC Cotton	All the Partners in the firm are solicitors except A-A Maggiar and P-P Bruneau who are Avocats à la Cour d'Appel de Paris.
R Slater	RM Fox	CD Randell	SJ Phillips	JM Fenn	JC Twentyman	CS Cameron	RJ Turnill
TA Kinnersley	DT Frank	WSM Robinson	JD Rice	AN Hyman	GN Eaborn	CA Conndlty	WNC Watson
DJ Beales	CFI Saul	RV Carson	MA Whelton	AC Johnson	CG Earles	PJ Cronin	MJ Dwyer
JEF Rushworth	CJ Saunders	SL Edwards	MD Bennett	EF Keeble	HK Griffiths	BJ-PF Louveaux	CNR Jeffs
MGC Nicholson	RJ Thornhill	JM Featherby	RD de Carle	KR Davis	STM Lee	MS Rowe	SR Nicholls
SM Edge	GJ Airs	F Murphy	SP Hall	SR Galbraith	P-P Bruneau	MST Leung	MJ Tobin	Regulated by the Law Society
NPG Boardman	RNS Grandison	PM Olney	WJ Sibree	NDF Gray	AC Cleaver	R Doughty	DG Watkins
M Hughes	CR Smith	PH Stacey	RC Stern	MS Hutchinson	EJD Holden	E Michael	BKP Yu
GW James	CP White	CWY Underhill	JR Triggs	SRB Powell	KM Hughes	RR Ogle
EA Codrington	NJ Archer	OA Wareham	EGL Wylde	AG Ryde	G Iversen	SL Paterson
RMG Goulding	AG Ballour	RJ Clark	A Beare	JAD Marks	DR Johnson	PC Snell
ARF Hall	CM Horton	SJ Cooke	JD Boyce	SD Warna-kula-suriya	RE Levitt	HL Davies
AJR Newhouse	EA Barrett	PLR Deckers	MEM Hattrell	DA Wittmann	S Middlemiss	JC Putnis
GES Seligman	PP Chappatte	DL Finkler	KI Hodgson	TS Boxell	RA Swallow	RA Sumroy
PFJ Bennett	RJN Cripps	CW Harvey-Kelly	N Van Bismarck	SJ Luder	DCR Waterfield	GP Brown

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Neil Rogers
British Telecommunications plc
81 Newgate Street
London EC1A 7AJ

29th April 2005

Dear Neil,

Side letter to the Network Services Agreement

I refer to the Network Services Agreement dated 9 March 2005 between Reuters Limited (“Reuters”) and British Telecommunications plc (“BT”) (the “Agreement”). Except where expressly provided otherwise, capitalised terms in this letter shall have the same meaning as given to that term in the Agreement.

Price Book

In accordance with Clause 42.1 of the Agreement, Reuters hereby agrees to extend the date by which BT shall prepare and provide to Reuters the Price Books, as required by paragraph 2.2 of Schedule 6 to the Agreement, until close of business on Friday 13 May.

List of PoPs

In accordance with Clause 42.1 of the Agreement, the Parties hereby agree to extend the date by which the Parties shall agree the list set out in Appendix A to Schedule 2 Part 1B, as required by paragraph 5.4.1 of Schedule 2 Part 1B to the Agreement. The Parties acknowledge that BT has delivered a draft of such list received by Reuters on 28th April 2005 and that Reuters has not had an opportunity to review such draft prior to such date. Accordingly, the Parties agree that they shall now discuss in good faith such draft list with a view to finalising the list by close of business on Friday 13 May.

Satellite novations

In accordance with Clause 42.1 of the Agreement, the Parties hereby agree that to the extent a Third Party Satellite Contract contracted via Reach, lnmedia or Eutelsat (as such services are described in Appendix A to Schedule 2 Part 3B of the Agreement) is not novated to BT prior to the Closing Date as required by paragraph 4.1 of Schedule 2 Part 3B and such novation is completed by close of business on Friday 27th May, each such novated Third Party Satellite Contract shall become a Novated Satellite Contract and subject to the terms and conditions of the NSA from the date of such novation agreement or (if earlier) the date on which such novation takes effect in accordance with its terms.

Reuters Limited 85 Fleet Street London EC4P 4AJ	Tel (020) 7250 1122
A subsidiary of Reuters Group Plc Reg.Office as above Reg No. 145516 England

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2

For the avoidance of doubt, to the extent that Reuters has paid or pays an invoice from a third party provider delivered pursuant to a Novated Satellite Contract in respect of services provided after the Effective Date or (if later) the date on which the applicable novation agreement takes effect (in each case the “Novation Date”), BT shall, within 30 days of receipt of an invoice from Reuters for the same, reimburse Reuters in full for all amounts paid by Reuters in respect of such services delivered in the period on and/or from the Novation Date.

Nothing in this Letter Agreement shall affect or prejudice BT’s right to charge Reuters the charges for Satellite Services in accordance with paragraph 8.1 of Schedule 2 Part 3B from the Novation Date.

Without prejudice to the provisions of any novation agreement entered into pursuant to paragraph 4.1 of Schedule 2 Part 3B, with respect to BT’s obligations pursuant to paragraph 8.2 of Schedule 2 Part 38, Reuters hereby irrevocably relieves BT of such obligations in relation to the Third Party Satellite Contracts for lnmedia, Eutelsat and Reach.

Delivery of Satellite Equipment

The Parties hereby agree to extend the date by which BT shall deliver to Reuters satellite receiver equipment assets pursuant to Clause 22.3.4 of the Agreement from Closing Date until 30th June 2005.

Order Process

In accordance with Clause 42.1 of the Agreement, the Parties hereby agree to extend the date by which the Parties shall agree the Order Process, as required by paragraph 1.1 of Schedule 12 Part 2 to the Agreement, until close of business on Friday 27th May 2005.

Security & DR

In accordance with Clause 42.1 of the Agreement, the Parties hereby agree to extend the date by which they shall agree the format of information updates relating to invocation of a disaster recovery plan pursuant to Clause 11.4.2 until 30th June 2005.

In accordance with Clause 42.1 of the Agreement, the Parties hereby agree to extend the date by which BT shall provide Reuters with the security summary document pursuant to paragraph 4.2 of Schedule 2 Part ID until close of business on Friday 27th May 2005.

IME Editorial Services

In accordance with Clause 42.1 of the Agreement, the Parties hereby agree:

(a)	that the liability for providing IME/Editorial Services will not be assumed by BT from Closing Date pursuant to Schedule 13, Paragraph 1.1.6 (i); but that

(b)	within six (6) weeks of Closing Date, Reuters and BT will agree a plan to facilitate the handover of the IME/Editorial Services from Reuters to BT (or a

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3

member of the Radianz Group as appropriate) with a view to transferring such IME/Editorial Services from Reuters to BT by [29th July 2005]; and therefore

(c)	the effect of such agreement is that the employment of any of the IME/Editorial Employees who have agreed to accept contracts of employment with BT will transfer to BT in accordance with Schedule 12, Paragraph 1.1 .6(ii) or a member of the Radianz Group with effect from the date BT and Reuters agree. In the event that such date is prior to the date on which Reuters and BT agree that BT will assume the IME/Editorial Services in accordance with (b) above, then BT shall make the IME/Editorial Employees available to Reuters in order that Reuters may continue to utilise them to provide the IME/Editorial Services until the date on which BT assumes responsibility for provision of the lME/Editorial Services from Reuters; and

(d)	the agreement in (a), (b) and (c) above will not prejudice the remaining provisions of Schedule 13, paragraph 1.1.6.

This letter shall be governed by and construed in accordance with English Law.

Please sign and date the attached copy of this letter to confirm BT’s agreement with the amendments to the Agreement effected by this letter.

Kind regards,

/s/ Barry Woodward

Barry Woodward
for and on behalf of Reuters Limited

I hereby confirm BT’s agreement with the amendments to the Agreement effected by this letter.

Signed  /s/ Neil Rogers          date    24/4/05

Neil Rogers
for and on behalf of British Telecommunications plc

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CONTRACT AMENDMENT FORM

This amendment confirms that the Agreement dated 9th March 2005 between BritishTelecommunications plc whose registered office is at 81 Newgate Street, London, EC1A 7AJ and Reuters Limited whose registered office is at The Reuters Building, South Colonnade, Canary Wharf London E14 5EP is hereby amended as follows:

Contract Amendment Form	Change Reference Number:

Date of Amendment:	Customer Contract Number:

Details of Proposed Change (including commencement date)

In consideration of the mutual promises contained in this Amendment, the parties AGREE AS FOLLOWS:

1. Parts B, C, D and E of Appendix B of Schedule 4 (Migration Milestones) of the Agreement shall be amended by deleting Taiwan from Part D (i.e. countries requiring Service Category of Silver Fast Convergence) and incorporating Taiwan into (i) Part B (i.e. Countries requiring Service Category of Gold Standard), (ii) Part C (i.e. Countries requiring Service Category of Gold Fast Convergence) and (iii) Part E (i.e. Countries requiring Service Category of Gold No Convergence).

2. Part D of Appendix B of Schedule 4 (Migration Milestones) of the Agreement shall be further amended by incorporating Thailand into Part D (i.e. Countries requiring Service Category of Silver Fast Convergence).

3. Part E of Appendix B of Schedule 4 (Migration Milestones) of the Agreement shall be amended further by deleting the word “Austria” and replacing with the word “Australia”.

4. In the event of any inconsistency between this Amendment and the Agreement, the provisions of this Amendment shall prevail. Capitalised terms are defined either in the Agreement or this Amendment. Except as expressly set out in this Amendment, the Agreement remains un-amended and in full force and effect. This Amendment shall be governed by and construed in accordance with English law.

Note:

This Amendment is not valid unless signed by both BT and Reuters.

[VALUE OF THIS AMENDMENT]:

ALL OTHER TERMS AND CONDITIONS REMAIN UNCHANGED

SIGNED ON BEHALF OF:		SIGNED ON BEHALF OF:

BT		Reuters

Signature	/s/ Neil Rogers	Signature	/s/ Barry Woodward

Name	NEIL ROGERS	Name	BARRY WOODWARD

Title	PRESIDENT, GBM	Title	GLOBAL HEAD OF THE DIVISIONAL TECHNOLOGY GROUP

Date	16/11/05	Date	6 DECEMBER 2005

1

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CONTRACT AMENDMENT FORM

This amendment confirms that the Agreement dated 9th March 2005 between British Telecommunications plc whose registered office is at 81 Newgate Street, London, EC1A 7AJ and Reuters Limited whose registered office is at The Reuters Building, South Colonnade, Canary Wharf London E14 5EP is hereby amended as follows:

Contract Amendment Form	Change Reference Number:

Date of Amendment:	Customer Contract Number:

Details of Proposed Change (including commencement date)

In consideration of the mutual promises contained in this Amendment, the parties AGREE AS FOLLOWS:

1.  Part A (i.e. Countries requiring Service Category of Silver Standard and all Bronze Categories) of Appendix B of Schedule 4 (Migration Milestones) of the Agreement shall be amended incorporating the following additional countries into Part A: Andorra, Fiji. Liechtenstein and Macedonia.

2. Appendix C (i.e. Countries requiring Service Category of Silver Standard and all Bronze Categories) of Schedule 4 (Migration Milestones) of the Agreement shall be amended by (i) adding Papa New Guinea to the list of countries in Appendix C and (ii) deleting the following countries from Appendix C: Armenia, Barbados, Georgia, Madagascar and Mauritania.

3. In the event of any inconsistency between this Amendment and the Agreement, the provisions of this Amendment shall prevail. Capitalised terms are defined either in the Agreement or this Amendment. Except as expressly set out in this Amendment, the Agreement remains un-amended and in full force and effect. This Amendment shall be governed by and construed in accordance with English law.

Note:

This Amendment is not valid unless signed by both BT and Reuters.

[VALUE OF THIS AMENDMENT]:

ALL OTHER TERMS AND CONDITIONS REMAIN UNCHANGED

SIGNED ON BEHALF OF:		SIGNED ON BEHALF OF:

BT		Reuters

Signature	/s/ Neil Rogers	Signature	/s/ Barry Woodward

Name	NEIL ROGERS	Name	BARRY WOODWARD

Title		Title	GLOBAL HEAD OF THE DIVISIONAL TECHNOLOGY GROUP

Date		Date	6 December 2005

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23rd February 2006

Barry Woodward
Reuters Limited
Reuters Building
South Colonnade
Canary Wharf
London
E14 5EP

Dear Barry

Amendment to the Network Services Agreement: joint re-planning exercise – further extension

I refer to our jointly agreed further amendment of the 31st January 2005 to the joint re-planning exercise, extending the end of the Negotiation Period to 17th February 2006, and further amending the terms of the Network Services Agreement dated 9th March 2005 between Reuters Limited and British Telecommunications plc (the “Agreement”).

In view of the fact that the extended end of the Negotiation Period has elapsed, and the parties have not yet reached final agreement on the revised Migration Plan, BT proposes to further extend the End Date, Replanning Date and therefore the end of the Negotiation Period until 14th March 2006 or the date upon which agreement is reached between the parties on the revised Migration Plan, Migration Milestones and Migration Dependences, whichever occurs sooner, in order to provide the parties with a further opportunity to continue to work in good faith to agree mutually acceptable terms associated with such revised Migration Plan.

BT would propose such further extension to the Negotiation Period to be otherwise exactly in accordance with the terms of the original Re-Planning Exercise Letter.

All capitalised terms in this letter not defined herein are defined in the joint re-planning exercise letter dated 17th August 2005 (the “Re-Planning Exercise Letter”).

If you are in agreement with the above, please sign and date the attached copy of this letter to confirm Reuters agreement to the amendments to the Agreement effected by this letter.

Yours sincerely

/s/ Neil Rogers

Neil Rogers

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For and on behalf of BT plc         /s/ ____________________         24/2/06

I hereby confirm Reuters agreement to the amendments to the Agreement effected by this letter.

Signed        /s/ Barry Woodward          date    24th Feb 2006
Barry Woodward
for and on behalf of Reuters Limited

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Schedule 2
Services Description

Part 1A

The Existing Services

1	Service Description

1.1	The Existing Services shall be the services as supplied to the Reuters Group by the Radianz Group prior to the Closing Date, together with:

	1.1.1	the requirements for Existing Services in Schedule 2 Parts 1C (Service Management) and 1D (Security Management) and Clause 11.1.1 (Disaster Recovery); and

	1.1.2	the requirements referred to in Clause 27 (Inventory).

The charges in respect of the Existing Services are more specifically described in Schedule 6 (Service Charges).

1.2	Without limitation to the generality of paragraph 1.1, the Existing Services shall include:

	1.2.1	Frame Relay;

	1.2.2	IP;

	1.2.3	X.25;

	1.2.4	transparent HDLC;

	1.2.5	ATM services;

	1.2.6	clear channel;

	1.2.7	remote dial access;

	1.2.8	ISDN (including backup);

	1.2.9	Point to point IP service;

	1.2.10	RXN (RadianzNet);

	1.2.11	Bridge multicast;

	1.2.12	FAT services;

	1.2.13	hosting services;

	1.2.14	exchange collections network;

	1.2.15	IME and Editorial Enterprise Network;

	1.2.16	support of customer site satellite receiver equipment;

	1.2.17	VLAN Switch Support on Reuters client sites;

	1.2.18	the services identified as “Price Book Services” in Part A of Appendix A to Schedule 6 (Service Charges);

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	1.2.19	the services identified as “Non-Price Book Services” in Part B of Appendix A to Schedule 6 (Service Charges); and

	1.2.20	professional services in respect of the above,

in each case to the extent provided by the Radianz Group to the Reuters Group prior to the Closing Date.

2	Quality and Scope of Existing Services

Each of the Existing Services shall be provided to at least the same level of service and to the same extent (including, without limitation, geographical extent, bandwidth and product mix) as each such Existing Service was provided by the Radianz Group to the Reuters Group during the Standard Period or if the Service was first provided after the Standard Period, to the same level and extent it was provided in the period prior to Closing Date.

3	General

If Reuters believes that a service should be an Existing Service and BT believes, having made reasonable enquiries, that such service is not an Existing Service, BT shall not be under an obligation to provide such service to Reuters unless and until Reuters has supplied evidence to BT’s reasonable satisfaction of prior provision of such service by the Radianz Group to the Reuters Group prior to the Closing Date.

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Schedule 2
Services Description

Part 1B
New Services

1	Definitions

For the purposes of this Schedule, capitalised terms shall have the following meanings

“Enterprise Network” has the meaning given to it in paragraph 2.1;

“Delivery Network” has the meaning given to it in paragraph 2.1;

2	Physical Networks

	2.1	The New Services are the four areas below:

		2.1.1	Core Network (Platinum ring). Core Network is a dedicated network that:

			(i)	connects the Main Technical Centres as at Migration Date (up to a maximum of * in total); and

			(ii)	supports connectivity for IDN, BDN, Dealing & Matching and DECNet core network.

		2.1.2	Enterprise Network (IME and editorial): A network that:

			(i)	connects the Main Technical Centres to all other Sites; and

			(ii)	supports operations, product development and enterprise services, but is not directly involved in product delivery to Customers’ Facilities.

		2.1.3	Delivery Network (Customer network): A network that:

			(i)	connects Customer Facilities to Main Technical Centres, either directly or via collocation facilities;

			(ii)	can provide Connections (a) between Facilities and (b) between Main Technical Centres.

		2.1.4	The Non-Migrating Services are Existing Services that shall be retained after the Migration Date and shall be deemed to be New Services from that date. The Fast Access Terminal (FAT) network is one such Non-Migrating Service and will be retained as asynchronous presentation in a limited number (no more than 50) of Facilities, at Reuters’ request. Those FATs which are not retained as asynchronous will be migrated to either the Enterprise or Delivery network during the period between the Closing Date and the Migration Date.

	2.2	The Core Network is an ATM or equivalent network which provides connectivity between the Main Technical Centres, with optional IP presentation.

	2.3	The Enterprise Network and Delivery Network are IP networks.

* Text has been redacted for confidentiality

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3	Service Categories

Each Connection provided as part of a New Service shall have a Service Category attributed to it. Nine non-exhaustive Service Categories have been defined to support the delivery of Reuters Customer Services to Customers. Against each Service Category, the following represents a typical configuration:

	3.1.2	Platinum (Platinum Ring Only): * availability, to have the Service Levels as set out in Schedule 5 Part 2 (Service Levels & Service Credits);

	3.1.3	Gold Service Categories: * availability achieved with * CPE and * POP and * Connections, to have the Service Levels as set out in Schedule 5 Part 2 (Service Levels & Service Credits);

	3.1.4	Silver Service Categories: * availability achieved with * CPE and * POP and * Connections, to have the Service Levels as set out in Schedule 5 Part 2 (Service Levels & Service Credits);

	3.1.5	Bronze+: * availability achieved with * CPE and * POP with Connection between CPE & POP and digital dial-backup, and to have the Service Levels as set out in Schedule 5 Part 2 (Service Levels & Service Credits); and *

	3.1.6	Bronze: * availability achieved with * CPE and * POP with * Connection between CPE & POP, and to have the Service Levels as set out in Schedule 5 Part 2 (Service Levels & Service Credits).

4	Geographical Capability

4.1	BT will provide Reuters with tiered network levels of service that vary in cost, uptime and performance by geography.

4.2	There are six Facility groups defined as follows:

	4.2.1	Reuters MTCs;

	4.2.2	Sites which are not MTCs (known commonly as Reuters Business Locations);

	4.2.3	Customer Facilities and other Facilities:

		(i)	Group A - Major financial centres, full-tick IDN delivery locations;

		(ii)	Group B - Other key financial centres to Customer Distribution;

		(iii)	Group C - Other Reuters’ Facilities and financial centres;

		(iv)	Group D - All other Facilities.

The Appendix to Schedule 5 Part 2 lists the locations covered by each of the above groups. For the avoidance of doubt, any one location may be covered by more than one such group.

4.3	Service Categories shall be available to the Facilities groups in accordance with the following table:

* text has been redacted for confidentiality

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	Reuters	Reuters	Group A	Group B	Group C	Group D
	MTCs	Business
Locations
Platinum	*	*	*	*	*	*
Gold Fast Converge	*	*	*	*	*	*
Gold Standard	*	*	*	*	*	*
Gold No Converge	*	*	*	*	*	*
Silver Fast Converge	*	*	*	*	*	*
Silver Standard	*	*	*	*	*	*
Silver No Converge	*	*	*	*	*	*
Bronze +	*	*	*	*	*	*
Bronze	*	*	*	*	*	*

5	New Service Boundary

	5.1	Enterprise & Delivery Network Service Boundary

The Service boundary for Facilities shall be at the Reuters or Customer (as appropriate) facing Ethernet port on the final BT-provided CPE. See Diagram 1 at Appendix B.

	5.2	Core Network Service Boundary

The Service boundary for the Core Network will be either an ATM or Ethernet interface. See Diagram 2 at Appendix B.

	5.3	Direct Connect

The Service Boundary for the Direct Connect network is described in Diagram 3 at Appendix B.

	5.4	Boundary for IDN DVB POP

		5.4.1	When requested by Reuters, BT will house a Reuters-provided satellite dish and related server equipment within a BT Point of Presence (POP) set out in the list in Appendix A (or a list substantially the same as that in Appendix A) and use terrestrial services to deliver MPLS connectivity to a Facility, using (without limitation) that dish. The Parties will work together in good faith to complete the list currently set out in Appendix A by the Closing Date, and thereafter if not completed by that date.

		5.4.2	Demarcation points in such circumstances will be the end of Reuters-supplied cables from the racks to the input port of the first item of BT-provided Equipment, unless otherwise agreed in writing.

		5.4.3	BT shall provide environmental support for the IDN DVB POP rack and equipment and, on request from Reuters, BT shall:

* text has been redacted for confidentiality

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			(i)	power cycle Reuters’ equipment within the POP;

			(ii)	connect the end of the Reuters-supplied cables to the BT communications equipment and power supplies; and

			(iii)	such other services as may from time to time be agreed between the Parties.

6	Service Differentiation

	6.1	The final design for Connections on the Enterprise and Delivery Networks will be agreed between the Parties as appropriate, but (subject to agreement otherwise between the Parties otherwise) the design will achieve as a minimum the following four criteria (or equivalent):

		6.1.1	Service Category being the category in respect of the relevant Service Levels for the Service as set out in the table in paragraph 3.1.1 of Schedule 5 Part 2;

		6.1.2	Service Class (as defined in paragraph 6.3);

		6.1.3	IP level. Traffic would be classified based on any combination of:

			(i)	Source Address and mask;

			(ii)	Destination Address and mask;

			(iii)	Protocol number;

			(iv)	TCP/UDP source or destination port numbers; and

for the avoidance of doubt, there will be at least one IP level for each Reuters Customer Service; and

		6.1.4	required bandwidth allocation.

	6.2	The design for the Platinum Network shall be agreed by the Parties acting reasonably and in good faith and shall be fixed for the term of the Agreement (unless as otherwise agreed between the Parties in writing).

	6.3	Within the Enterprise Network and the Delivery Network, all connections of each Reuters Product Group (meaning a collection of services delivered to Customers by Reuters which share common network and security requirements such that they can be treated as a single service for analysis purposes) will be consolidated into one of a number of Service Classes (up to a maximum of 25 Service Classes). “Service Classes” means classes of services each of which have unique attributes which allow them to be differentiated from each other in terms of attributes such as priority to the extent reasonably possible. Initially, eight Service Classes will be provided (as per paragraphs 6.5 and 6.6):

			a)	BDN

			b)	IDN

			c)	FX Transactions

			d)	Equity Transactions

			e)	Reuters Hosted Product Delivery

			f)	MDN

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g)	Management

h)	Reuters Hosted Inter-Data Centre Connectivity

	6.4	For the avoidance of doubt, the above criteria permit more than one Service Class per Reuters Product Group or multiple Reuters Product Groups per Service Class.

	6.5	Each Service Class will be assigned a guaranteed bandwidth on a per-Facility basis (for example, for Site A, web services could be assigned 64k and IDN/BDN 128k, whilst on site B web services could be assigned 128k and IDN/BDN 192k). In each case, the Customer Facility will have a total bandwidth into the network of the sum of the bandwidths guaranteed to the Service Classes for that Facility, for Site A 192k, and Site B 320k. Each Service Class will be guaranteed its guaranteed bandwidth, and will have access to bandwidth not in use by other Services Classes.

	6.6	It must be possible and BT shall provide at Reuters’ request a Service Class which is allocated a fixed bandwidth that cannot be affected by any other Service Class or burst out of its allocated bandwidth.

7	Switch Installation

If a Customer requires a switch in connection with its receipt of New Services under this Agreement, Reuters shall if required order such switch and relevant support services via the price book in Schedule 6 (Service Charges).

8	Hosted RSS

	8.1	If mutually agreed between the Parties (acting reasonably and in good faith) that it is beneficial to install RSS servers for the purpose of distributing IDN data in a BT PoP then Reuters will supply the necessary equipment, BT will house that equipment in such BT PoP at no additional charge, Reuters will remotely manage that equipment and BT will provide such services as set out in paragraph 5.4.2.

9	Generic CPE Specification

	9.1	At each Facility BT shall provide the following minimum CPE specifications:

		9.1.1	Main Technical Centre: A bespoke design per MTC, allocating sufficient ports as necessary to deliver the Services in accordance with the applicable Service Levels. The equipment delivered by BT shall consist of, as a minimum, routers and ATM switches, with the number of LAN switches deemed necessary by BT to interconnect the BT equipment.

		9.1.2	All other Facilities: In all cases, an Ethernet interface on a Customer-facing BT supplied device, typically a router, but in certain configurations a LAN switch will be provided of varying speed and interface type. The CPE interface will also support an IEEE 802.1q VLAN interface. Where X.25 is being supported, the X.25 interface will be a serial port acting as an X.25 DCE.

	9.2	The CPE will support the Internet Protocol (IP) as the Customer access protocol and the protocol into the network. The only additional protocols supported are X.25 for Contributions and DECNet between the MTCs.

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10	IP Addressing

Unless otherwise agreed between the Parties, the IP Addressing for Services will continue to be provided as they were for the Existing Services.

11	Domain Name Services (DNS)

	11.1	Unless otherwise agreed, the DNS for Services will continue to be provided as they were for the Existing Services. However, DNS may be migrated over time to a new DNS software version or may be replaced by a new software product, in each case as agreed with Reuters from time to time (such agreement not to be unreasonably withheld) at no additional cost to Reuters. The capacity delivered will be baselined at the existing number of DNS lookups and a growth of a maximum of 20% per annum is permitted without additional cost to Reuters.

12	X.25 Contributions

	12.1	Some Customers contribute data to IDN via X.25. An IP-based option is available and Customers are being actively migrated to it by Reuters to the extent that those Customers wish to be upgraded to an IP network. If Customers do not wish to be upgraded to the IP-based option, Reuters will continue to require X.25 support for such Customers. Where appropriate to meet this requirement, BT will provide an X.25 DCE logical interface at the Customer Facility presented on an RS232 physical interface.

	12.2	At the appropriate Main Technical Centres, BT will provide an X.25 DCE logical interface at the Customer Facility presented on a V.11 physical interface.

13	Convergence

	13.1	Gold and Silver No Converge: certain Service Classes (e.g. IDN and BDN) require connectivity on Connections which do not reroute on to each other. In this configuration, traffic is sent to the Customer Facility as two identical streams of data. Each of these is routed down a different physical Connection to the Customer Facility. Under failure of one of these Connections, the IDN and BDN traffic which was transported down that Connection must not be re-routed onto the remaining Connection. Separation within the IP network is not required.

	13.2	Gold and Silver Fast Converge: This Service Level provides a resilient Service path made up of two different physical Connections (e.g. for Matching). In the event of a failure of the Connection carrying the data stream, the traffic which was transported down that Connection must be re-routed down the other Connection * of the failure occurring.

	13.3	Gold and Silver Standard: This Service Level provides a resilient Service path in the same manner as Gold and Silver Fast Converge, provided that, in the event of a failure of the Connection carrying the data stream, the traffic which was transported down that Connection must be re-routed down the other Connection within the applicable time period set out in Schedule 5 Part 2 (Service Levels and Service Credits – New Services).

	13.4	Bronze Categories: The Service paths for this Service Level are made up of only one Connection, so convergence is not applicable.

* text has been redacted for confidentiality

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14	Carriers

	14.1	At Reuters’ prior written request, and where BT has not already contracted with a specific local carrier, BT shall contract with such Reuters’ requested carrier subject to payment of reasonable incremental charges.

	14.2	BT’s obligation to meet the relevant Service Levels shall be limited to the service levels that the local carrier has contractually committed to BT to achieve. BT shall as soon as reasonably practicable notify Reuters in writing of any such impact (or anticipated impact) on the Service Levels.

15	Inventory

BT shall comply with the requirements referred to in Clause 27 (Inventory).

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Appendix A

DVB PoP Sites

Schedule 2 Part 1B - Appendix 1

			Reuters	Reuters										Highest	Sat
			required Gold	deployment					BTGold	MPLS			3rd Party	attainable	Dish
Provider	Region	Country	Country	phase	BT Status	City	SiteAddress	Zipcode	Cities	Status	Longitude	Latitude	Provider	SLA	Enabled

		Address field contents 'New Node to be installed based on Reuters requirements' indicates that node is not installed but planned based on Reuters' requirements								N/A					N/A

BT	EMEA	Albania	*	*	*	Tirana	*	*	*	*	*	*	*	*	Y

BT	EMEA	Algeria	*	*	*	Algiers	*	*	*	*	*	*	*	*	Y

	RAM	Argentina	*	*	*	Buenos Aires	*	*	*	*	*	*	*	*	*

		Armenia	*	*	*	Subsidised IPLCs	*	*	*	*	*	*	*	*	*

BT	APAC	Australia	*	*	*	Adelaide	*	*	*	*	138.600078	- 34.932434	*	*	Y

BT	APAC	Australia	*	*	*	Brisbane	*	*	*	*	153.028995	- 27.466653	*	*	Y

BT	APAC	Australia	*	*	*	Melbourne	*	*	*	*	144.961799	- 37.819032	*	*	Y

	APAC	Australia	*	*	*	Melbourne	*	*	*	*	*	*	*	*	*

BT	APAC	Australia	*	*	*	Perth	*	*	*	*	115.864387	- 31.957238	*	*	Y

BT	APAC	Australia	*	*	*	Sydney	*	*	*	*	151.21	- 33.8648	*	*	Y

BT	APAC	Australia	*	*	*	Sydney	*	*	*	*	151.205	- 33.8646	*	*	Y

BT	EMEA	Austria	*	*	*	Lamprechtshausen	*	*	*	*	12.9562	47.9924	*	*	Y

BT	EMEA	Austria	*	*	*	Wien	*	*	*	*	16,411881	48,279143	*	*	Y

* text has been redacted for confidentiality

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			Reuters	Reuters										Highest	Sat
			required Gold	deployment					BT Gold	MPLS			3rd Party	attainable	Dish
Provider	Region	Country	Country	phase	BT Status	City	Site Address	Zipcode	Cities	Status	Longitude	Latitude	Provider	SLA	Enabled

		Azerbaijan	*	*	*	Subsidised IPLCs	*	*	*	*	*	*	*	*	*

BT	EMEA	Bahrain	*	*	*	Manama	*	*	*	*	*	*	*	*	Y

BT	APAC	Bangladesh	*	*	*	Dhaka	*	*	*	*	91.8333	22.35	*	*	Y

		Belarus	*	*	*		*	*	*	*	*	*	*	*	*

BT	EMEA	Belgium	*	*	*	Antwerp	*	*	*	*	4.39983	51.2271	*	*	Y

BT	EMEA	Belgium	*	*	*	Antwerp	*	*	*	*	4.41739	51.1993	*	*	Y

BT	EMEA	Belgium	*	*	*	Brussels	*	*	*	*	4.45446	50.8835	*	*	Y

BT	EMEA	Belgium	*	*	*	Charleroi	*	*	*	*	4.42911	50.4066	*	*	Y

BT	EMEA	Belgium	*	*	*	Gent	*	*	*	*	3.70443	51.0377	*	*	Y

BT	EMEA	Belgium	*	*	*	Hasslet	*	*	*	*	5.31282	50.9345	*	*	Y

BT	EMEA	Belgium	*	*	*	Kortrijk	*	*	*	*	3.22633	50.8102	*	*	Y

BT	RAM	Belgium	*	*	*	Leige	*	*	*	*	5.44951	50.6588	*	*	Y

BT	EMEA	Belgium	*	*	*	Leuven	*	*	*	*	4.71668	50.8781	*	*	Y

BT	EMEA	Belgium	*	*	*	Mons	*	*	*	*	3.93786	50.4509	*	*	Y

BT	EMEA	Belgium	*	*	*	Namur	*	*	*	*	4.8275	50.4563	*	*	Y

* text has been redacted for confidentiality

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			Reuters	Reuters										Highest	Sat
			required Gold	deployment					BT Gold	MPLS			3rd Party	attainable	Dish
Provider	Region	Country	Country	phase	BT Status	City	Site Address	Zipcode	Cities	Status	Longitude	Latitude	Provider	SLA	Enabled

BT	RAM	Bermuda	*	*	*	Hamilton	*	*	*	*	64.6833	33.6667	*	*	Y

		Bolivia	*	*	*	Subsidised IPLCs	*	*	*	*	*	*	*	*	*

		Botswana	*	*	*	Subsidised IPLCs	*	*	*	*	*	*	*	*	*

BT	RAM	Brazil	*	*	*	Sao Paulo	*	*	*	*	46.6333	23.55	*	*	Y

BT	EMEA	Bulgaria	*	*	*	Sofia	*	*	*	*	23.3333	42.7	*	*	Y

		Cameroon	*	*	*	Subsidised IPLCs	*	*	*	*	*	*	*	*	*

		Canada	*	*	*	Montreal	*	*	*	*	*	*	*	*	*

BT	RAM	Canada	*	*	*	Toronto	*	*	*	*	– 79.3838	43.645	*	*	Y

		Cape Verde	*	*	*	Subsidised IPLCs	*	*	*	*	*	*	*	*	*

BT	RAM	Chile	*	*	*	Santiago	*	*	*	*	70.7	33.45	*	*	Y

		China	*	*	*	Beijing	*	*	*	*	*	*	*	*	*

BT	APAC	China	*	*	*	Guangzhou	*	*	*	*	*	*	*	*	N

BT	APAC	China	*	*	*	Shanghai	*	*	*	*	121.2	31.2	*	*	N

BT	RAM	Colombia	*	*	*	Bogota	*	*	*	*	74.0833	4.6	*	*	Y

		Costa Rica	*	*	*	Subsidised IPLCs	*	*	*	*	*	*	*	*	*

BT	EMEA	Croatia	*	*	*	Zagreb	*	*	*	*	*	*	*	*	Y

BT	EMEA	Cyprus	*	*	*	Nicosia	*	*	*	*	*	*	*	*	Y

* text has been redacted for confidentiality

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			Reuters	Reuters										Highest	Sat
			required Gold	deployment					BT Gold	MPLS			3rd Party	attainable	Dish
Provider	Region	Country	Country	phase	BT Status	City	Site Address	Zipcode	Cities	Status	Longitude	Latitude	Provider	SLA	Enabled

		Czech	*	*	*		*	*	*	*	*	*	*	*	*
BT	EMEA	Republic	*	*	*	Prague	*	*	*	*	14.4794	50.0584	*	*	Y

		Czech	*	*	*		*	*	*	*	*	*	*	*	*
BT	EMEA	Republic	*	*	*	Prague	*	*	*	*	*	*	*	*	Y

BT	EMEA	Denmark	*	*	*	Copenhagen	*	*	*	*	12.2853	55.6752	*	*	Y

BT	EMEA	Denmark	*	*	*	Glostrup_Telehouse	*	*	*	*	12.4018	55.686	*	*	Y

		Dominican	*	*	*		*	*	*	*	*	*	*	*	*
		Republic	*	*	*	Subsidised IPLCs	*	*	*	*	*	*	*	*	*

		Ecuador	*	*	*	Subsidised IPLCs	*	*	*	*	*	*	*	*	*

BT	EMEA	Egypt	*	*	*	Cairo	*	*	*	*	31.3333	29.8667	*	*	Y

		El Salvador	*	*	*	Subsidised IPLCs	*	*	*	*	*	*	*	*	*

BT	EMEA	Estonia	*	*	*	Talinn	*	*	*	*	*	*	*	*	Y

BT	EMEA	Finland	*	*	*	Espoo	*	*	*	*	12.394	41.873	*	*	Y

BT	EMEA	Finland	*	*	*	Helsinki	*	*	*	*	24.945	60.1962	*	*	Y

BT	EMEA	France	*	*	*	Amiens	*	*	*	*	-0.051349	49.8989	*	*	Y

BT	EMEA	France	*	*	*	Angouleme	*	*	*	*	-2.19113	45.6463	*	*	Y

BT	EMEA	France	*	*	*	Annecy	*	*	*	*	3.7941	45.8884	*	*	Y

BT	EMEA	France	*	*	*	Avignon	*	*	*	*	2.49754	43.942	*	*	Y

BT	EMEA	France	*	*	*	Bayonne	*	*	*	*	-3.79742	43.4856	*	*	Y

BT	EMEA	France	*	*	*	Belfort	*	*	*	*	4.51792	47.6424	*	*	Y

BT	EMEA	France	*	*	*	Besancon	*	*	*	*	3.67569	47.2611	*	*	Y

BT	EMEA	France	*	*	*	Beziers	*	*	*	*	0.897219	43.3485	*	*	Y

BT	EMEA	France	*	*	*	Bordeaux	*	*	*	*	-2.89581	44.8645	*	*	Y

BT	EMEA	France	*	*	*	Bourges	*	*	*	*	0.061594	47.0779	*	*	Y

BT	EMEA	France	*	*	*	Brest	*	*	*	*	-6.83985	48.4086	*	*	Y

BT	EMEA	France	*	*	*	Caen	*	*	*	*	-2.70862	49.1844	*	*	Y

BT	EMEA	France	*	*	*	Calais	*	*	*	*	-0.468499	50.9523	*	*	Y

BT	EMEA	France	*	*	*	Cherbourg	*	*	*	*	-3.95776	49.6409	*	*	Y

BT	EMEA	France	*	*	*	Clermont Ferrand	*	*	*	*	0.776155	45.7871	*	*	Y

* text has been redacted for confidentiality

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			Reuters	Reuters										Highest	Sat
			required Gold	deployment					BT Gold	MPLS			3rd Party	attainable	Dish
Provider	Region	Country	Country	phase	BT Status	City	Site Address	Zipcode	Cities	Status	Longitude	Latitude	Provider	SLA	Enabled

BT	EMEA	France	*	*	*	Dijon	*	*	*	*	2.69623	47.333	*	*	Y

BT	EMEA	France	*	*	*	Grenoble	*	*	*	*	3.37819	45.1842	*	*	Y

BT	EMEA	France	*	*	*	La Rochelle	*	*	*	*	-3.51356	46.1619	*	*	Y

BT	EMEA	France	*	*	*	Le Havre	*	*	*	*	-2.20479	49.4971	*	*	Y

BT	EMEA	France	*	*	*	Le Mans	*	*	*	*	-2.1403	47.9816	*	*	Y

BT	EMEA	France	*	*	*	Lille	*	*	*	*	0.735055	50.6284	*	*	Y

	EMEA	France	*	*	*	Lille	*	*	*	*	*	*	*	*	*

BT	EMEA	France	*	*	*	Limoges	*	*	*	*	-1.05947	45.8581	*	*	Y

BT	EMEA	France	*	*	*	Lorient	*	*	*	*	-5.71564	47.75	*	*	Y

	EMEA	France	*	*	*	Lyon	*	*	*	*	*	*	*	*	*

BT	EMEA	France	*	*	*	Lyon	*	*	*	*	2.499	45.7578	*	*	Y

BT	EMEA	France	*	*	*	Macon	*	*	*	*	2.49063	46.3056	*	*	Y

BT	EMEA	France	*	*	*	Marseille	*	*	*	*	3.06539	43.2821	*	*	Y

	EMEA	France	*	*	*	Marseille	*	*	*	*	*	*	*	*	*

BT	EMEA	France	*	*	*	Metz	*	*	*	*	3.85753	49.1044	*	*	Y

BT	EMEA	France	*	*	*	Montelimar	*	*	*	*	2.40954	44.5545	*	*	Y

BT	EMEA	France	*	*	*	Montpellier	*	*	*	*	1.53739	43.6099	*	*	Y

BT	EMEA	France	*	*	*	Mulhouse	*	*	*	*	4.98867	47.7533	*	*	Y

BT	EMEA	France	*	*	*	Nancy	*	*	*	*	3.83766	48.6877	*	*	Y

BT	EMEA	France	*	*	*	Nantes	*	*	*	*	-3.89912	47.2367	*	*	Y

	EMEA	France	*	*	*	Nantes	*	*	*	*	*	*	*	*	*

BT	EMEA	France	*	*	*	Nevers	*	*	*	*	0.823062	46.9852	*	*	Y

						Nice (Sofia
	EMEA	France	*	*	*	Antipolis)	*	*	*	*	*	*	*	*	*

BT	EMEA	France	*	*	*	Nice	*	*	*	*	4.91372	43.7018	*	*	Y

BT	EMEA	France	*	*	*	Orleans	*	*	*	*	-0.424367	47.8733	*	*	Y

BT	EMEA	France	*	*	*	Paris	*	*	*	*	*	*	*	*	Y

BT	EMEA	France	*	*	*	Paris	*	*	*	*	0.010277	48.859	*	*	Y

BT	EMEA	France	*	*	*	Paris - Le Capitole	*	*	*	*	-0.121641	48.8866	*	*	Y

	EMEA	France	*	*	*	Paris	*	*	*	*	*	*	*	*	*

BT	EMEA	France	*	*	*	Paris - Massy	*	*	*	*	-0.066622	48.7263	*	*	Y

BT	EMEA	France	*	*	*	Perpignan	*	*	*	*	0.568023	42.6986	*	*	Y

BT	EMEA	France	*	*	*	Poitiers	*	*	*	*	-1.96574	46.5851	*	*	Y

* text has been redacted for confidentiality

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13

			Reuters	Reuters										Highest	Sat
			required Gold	deployment					BT Gold	MPLS			3rd Party	attainable	Dish
Provider	Region	Country	Country	phase	BT Status	City	Site Address	Zipcode	Cities	Status	Longitude	Latitude	Provider	SLA	Enabled

BT	EMEA	France	*	*	*	Puteaux	*	*	*	*	-0.097864	48.8823	*	*	Y

BT	EMEA	France	*	*	*	Reims	*	*	*	*	1.71876	49.2531	*	*	Y

BT	EMEA	France	*	*	*	Rennes	*	*	*	*	-4.02442	48.1144	*	*	Y

BT	EMEA	France	*	*	*	Rouen	*	*	*	*	-1.24555	49.4412	*	*	Y

BT	EMEA	France	*	*	*	St Etienne	*	*	*	*	2.03072	45.4255	*	*	Y

	EMEA	France	*	*	*	Strasbourg	*	*	*	*	*	*	*	*	*

BT	EMEA	France	*	*	*	Strasbourg	*	*	*	*	5.42056	48.5709	*	*	Y

BT	EMEA	France	*	*	*	Toulon	*	*	*	*	3.59734	43.1362	*	*	Y

	EMEA	France	*	*	*	Toulouse	*	*	*	*	*	*	*	*	*

BT	EMEA	France	*	*	*	Toulouse	*	*	*	*	-0.903634	43.6005	*	*	Y

BT	EMEA	France	*	*	*	Tours	*	*	*	*	-1.64135	47.3944	*	*	Y

BT	EMEA	France	*	*	*	Troyes	*	*	*	*	1.73897	48.2927	*	*	Y

BT	EMEA	France	*	*	*	Valenciennes	*	*	*	*	1.17735	50.3622	*	*	Y

BT	EMEA	France	*	*	*	Venissieux	*	*	*	*	*	*	*	*	Y

BT		Georgia	*	*	*	Subsidised IPLCs	*	*	*	*	*	*	*	*	*

BT	EMEA	Germany	*	*	*	Aachen	*	*	*	*	6.127614975	50.7803497	*	*	Y

BT	EMEA	Germany	*	*	*	Aalen	*	*	*	*	10.08848476	48.8313408	*	*	Y

BT	EMEA	Germany	*	*	*	Amberg	*	*	*	*	11.86995316	49.426609	*	*	Y

BT	EMEA	Germany	*	*	*	Aschaffenburg	*	*	*	*	9.094611168	49.9715157	*	*	Y

BT	EMEA	Germany	*	*	*	Augsburg	*	*	*	*	10.85476971	48.3821106	*	*	Y

BT	EMEA	Germany	*	*	*	Augsburg	*	*	*	*	10.88108253	48.4008408	*	*	Y

BT	EMEA	Germany	*	*	*	Bamberg	*	*	*	*	10.89942932	49.9013977	*	*	Y

* text has been redacted for confidentiality

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14

			Reuters	Reuters										Highest	Sat
			required Gold	deployment					BT Gold	MPLS			3rd Party	attainable	Dish
Provider	Region	Country	Country	phase	BT Status	City	Site Address	Zipcode	Cities	Status	Longitude	Latitude	Provider	SLA	Enabled

BT	EMEA	Germany	*	*	*	Bayreuth	*	*	*	*	11.54888916	49.955555	*	*	Y

BT	EMEA	Germany	*	*	*	Bayreuth	*	*	*	*	11.61037254	49.9592438	*	*	Y

BT	EMEA	Germany	*	*	*	Berlin	*	*	*	*	13.37530041	52.4341011	*	*	N

BT	EMEA	Germany	*	*	*	Bielefeld	*	*	*	*	8.613760948	51.999588	*	*	Y

BT	EMEA	Germany	*	*	*	Bonn	*	*	*	*	7.139821053	50.7395897	*	*	Y

BT	EMEA	Germany	*	*	*	Braunschweig	*	*	*	*	10.55194092	52.3103409	*	*	Y

BT	EMEA	Germany	*	*	*	Bremen	*	*	*	*	8.805006981	53.0823212	*	*	Y

BT	EMEA	Germany	*	*	*	Bremerhaven	*	*	*	*	8.580849648	53.5435982	*	*	Y

BT	EMEA	Germany	*	*	*	Burgkirchen	*	*	*	*	12.74674129	48.1501236	*	*	Y

BT	EMEA	Germany	*	*	*	Cham	*	*	*	*	12.67434406	49.1996155	*	*	Y

BT	EMEA	Germany	*	*	*	Chemnitz	*	*	*	*	12.92253685	50.8259964	*	*	Y

BT	EMEA	Germany	*	*	*	Coburg	*	*	*	*	10.9583807	50.2814293	*	*	Y

* text has been redacted for confidentiality

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15

			Reuters	Reuters										Highest	Sat
			required Gold	deployment					BT Gold	MPLS			3rd Party	attainable	Dish
Provider	Region	Country	Country	phase	BT Status	City	Site Address	Zipcode	Cities	Status	Longitude	Latitude	Provider	SLA	Enabled

BT	EMEA	Germany	*	*	*	Cottbus	*	*	*	*	14.33894062	51.7535324	*	*	Y

BT	EMEA	Germany	*	*	*	Darmstadt	*	*	*	*	8.645330429	49.8702011	*	*	Y

BT	EMEA	Germany	*	*	*	Deggendorf	*	*	*	*	12.98153973	48.8486824	*	*	Y

BT	EMEA	Germany	*	*	*	Dingolfing	*	*	*	*	12.46504021	48.6410332	*	*	Y

BT	EMEA	Germany	*	*	*	Dresden	*	*	*	*	13.73597622	51.0390587	*	*	Y

BT	EMEA	Germany	*	*	*	Duisburg	*	*	*	*	6.77230978	51.3740005	*	*	Y

BT	EMEA	Germany	*	*	*	Erfurt	*	*	*	*	11.04059315	51.0167618	*	*	Y

BT	EMEA	Germany	*	*	*	Erlangen	*	*	*	*	10.97722054	49.564949	*	*	Y

BT	EMEA	Germany	*	*	*	Finsing	*	*	*	*	11.81439972	48.2228012	*	*	Y

BT	EMEA	Germany	*	*	*	Flensburg	*	*	*	*	9.424678802	54.80793	*	*	Y

BT	EMEA	Germany	*	*	*	Frankfurt	*	*	*	*	8.66034317	50.1923676	*	*	Y

BT	EMEA	Germany	*	*	*	Freiburg	*	*	*	*	7.804729939	47.9860001	*	*	Y

BT	EMEA	Germany	*	*	*	Gera	*	*	*	*	12.0449419	50.9176826	*	*	Y

* text has been redacted for confidentiality

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16

			Reuters	Reuters										Highest	Sat
			required Gold	deployment					BT Gold	MPLS			3rd Party	attainable	Dish
Provider	Region	Country	Country	phase	BT Status	City	Site Address	Zipcode	Cities	Status	Longitude	Latitude	Provider	SLA	Enabled

BT	EMEA	Germany	*	*	*	Göttingen	*	*	*	*	9.900332451	51.5415878	*	*	Y

BT	EMEA	Germany	*	*	*	Gottmadingen	*	*	*	*	8.765665054	47.7308426	*	*	Y

BT	EMEA	Germany	*	*	*	Großenlupnitz	*	*	*	*	10.38574219	51.0028992	*	*	Y

BT	EMEA	Germany	*	*	*	Großmehring	*	*	*	*	11.50483799	48.7623978	*	*	Y

BT	EMEA	Germany	*	*	*	Hallbergmoos	*	*	*	*	11.7398777	48.3276367	*	*	Y

BT	EMEA	Germany	*	*	*	Hamburg	*	*	*	*	10.04954243	53.5523682	*	*	N

BT	EMEA	Germany	*	*	*	Hof	*	*	*	*	11.95863533	50.3196869	*	*	Y

BT	EMEA	Germany	*	*	*	Ilmenau	*	*	*	*	10.94256592	50.6918907	*	*	Y

BT	EMEA	Germany	*	*	*	Ingolstadt	*	*	*	*	11.47239971	48.7434998	*	*	Y

BT	EMEA	Germany	*	*	*	Itzehoe	*	*	*	*	9.520070076	53.9356003	*	*	Y

BT	EMEA	Germany	*	*	*	Jena	*	*	*	*	11.58603001	50.8981056	*	*	Y

BT	EMEA	Germany	*	*	*	Kaiserslautern	*	*	*	*	7.67102623	49.4350471	*	*	Y

BT	EMEA	Germany	*	*	*	Karlsfeld	*	*	*	*	11.45797825	48.2145004	*	*	Y

* text has been redacted for confidentiality

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17

			Reuters	Reuters										Highest	Sat
			required Gold	deployment					BT Gold	MPLS			3rd Party	attainable	Dish
Provider	Region	Country	Country	phase	BT Status	City	Site Address	Zipcode	Cities	Status	Longitude	Latitude	Provider	SLA	Enabled

BT	EMEA	Germany	*	*	*	Kassel	*	*	*	*	9.539243698	51.3027077	*	*	Y

BT	EMEA	Germany	*	*	*	Kempten	*	*	*	*	10.31659985	47.7269669	*	*	Y

BT	EMEA	Germany	*	*	*	Kiel	*	*	*	*	10.18229961	54.3189011	*	*	Y

BT	EMEA	Germany	*	*	*	Koblenz	*	*	*	*	7.596250057	50.3888016	*	*	Y

BT	EMEA	Germany	*	*	*	Krefeld	*	*	*	*	6.591986179	51.3273849	*	*	Y

BT	EMEA	Germany	*	*	*	Landshut	*	*	*	*	12.14243507	48.5401611	*	*	Y

BT	EMEA	Germany	*	*	*	Landshut	*	*	*	*	12.14243507	48.5401611	*	*	Y

BT	EMEA	Germany	*	*	*	Langen	*	*	*	*	8.995989799	49.9431992	*	*	Y

BT	EMEA	Germany	*	*	*	Lübeck	*	*	*	*	10.62012959	53.8661499	*	*	Y

BT	EMEA	Germany	*	*	*	Magdeburg	*	*	*	*	11.61616516	52.1181679	*	*	Y

BT	EMEA	Germany	*	*	*	Mainz	*	*	*	*	8.26101017	49.9760017	*	*	Y

BT	EMEA	Germany	*	*	*	Meitingen	*	*	*	*	10.86616325	48.5481033	*	*	Y

BT	EMEA	Germany	*	*	*	München	*	*	*	*	11.58047295	48.1898842	*	*	Y

* text has been redacted for confidentiality

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18

			Reuters	Reuters										Highest	Sat
			required Gold	deployment					BT Gold	MPLS			3rd Party	attainable	Dish
Provider	Region	Country	Country	phase	BT Status	City	Site Address	Zipcode	Cities	Status	Longitude	Latitude	Provider	SLA	Enabled

BT	EMEA	Germany	*	*	*	München	*	*	*	*	11.55291843	48.1488152	*	*	Y

BT	EMEA	Germany	*	*	*	München	*	*	*	*	11.58110237	48.1100922	*	*	Y

BT	EMEA	Germany	*	*	*	Münster	*	*	*	*	7.591800213	51.9726982	*	*	Y

BT	EMEA	Germany	*	*	*	Neufahrn I.Nb	*	*	*	*	12.17908192	48.736805	*	*	Y

BT	EMEA	Germany	*	*	*	Oerlenbach	*	*	*	*	10.11782932	50.1642685	*	*	Y

BT	EMEA	Germany	*	*	*	Offenbach	*	*	*	*	8.745298386	50.11343	*	*	Y

BT	EMEA	Germany	*	*	*	Oldenburg	*	*	*	*	8.214410782	53.1408501	*	*	Y

BT	EMEA	Germany	*	*	*	Osnabrück	*	*	*	*	8.045710564	52.2750015	*	*	Y

BT	EMEA	Germany	*	*	*	Paderborn	*	*	*	*	8.748806	51.717083	*	*	Y

BT	EMEA	Germany	*	*	*	Passau	*	*	*	*	13.41187763	48.5811691	*	*	Y

BT	EMEA	Germany	*	*	*	Regensburg	*	*	*	*	12.12993908	49.0302353	*	*	Y

BT	EMEA	Germany	*	*	*	Regensburg	*	*	*	*	12.15134144	49.0141678	*	*	Y

* text has been redacted for confidentiality

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19

			Reuters	Reuters										Highest	Sat
			required Gold	deployment					BT Gold	MPLS			3rd Party	attainable	Dish
Provider	Region	Country	Country	phase	BT Status	City	Site Address	Zipcode	Cities	Status	Longitude	Latitude	Provider	SLA	Enabled

BT	EMEA	Germany	*	*	*	Regensburg	*	*	*	*	12.08154297	49.0191383	*	*	Y

BT	EMEA	Germany	*	*	*	Reutlingen	*	*	*	*	9.230033875	48.5122185	*	*	Y

BT	EMEA	Germany	*	*	*	Rosenheim	*	*	*	*	12.08962822	47.8397942	*	*	Y

BT	EMEA	Germany	*	*	*	Rosenheim	*	*	*	*	12.15595818	47.8389702	*	*	Y

BT	EMEA	Germany	*	*	*	Roßtal	*	*	*	*	10.84446812	49.3782501	*	*	Y

BT	EMEA	Germany	*	*	*	Rostock	*	*	*	*	12.08137703	54.1308212	*	*	Y

BT	EMEA	Germany	*	*	*	Saarbrücken	*	*	*	*	7.006380081	49.233799	*	*	Y

BT	EMEA	Germany	*	*	*	Scheßlitz	*	*	*	*	11.10778522	49.9816017	*	*	Y

BT	EMEA	Germany	*	*	*	Schirmitz	*	*	*	*	12.16910553	49.6476097	*	*	Y

BT	EMEA	Germany	*	*	*	Schwandorf	*	*	*	*	12.08373165	49.2990837	*	*	Y

BT	EMEA	Germany	*	*	*	Schweinfurt	*	*	*	*	10.23760033	50.0325127	*	*	Y

BT	EMEA	Germany	*	*	*	Schweinfurt	*	*	*	*	10.19846725	50.0303955	*	*	Y

BT	EMEA	Germany	*	*	*	Schwerin	*	*	*	*	11.37215519	53.6095543	*	*	Y

* text has been redacted for confidentiality

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20

			Reuters	Reuters										Highest	Sat
			required Gold	deployment					BT Gold	MPLS			3rd Party	attainable	Dish
Provider	Region	Country	Country	phase	BT Status	City	Site Address	Zipcode	Cities	Status	Longitude	Latitude	Provider	SLA	Enabled

BT	EMEA	Germany	*	*	*	Starnberg	*	*	*	*	11.34927464	48.0070076	*	*	Y

BT	EMEA	Germany	*	*	*	Straubing	*	*	*	*	12.61867714	48.880497	*	*	Y

BT	EMEA	Germany	*	*	*	Stuttgart	*	*	*	*	9.170769691	48.7081985	*	*	Y

BT	EMEA	Germany	*	*	*	Sulzfeld	*	*	*	*	10.39048004	50.282299	*	*	Y

BT	EMEA	Germany	*	*	*	Teltow	*	*	*	*	13.24462795	52.3996124	*	*	Y

BT	EMEA	Germany	*	*	*	Traunstein	*	*	*	*	12.62080383	47.883091	*	*	Y

BT	EMEA	Germany	*	*	*	Trier	*	*	*	*	6.596335888	49.719696	*	*	Y

BT	EMEA	Germany	*	*	*	Ulm	*	*	*	*	9.965618134	48.3940773	*	*	Y

BT	EMEA	Germany	*	*	*	Weimar	*	*	*	*	11.32313061	50.9839668	*	*	Y

BT	EMEA	Germany	*	*	*	Weißenburg I. Bay.	*	*	*	*	10.96520424	49.035347	*	*	Y

BT	EMEA	Germany	*	*	*	Wolfsburg	*	*	*	*	10.79184055	52.4290733	*	*	Y

BT	EMEA	Germany	*	*	*	Wuppertal	*	*	*	*	7.185152054	51.2647514	*	*	Y

* text has been redacted for confidentiality

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21

			Reuters	Reuters										Highest	Sat
			required Gold	deployment					BT Gold	MPLS			3rd Party	attainable	Dish
Provider	Region	Country	Country	phase	BT Status	City	Site Address	Zipcode	Cities	Status	Longitude	Latitude	Provider	SLA	Enabled

BT	EMEA	Germany	*	*	*	Würzburg	*	*	*	*	9.897795677	49.8049698	*	*	Y

BT	EMEA	Germany	*	*	*	Würzburg	*	*	*	*	9.92857933	49.8028564	*	*	Y

BT	EMEA	Germany	*	*	*	Zwickau	*	*	*	*	12.47622204	50.7282257	*	*	Y

		Ghana	*	*	*	Subsidised IPLCs	*	*	*	*	*	*	*	*	*

BT	EMEA	Greece	*	*	*	Athens	*	*	*	*	23.7167	37.9667	*	*	Y

BT	RAM	Guatemala	*	*	*	Guatemala City	*	*	*	*	90.5167	14.6167	*	*	Y

		Guernsey	*	*	*	Subsidised IPLCs	*	*	*	*	*	*	*	*	*

		Hondouras	*	*	*	Subsidised IPLCs	*	*	*	*	*	*	*	*	*

BT	APAC	Hong Kong	*	*	*	Hong Kong	*	*	*	*	114.177465	22.307184	*	*	Y

BT	APAC	Hong Kong	*	*	*	Hong Kong	*	*	*	*	114.2228	22.3125	*	*	Y

BT	EMEA	Hungary	*	*	*	Budapest	*	*	*	*	19.0495	47.4599	*	*	Y

BT	EMEA	Hungary	*	*	*	Budapest	*	*	*	*	19,0785	47,5627	*	*	Y

BT	EMEA	Iceland	*	*	*	Reykjavik	*	*	*	*	*	*	*	*	*

BT	APAC	India	*	*	*	Bangalore	*	*	*	*	77.6167	12.95	*	*	Y

BT	APAC	India	*	*	*	Bangalore	*	*	*	*	77.6167	12.95	*	*	Y

BT	APAC	India	*	*	*	Mumbai (Bombay)	*	*	*	*	72.8167	18.9	*	*	Y

BT	APAC	India	*	*	*	Mumbai (Bombay)	*	*	*	*	72.8167	18.9	*	*	Y

* text has been redacted for confidentiality

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22

			Reuters	Reuters										Highest	Sat
			required Gold	deployment					BT Gold	MPLS			3rd Party	attainable	Dish
Provider	Region	Country	Country	phase	BT Status	City	Site Address	Zipcode	Cities	Status	Longitude	Latitude	Provider	SLA	Enabled

BT	APAC	India	*	*	*	New Delhi	*	*	*	*	77.2	28.5833	*	*	Y

BT	APAC	Indonesia	*	*	*	Jakarta	*	*	*	*			*	*	Y

BT	EMEA	Ireland	*	*	*	Athlone	*	*	*	*	53.4266	-7.93494	*	*	Y

BT	EMEA	Ireland	*	*	*	Bray	*	*	*	*	53.2046	-6.10015	*	*	Y

BT	EMEA	Ireland	*	*	*	Cork	*	*	*	*	51.9007	-8.46204	*	*	Y

BT	EMEA	Ireland	*	*	*	Dublin	*	*	*	*	53.3578	-6.23381	*	*	Y

BT	EMEA	Ireland	*	*	*	Dundalk	*	*	*	*	54.001	-6.41158	*	*	Y

BT	EMEA	Ireland	*	*	*	Dundrum	*	*	*	*	53.302413	-6.243459	*	*	Y

BT	EMEA	Ireland	*	*	*	Ennis	*	*	*	*	52.8387	-8.97466	*	*	Y

BT	EMEA	Ireland	*	*	*	Galway	*	*	*	*	53.290232	-9.006754	*	*	Y

BT	EMEA	Ireland	*	*	*	Kilkenny	*	*	*	*	52.6539	-7.24253	*	*	Y

BT	EMEA	Ireland	*	*	*	Limerick	*	*	*	*	52.6735	-8.5503	*	*	Y

BT	EMEA	Ireland	*	*	*	Mullingar	*	*	*	*	53.5198	-7.34626	*	*	Y

BT	EMEA	Ireland	*	*	*	Portlaoise	*	*	*	*	53.0366	-7.3003	*	*	Y

BT	EMEA	Ireland	*	*	*	Sligo	*	*	*	*	54.2719	-8.48122	*	*	Y

* text has been redacted for confidentiality

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23

			Reuters	Reuters										Highest	Sat
			required Gold	deployment					BT Gold	MPLS			3rd Party	attainable	Dish
Provider	Region	Country	Country	phase	BT Status	City	Site Address	Zipcode	Cities	Status	Longitude	Latitude	Provider	SLA	Enabled

BT	EMEA	Ireland	*	*	*	Tralee	*	*	*	*	52.2707	-9.69869	*	*	Y

BT	EMEA	Ireland	*	*	*	Waterford	*	*	*	*	52.2595	-7.103	*	*	Y

BT	EMEA	Ireland	*	*	*	Wexford	*	*	*	*	52.3428	-6.46348	*	*	Y

BT	EMEA	Isle of man	*	*	*	Douglas	*	*	*	*			*	*

BT	EMEA	Israel	*	*	*	Tel Aviv	*	*	*	*	34.7833	32.1	*	*	Y

BT	EMEA	Italy	*	*	*	Bari	*	*	*	*	16.88777778	41.1086111	*	*	Y

BT	EMEA	Italy	*	*	*	Bergamo	*	*	*	*	9.67277778	45.6786111	*	*	Y

BT	EMEA	Italy	*	*	*	Bologna	*	*	*	*	11.36416667	44.5086111	*	*	Y

BT	EMEA	Italy	*	*	*	Bolzano	*	*	*	*	11.34222222	46.4813889	*	*	Y

BT	EMEA	Italy	*	*	*	Como	*	*	*	*	9.085	45.7994444	*	*	Y

BT	EMEA	Italy	*	*	*	Firenze	*	*	*	*	11.20388889	43.7705556	*	*	Y

BT	EMEA	Italy	*	*	*	Genova	*	*	*	*	8.83	44.4263889	*	*	Y

BT	EMEA	Italy	*	*	*	Milan	*	*	*	*	9.2557	45.4222	*	*	Y

BT	EMEA	Italy	*	*	*	Modena	*	*	*	*	10.89861111	44.6577778	*	*	Y

BT	EMEA	Italy	*	*	*	Napoli	*	*	*	*	14.27555556	40.8505556	*	*	Y

BT	EMEA	Italy	*	*	*	Padova	*	*	*	*	11.90166667	45.4097222	*	*	Y

BT	EMEA	Italy	*	*	*	Parma	*	*	*	*	10.33666667	44.805	*	*	Y

* text has been redacted for confidentiality

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24

			Reuters	Reuters										Highest	Sat
			required Gold	deployment					BT Gold	MPLS			3rd Party	attainable	Dish
Provider	Region	Country	Country	phase	BT Status	City	Site Address	Zipcode	Cities	Status	Longitude	Latitude	Provider	SLA	Enabled

BT	EMEA	Italy	*	*	*	Pescara	*	*	*	*	14.20305556	42.4697222	*	*	Y

BT	EMEA	Italy	*	*	*	Piacenza	*	*	*	*	9.71888889	45.0458333	*	*	Y

BT	EMEA	Italy	*	*	*	Rome	*	*	*	*	12.394	41.873	*	*	N

BT	EMEA	Italy	*	*	*	Torino	*	*	*	*	7.6975	45.1022222	*	*	Y

BT	EMEA	Italy	*	*	*	Trento	*	*	*	*	11.11472222	46.0572222	*	*	Y

BT	EMEA	Italy	*	*	*	Trieste	*	*	*	*	13.77944444	45.6838889	*	*	Y

BT	EMEA	Italy	*	*	*	Venezia	*	*	*	*	12.2175	45.4613889	*	*	Y

BT	EMEA	Italy	*	*	*	Verona	*	*	*	*	10.96805556	45.4052778	*	*	Y

BT	APAC	Japan	*	*	*	Osaka	*	*	*	*	134.5667	34.0667	*	*	Y

BT	APAC	Japan	*	*	*	Tokyo	*	*	*	*	135.5	34.667	*	*	Y

BT	APAC	Japan	*	*	*	Tokyo	*	*	*	*	139.7667	35.6833	*	*	Y

		Jersey	*	*	*	St Helier	*	*	*	*			*	*

BT	EMEA	Jordan	*	*	*	Amman	*	*	*	*	35.95	31.95	*	*	Y

BT	EMEA	Kazakstan	*	*	*	Almaty	*	*	*	*			*	*	Y

BT	EMEA	Kazakstan	*	*	*	Astana	*	*	*	*			*	*	Y

BT	EMEA	Kenya	*	*	*	Nairobi	*	*	*	*	36.8	1.2667	*	*	Y

		Korea,
BT	APAC	Republic Of	*	*	*	Seoul	*	*	*	*	126.9667	37.5667	*	*	Y

		Kyrgyzstan	*	*	*	Subsidised IPLCs	*	*	*	*			*	*

BT	EMEA	Kuwait	*	*	*	Kuwait City	*	*	*	*			*	*	Y

* text has been redacted for confidentiality

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25

			Reuters	Reuters										Highest	Sat
			required Gold	deployment					BT Gold	MPLS			3rd Party	attainable	Dish
Provider	Region	Country	Country	phase	BT Status	City	Site Address	Zipcode	Cities	Status	Longitude	Latitude	Provider	SLA	Enabled

BT	EMEA	Latvia	*	*	*	Riga	*	*	*	*			*	*	Y

BT	EMEA	Lebanon	*	*	*	Beirut	*	*	*	*	35.4667	33.9	*	*	Y

BT	EMEA	Lithuania	*	*	*	Vilnius	*	*	*	*			*	*	Y

BT	EMEA	Luxembourg	*	*	*	Luxembourg	*	*	*	*	6,116	49,5823	*	*	Y

BT	EMEA	Luxembourg	*	*	*	Luxembourg	*	*	*	*	6.1297	49.6095	*	*	Y

BT		Macau	*	*	*	Subsidised IPLCs	*	*	*	*			*	*

BT		Madagascar	*	*	*	Subsidised IPLCs	*	*	*	*			*	*

BT		Malawi	*	*	*	Subsidised IPLCs	*	*	*	*			*	*

BT	APAC	Malaysia	*	*	*	Kuala Lumpur	*	*	*	*	101.7	3.1167	*	*	Y

		Mauritius	*	*	*	Port Louis	*	*	*	*			*	*

BT	EMEA	Malta	*	*	*	Mdina	*	*	*	*			*	*	Y

BT	RAM	Mexico	*	*	*	Mexico City	*	*	*	*	99.2	19.4	*	*	N

BT	RAM	Mexico	*	*	*	Monterrey	*	*	*	*	99.2	19.4	*	*	N

		Moldova	*	*	*	Subsidised IPLCs	*	*	*	*			*	*

		Monaco	*	*	*		*	*	*	*		*	*	*

BT	EMEA	Morroco	*	*	*	Casablanca	*	*	*	*	7.65	33.5833	*	*	Y

		Mozambique	*	*	*	Subsidised IPLCs	*	*	*	*			*	*

* text has been redacted for confidentiality

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26

			Reuters	Reuters										Highest	Sat
			required Gold	deployment					BT Gold	MPLS			3rd Party	attainable	Dish
Provider	Region	Country	Country	phase	BT Status	City	Site Address	Zipcode	Cities	Status	Longitude	Latitude	Provider	SLA	Enabled

		Namibia	*	*	*	Subsidised IPLCs	*	*	*	*			*	*

BT	EMEA	Netherlands	*	*	*	Alkmaar	*	*	*	*	4.73464	52.6358	*	*	Y

BT	EMEA	Netherlands	*	*	*	Amersfoort	*	*	*	*	5.34933	52.162	*	*	Y

BT	EMEA	Netherlands	*	*	*	Amsterdam	*	*	*	*	4.8951	52.3834	*	*	Y

BT	EMEA	Netherlands	*	*	*	Amsterdam	*	*	*	*	4.86272	52.3964	*	*	Y

BT	EMEA	Netherlands	*	*	*	Amsterdam	*	*	*	*	4.82726	52.3902	*	*	Y

BT	EMEA	Netherlands	*	*	*	Amsterdam	*	*	*	*	4.87405	52.3415	*	*	Y

BT	EMEA	Netherlands	*	*	*	Amsterdam	*	*	*	*	4.95329	52.3551	*	*	Y

BT	EMEA	Netherlands	*	*	*	Amsterdam	*	*	*	*	4.9443	52.3104	*	*	Y

BT	EMEA	Netherlands	*	*	*	Amsterdam	*	*	*	*	4.829221	52.344563	*	*	Y

BT	EMEA	Netherlands	*	*	*	Apeldoorn	*	*	*	*	5.95347	52.2077	*	*	Y

BT	EMEA	Netherlands	*	*	*	Arnhem	*	*	*	*	5.85765	51.9832	*	*	Y

BT	EMEA	Netherlands	*	*	*	Beverwijk	*	*	*	*	4.65644	52.4804	*	*	Y

* text has been redacted for confidentiality

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27

			Reuters	Reuters										Highest	Sat
			required Gold	deployment					BT Gold	MPLS			3rd Party	attainable	Dish
Provider	Region	Country	Country	phase	BT Status	City	Site Address	Zipcode	Cities	Status	Longitude	Latitude	Provider	SLA	Enabled

BT	EMEA	Netherlands	*	*	*	Breda	*	*	*	*	4.80306	51.5992	*	*	Y

BT	EMEA	Netherlands	*	*	*	Breda	*	*	*	*	4.80892	51.6007	*	*	Y

BT	EMEA	Netherlands	*	*	*	Den Bosch	*	*	*	*	5.29649	51.71	*	*	Y

BT	EMEA	Netherlands	*	*	*	Den Haag	*	*	*	*	4.30905	52.0601	*	*	Y

BT	EMEA	Netherlands	*	*	*	Den Haag	*	*	*	*	4.32382	52.0823	*	*	Y

BT	EMEA	Netherlands	*	*	*	Den Haag	*	*	*	*	4.28132	52.1112	*	*	Y

BT	EMEA	Netherlands	*	*	*	Deventer	*	*	*	*	6.16137	52.2576	*	*	Y

BT	EMEA	Netherlands	*	*	*	Dordrecht	*	*	*	*	4.67366	51.807	*	*	Y

BT	EMEA	Netherlands	*	*	*	Eindhoven	*	*	*	*	5.47799	51.445	*	*	Y

BT	EMEA	Netherlands	*	*	*	Eindhoven	*	*	*	*	5.49367	51.4441	*	*	Y

BT	EMEA	Netherlands	*	*	*	Enschede	*	*	*	*	6.86644	52.2219	*	*	Y

BT	EMEA	Netherlands	*	*	*	Gouda	*	*	*	*	4.68414	52.0191	*	*	Y

BT	EMEA	Netherlands	*	*	*	Groningen	*	*	*	*	6.55093	53.2106	*	*	Y

* text has been redacted for confidentiality

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28

			Reuters	Reuters										Highest	Sat
			required Gold	deployment					BT Gold	MPLS			3rd Party	attainable	Dish
Provider	Region	Country	Country	phase	BT Status	City	Site Address	Zipcode	Cities	Status	Longitude	Latitude	Provider	SLA	Enabled

BT	EMEA	Netherlands	*	*	*	Haarlem	*	*	*	*	4.62496	52.3876	*	*	Y

BT	EMEA	Netherlands	*	*	*	Heerlen	*	*	*	*	5.97512	50.8901	*	*	Y

BT	EMEA	Netherlands	*	*	*	Helmond	*	*	*	*	5.65704	51.4784	*	*	Y

BT	EMEA	Netherlands	*	*	*	Hilversum	*	*	*	*	5.18615	52.2204	*	*	Y

BT	EMEA	Netherlands	*	*	*	Hoofddorp	*	*	*	*	4.68948	52.2919	*	*	Y

BT	EMEA	Netherlands	*	*	*	Hoogeveen	*	*	*	*	6.47353	52.7413	*	*	Y

BT	EMEA	Netherlands	*	*	*	Leeuwarden	*	*	*	*	5.7734	53.1938	*	*	Y

BT	EMEA	Netherlands	*	*	*	Leiden	*	*	*	*	4.4874	52.1733	*	*	Y

BT	EMEA	Netherlands	*	*	*	Maastricht	*	*	*	*	5.70329	50.8544	*	*	Y

BT	EMEA	Netherlands	*	*	*	Meppel	*	*	*	*	6.2001	52.6959	*	*	Y

BT	EMEA	Netherlands	*	*	*	Nieuwegein	*	*	*	*	5.10425	52.0196	*	*	Y

BT	EMEA	Netherlands	*	*	*	Nijmegen	*	*	*	*	5.86484	51.8295	*	*	Y

* text has been redacted for confidentiality

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29

			Reuters	Reuters										Highest	Sat
			required Gold	deployment					BT Gold	MPLS			3rd Party	attainable	Dish
Provider	Region	Country	Country	phase	BT Status	City	Site Address	Zipcode	Cities	Status	Longitude	Latitude	Provider	SLA	Enabled

BT	EMEA	Netherlands	*	*	*	Rijswijk	*	*	*	*	4.33415	52.0371	*	*	Y

BT	EMEA	Netherlands	*	*	*	Roermond	*	*	*	*	5.9992	51.213	*	*	Y

BT	EMEA	Netherlands	*	*	*	Roosendaal	*	*	*	*	4.45949	51.5402	*	*	Y

BT	EMEA	Netherlands	*	*	*	Rotterdam	*	*	*	*	4.4538	51.9227	*	*	Y

BT	EMEA	Netherlands	*	*	*	Rotterdam	*	*	*	*	4.43755	51.9258	*	*	Y

BT	EMEA	Netherlands	*	*	*	Rotterdam	*	*	*	*	4.53261	51.9169	*	*	Y

BT	EMEA	Netherlands	*	*	*	Tilburg	*	*	*	*	5.11405	51.5659	*	*	Y

BT	EMEA	Netherlands	*	*	*	Utrecht	*	*	*	*	5.09904	52.1009	*	*	Y

BT	EMEA	Netherlands	*	*	*	Venlo	*	*	*	*	6.15564	51.3739	*	*	Y

BT	EMEA	Netherlands	*	*	*	Zaandam	*	*	*	*	4.81189	52.4395	*	*	Y

BT	EMEA	Netherlands	*	*	*	Zutphen	*	*	*	*	6.20829	52.1548	*	*	Y

BT	EMEA	Netherlands	*	*	*	Zwolle	*	*	*	*	6.1199	52.4935	*	*	Y

		Netherlands
BT		Antiles	*	*	*	Subsidised IPLCs	*	*	*	*			*	*

* text has been redacted for confidentiality

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30

			Reuters	Reuters										Highest	Sat
			required Gold	deployment					BT Gold	MPLS			3rd Party	attainable	Dish
Provider	Region	Country	Country	phase	BT Status	City	Site Address	Zipcode	Cities	Status	Longitude	Latitude	Provider	SLA	Enabled

		New
BT	APAC	Zealand	*	*	*	Auckland	*	*	*	*	174.7667	36.85	*	*	Y

		New
BT	APAC	Zealand	*	*	*	Christchurch	*	*	*	*	172.6167	43.5333	*	*	Y

BT		Nicaragua	*	*	*	Subsidised IPLCs	*	*	*	*			*	*

BT		Nigeria	*	*	*	Subsidised IPLCs	*	*	*	*			*	*

BT	EMEA	Norway	*	*	*	Oslo	*	*	*	*	10.741753	59.909873	*	*	Y

BT	EMEA	Norway	*	*	*	Oslo	*	*	*	*	10.7333	59.9333	*	*	Y

BT	EMEA	Oman	*	*	*	Muscat	*	*	*	*			*	*	Y

BT	APAC	Pakistan	*	*	*	Karachi	*	*	*	*	66.9833	24.8	*	*	Y

BT		Panama	*	*	*	Subsidised IPLCs	*	*	*	*			*	*

BT	RAM	Peru	*	*	*	Lima	*	*	*	*	77.05	12.0833	*	*	Y

BT	APAC	Philippines	*	*	*	Manila	*	*	*	*	120.9833	14.5833	*	*	Y

BT	EMEA	Poland	*	*	*	Warszawa	*	*	*	*	21.0993	52.233	*	*	Y

BT	EMEA	Poland	*	*	*	Warszawa	*	*	*	*			*	*

BT	EMEA	Portugal	*	*	*	Lisbon	*	*	*	*	-9.146652	38.741108	*	*	Y

BT		Puerto Rico	*	*	*	Subsidised IPLCs	*	*	*	*			*	*

BT	EMEA	Qatar	*	*	*	Doha	*	*	*	*			*	*	Y

BT	EMEA	Romania	*	*	*	Bucharest	*	*	*	*			*	*

		Russian				Moscow or St
BT	EMEA	Federation	*	*	*	Petersburg	*	*	*	*			*	*

* text has been redacted for confidentiality

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31

			Reuters	Reuters										Highest	Sat
			required Gold	deployment					BT Gold	MPLS			3rd Party	attainable	Dish
Provider	Region	Country	Country	phase	BT Status	City	Site Address	Zipcode	Cities	Status	Longitude	Latitude	Provider	SLA	Enabled

		Russian
BT	EMEA	Federation	*	*	*	Moscow	*	*	*	*	37.6667	55.7667	*	*	N

BT	EMEA	Saudi Arabia	*	*	*	Riyadh	*	*	*	*	46.7	24.65	*	*	Y

BT	EMEA	Serbia	*	*	*	Belgrade	*	*	*	*			*	*	Y

BT	APAC	Singapore	*	*	*	Singapore	*	*	*	*	103.8934	1.3383	*	*	Y

BT	APAC	Singapore	*	*	*	Singapore	*	*	*	*	103.8333	1.3	*	*	Y

BT	EMEA	Slovakia	*	*	*	Bratislava	*	*	*	*			*	*	Y

BT	EMEA	Slovakia	*	*	*	Bratislava	*	*	*	*	17.0997	48.1249	*	*	Y

BT	EMEA	South Africa	*	*	*	Johannesburg	*	*	*	*	28.05	26.1833	*	*	Y

BT	EMEA	Spain	*	*	*	Almería	*	*	*	*	-2.45207	36.845	*	*	Y

BT	EMEA	Spain	*	*	*	Badajoz	*	*	*	*	6.98081593	38.889192	*	*	Y

BT	EMEA	Spain	*	*	*	Barcelona	*	*	*	*	2.14555	41.3895	*	*	Y

BT	EMEA	Spain	*	*	*	Barcelona	*	*	*	*	2.1927	41.4279	*	*	Y

BT	APAC	Spain	*	*	*	Bilbao	*	*	*	*	-2.9434	43.2586	*	*	Y

BT	EMEA	Spain	*	*	*	Cádiz	*	*	*	*	6.28841573	36.5275961	*	*	Y

BT	EMEA	Spain	*	*	*	Cuenca	*	*	*	*	-2.11242	40.0484	*	*	Y

BT	EMEA	Spain	*	*	*	La Coruña	*	*	*	*	-8.43439	43.3176	*	*	Y

* text has been redacted for confidentiality

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32

			Reuters	Reuters										Highest	Sat
			required Gold	deployment					BT Gold	MPLS			3rd Party	attainable	Dish
Provider	Region	Country	Country	phase	BT Status	City	Site Address	Zipcode	Cities	Status	Longitude	Latitude	Provider	SLA	Enabled

BT	EMEA	Spain	*	*	*	Madrid	*	*	*	*	-3.68547	40.4056	*	*	Y

BT	EMEA	Spain	*	*	*	Madrid	*	*	*	*	-3.64243	40.4992	*	*	Y

BT	EMEA	Spain	*	*	*	Madrid/Bravo	*	*	*	*	-3.69558	40.458	*	*	Y

BT	EMEA	Spain	*	*	*	Pontevedra (Vigo)	*	*	*	*	-8.71528	42.2268	*	*	Y

BT	EMEA	Spain	*	*	*	Tres Cantos	*	*	*	*	-3.715324	40.59814	*	*	Y

BT	APAC	Sri Lanka	*	*	*	Colombo	*	*	*	*	79.8667	6.9	*	*	Y

*	*	Swaziland	*	*	*	Subsidised IPLCs	*	*	*	*	*	*	*	*	*

BT	EMEA	Sweden	*	*	*	Goteborg	*	*	*	*	12.0288	57.72	*	*	Y

BT	EMEA	Sweden	*	*	*	Malmo	*	*	*	*	13.0305	55.5799	*	*	Y

BT	EMEA	Sweden	*	*	*	Stockholm	*	*	*	*	17.9555	59.3625	*	*	Y

BT	EMEA	Sweden	*	*	*	Stockholm	*	*	*	*	*	*	*	*	*

BT	EMEA	Switzerland	*	*	*	Aarau	*	*	*	*	8.0621	47.3947	*	*	Y

BT	EMEA	Switzerland	*	*	*	Arth-Goldau	*	*	*	*	8,55002	47,0505	*	*	Y

BT	EMEA	Switzerland	*	*	*	Baden	*	*	*	*	8.3063	47.478	*	*	Y

BT	EMEA	Switzerland	*	*	*	Basel	*	*	*	*	7.5836	47.5462	*	*	Y

BT	EMEA	Switzerland	*	*	*	Basel	*	*	*	*	7,64779	47,5376	*	*	Y

BT	EMEA	Switzerland	*	*	*	Bellinzona	*	*	*	*	*	*	*	*	Y

BT	EMEA	Switzerland	*	*	*	Bern	*	*	*	*	7.456	46.9662	*	*	Y

BT	EMEA	Switzerland	*	*	*	Bern	*	*	*	*	7,41896	46,9527	*	*	Y

BT	EMEA	Switzerland	*	*	*	Bern	*	*	*	*	7.3881	46.934	*	*	Y

* text has been redacted for confidentiality

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33

			Reuters	Reuters										Highest	Sat
			required Gold	deployment					BT Gold	MPLS			3rd Party	attainable	Dish
Provider	Region	Country	Country	phase	BT Status	City	Site Address	Zipcode	Cities	Status	Longitude	Latitude	Provider	SLA	Enabled

BT	EMEA	Switzerland	*	*	*	Bern	*	*	*	*	7.4377	46.9496	*	*	Y

BT	EMEA	Switzerland	*	*	*	Biel	*	*	*	*	7.24	47.1326	*	*	Y

BT	EMEA	Switzerland	*	*	*	Brig	*	*	*	*	7.9912	46.3189	*	*	Y

BT	EMEA	Switzerland	*	*	*	Buchs	*	*	*	*	*	*	*	*	Y

BT	EMEA	Switzerland	*	*	*	Chiasso	*	*	*	*	9.0319	45.8323	*	*	Y

BT	EMEA	Switzerland	*	*	*	Chur	*	*	*	*	9.5271	46.8525	*	*	Y

BT	EMEA	Switzerland	*	*	*	Fribourg	*	*	*	*	7,15037	46,8023	*	*	Y

BT	EMEA	Switzerland	*	*	*	Geneva	*	*	*	*	6.1279	46.1947	*	*	Y

BT	EMEA	Switzerland	*	*	*	Geneva	*	*	*	*	*	*	*	*	Y

BT	EMEA	Switzerland	*	*	*	Geneva	*	*	*	*	*	*	*	*	N

BT	EMEA	Switzerland	*	*	*	Geneva	*	*	*	*	*	*	*	*	Y

BT	EMEA	Switzerland	*	*	*	Goeschenen	*	*	*	*	0	46,667097	*	*	Y

BT	EMEA	Switzerland	*	*	*	Horgen	*	*	*	*	8.5886	47.2617	*	*	Y

BT	EMEA	Switzerland	*	*	*	Lausanne	*	*	*	*	6.6319	46.5171	*	*	Y

BT	EMEA	Switzerland	*	*	*	Lausanne	*	*	*	*	6,6135	46,5259	*	*	Y

BT	EMEA	Switzerland	*	*	*	Locarno	*	*	*	*	0	46,173645	*	*	Y

BT	EMEA	Switzerland	*	*	*	Lugano	*	*	*	*	0	46,007239	*	*	Y

BT	EMEA	Switzerland	*	*	*	Luzern	*	*	*	*	8.312	47.0404	*	*	Y

BT	EMEA	Switzerland	*	*	*	Martigny	*	*	*	*	7.0784	46.1053	*	*	Y

* text has been redacted for confidentiality

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34

			Reuters	Reuters										Highest	Sat
			required Gold	deployment					BT Gold	MPLS			3rd Party	attainable	Dish
Provider	Region	Country	Country	phase	BT Status	City	Site Address	Zipcode	Cities	Status	Longitude	Latitude	Provider	SLA	Enabled

BT	EMEA	Switzerland	*	*	*	Meyrin	*	*	*	*	*	*	*	*	Y

BT	EMEA	Switzerland	*	*	*	Muenchenstein	*	*	*	*	*	*	*	*	Y

BT	EMEA	Switzerland	*	*	*	Neuchatel	*	*	*	*	*	*	*	*	Y

BT	EMEA	Switzerland	*	*	*	Oerlikon	*	*	*	*	*	*	*	*	Y

BT	EMEA	Switzerland	*	*	*	Oerlikon	*	*	*	*	0	47,412863	*	*	Y

BT	EMEA	Switzerland	*	*	*	Olten	*	*	*	*	7,9126	47,3598	*	*	Y

BT	EMEA	Switzerland	*	*	*	Ruemlang	*	*	*	*	8.5406	47.4497	*	*	Y

BT	EMEA	Switzerland	*	*	*	Sargans	*	*	*	*	0	47,04614	*	*	Y

BT	EMEA	Switzerland	*	*	*	Schaffhausen	*	*	*	*	8.6348	47.6938	*	*	Y

BT	EMEA	Switzerland	*	*	*	Sion	*	*	*	*	7.3482	46.225	*	*	Y

BT	EMEA	Switzerland	*	*	*	Solothurn	*	*	*	*	7.5324	47.206	*	*	Y

BT	EMEA	Switzerland	*	*	*	St. Gallen	*	*	*	*	0	47,424369	*	*	Y

BT	EMEA	Switzerland	*	*	*	St. Margrethen	*	*	*	*	9.6433	47.4529	*	*	Y

BT	EMEA	Switzerland	*	*	*	Thun	*	*	*	*	7.6239	46,759074	*	*	Y

BT	EMEA	Switzerland	*	*	*	Vevey	*	*	*	*	6.8411	46.4636	*	*	Y

BT	EMEA	Switzerland	*	*	*	Wil	*	*	*	*	8.5081	47.6031	*	*	Y

BT	EMEA	Switzerland	*	*	*	Winterthur	*	*	*	*	8.7285	47.5054	*	*	Y

BT	EMEA	Switzerland	*	*	*	Zug	*	*	*	*	8.5176	47.1782	*	*	Y

BT	EMEA	Switzerland	*	*	*	Zurich	*	*	*	*	8.5316	47.3645	*	*	Y

BT	EMEA	Switzerland	*	*	*	Zurich	*	*	*	*	8.5347	47.3765	*	*	Y

BT	EMEA	Switzerland	*	*	*	Zurich	*	*	*	*	8,48113	47,3946	*	*	Y

BT	EMEA	Switzerland	*	*	*	Zurich	*	*	*	*	8.5577	47.4173	*	*	Y

* text has been redacted for confidentiality

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35

			Reuters	Reuters										Highest	Sat
			required Gold	deployment					BT Gold	MPLS			3rd Party	attainable	Dish
Provider	Region	Country	Country	phase	BT Status	City	Site Address	Zipcode	Cities	Status	Longitude	Latitude	Provider	SLA	Enabled

BT	EMEA	Switzerland	*	*	*	Zurich	*	*	*	*	8,60922	47,4485	*	*	Y

		Taiwan,
		Province Of
BT	APAC	China	*	*	*	Taipei	*	*	*	*	121.5167	25.0333	*	*	N

		Taiwan,
		Province Of
BT	APAC	China	*	*	*	Taipei	*	*	*	*	*	*	*	*	*

BT	*	Tanzania	*	*	*	Subsidised IPLCs	*	*	*	*	*	*	*	*	*

BT	APAC	Thailand	*	*	*	Bangkok	*	*	*	*	100.5	13.7333	*	*	Y

*	*	Togo	*	*	*	Subsidised IPLCs	*	*	*	*	*	*	*	*	*

BT	EMEA	Tunisia	*	*	*	Tunis	*	*	*	*	10.2	36.7833	*	*	Y

BT	EMEA	Turkey	*	*	*	Istanbul	*	*	*	*	*	*	*	*	*

BT	EMEA	Turkey	*	*	*	Istanbul or Ankara	*	*	*	*	*	*	*	*	*

BT	*	Uganda	*	*	*	Subsidised IPLCs	*	*	*	*	*	*	*	*	*

BT	EMEA	Ukraine	*	*	*	Kiev	*	*	*	*	*	*	*	*	Y

		United Arab
*	*	Emirates	*	*	*	*	*	*	*	*	*	*	*	*	*

		United
BT	EMEA	Kingdom	*	*	*	Belfast	*	*	*	*	-5.99234	54.5666	*	*	Y

		United
BT	EMEA	Kingdom	*	*	*	Bedford	*	*	*	*	-0.496212	52.1086	*	*	Y

		United
BT	EMEA	Kingdom	*	*	*	Birmingham	*	*	*	*	-1.88581	52.4836	*	*	Y

		United
BT	EMEA	Kingdom	*	*	*	Bristol	*	*	*	*	-2.57749	51.5423	*	*	N

* text has been redacted for confidentiality

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36

			Reuters	Reuters										Highest	Sat
			required Gold	deployment					BT Gold	MPLS			3rd Party	attainable	Dish
Provider	Region	Country	Country	phase	BT Status	City	Site Address	Zipcode	Cities	Status	Longitude	Latitude	Provider	SLA	Enabled

		United
BT	EMEA	Kingdom	*	*	*	Cosham	*	*	*	*	-1.06741	50.8425	*	*	Y

		United
BT	EMEA	Kingdom	*	*	*	Edinburgh	*	*	*	*	-3.30035	55.9314	*	*	N

		United
BT	EMEA	Kingdom	*	*	*	Eltham	*	*	*	*	0.054631	51.4516	*	*	Y

		United
BT	EMEA	Kingdom	*	*	*	Leeds	*	*	*	*	-1.551409	53.764247	*	*	Y

		United
BT	EMEA	Kingdom	*	*	*	London	*	*	*	*	-0.004461	51.5106	*	*	Y

		United
BT	EMEA	Kingdom	*	*	*	London	*	*	*	*	-0.131993	51.5595	*	*	N

		United
BT	EMEA	Kingdom	*	*	*	London	*	*	*	*	-0.167752	51.5198	*	*	Y

		United
BT	EMEA	Kingdom	*	*	*	Manchester	*	*	*	*	-2.3045	53.475	*	*	Y

		United
BT	EMEA	Kingdom	*	*	*	Newbury	*	*	*	*	-1.31239	51.3996	*	*	N

		United
BT	EMEA	Kingdom	*	*	*	Nottingham	*	*	*	*	-1.15712	52.9374	*	*	Y

		United
BT	EMEA	Kingdom	*	*	*	Renfrew	*	*	*	*	-4.37078	55.8737	*	*	Y

		United
BT	EMEA	Kingdom	*	*	*	Salford	*	*	*	*	-2.24574	53.48429	*	*	Y

		United
BT	EMEA	Kingdom	*	*	*	Swindon	*	*	*	*	-1.7735	51.5488	*	*	N

* text has been redacted for confidentiality

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37

			Reuters	Reuters										Highest	Sat
			required Gold	deployment					BT Gold	MPLS			3rd Party	attainable	Dish
Provider	Region	Country	Country	phase	BT Status	City	Site Address	Zipcode	Cities	Status	Longitude	Latitude	Provider	SLA	Enabled

		United
BT	RAM	States	*	*	*	ABILENE	*	*	*	*	32.4671	-99.719	*	*	Y

		United
BT	RAM	States	*	*	*	ADDISON	*	*	*	*	32.9359	-96.7898	*	*	Y

		United
BT	RAM	States	*	*	*	AKRON	*	*	*	*	41.0823	-81.5173	*	*	Y

		United
BT	RAM	States	*	*	*	ALBANY	*	*	*	*	42.6501	-73.7547	*	*	Y

		United
BT	RAM	States	*	*	*	ALBANY	*	*	*	*	31.5736	-84.1637	*	*	Y

		United
BT	RAM	States	*	*	*	ALBUQUERQUE	*	*	*	*	35.0762	-106.6505	*	*	Y

		United
BT	RAM	States	*	*	*	ALEXANDRIA	*	*	*	*	31.2927	-92.4612	*	*	Y

		United
BT	RAM	States	*	*	*	Allenville	*	*	*	*	45.8812	-84.7319	*	*	Y

		United
BT	RAM	States	*	*	*	ALPHARETTA	*	*	*	*	34.1221	-84.2974	*	*	Y

		United
BT	RAM	States	*	*	*	ALTOONA	*	*	*	*	40.5015	-78.3872	*	*	Y

		United
BT	RAM	States	*	*	*	AMARILLO	*	*	*	*	35.2281	-101.8088	*	*	Y

		United
BT	RAM	States	*	*	*	AMBRIDGE	*	*	*	*	40.5969	-80.2173	*	*	Y

		United
BT	RAM	States	*	*	*	AMES	*	*	*	*	42.0277	-93.6367	*	*	Y

		United
BT	RAM	States	*	*	*	ANAHEIM	*	*	*	*	33.8336	-117.908	*	*	Y

		United
BT	RAM	States	*	*	*	APPLETON	*	*	*	*	44.2756	-88.3931	*	*	Y

		United
BT	RAM	States	*	*	*	ARAB	*	*	*	*	34.3222	-86.4971	*	*	Y

		United
BT	RAM	States	*	*	*	ARCHBOLD	*	*	*	*	41.5337	-84.2985	*	*	Y

		United
BT	RAM	States	*	*	*	ARLINGTON	*	*	*	*	38.8602	-77.0955	*	*	Y

		United
BT	RAM	States	*	*	*	ARNOLD	*	*	*	*	39.0817	-76.5651	*	*	Y

		United
BT	RAM	States	*	*	*	ASHEVILLE	*	*	*	*	35.5812	-82.6078	*	*	Y

		United
BT	RAM	States	*	*	*	ASHLAND	*	*	*	*	38.4588	-82.6596	*	*	Y

* text has been redacted for confidentiality

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38

*			Reuters	Reuters										Highest	Sat
			required Gold	deployment					BT Gold	MPLS			3rd Party	attainable	Dish
Provider	Region	Country	Country	phase	BT Status	City	Site Address	Zipcode	Cities	Status	Longitude	Latitude	Provider	SLA	Enabled

		United
BT	RAM	States	*	*	*	ATHENS	*	*	*	*	34.0042	-83.4951	*	*	Y

		United
BT	RAM	States	*	*	*	ATLANTA	*	*	*	*	33.7531	-84.3899	*	*	Y

		United
BT	RAM	States	*	*	*	ATLANTA	*	*	*	*	33.8733	-84.4612	*	*	Y

		United
BT	RAM	States	*	*	*	AUGUSTA	*	*	*	*	33.4608	-81.9722	*	*	Y

		United
BT	RAM	States	*	*	*	AUSTIN	*	*	*	*	30.2337	-97.7196	*	*	Y

		United
BT	RAM	States	*	*	*	Austin	*	*	*	*	30.271	-97.7413	*	*	Y

		United
BT	RAM	States	*	*	*	BAKERSFIELD	*	*	*	*	35.3831	-119.0074	*	*	Y

		United
BT	RAM	States	*	*	*	BALTIMORE	*	*	*	*	39.2946	-76.623	*	*	Y

		United
BT	RAM	States	*	*	*	BANGOR	*	*	*	*	44.8161	-68.7792	*	*	Y

		United
BT	RAM	States	*	*	*	BARTLESVILLE	*	*	*	*	36.7471	-95.9807	*	*	Y

		United
BT	RAM	States	*	*	*	BATON ROUGE	*	*	*	*	30.4477	-91.1681	*	*	Y

		United
BT	RAM	States	*	*	*	BEAUMONT	*	*	*	*	30.0731	-94.1042	*	*	Y

		United
BT	RAM	States	*	*	*	BEAVERTON	*	*	*	*	45.4746	-122.8037	*	*	Y

		United
BT	RAM	States	*	*	*	BECKLEY	*	*	*	*	37.7858	-81.1906	*	*	Y

		United
BT	RAM	States	*	*	*	BELLEFONTAINE	*	*	*	*	40.36	-83.7551	*	*	Y

		United
BT	RAM	States	*	*	*	BENTON HARBOR	*	*	*	*	42.1118	-86.4057	*	*	Y

		United
BT	RAM	States	*	*	*	BENTONVILLE	*	*	*	*	36.323	-94.1813	*	*	Y

		United
BT	RAM	States	*	*	*	BENTONVILLE	*	*	*	*	36.323	-94.1813	*	*	Y

		United
BT	RAM	States	*	*	*	BEREA	*	*	*	*	38.3494	-77.4766	*	*	Y

		United
BT	RAM	States	*	*	*	BILLINGS	*	*	*	*	45.7723	-108.4826	*	*	Y

		United
BT	RAM	States	*	*	*	BINGHAMTON	*	*	*	*	42.1083	-75.8672	*	*	Y

* text has been redacted for confidentiality

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39

			Reuters	Reuters										Highest	Sat
			required Gold	deployment					BT Gold	MPLS			3rd Party	attainable	Dish
Provider	Region	Country	Country	phase	BT Status	City	Site Address	Zipcode	Cities	Status	Longitude	Latitude	Provider	SLA	Enabled

		United
BT	RAM	States	*	*	*	BIRMINGHAM	*	*	*	*	33.509	-86.8011	*	*	Y

		United
BT	RAM	States	*	*	*	BIRMINGHAM	*	*	*	*	33.5127	-86.8182	*	*	Y

		United
BT	RAM	States	*	*	*	Birmingham	*	*	*	*	33.4712	-86.8055	*	*	Y

		United
BT	RAM	States	*	*	*	BIRMINGHAM	*	*	*	*	42.5447	-83.2141	*	*	Y

		United
BT	RAM	States	*	*	*	BISMARCK	*	*	*	*	46.8179	-100.7797	*	*	Y

		United
BT	RAM	States	*	*	*	BLACKSBURG	*	*	*	*	37.2317	-80.4158	*	*	Y

		United
BT	RAM	States	*	*	*	BLAIRS	*	*	*	*	36.7069	-79.3783	*	*	Y

		United
BT	RAM	States	*	*	*	BLOOMINGTON	*	*	*	*	39.2198	-86.4583	*	*	Y

		United
BT	RAM	States	*	*	*	BLOOMINGTON	*	*	*	*	44.837	-93.2778	*	*	Y

		United
BT	RAM	States	*	*	*	BLOOMINGTON	*	*	*	*	40.4776	-88.9812	*	*	Y

		United
BT	RAM	States	*	*	*	BLUEFIELD	*	*	*	*	37.2621	-81.2216	*	*	Y

		United
BT	RAM	States	*	*	*	BOCA RATON	*	*	*	*	26.347	-80.0825	*	*	Y

		United
BT	RAM	States	*	*	*	BOHEMIA	*	*	*	*	40.7696	-73.1119	*	*	Y

		United
BT	RAM	States	*	*	*	BOISE	*	*	*	*	43.614	-116.2155	*	*	Y

		United
BT	RAM	States	*	*	*	BOSTON	*	*	*	*	42.3467	-71.0448	*	*	Y

		United
BT	RAM	States	*	*	*	Boston/Cambridge	*	*	*	*	42.3639	-71.0853	*	*	Y

		United
BT	RAM	States	*	*	*	BOWLING GREEN	*	*	*	*	36.933	-86.449	*	*	Y

		United
BT	RAM	States	*	*	*	BOZEMAN	*	*	*	*	45.6752	-111.067	*	*	Y

		United
BT	RAM	States	*	*	*	Brainerd	*	*	*	*	46.3512	-94.1639	*	*	Y

		United
BT	RAM	States	*	*	*	BRATTLEBORO	*	*	*	*	42.8444	-72.6871	*	*	Y

		United
BT	RAM	States	*	*	*	BRENTWOOD	*	*	*	*	35.9996	-86.7912	*	*	Y

* text has been redacted for confidentiality

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40

			Reuters	Reuters										Highest	Sat
			required Gold	deployment					BT Gold	MPLS			3rd Party	attainable	Dish
Provider	Region	Country	Country	phase	BT Status	City	Site Address	Zipcode	Cities	Status	Longitude	Latitude	Provider	SLA	Enabled

		United
BT	RAM	States	*	*	*	BRIDGEPORT	*	*	*	*	41.1768	-73.2001	*	*	Y

		United
BT	RAM	States	*	*	*	BRISTOL	*	*	*	*	36.5679	-82.1826	*	*	Y

		United
BT	RAM	States	*	*	*	BROOK PARK	*	*	*	*	41.3967	-81.8345	*	*	Y

		United
BT	RAM	States	*	*	*	BROWNSVILLE	*	*	*	*	25.9274	-97.5133	*	*	Y

		United
BT	RAM	States	*	*	*	BROWNWOOD	*	*	*	*	31.7099	-98.9776	*	*	Y

		United
BT	RAM	States	*	*	*	BRYAN	*	*	*	*	30.6811	-96.3776	*	*	Y

		United
BT	RAM	States	*	*	*	BUFFALO	*	*	*	*	42.8827	-78.8619	*	*	Y

		United
BT	RAM	States	*	*	*	Buffalo	*	*	*	*	42.8876	-78.8772	*	*	Y

		United
BT	RAM	States	*	*	*	BUFFALO	*	*	*	*	42.8199	-78.8192	*	*	Y

		United
BT	RAM	States	*	*	*	BUTLER	*	*	*	*	40.858	-79.9025	*	*	Y

		United
BT	RAM	States	*	*	*	CAMBRIDGE	*	*	*	*	42.3703	-71.0816	*	*	Y

		United
BT	RAM	States	*	*	*	CAMDEN	*	*	*	*	39.9172	-75.1084	*	*	Y

		United
BT	RAM	States	*	*	*	CANTON	*	*	*	*	40.772	-81.4129	*	*	Y

		United
BT	RAM	States	*	*	*	CAPE GIRARDEAU	*	*	*	*	37.2524	-89.6599	*	*	Y

		United
BT	RAM	States	*	*	*	CAPUTA	*	*	*	*	43.9498	-103.0154	*	*	Y

		United
BT	RAM	States	*	*	*	CARBONDALE	*	*	*	*	37.7262	-89.2234	*	*	Y

		United				CARLISLE
BT	RAM	States	*	*	*	SPRINGS	*	*	*	*	40.2049	-77.1977	*	*	Y

		United
BT	RAM	States	*	*	*	CARMEL	*	*	*	*	39.9706	-86.1324	*	*	Y

		United
BT	RAM	States	*	*	*	CASPER	*	*	*	*	42.8452	-106.3399	*	*	Y

		United
BT	RAM	States	*	*	*	CEDAR KNOLLS	*	*	*	*	40.8231	-74.4534	*	*	Y

		United
BT	RAM	States	*	*	*	CEDAR RAPIDS	*	*	*	*	41.9482	-91.6875	*	*	Y

BT	RAM	United	*	*	*	CELINA	*	*	*	*	40.5469	-84.5799	*	*	Y

* text has been redacted for confidentiality

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41

			Reuters	Reuters										Highest	Sat
			required Gold	deployment					BT Gold	MPLS			3rd Party	attainable	Dish
Provider	Region	Country	Country	phase	BT Status	City	Site Address	Zipcode	Cities	Status	Longitude	Latitude	Provider	SLA	Enabled

		States

		United
BT	RAM	States	*	*	*	CHAFFEY	*	*	*	*	46.4847	-92.1867	*	*	Y

		United
BT	RAM	States	*	*	*	CHAMPAIGN	*	*	*	*	40.1125	-88.2467	*	*	Y

		United
BT	RAM	States	*	*	*	CHARLESTON	*	*	*	*	38.3516	-81.6319	*	*	Y

		United
BT	RAM	States	*	*	*	CHARLESTON	*	*	*	*	32.7974	-79.9484	*	*	Y

		United
BT	RAM	States	*	*	*	CHARLOTTE	*	*	*	*	35.1536	-80.9274	*	*	Y

		United
BT	RAM	States	*	*	*	CHARLOTTE	*	*	*	*	35.2279	-80.8452	*	*	Y

		United
BT	RAM	States	*	*	*	Charlotte	*	*	*	*	35.1332	-80.8595	*	*	Y

		United
BT	RAM	States	*	*	*	Charlotte Amalie	*	*	*	*	18.3497	-64.9338	*	*	Y

		United
BT	RAM	States	*	*	*	CHARLOTTESVILLE	*	*	*	*	38.0567	-78.4959	*	*	Y

		United
BT	RAM	States	*	*	*	CHATSWORTH	*	*	*	*	34.755	-84.7905	*	*	Y

		United
BT	RAM	States	*	*	*	CHATTANOOGA	*	*	*	*	35.0448	-85.3081	*	*	Y

		United
BT	RAM	States	*	*	*	CHERRYVILLE	*	*	*	*	40.5192	-74.8508	*	*	Y

		United
BT	RAM	States	*	*	*	CHESHIRE	*	*	*	*	41.5068	-72.9079	*	*	Y

		United
BT	RAM	States	*	*	*	CHEYENNE	*	*	*	*	41.1414	-104.7917	*	*	Y

		United
BT	RAM	States	*	*	*	CHICAGO	*	*	*	*	41.8826	-87.6363	*	*	Y

		United
BT	RAM	States	*	*	*	Chicago	*	*	*	*	41.8673	-87.6255	*	*	Y

		United
BT	RAM	States	*	*	*	CHICAGO	*	*	*	*	41.8826	-87.6363	*	*	Y

		United
BT	RAM	States	*	*	*	Chicago	*	*	*	*	41.8732	-87.65736	*	*	Y

		United
BT	RAM	States	*	*	*	Chicago	*	*	*	*	41.7399	-87.653	*	*	Y

		United
BT	RAM	States	*	*	*	CHICO	*	*	*	*	39.7584	-121.8518	*	*	Y

BT	RAM	United	*	*	*	Cincinnati	*	*	*	*	39.1053	-84.5017	*	*	Y

* text has been redacted for confidentiality

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42

			Reuters	Reuters										Highest	Sat
			required Gold	deployment					BT Gold	MPLS			3rd Party	attainable	Dish
Provider	Region	Country	Country	phase	BT Status	City	Site Address	Zipcode	Cities	Status	Longitude	Latitude	Provider	SLA	Enabled

		States

		United
BT	RAM	States	*	*	*	CINCINNATI	*	*	*	*	39.1053	-84.5017	*	*	Y

		United
BT	RAM	States	*	*	*	CLARKSBURG	*	*	*	*	39.2834	-80.5607	*	*	Y

		United
BT	RAM	States	*	*	*	CLARKSTON	*	*	*	*	46.3985	-117.0667	*	*	Y

		United
BT	RAM	States	*	*	*	CLEARWATER	*	*	*	*	27.978	-82.781	*	*	Y

		United
BT	RAM	States	*	*	*	CLEARWATER	*	*	*	*	27.978	-82.781	*	*	Y

		United
BT	RAM	States	*	*	*	Cleveland	*	*	*	*	41.5142	-81.6415	*	*	Y

		United
BT	RAM	States	*	*	*	CLEVELAND	*	*	*	*	41.4947	-81.6757	*	*	Y

		United
BT	RAM	States	*	*	*	COCOA	*	*	*	*	28.3645	-80.7476	*	*	Y

		United
BT	RAM	States	*	*	*	COEUR D’ALENE	*	*	*	*	47.6844	-116.7793	*	*	Y

		United
BT	RAM	States	*	*	*	COLLINSVILLE	*	*	*	*	38.6851	-89.9833	*	*	Y

		United				COLORADO
BT	RAM	States	*	*	*	SPRINGS	*	*	*	*	38.8299	-104.8198	*	*	Y

		United
BT	RAM	States	*	*	*	COLUMBIA	*	*	*	*	33.9962	-81.0307	*	*	Y

		United
BT	RAM	States	*	*	*	COLUMBIA	*	*	*	*	38.9307	-92.2859	*	*	Y

		United
BT	RAM	States	*	*	*	COLUMBUS	*	*	*	*	39.9643	-83.0029	*	*	Y

		United
BT	RAM	States	*	*	*	Columbus	*	*	*	*	32.4726	-84.979	*	*	Y

		United
BT	RAM	States	*	*	*	COLUMBUS	*	*	*	*	39.9643	-83.0029	*	*	Y

		United
BT	RAM	States	*	*	*	COLUMBUS	*	*	*	*	39.2003	-85.9324	*	*	Y

		United
BT	RAM	States	*	*	*	CONYERS	*	*	*	*	33.6405	-83.964	*	*	Y

		United
BT	RAM	States	*	*	*	COOKEVILLE	*	*	*	*	36.1684	-85.4971	*	*	Y

		United
BT	RAM	States	*	*	*	COON VALLEY	*	*	*	*	43.7015	-91.0092	*	*	Y

		United
BT	RAM	States	*	*	*	CORALVILLE	*	*	*	*	41.6833	-91.5794	*	*	Y

* text has been redacted for confidentiality

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43

United United United United United United United United United United United United United United United United United United United United
			Reuters	Reuters										Highest	Sat
			required Gold	deployment					BT Gold	MPLS			3rd Party	attainable	Dish
Provider	Region	Country	Country	phase	BT Status	City	Site Address	Zipcode	Cities	Status	Longitude	Latitude	Provider	SLA	Enabled

		United
BT	RAM	States	*	*	*	CORPUS CHRISTI	*	*	*	*	27.7956	-97.4023	*	*	Y

		United
BT	RAM	States	*	*	*	CORVALLIS	*	*	*	*	44.6013	-123.2729	*	*	Y

		United
BT	RAM	States	*	*	*	COVINGTON	*	*	*	*	37.7835	-79.9893	*	*	Y

		United
BT	RAM	States	*	*	*	CRESTVIEW	*	*	*	*	30.7621	-86.5617	*	*	Y

		United
BT	RAM	States	*	*	*	CREVE COEUR	*	*	*	*	38.6642	-90.4559	*	*	Y

		United
BT	RAM	States	*	*	*	CULPEPER	*	*	*	*	38.4732	-78.0164	*	*	Y

		United
BT	RAM	States	*	*	*	CUMBERLAND	*	*	*	*	39.6392	-78.7956	*	*	Y

		United
BT	RAM	States	*	*	*	DALLAS	*	*	*	*	32.7802	-96.80115	*	*	Y

		United
BT	RAM	States	*	*	*	DALLAS	*	*	*	*	32.8004	-96.7886	*	*	Y

		United
BT	RAM	States	*	*	*	DALTON	*	*	*	*	34.7693	-84.97	*	*	Y

		United
BT	RAM	States	*	*	*	DANBURY	*	*	*	*	41.3884	-73.4576	*	*	Y

		United
BT	RAM	States	*	*	*	DANVILLE	*	*	*	*	37.6414	-84.783	*	*	Y

		United
BT	RAM	States	*	*	*	DAVENPORT	*	*	*	*	41.5386	-90.5557	*	*	Y

		United
BT	RAM	States	*	*	*	DAYTON	*	*	*	*	39.7568	-84.1863	*	*	Y

		United
BT	RAM	States	*	*	*	DAYTONA BEACH	*	*	*	*	29.2001	-81.0442	*	*	Y

		United
BT	RAM	States	*	*	*	DE KALB	*	*	*	*	41.9282	-88.749	*	*	Y

		United
BT	RAM	States	*	*	*	DECATUR	*	*	*	*	34.5896	-86.9826	*	*	Y

		United
BT	RAM	States	*	*	*	DECATUR	*	*	*	*	39.8785	-88.9567	*	*	Y

		United
BT	RAM	States	*	*	*	DENVER	*	*	*	*	39.75	-104.9952	*	*	Y

		United
BT	RAM	States	*	*	*	Denver	*	*	*	*	39.7313	-104.9813	*	*	Y

BT	RAM	United	*	*	*	DES MOINES	*	*	*	*	41.586	-93.6185	*	*	Y

* text has been redacted for confidentiality

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44

United United United United United United United United United United United United United United United United United United United United
			Reuters	Reuters										Highest	Sat
			required Gold	deployment					BT Gold	MPLS			3rd Party	attainable	Dish
Provider	Region	Country	Country	phase	BT Status	City	Site Address	Zipcode	Cities	Status	Longitude	Latitude	Provider	SLA	Enabled

		States

		United
BT	RAM	States	*	*	*	DETROIT	*	*	*	*	42.3318	-83.0504	*	*	Y

		United
BT	RAM	States	*	*	*	Detroit/Southfield	*	*	*	*	42.4613	-83.2275	*	*	Y

		United
BT	RAM	States	*	*	*	Dodge City	*	*	*	*	37.7589	-100.0191	*	*	Y

		United
BT	RAM	States	*	*	*	DOVER	*	*	*	*	43.191	-70.8925	*	*	Y

		United
BT	RAM	States	*	*	*	DOVER	*	*	*	*	39.1511	-75.5314	*	*	Y

		United
BT	RAM	States	*	*	*	DUBUQUE	*	*	*	*	42.5053	-90.6988	*	*	Y

		United
BT	RAM	States	*	*	*	DULUTH	*	*	*	*	46.7724	-92.1244	*	*	Y

		United
BT	RAM	States	*	*	*	DUNNIGAN	*	*	*	*	38.8884	-121.9896	*	*	Y

		United
BT	RAM	States	*	*	*	DUNWOODY	*	*	*	*	33.9404	-84.318	*	*	Y

		United
BT	RAM	States	*	*	*	DURHAM	*	*	*	*	36.0351	-78.8687	*	*	Y

		United
BT	RAM	States	*	*	*	Durham	*	*	*	*	35.9752	-78.8387	*	*	Y

		United
BT	RAM	States	*	*	*	DURHAM	*	*	*	*	36.0351	-78.8687	*	*	Y

		United
BT	RAM	States	*	*	*	EAST POINT	*	*	*	*	33.6642	-84.3925	*	*	Y

		United
BT	RAM	States	*	*	*	EAU CLAIRE	*	*	*	*	44.7984	-91.4824	*	*	Y

		United
BT	RAM	States	*	*	*	EDINBURG	*	*	*	*	38.816	-78.572	*	*	Y

		United
BT	RAM	States	*	*	*	EL PASO	*	*	*	*	31.759	-106.486	*	*	Y

		United
BT	RAM	States	*	*	*	ELIZABETHTOWN	*	*	*	*	37.7055	-85.8623	*	*	Y

		United
BT	RAM	States	*	*	*	ELKHART	*	*	*	*	41.6744	-85.9578	*	*	Y

		United
BT	RAM	States	*	*	*	ELKO	*	*	*	*	40.8003	-115.7069	*	*	Y

		United
BT	RAM	States	*	*	*	ENGLEWOOD	*	*	*	*	39.6131	-104.8841	*	*	Y

BT	RAM	United	*	*	*	EOLA	*	*	*	*	41.7636	-88.1454	*	*	Y

* text has been redacted for confidentiality

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45

United United United United United United United United United United United United United United United United United United United United United
			Reuters	Reuters										Highest	Sat
			required Gold	deployment					BT Gold	MPLS			3rd Party	attainable	Dish
Provider	Region	Country	Country	phase	BT Status	City	Site Address	Zipcode	Cities	Status	Longitude	Latitude	Provider	SLA	Enabled

		States

		United
BT	RAM	States	*	*	*	ERIE	*	*	*	*	42.1071	-79.9564	*	*	Y

		United
BT	RAM	States	*	*	*	EUGENE	*	*	*	*	44.081	-123.0704	*	*	Y

		United
BT	RAM	States	*	*	*	EVANSVILLE	*	*	*	*	37.9748	-87.5736	*	*	Y

		United
BT	RAM	States	*	*	*	Evendale	*	*	*	*	39.2662	-84.4029	*	*	Y

		United
BT	RAM	States	*	*	*	EVERETT	*	*	*	*	47.9452	-122.2271	*	*	Y

		United
BT	RAM	States	*	*	*	FAIRACRES	*	*	*	*	32.314	-107.0368	*	*	Y

		United
BT	RAM	States	*	*	*	FAIRHAVEN	*	*	*	*	41.6383	-70.8899	*	*	Y

		United
BT	RAM	States	*	*	*	FAIRVIEW	*	*	*	*	39.8491	-95.7042	*	*	Y

		United
BT	RAM	States	*	*	*	FARGO	*	*	*	*	46.8937	-96.7989	*	*	Y

		United
BT	RAM	States	*	*	*	FARMINGTON	*	*	*	*	35.4498	-86.7973	*	*	Y

		United
BT	RAM	States	*	*	*	FAYETTEVILLE	*	*	*	*	35.0658	-78.8669	*	*	Y

		United
BT	RAM	States	*	*	*	FAYETTEVILLE	*	*	*	*	36.066	-94.1558	*	*	Y

		United
BT	RAM	States	*	*	*	FINDLAY	*	*	*	*	41.0409	-83.6446	*	*	Y

		United
BT	RAM	States	*	*	*	FINKSBURG	*	*	*	*	39.5023	-76.9073	*	*	Y

		United
BT	RAM	States	*	*	*	Fishers Island	*	*	*	*	41.2723	-71.9808	*	*	Y

		United
BT	RAM	States	*	*	*	FLAGSTAFF	*	*	*	*	35.2272	-111.571	*	*	Y

		United
BT	RAM	States	*	*	*	FLINT	*	*	*	*	43.0147	-83.69	*	*	Y

		United
BT	RAM	States	*	*	*	FLORENCE	*	*	*	*	34.1814	-79.7804	*	*	Y

		United
BT	RAM	States	*	*	*	FLORISSANT	*	*	*	*	38.8047	-90.3435	*	*	Y

		United
BT	RAM	States	*	*	*	FOLSOM	*	*	*	*	38.6835	-121.1583	*	*	Y

		United
BT	RAM	States	*	*	*	FORT DODGE	*	*	*	*	42.507	-94.1803	*	*	Y

* text has been redacted for confidentiality

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46

			Reuters	Reuters									3rd	Highest	Sat
			required Gold	deployment	BT				BT Gold	MPLS			Party	attainable	Dish
Provider	Region	Country	Country	phase	Status	City	Site Address	Zipcode	Cities	Status	Longitude	Latitude	Provider	SLA	Enabled

		States				FORT
BT	RAM	States	*	*	*	LAUDERDALE	*	*	*	*	26.1483	-80.2271	*	*	Y

		United
BT	RAM	States	*	*	*	FORT MYERS	*	*	*	*	26.5104	-81.8317	*	*	Y

		United
BT	RAM	States	*	*	*	FORT SMITH	*	*	*	*	35.3693	-94.4144	*	*	Y

		United				FORT WALTON
BT	RAM	States	*	*	*	BEACH	*	*	*	*	30.4122	-86.616	*	*	Y

		United
BT	RAM	States	*	*	*	FORT WAYNE	*	*	*	*	41.0718	-85.1525	*	*	Y

		United
BT	RAM	States	*	*	*	Fort Worth	*	*	*	*	32.7589	-97.3235	*	*	Y

		United
BT	RAM	States	*	*	*	FORT WORTH	*	*	*	*	32.7589	-97.3235	*	*	Y

		United
BT	RAM	States	*	*	*	FRAMINGHAM	*	*	*	*	42.2706	-71.4218	*	*	Y

		United
BT	RAM	States	*	*	*	FRANKFORT	*	*	*	*	38.2008	-84.947	*	*	Y

		United
BT	RAM	States	*	*	*	FREDERICK	*	*	*	*	39.412	-77.4091	*	*	Y

		United
BT	RAM	States	*	*	*	FREEHOLD	*	*	*	*	40.2452	-74.2768	*	*	Y

		United
BT	RAM	States	*	*	*	FRENCHTOWN	*	*	*	*	41.6412	-80.1484	*	*	Y

		United
BT	RAM	States	*	*	*	FRESNO	*	*	*	*	36.7493	-119.7891	*	*	Y

		United
BT	RAM	States	*	*	*	FRONTENAC	*	*	*	*	37.4131	-94.6994	*	*	Y

		United
BT	RAM	States	*	*	*	GAINESVILLE	*	*	*	*	29.6492	-82.3089	*	*	Y

		United
BT	RAM	States	*	*	*	GARDEN CITY	*	*	*	*	40.7258	-73.642	*	*	Y

		United
BT	RAM	States	*	*	*	GARDENA	*	*	*	*	33.8894	-118.2939	*	*	Y

		United
BT	RAM	States	*	*	*	GHENT	*	*	*	*	44.5143	-95.8927	*	*	Y

		United
BT	RAM	States	*	*	*	GLASGOW	*	*	*	*	36.9766	-85.9088	*	*	Y

		United
BT	RAM	States	*	*	*	GLENCOE	*	*	*	*	36.2265	-96.9289	*	*	Y

		United
BT	RAM	States	*	*	*	GLENVIEW	*	*	*	*	42.0757	-87.8192	*	*	Y

BT	RAM	United	*	*	*	GLOUCESTER	*	*	*	*	37.4367	-76.5462	*	*	Y

* text has been redacted for confidentiality

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47

			Reuters	Reuters									3rd	Highest	Sat
			required Gold	deployment	BT				BT Gold	MPLS			Party	attainable	Dish
Provider	Region	Country	Country	phase	Status	City	Site Address	Zipcode	Cities	Status	Longitude	Latitude	Provider	SLA	Enabled

		States

		United
BT	RAM	States	*	*	*	GRAND FORKS	*	*	*	*	47.9117	-97.0549	*	*	Y

		United
BT	RAM	States	*	*	*	GRAND ISLAND	*	*	*	*	40.9259	-98.3795	*	*	Y

		United
BT	RAM	States	*	*	*	GRAND JUNCTION	*	*	*	*	39.0805	-108.5426	*	*	Y

		United
BT	RAM	States	*	*	*	GRAND RAPIDS	*	*	*	*	42.9651	-85.6586	*	*	Y

		United
BT	RAM	States	*	*	*	GRAYLING	*	*	*	*	44.6571	-84.7281	*	*	Y

		United
BT	RAM	States	*	*	*	GREAT FALLS	*	*	*	*	47.476	-111.2609	*	*	Y

		United
BT	RAM	States	*	*	*	GREEN BAY	*	*	*	*	44.5324	-88.0581	*	*	Y

		United
BT	RAM	States	*	*	*	GREENSBORO	*	*	*	*	36.0704	-79.7715	*	*	Y

		United
BT	RAM	States	*	*	*	GREENSBORO	*	*	*	*	36.0295	-79.8707	*	*	Y

		United
BT	RAM	States	*	*	*	GREENSBURG	*	*	*	*	40.295	-79.5416	*	*	Y

		United
BT	RAM	States	*	*	*	GREENVILLE	*	*	*	*	35.5326	-77.3926	*	*	Y

		United
BT	RAM	States	*	*	*	GREENVILLE	*	*	*	*	34.7309	-82.3747	*	*	Y

		United
BT	RAM	States	*	*	*	GREENWOOD	*	*	*	*	33.5172	-90.1759	*	*	Y

		United
BT	RAM	States	*	*	*	GULFPORT	*	*	*	*	30.3854	-89.0867	*	*	Y

		United
BT	RAM	States	*	*	*	GUYMON	*	*	*	*	36.6857	-101.4811	*	*	Y

		United
BT	RAM	States	*	*	*	HAGERSTOWN	*	*	*	*	39.6414	-77.7177	*	*	Y

		United				HAMILTON
BT	RAM	States	*	*	*	SQUARE	*	*	*	*	40.2249	-74.66	*	*	Y

		United
BT	RAM	States	*	*	*	HAMPTON	*	*	*	*	37.0335	-76.3156	*	*	Y

		United
BT	RAM	States	*	*	*	HANNIBAL	*	*	*	*	39.7066	-91.3802	*	*	Y

		United
BT	RAM	States	*	*	*	HANOVER	*	*	*	*	39.7879	-76.9674	*	*	Y

		United
BT	RAM	States	*	*	*	HARLINGEN	*	*	*	*	26.1934	-97.6861	*	*	Y

* text has been redacted for confidentiality

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48

			Reuters	Reuters									3rd	Highest	Sat
			required Gold	deployment	BT				BT Gold	MPLS			Party	attainable	Dish
Provider	Region	Country	Country	phase	Status	City	Site Address	Zipcode	Cities	Status	Longitude	Latitude	Provider	SLA	Enabled

		United
BT	RAM	States	*	*	*	HARRISBURG	*	*	*	*	40.2627	-76.8822	*	*	Y

		United
BT	RAM	States	*	*	*	HARRISON	*	*	*	*	36.2382	-93.1143	*	*	Y

		United
BT	RAM	States	*	*	*	HARRISONBURG	*	*	*	*	38.4421	-78.8729	*	*	Y

		United
BT	RAM	States	*	*	*	HARTFORD	*	*	*	*	41.7383	-72.679	*	*	Y

		United
BT	RAM	States	*	*	*	HARTFORD	*	*	*	*	41.7676	-72.6757	*	*	Y

		United
BT	RAM	States	*	*	*	HATTIESBURG	*	*	*	*	31.3128	-89.3432	*	*	Y

		United
BT	RAM	States	*	*	*	HAVRE DE GRACE	*	*	*	*	39.5799	-76.1513	*	*	Y

		United
BT	RAM	States	*	*	*	HELENA	*	*	*	*	46.627	-112.0093	*	*	Y

		United
BT	RAM	States	*	*	*	HICKORY	*	*	*	*	35.7454	-81.3286	*	*	Y

		United
BT	RAM	States	*	*	*	HIGHPOINT	*	*	*	*	35.9688	-80.0005	*	*	Y

		United
BT	RAM	States	*	*	*	HILLSBORO	*	*	*	*	38.263	-90.567	*	*	Y

		United
BT	RAM	States	*	*	*	HOBBS	*	*	*	*	32.7259	-103.1401	*	*	Y

		United
BT	RAM	States	*	*	*	HOLLAND	*	*	*	*	42.7875	-86.109	*	*	Y

		United
BT	RAM	States	*	*	*	HOLLISTER	*	*	*	*	36.6298	-93.2079	*	*	Y

		United
BT	RAM	States	*	*	*	Honolulu	*	*	*	*	21.2783	-157.8209	*	*	Y

		United
BT	RAM	States	*	*	*	HORNLAKE	*	*	*	*	34.9501	-90.0395	*	*	Y

		United
BT	RAM	States	*	*	*	HOUSTON	*	*	*	*	29.9292	-95.3961	*	*	Y

		United
BT	RAM	States	*	*	*	HOUSTON	*	*	*	*	29.7499	-95.34255	*	*	Y

		United
BT	RAM	States	*	*	*	HOUSTON	*	*	*	*	29.7612	-95.3629	*	*	Y

		United
BT	RAM	States	*	*	*	Houston	*	*	*	*	29.7486	-95.4677	*	*	Y

		United
BT	RAM	States	*	*	*	HUNTINGTON	*	*	*	*	40.8669	-73.4099	*	*	Y

* text has been redacted for confidentiality

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49

			Reuters	Reuters									3rd	Highest	Sat
			required Gold	deployment	BT				BT Gold	MPLS			Party	attainable	Dish
Provider	Region	Country	Country	phase	Status	City	Site Address	Zipcode	Cities	Status	Longitude	Latitude	Provider	SLA	Enabled

		United
BT	RAM	States	*	*	*	HUNTINGTON	*	*	*	*	38.4039	-82.4348	*	*	Y

		United
BT	RAM	States	*	*	*	HUNTSVILLE	*	*	*	*	34.7278	-86.5676	*	*	Y

		United
BT	RAM	States	*	*	*	HUTCHINSON	*	*	*	*	38.0548	-97.9148	*	*	Y

		United
BT	RAM	States	*	*	*	IDAHO FALLS	*	*	*	*	43.4969	-112.1144	*	*	Y

		United				INDEPENDENT
BT	RAM	States	*	*	*	HILL	*	*	*	*	36.6206	-81.1449	*	*	Y

		United
BT	RAM	States	*	*	*	INDIANAPOLIS	*	*	*	*	39.7469	-86.1615	*	*	Y

		United
BT	RAM	States	*	*	*	Indianapolis	*	*	*	*	39.7434	-86.1619	*	*	Y

		United
BT	RAM	States	*	*	*	Irvine (Tustin)	*	*	*	*	33.6806	-117.8316	*	*	Y

		United
BT	RAM	States	*	*	*	IRVING	*	*	*	*	32.8	-96.9489	*	*	Y

		United
BT	RAM	States	*	*	*	JACKSON	*	*	*	*	35.6104	-88.8187	*	*	Y

		United
BT	RAM	States	*	*	*	JACKSON	*	*	*	*	32.2962	-90.1856	*	*	Y

		United
BT	RAM	States	*	*	*	JACKSON	*	*	*	*	42.2453	-84.3835	*	*	Y

		United
BT	RAM	States	*	*	*	JACKSONVILLE	*	*	*	*	30.2928	-81.631	*	*	Y

		United
BT	RAM	States	*	*	*	JACKSONVILLE	*	*	*	*	34.7664	-77.4339	*	*	Y

		United
BT	RAM	States	*	*	*	Jacksonville	*	*	*	*	30.3282	-81.6523	*	*	Y

		United
BT	RAM	States	*	*	*	JACKSONVILLE	*	*	*	*	30.205	-81.544	*	*	Y

		United
BT	RAM	States	*	*	*	JACKSONVILLE	*	*	*	*	39.7308	-90.2393	*	*	Y

		United
BT	RAM	States	*	*	*	JANESVILLE	*	*	*	*	42.688	-89.0522	*	*	Y

		United
BT	RAM	States	*	*	*	JASPER	*	*	*	*	38.3957	-86.933	*	*	Y

		United
BT	RAM	States	*	*	*	JEFFERSON CITY	*	*	*	*	38.5601	-92.1724	*	*	Y

		United
BT	RAM	States	*	*	*	JEROME	*	*	*	*	42.7097	-114.4611	*	*	Y

		United
BT	RAM	States	*	*	*	JOHNSON CITY	*	*	*	*	36.3335	-82.3622	*	*	Y

* text has been redacted for confidentiality

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50

			Reuters	Reuters									3rd	Highest	Sat
			required Gold	deployment	BT				BT Gold	MPLS			Party	attainable	Dish
Provider	Region	Country	Country	phase	Status	City	Site Address	Zipcode	Cities	Status	Longitude	Latitude	Provider	SLA	Enabled

		United
BT	RAM	States	*	*	*	JOHNSTOWN	*	*	*	*	40.3253	-78.9122	*	*	Y

		United
BT	RAM	States	*	*	*	JONESBORO	*	*	*	*	35.8275	-90.6975	*	*	Y

		United
BT	RAM	States	*	*	*	JOPLIN	*	*	*	*	37.0824	-94.5019	*	*	Y

		United
BT	RAM	States	*	*	*	KALAMAZOO	*	*	*	*	42.3003	-85.6078	*	*	Y

		United
BT	RAM	States	*	*	*	KANSAS CITY	*	*	*	*	39.1038	-94.5727	*	*	Y

		United
BT	RAM	States	*	*	*	KEARNEY	*	*	*	*	40.7024	-99.086	*	*	Y

		United
BT	RAM	States	*	*	*	KENNEWICK	*	*	*	*	46.2039	-119.1623	*	*	Y

		United
BT	RAM	States	*	*	*	KILLEEN	*	*	*	*	31.1171	-97.7245	*	*	Y

		United
BT	RAM	States	*	*	*	KINSTON	*	*	*	*	35.2723	-77.5991	*	*	Y

		United
BT	RAM	States	*	*	*	KNOXVILLE	*	*	*	*	35.9953	-83.9156	*	*	Y

		United
BT	RAM	States	*	*	*	KNOXVILLE	*	*	*	*	35.9953	-83.9156	*	*	Y

		United
BT	RAM	States	*	*	*	LA CROSSE	*	*	*	*	43.7974	-91.2217	*	*	Y

		United
BT	RAM	States	*	*	*	LAFAYETTE	*	*	*	*	40.4174	-86.8893	*	*	Y

		United
BT	RAM	States	*	*	*	LAFAYETTE	*	*	*	*	30.2817	-92.0193	*	*	Y

		United				LAKE BUENA
BT	RAM	States	*	*	*	VISTA	*	*	*	*	28.371	-81.5594	*	*	Y

		United
BT	RAM	States	*	*	*	LAKE CHARLES	*	*	*	*	30.2269	-93.1961	*	*	Y

		United
BT	RAM	States	*	*	*	LANARK	*	*	*	*	40.5493	-75.4263	*	*	Y

		United
BT	RAM	States	*	*	*	LANCASTER	*	*	*	*	40.0298	-76.2648	*	*	Y

		United
BT	RAM	States	*	*	*	LANSING	*	*	*	*	42.7314	-84.5519	*	*	Y

		United
BT	RAM	States	*	*	*	LAREDO	*	*	*	*	27.5118	-99.4901	*	*	Y

		United
BT	RAM	States	*	*	*	Las Vegas	*	*	*	*	36.2144	-115.1369	*	*	Y

		United
BT	RAM	States	*	*	*	LAS VEGAS	*	*	*	*	36.1727	-115.1254	*	*	Y

* text has been redacted for confidentiality

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51

			Reuters	Reuters									3rd	Highest	Sat
			required Gold	deployment	BT				BT Gold	MPLS			Party	attainable	Dish
Provider	Region	Country	Country	phase	Status	City	Site Address	Zipcode	Cities	Status	Longitude	Latitude	Provider	SLA	Enabled

		United
BT	RAM	States	*	*	*	LAURINBURG	*	*	*	*	34.7658	-79.4694	*	*	Y

		United
BT	RAM	States	*	*	*	LAWRENCE	*	*	*	*	42.7081	-71.1635	*	*	Y

		United
BT	RAM	States	*	*	*	LAWRENCE	*	*	*	*	38.9644	-95.254	*	*	Y

		United
BT	RAM	States	*	*	*	LAWTON	*	*	*	*	34.6086	-98.395	*	*	Y

		United
BT	RAM	States	*	*	*	Lebanon	*	*	*	*	43.6431	-72.253	*	*	Y

		United
BT	RAM	States	*	*	*	LEESBURG	*	*	*	*	39.0847	-77.6068	*	*	Y

		United
BT	RAM	States	*	*	*	LEESBURG	*	*	*	*	28.8068	-81.8838	*	*	Y

		United
BT	RAM	States	*	*	*	LEXINGTON	*	*	*	*	37.78	-79.4454	*	*	Y

		United
BT	RAM	States	*	*	*	LEXINGTON	*	*	*	*	38.0983	-84.4934	*	*	Y

		United
BT	RAM	States	*	*	*	LEXINGTON	*	*	*	*	41.1242	-85.8971	*	*	Y

		United
BT	RAM	States	*	*	*	LIGHTFOOT	*	*	*	*	37.3256	-76.7395	*	*	Y

		United
BT	RAM	States	*	*	*	LIMA	*	*	*	*	40.7609	-84.0706	*	*	Y

		United
BT	RAM	States	*	*	*	LINCOLN	*	*	*	*	40.7892	-96.7144	*	*	Y

		United				LINCOLNVILLE
BT	RAM	States	*	*	*	BEACH	*	*	*	*	44.312	-69.0906	*	*	Y

		United
BT	RAM	States	*	*	*	LITTLE ROCK	*	*	*	*	34.6347	-92.2269	*	*	Y

		United
BT	RAM	States	*	*	*	LONG BEACH	*	*	*	*	33.8231	-118.104	*	*	Y

		United
BT	RAM	States	*	*	*	Long Island	*	*	*	*	40.7258	-73.642	*	*	Y

		United
BT	RAM	States	*	*	*	LONGMONT	*	*	*	*	40.1652	-105.1365	*	*	Y

		United
BT	RAM	States	*	*	*	LONGVIEW	*	*	*	*	32.5229	-94.7341	*	*	Y

		United
BT	RAM	States	*	*	*	LORAIN	*	*	*	*	41.4335	-82.1393	*	*	Y

		United
BT	RAM	States	*	*	*	Los Angeles	*	*	*	*	34.0535	-118.2637	*	*	Y

* text has been redacted for confidentiality

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52

			Reuters	Reuters									3rd	Highest	Sat
			required Gold	deployment	BT				BT Gold	MPLS			Party	attainable	Dish
Provider	Region	Country	Country	phase	Status	City	Site Address	Zipcode	Cities	Status	Longitude	Latitude	Provider	SLA	Enabled

		United
BT	RAM	States	*	*	*	Los Angeles	*	*	*	*	33.9599	-118.3949	*	*	Y

		United
BT	RAM	States	*	*	*	LOS ANGELES	*	*	*	*	34.0521	-118.254	*	*	Y

		United
BT	RAM	States	*	*	*	LOUISVILLE	*	*	*	*	38.2482	-85.7639	*	*	Y

		United
BT	RAM	States	*	*	*	Louisville	*	*	*	*	38.2525	-85.7516	*	*	Y

		United
BT	RAM	States	*	*	*	LUBBOCK	*	*	*	*	33.5862	-101.8471	*	*	Y

		United
BT	RAM	States	*	*	*	LUDLOW	*	*	*	*	42.1728	-72.4708	*	*	Y

		United
BT	RAM	States	*	*	*	LUFKIN	*	*	*	*	31.3296	-94.722	*	*	Y

		United
BT	RAM	States	*	*	*	LUND	*	*	*	*	37.711	-113.0858	*	*	Y

		United
BT	RAM	States	*	*	*	LYNCHBURG	*	*	*	*	37.4069	-79.1284	*	*	Y

		United
BT	RAM	States	*	*	*	Macomb	*	*	*	*	40.4592	-90.6756	*	*	Y

		United
BT	RAM	States	*	*	*	MACON	*	*	*	*	32.8352	-83.6335	*	*	Y

		United
BT	RAM	States	*	*	*	MADISON	*	*	*	*	43.0793	-89.3767	*	*	Y

		United
BT	RAM	States	*	*	*	MADISONVILLE	*	*	*	*	37.333	-87.4973	*	*	Y

		United
BT	RAM	States	*	*	*	MANCHESTER	*	*	*	*	42.991	-71.4663	*	*	Y

		United
BT	RAM	States	*	*	*	MANHATTAN	*	*	*	*	39.1958	-96.5972	*	*	Y

		United
BT	RAM	States	*	*	*	MANSFIELD	*	*	*	*	40.759	-82.5124	*	*	Y

		United
BT	RAM	States	*	*	*	MARTINSBURG	*	*	*	*	39.4619	-77.9661	*	*	Y

		United
BT	RAM	States	*	*	*	MASON CITY	*	*	*	*	43.149	-93.1999	*	*	Y

		United
BT	RAM	States	*	*	*	MATTOON	*	*	*	*	39.4822	-88.3728	*	*	Y

		United
BT	RAM	States	*	*	*	MAYER	*	*	*	*	34.3162	-112.1226	*	*	Y

		United
BT	RAM	States	*	*	*	MEDFORD	*	*	*	*	44.1735	-93.247	*	*	Y

		United
BT	RAM	States	*	*	*	MEDFORD	*	*	*	*	42.3156	-122.8825	*	*	Y

* text has been redacted for confidentiality

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53

			Reuters	Reuters									3rd	Highest	Sat
			required Gold	deployment	BT				BT Gold	MPLS			Party	attainable	Dish
Provider	Region	Country	Country	phase	Status	City	Site Address	Zipcode	Cities	Status	Longitude	Latitude	Provider	SLA	Enabled

		United
BT	RAM	States	*	*	*	MEDINA	*	*	*	*	41.1384	-81.8612	*	*	Y

		United
BT	RAM	States	*	*	*	MELBOURNE	*	*	*	*	28.0747	-80.6298	*	*	Y

		United
BT	RAM	States	*	*	*	MEMPHIS	*	*	*	*	35.0494	-89.924	*	*	Y

		United
BT	RAM	States	*	*	*	Memphis	*	*	*	*	35.1516	-90.0355	*	*	Y

		United
BT	RAM	States	*	*	*	MERIDIAN	*	*	*	*	32.3722	-88.6989	*	*	Y

		United
BT	RAM	States	*	*	*	MESA	*	*	*	*	33.4303	-111.8435	*	*	Y

		United
BT	RAM	States	*	*	*	MEXICO	*	*	*	*	39.1691	-91.8835	*	*	Y

		United
BT	RAM	States	*	*	*	Miami	*	*	*	*	38.45411	-94.85364	*	*	Y

		United
BT	RAM	States	*	*	*	Miami	*	*	*	*	25.7744	-80.208	*	*	Y

		United
BT	RAM	States	*	*	*	MIAMI	*	*	*	*	25.7857	-80.2036	*	*	Y

		United
BT	RAM	States	*	*	*	MIDDLETOWN	*	*	*	*	39.4855	-84.3824	*	*	Y

		United
BT	RAM	States	*	*	*	MIDLAND	*	*	*	*	43.6341	-84.2029	*	*	Y

		United
BT	RAM	States	*	*	*	MIDLAND	*	*	*	*	31.9888	-102.083	*	*	Y

		United
BT	RAM	States	*	*	*	Milwaukee	*	*	*	*	43.0181	-87.9252	*	*	Y

		United
BT	RAM	States	*	*	*	MILWAUKEE	*	*	*	*	43.0388	-87.9335	*	*	Y

		United
BT	RAM	States	*	*	*	Minneapolis	*	*	*	*	44.9858	-93.2717	*	*	Y

		United
BT	RAM	States	*	*	*	MINNEAPOLIS	*	*	*	*	44.9753	-93.2582	*	*	Y

		United
BT	RAM	States	*	*	*	MINOT	*	*	*	*	48.2327	-101.2949	*	*	Y

		United
BT	RAM	States	*	*	*	MISSION VIEJO	*	*	*	*	33.6167	-117.6422	*	*	Y

		United
BT	RAM	States	*	*	*	MISSOULA	*	*	*	*	46.8576	-114.0418	*	*	Y

		United
BT	RAM	States	*	*	*	MOBERLY	*	*	*	*	39.4193	-92.4389	*	*	Y

* text has been redacted for confidentiality

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54

			Reuters	Reuters									3rd	Highest	Sat
			required Gold	deployment	BT				BT Gold	MPLS			Party	attainable	Dish
Provider	Region	Country	Country	phase	Status	City	Site Address	Zipcode	Cities	Status	Longitude	Latitude	Provider	SLA	Enabled

		United
BT	RAM	States	*	*	*	MOBILE	*	*	*	*	30.69	-88.0469	*	*	Y

		United
BT	RAM	States	*	*	*	MODESTO	*	*	*	*	37.6439	-120.9699	*	*	Y

		United
BT	RAM	States	*	*	*	MONROE	*	*	*	*	32.5213	-92.1036	*	*	Y

		United
BT	RAM	States	*	*	*	MONROE CITY	*	*	*	*	38.581	-87.3537	*	*	Y

		United
BT	RAM	States	*	*	*	MONROVIA	*	*	*	*	39.3499	-77.2504	*	*	Y

		United
BT	RAM	States	*	*	*	MONTGOMERY	*	*	*	*	32.4079	-86.33	*	*	Y

		United
BT	RAM	States	*	*	*	MORGANTOWN	*	*	*	*	39.637	-79.9528	*	*	Y

		United
BT	RAM	States	*	*	*	MUNCIE	*	*	*	*	40.1734	-85.3818	*	*	Y

		United
BT	RAM	States	*	*	*	MUSCATINE	*	*	*	*	41.4251	-91.0577	*	*	Y

		United
BT	RAM	States	*	*	*	MYRTLE BEACH	*	*	*	*	33.7022	-78.9128	*	*	Y

		United
BT	RAM	States	*	*	*	NASHVILLE	*	*	*	*	36.1104	-86.7788	*	*	Y

		United
BT	RAM	States	*	*	*	Nashville	*	*	*	*	36.1643	-86.7771	*	*	Y

		United
BT	RAM	States	*	*	*	NEW BERN	*	*	*	*	35.0961	-77.0268	*	*	Y

		United
BT	RAM	States	*	*	*	NEW BRUNSWICK	*	*	*	*	40.5103	-74.4469	*	*	Y

		United
BT	RAM	States	*	*	*	NEW HAVEN	*	*	*	*	41.307	-72.9248	*	*	Y

		United
BT	RAM	States	*	*	*	NEW LONDON	*	*	*	*	41.3503	-72.1067	*	*	Y

		United
BT	RAM	States	*	*	*	New Orleans	*	*	*	*	29.985	-90.1662	*	*	Y

		United
BT	RAM	States	*	*	*	NEW ORLEANS	*	*	*	*	29.9577	-90.0768	*	*	Y

		United
BT	RAM	States	*	*	*	NEW YORK	*	*	*	*	40.6075	-74.17125	*	*	Y

		United
BT	RAM	States	*	*	*	New York (111 8th)	*	*	*	*	40.7426	-74.0005	*	*	Y

		United
BT	RAM	States	*	*	*	NEW YORK (54)	*	*	*	*	40.7651	-73.9865	*	*	Y

* text has been redacted for confidentiality

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55

			Reuters	Reuters									3rd	Highest	Sat
			required Gold	deployment	BT				BT Gold	MPLS			Party	attainable	Dish
Provider	Region	Country	Country	phase	Status	City	Site Address	Zipcode	Cities	Status	Longitude	Latitude	Provider	SLA	Enabled

		United
BT	RAM	States	*	*	*	NEW YORK (BW)	*	*	*	*	40.7135	-74.0076	*	*	Y

		United
BT	RAM	States	*	*	*	NEWARK	*	*	*	*	40.7333	-74.1732	*	*	Y

		United
BT	RAM	States	*	*	*	NEWPORT NEWS	*	*	*	*	37.1271	-76.5216	*	*	Y

		United
BT	RAM	States	*	*	*	NORCROSS	*	*	*	*	33.937	-84.2004	*	*	Y

		United
BT	RAM	States	*	*	*	Norfolk	*	*	*	*	36.8027	-76.2699	*	*	Y

		United
BT	RAM	States	*	*	*	NORFOLK	*	*	*	*	36.8531	-76.2904	*	*	Y

		United
BT	RAM	States	*	*	*	NORFOLK	*	*	*	*	42.0332	-97.4236	*	*	Y

		United
BT	RAM	States	*	*	*	NORTH PLATTE	*	*	*	*	41.1352	-100.7739	*	*	Y

		United
BT	RAM	States	*	*	*	NORTON	*	*	*	*	36.9373	-82.6237	*	*	Y

		United
BT	RAM	States	*	*	*	OAKBROOK	*	*	*	*	41.8329	-87.945	*	*	Y

		United
BT	RAM	States	*	*	*	Oakland	*	*	*	*	37.836	-122.2757	*	*	Y

		United
BT	RAM	States	*	*	*	OAKLAND	*	*	*	*	37.8106	-122.2687	*	*	Y

		United
BT	RAM	States	*	*	*	OAKTON	*	*	*	*	38.8911	-77.3229	*	*	Y

		United
BT	RAM	States	*	*	*	OCALA	*	*	*	*	29.1692	-82.0919	*	*	Y

		United
BT	RAM	States	*	*	*	OCEANSIDE	*	*	*	*	33.2043	-117.3526	*	*	Y

		United
BT	RAM	States	*	*	*	OGDEN	*	*	*	*	41.2769	-111.9874	*	*	Y

		United
BT	RAM	States	*	*	*	OIL CITY	*	*	*	*	41.4309	-79.7027	*	*	Y

		United
BT	RAM	States	*	*	*	OJUS	*	*	*	*	25.9556	-80.1804	*	*	Y

		United
BT	RAM	States	*	*	*	OKLAHOMA CITY	*	*	*	*	35.3415	-97.5401	*	*	Y

		United
BT	RAM	States	*	*	*	Oklahoma City	*	*	*	*	35.4713	-97.518	*	*	Y

		United
BT	RAM	States	*	*	*	OLATHE	*	*	*	*	38.8661	-94.7734	*	*	Y

		United
BT	RAM	States	*	*	*	OLNEY	*	*	*	*	38.7317	-88.0806	*	*	Y

* text has been redacted for confidentiality

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56

			Reuters	Reuters									3rd	Highest	Sat
			required Gold	deployme	BT		Site		BT Gold	MPLS			Party	attainable	Dish
Provider	Region	Country	Country	nt phase	Status	City	Address	Zipcode	Cities	Status	Longitude	Latitude	Provider	SLA	Enabled

		United
BT	RAM	States	*	*	*	OLYMPIA	*	*	*	*	47.0112	-122.8723	*	*	Y

		United
BT	RAM	States	*	*	*	OMAHA	*	*	*	*	41.1784	-95.9549	*	*	Y

		United
BT	RAM	States	*	*	*	OMAHA	*	*	*	*	41.2608	-95.9343	*	*	Y

		United
BT	RAM	States	*	*	*	Omaha	*	*	*	*	41.2028	-96.1215	*	*	Y

		United
BT	RAM	States	*	*	*	OPELIKA	*	*	*	*	32.6398	-85.3824	*	*	Y

		United
BT	RAM	States	*	*	*	ORLANDO	*	*	*	*	28.6182	-81.4418	*	*	Y

		United
BT	RAM	States	*	*	*	Orlando	*	*	*	*	28.5412	-81.3741	*	*	Y

		United
BT	RAM	States	*	*	*	ORLANDO	*	*	*	*	28.4991	-81.5299	*	*	Y

		United
BT	RAM	States	*	*	*	OWENSBORO	*	*	*	*	37.7583	-87.0921	*	*	Y

		United
BT	RAM	States	*	*	*	OXNARD	*	*	*	*	34.2151	-119.1759	*	*	Y

		United
BT	RAM	States	*	*	*	PADUCAH	*	*	*	*	37.0308	-88.5897	*	*	Y

		United
BT	RAM	States	*	*	*	PAINTSVILLE	*	*	*	*	37.8117	-82.8015	*	*	Y

		United
BT	RAM	States	*	*	*	PALM SPRINGS	*	*	*	*	33.8431	-116.5412	*	*	Y

		United
BT	RAM	States	*	*	*	PANAMA CITY	*	*	*	*	30.1606	-85.6513	*	*	Y

		United
BT	RAM	States	*	*	*	PARKERSBURG	*	*	*	*	39.2658	-81.5363	*	*	Y

		United
BT	RAM	States	*	*	*	Parsons	*	*	*	*	37.3392	-95.2691	*	*	Y

		United
BT	RAM	States	*	*	*	PENSACOLA	*	*	*	*	30.4211	-87.2202	*	*	Y

		United
BT	RAM	States	*	*	*	PEORIA	*	*	*	*	40.682	-89.603	*	*	Y

		United
BT	RAM	States	*	*	*	PERKINS	*	*	*	*	45.9973	-87.0901	*	*	Y

		United
BT	RAM	States	*	*	*	PFLUGERVILLE	*	*	*	*	30.4438	-97.6287	*	*	Y

		United
BT	RAM	States	*	*	*	Philadelphia	*	*	*	*	39.9513	-75.1585	*	*	Y

		United
BT	RAM	States	*	*	*	PHILADELPHIA	*	*	*	*	39.9627	-75.14873	*	*	Y

* text has been redacted for confidentiality

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57

			Reuters	Reuters									3rd	Highest	Sat
			required Gold	deployme	BT				BT Gold	MPLS			Party	attainable	Dish
Provider	Region	Country	Country	nt phase	Status	City	Site Address	Zipcode	Cities	Status	Longitude	Latitude	Provider	SLA	Enabled

		United
BT	RAM	States	*	*	*	PHILADELPHIA	*	*	*	*	39.9384	-75.1831	*	*	Y

		United
BT	RAM	States	*	*	*	PHOENIX	*	*	*	*	33.44	-112.0259	*	*	Y

		United
BT	RAM	States	*	*	*	Phoenix	*	*	*	*	33.4496	-112.0776	*	*	Y

		United
BT	RAM	States	*	*	*	PIEDMONT	*	*	*	*	35.6392	-97.7456	*	*	Y

		United
BT	RAM	States	*	*	*	PINCKARD	*	*	*	*	31.3965	-85.5032	*	*	Y

		United
BT	RAM	States	*	*	*	PINE BLUFF	*	*	*	*	34.1996	-91.9303	*	*	Y

		United
BT	RAM	States	*	*	*	Pittsburgh	*	*	*	*	40.4251	-79.9775	*	*	Y

		United
BT	RAM	States	*	*	*	PITTSBURGH	*	*	*	*	40.4452	-79.9786	*	*	Y

		United
BT	RAM	States	*	*	*	PLATTSBURGH	*	*	*	*	44.6975	-73.4666	*	*	Y

		United
BT	RAM	States	*	*	*	PLEASANTON	*	*	*	*	37.685	-121.8948	*	*	Y

		United
BT	RAM	States	*	*	*	PLEASANTVILLE	*	*	*	*	39.4012	-74.557	*	*	Y

		United
BT	RAM	States	*	*	*	PLYMOUTH	*	*	*	*	42.3708	-83.5195	*	*	Y

		United
BT	RAM	States	*	*	*	PLYMOUTH	*	*	*	*	45.0044	-93.4282	*	*	Y

		United
BT	RAM	States	*	*	*	POCATELLO	*	*	*	*	42.8848	-112.4258	*	*	Y

		United
BT	RAM	States	*	*	*	POLK CITY	*	*	*	*	28.1954	-81.832	*	*	Y

		United
BT	RAM	States	*	*	*	PORTAGE	*	*	*	*	41.5782	-87.1822	*	*	Y

		United
BT	RAM	States	*	*	*	PORTLAND	*	*	*	*	45.5293	-122.6807	*	*	Y

		United
BT	RAM	States	*	*	*	PORTLAND	*	*	*	*	43.622	-70.2897	*	*	Y

		United
BT	RAM	States	*	*	*	Portland	*	*	*	*	45.5204	-122.6855	*	*	Y

		United
BT	RAM	States	*	*	*	POUGHKEEPSIE	*	*	*	*	41.7016	-73.9149	*	*	Y

		United
BT	RAM	States	*	*	*	PRESQUE ISLE	*	*	*	*	46.6798	-68.0098	*	*	Y

* text has been redacted for confidentiality

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58

			Reuters	Reuters									3rd	Highest	Sat
			required Gold	deployme	BT				BT Gold	MPLS			Party	attainable	Dish
Provider	Region	Country	Country	nt phase	Status	City	Site Address	Zipcode	Cities	Status	Longitude	Latitude	Provider	SLA	Enabled

		United
BT	RAM	States	*	*	*	Princeton	*	*	*	*	40.3922	-74.5444	*	*	Y

		United
BT	RAM	States	*	*	*	PROVIDENCE	*	*	*	*	41.8206	-71.4129	*	*	Y

		United
BT	RAM	States	*	*	*	PROVO	*	*	*	*	40.2203	-111.6931	*	*	Y

		United
BT	RAM	States	*	*	*	PUEBLO	*	*	*	*	38.2853	-104.5796	*	*	Y

		United
BT	RAM	States	*	*	*	PULLMAN	*	*	*	*	46.7638	-117.1911	*	*	Y

		United
BT	RAM	States	*	*	*	RALEIGH	*	*	*	*	35.8667	-78.5355	*	*	Y

		United
BT	RAM	States	*	*	*	Raleigh	*	*	*	*	35.7735	-78.633	*	*	Y

		United
BT	RAM	States	*	*	*	READING	*	*	*	*	40.3334	-75.9716	*	*	Y

		United
BT	RAM	States	*	*	*	REDDING	*	*	*	*	40.5622	-122.4224	*	*	Y

		United
BT	RAM	States	*	*	*	REDWOOD CITY	*	*	*	*	37.491	-122.2046	*	*	Y

		United
BT	RAM	States	*	*	*	REGO PARK	*	*	*	*	40.7257	-73.862	*	*	Y

		United
BT	RAM	States	*	*	*	RENO	*	*	*	*	39.526	-119.8127	*	*	Y

		United
BT	RAM	States	*	*	*	RICHMOND	*	*	*	*	37.6221	-77.4409	*	*	Y

		United
BT	RAM	States	*	*	*	RICHMOND	*	*	*	*	37.5383	-77.4391	*	*	Y

		United
BT	RAM	States	*	*	*	Richmond	*	*	*	*	37.4999	-77.474	*	*	Y

		United
BT	RAM	States	*	*	*	RICHMOND	*	*	*	*	39.8331	-84.8929	*	*	Y

		United
BT	RAM	States	*	*	*	ROANOKE	*	*	*	*	37.2306	-79.9372	*	*	Y

		United
BT	RAM	States	*	*	*	ROCHELLE PARK	*	*	*	*	40.9051	-74.0908	*	*	Y

		United
BT	RAM	States	*	*	*	Rochester	*	*	*	*	43.1548	-77.6268	*	*	Y

		United
BT	RAM	States	*	*	*	ROCHESTER	*	*	*	*	43.1476	-77.6435	*	*	Y

		United
BT	RAM	States	*	*	*	ROCHESTER	*	*	*	*	44.0514	-92.4964	*	*	Y

		United
BT	RAM	States	*	*	*	ROCK HILL	*	*	*	*	34.9278	-81.022	*	*	Y

* text has been redacted for confidentiality

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59

			Reuters	Reuters									3rd	Highest	Sat
			required Gold	deployme	BT				BT Gold	MPLS			Party	attainable	Dish
Provider	Region	Country	Country	nt phase	Status	City	Site Address	Zipcode	Cities	Status	Longitude	Latitude	Provider	SLA	Enabled

		United
BT	RAM	States	*	*	*	ROCKFORD	*	*	*	*	42.2982	-89.1279	*	*	Y

		United
BT	RAM	States	*	*	*	ROCKY MOUNT	*	*	*	*	37.0025	-79.8937	*	*	Y

		United
BT	RAM	States	*	*	*	ROCKY MOUNT	*	*	*	*	35.9364	-77.7719	*	*	Y

		United
BT	RAM	States	*	*	*	ROGERS	*	*	*	*	36.3238	-94.0244	*	*	Y

		United
BT	RAM	States	*	*	*	ROLLA	*	*	*	*	37.9488	-91.7632	*	*	Y

		United				ROLLING
BT	RAM	States	*	*	*	MEADOWS	*	*	*	*	42.0787	-88.0285	*	*	Y

		United
BT	RAM	States	*	*	*	ROME	*	*	*	*	34.2432	-85.1104	*	*	Y

		United
BT	RAM	States	*	*	*	ROSWELL	*	*	*	*	33.3908	-104.5222	*	*	Y

		United
BT	RAM	States	*	*	*	ROWLESBURG	*	*	*	*	39.2247	-79.6617	*	*	Y

		United
BT	RAM	States	*	*	*	Sacramento	*	*	*	*	38.5921	-121.5241	*	*	Y

		United
BT	RAM	States	*	*	*	SACRAMENTO	*	*	*	*	38.582	-121.4896	*	*	Y

		United
BT	RAM	States	*	*	*	SAGINAW	*	*	*	*	43.4318	-83.9335	*	*	Y

		United
BT	RAM	States	*	*	*	SALEM	*	*	*	*	44.9903	-122.9529	*	*	Y

		United
BT	RAM	States	*	*	*	SALINA	*	*	*	*	38.8402	-97.6116	*	*	Y

		United
BT	RAM	States	*	*	*	SALINAS	*	*	*	*	36.6681	-121.6559	*	*	Y

		United
BT	RAM	States	*	*	*	SALISBURY	*	*	*	*	38.3616	-75.5922	*	*	Y

		United
BT	RAM	States	*	*	*	SALISBURY	*	*	*	*	35.6633	-80.4731	*	*	Y

		United
BT	RAM	States	*	*	*	Salt Lake City	*	*	*	*	40.7489	-111.9325	*	*	Y

		United
BT	RAM	States	*	*	*	SALT LAKE CITY	*	*	*	*	40.7588	-111.8367	*	*	Y

		United
BT	RAM	States	*	*	*	SAN ANGELO	*	*	*	*	31.4702	-100.4379	*	*	Y

		United
BT	RAM	States	*	*	*	SAN ANTONIO	*	*	*	*	29.5001	-98.3996	*	*	Y

		United
BT	RAM	States	*	*	*	San Antonio	*	*	*	*	29.4251	-98.4892	*	*	Y

* text has been redacted for confidentiality

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60

			Reuters	Reuters									3rd	Highest	Sat
			required Gold	deployme	BT				BT Gold	MPLS			Party	attainable	Dish
Provider	Region	Country	Country	nt phase	Status	City	Site Address	Zipcode	Cities	Status	Longitude	Latitude	Provider	SLA	Enabled

		United
BT	RAM	States	*	*	*	SAN ANTONIO	*	*	*	*	29.5001	-98.3996	*	*	Y

		United
BT	RAM	States	*	*	*	SAN BERNARDINO	*	*	*	*	34.1054	-117.2914	*	*	Y

		United
BT	RAM	States	*	*	*	SAN DIEGO	*	*	*	*	32.7994	-117.1374	*	*	Y

		United
BT	RAM	States	*	*	*	San Diego	*	*	*	*	32.7461	-117.1691	*	*	Y

		United
BT	RAM	States	*	*	*	SAN FRANCISCO	*	*	*	*	37.7678	-122.3942	*	*	Y

		United
BT	RAM	States	*	*	*	SAN FRANCISCO	*	*	*	*	37.7919	-122.407	*	*	Y

		United
BT	RAM	States	*	*	*	SAN JOSE	*	*	*	*	37.3336	-121.8895	*	*	Y

		United
BT	RAM	States	*	*	*	San Jose L3GW	*	*	*	*	37.3762	-122.0214	*	*	Y

		United
BT	RAM	States	*	*	*	San Juan	*	*	*	*	18.4531	-66.0765	*	*	Y

		United
BT	RAM	States	*	*	*	San Luis Obispo	*	*	*	*	35.2606	-120.6538	*	*	Y

		United
BT	RAM	States	*	*	*	SAN LUIS OBISPO	*	*	*	*	35.2606	-120.6538	*	*	Y

		United
BT	RAM	States	*	*	*	SANTA ANA	*	*	*	*	33.7102	-117.8734	*	*	Y

		United
BT	RAM	States	*	*	*	SANTA BARBARA	*	*	*	*	34.4195	-119.7072	*	*	Y

		United
BT	RAM	States	*	*	*	SANTA MARIA	*	*	*	*	34.9449	-120.39	*	*	Y

		United
BT	RAM	States	*	*	*	SANTA ROSA	*	*	*	*	37.5471	-122.3305	*	*	Y

		United
BT	RAM	States	*	*	*	Santa Teresa	*	*	*	*	31.8589	-106.6426	*	*	Y

		United
BT	RAM	States	*	*	*	SARASOTA	*	*	*	*	27.3309	-82.548	*	*	Y

		United
BT	RAM	States	*	*	*	SAVANNAH	*	*	*	*	32.0691	-81.105	*	*	Y

		United
BT	RAM	States	*	*	*	SCRANTON	*	*	*	*	41.4078	-75.6464	*	*	Y

		United
BT	RAM	States	*	*	*	SEATTLE	*	*	*	*	47.6276	-122.3464	*	*	Y

		United
BT	RAM	States	*	*	*	Seattle	*	*	*	*	47.6113	-122.3334	*	*	Y

* text has been redacted for confidentiality

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61

United United United United United United United United United United United United United United United United United United United United
			Reuters	Reuters									3rd	Highest	Sat
			required Gold	deployment	BT				BT Gold	MPLS			Party	attainable	Dish
Provider	Region	Country	Country	phase	Status	City	Site Address	Zipcode	Cities	Status	Longitude	Latitude	Provider	SLA	Enabled

		United
BT	RAM	States	*	*	*	SEATTLE	*	*	*	*	47.4554	-122.3499	*	*	Y

		United
BT	RAM	States	*	*	*	SHEBOYGAN	*	*	*	*	43.741	-87.7323	*	*	Y

		United
BT	RAM	States	*	*	*	SHERMAN OAKS	*	*	*	*	34.15	-118.4622	*	*	Y

		United
BT	RAM	States	*	*	*	SHREVEPORT	*	*	*	*	32.5058	-93.7485	*	*	Y

		United
BT	RAM	States	*	*	*	SILVER SPRING	*	*	*	*	39.0019	-77.0354	*	*	Y

		United
BT	RAM	States	*	*	*	SIOUX CITY	*	*	*	*	42.5071	-96.4345	*	*	Y

		United
BT	RAM	States	*	*	*	SIOUX FALLS	*	*	*	*	43.5574	-96.7325	*	*	Y

		United
BT	RAM	States	*	*	*	SOMERSET	*	*	*	*	37.0927	-84.5709	*	*	Y

		United
BT	RAM	States	*	*	*	SOUTH BEND	*	*	*	*	41.6738	-86.2529	*	*	Y

		United				SOUTH
BT	RAM	States	*	*	*	BURLINGTON	*	*	*	*	44.453	-73.1805	*	*	Y

		United
BT	RAM	States	*	*	*	SPARTANBURG	*	*	*	*	34.9905	-81.9622	*	*	Y

		United
BT	RAM	States	*	*	*	SPENCER	*	*	*	*	43.1435	-95.1473	*	*	Y

		United
BT	RAM	States	*	*	*	SPOKANE	*	*	*	*	47.6658	-117.4328	*	*	Y

		United
BT	RAM	States	*	*	*	SPRINGFIELD	*	*	*	*	42.103	-72.5904	*	*	Y

		United
BT	RAM	States	*	*	*	SPRINGFIELD	*	*	*	*	39.9254	-83.8559	*	*	Y

		United
BT	RAM	States	*	*	*	SPRINGFIELD	*	*	*	*	39.8011	-89.6499	*	*	Y

		United
BT	RAM	States	*	*	*	SPRINGFIELD	*	*	*	*	37.1666	-93.3129	*	*	Y

		United
BT	RAM	States	*	*	*	ST. CLOUD	*	*	*	*	45.5333	-94.2103	*	*	Y

		United
BT	RAM	States	*	*	*	ST. JOSEPH	*	*	*	*	39.794	-94.843	*	*	Y

		United
BT	RAM	States	*	*	*	St. Louis	*	*	*	*	38.6312	-90.1921	*	*	Y

		United
BT	RAM	States	*	*	*	ST. LOUIS	*	*	*	*	38.6308	-90.2153	*	*	Y

BT	RAM	United	*	*	*	ST. PAUL	*	*	*	*	44.9328	-93.1215	*	*	Y

* text has been redacted for confidentiality

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62

			Reuters	Reuters									3rd	Highest	Sat
			required Gold	deployment	BT				BT Gold	MPLS			Party	attainable	Dish
Provider	Region	Country	Country	phase	Status	City	Site Address	Zipcode	Cities	Status	Longitude	Latitude	Provider	SLA	Enabled

		States

		United
BT	RAM	States	*	*	*	ST. PETERSBURG	*	*	*	*	27.7694	-82.6399	*	*	Y

		United
BT	RAM	States	*	*	*	ST. PETERSBURG	*	*	*	*	27.8726	-82.6392	*	*	Y

		United
BT	RAM	States	*	*	*	STAMFORD	*	*	*	*	41.0542	-73.5424	*	*	Y

		United
BT	RAM	States	*	*	*	STATE COLLEGE	*	*	*	*	40.7934	-77.8444	*	*	Y

		United
BT	RAM	States	*	*	*	STAUNTON	*	*	*	*	38.1533	-79.0788	*	*	Y

		United
BT	RAM	States	*	*	*	STERLING	*	*	*	*	41.815	-89.7163	*	*	Y

		United
BT	RAM	States	*	*	*	STEUBENVILLE	*	*	*	*	40.3684	-80.6607	*	*	Y

		United
BT	RAM	States	*	*	*	STEVENS POINT	*	*	*	*	44.5218	-89.5602	*	*	Y

		United
BT	RAM	States	*	*	*	STOCKTON	*	*	*	*	37.9051	-121.2242	*	*	Y

		United
BT	RAM	States	*	*	*	STUYVESANT	*	*	*	*	42.3847	-73.7722	*	*	Y

		United
BT	RAM	States	*	*	*	SUNBURY	*	*	*	*	40.8643	-76.7872	*	*	Y

		United
BT	RAM	States	*	*	*	SUNNYLAND	*	*	*	*	40.7006	-89.4478	*	*	Y

		United
BT	RAM	States	*	*	*	SWEETWATER	*	*	*	*	32.4693	-100.4054	*	*	Y

		United
BT	RAM	States	*	*	*	Syracuse	*	*	*	*	43.0445	-76.1513	*	*	Y

		United
BT	RAM	States	*	*	*	SYRACUSE	*	*	*	*	43.0445	-76.1513	*	*	Y

		United
BT	RAM	States	*	*	*	TACOMA	*	*	*	*	47.2485	-122.4393	*	*	Y

		United
BT	RAM	States	*	*	*	TALLAHASSEE	*	*	*	*	30.4297	-84.217	*	*	Y

		United
BT	RAM	States	*	*	*	Tampa	*	*	*	*	28.007	-82.5155	*	*	Y

		United
BT	RAM	States	*	*	*	TAMPA	*	*	*	*	28.007	-82.5155	*	*	Y

		United
BT	RAM	States	*	*	*	TAMPA	*	*	*	*	27.9316	-82.3751	*	*	Y

		United
BT	RAM	States	*	*	*	TERRE HAUTE	*	*	*	*	39.4718	-87.3974	*	*	Y

BT	RAM	United	*	*	*	TOLEDO	*	*	*	*	41.6572	-83.5295	*	*	Y

* text has been redacted for confidentiality

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63

			Reuters	Reuters									3rd	Highest	Sat
			required Gold	deployment	BT				BT Gold	MPLS			Party	attainable	Dish
Provider	Region	Country	Country	phase	Status	City	Site Address	Zipcode	Cities	Status	Longitude	Latitude	Provider	SLA	Enabled

		States

		United
BT	RAM	States				TOPEKA					39.0425	-95.6453			Y

		United
BT	RAM	States	*	*	*	TRAVERSE CITY	*	*	*	*	44.7729	-85.7012	*	*	Y

		United
BT	RAM	States	*	*	*	TROY	*	*	*	*	31.8027	-85.9639	*	*	Y

		United
BT	RAM	States	*	*	*	TUCSON	*	*	*	*	32.2163	-110.9714	*	*	Y

		United
BT	RAM	States	*	*	*	TULLY	*	*	*	*	42.8212	-76.1452	*	*	Y

		United
BT	RAM	States	*	*	*	TULSA	*	*	*	*	36.1487	-95.9764	*	*	Y

		United
BT	RAM	States	*	*	*	Tulsa	*	*	*	*	36.1747	-95.8443	*	*	Y

		United
BT	RAM	States	*	*	*	TULSA	*	*	*	*	36.1487	-95.9764	*	*	Y

		United
BT	RAM	States	*	*	*	TUPELO	*	*	*	*	34.2864	-88.6847	*	*	Y

		United
BT	RAM	States	*	*	*	TUSCALOOSA	*	*	*	*	33.1948	-87.565	*	*	Y

		United
BT	RAM	States	*	*	*	UTICA	*	*	*	*	43.109	-75.2292	*	*	Y

		United
BT	RAM	States	*	*	*	VERO BEACH	*	*	*	*	27.6481	-80.4183	*	*	Y

		United
BT	RAM	States	*	*	*	VICTORIA	*	*	*	*	28.8038	-97.0151	*	*	Y

		United
BT	RAM	States	*	*	*	WACO	*	*	*	*	31.5197	-97.1227	*	*	Y

		United
BT	RAM	States	*	*	*	WALDORF	*	*	*	*	38.6008	-76.9027	*	*	Y

		United
BT	RAM	States	*	*	*	WALNUT CREEK	*	*	*	*	37.9051	-122.0557	*	*	Y

		United
BT	RAM	States	*	*	*	WARE SHOALS	*	*	*	*	34.3911	-82.2469	*	*	Y

		United
BT	RAM	States	*	*	*	WARREN	*	*	*	*	41.8536	-79.1587	*	*	Y

		United
BT	RAM	States	*	*	*	WARSAW	*	*	*	*	41.2381	-85.8531	*	*	Y

		United
BT	RAM	States	*	*	*	WASHINGTON	*	*	*	*	38.9528	-77.2348	*	*	Y

		United
BT	RAM	States	*	*	*	WASHINGTON	*	*	*	*	38.9044	-77.0307	*	*	Y

* text has been redacted for confidentiality

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64

			Reuters	Reuters									3rd	Highest	Sat
			required Gold	deployment	BT				BT Gold	MPLS			Party	attainable	Dish
Provider	Region	Country	Country	phase	Status	City	Site Address	Zipcode	Cities	Status	Longitude	Latitude	Provider	SLA	Enabled

		United
BT	RAM	States	*	*	*	Washington	*	*	*	*	38.8775	-77.0181	*	*	Y

		United
BT	RAM	States	*	*	*	WATERLOO	*	*	*	*	42.4764	-92.367	*	*	Y

		United
BT	RAM	States	*	*	*	WAUKESHA	*	*	*	*	43.0172	-88.2661	*	*	Y

		United
BT	RAM	States	*	*	*	WAUSAU	*	*	*	*	44.9604	-89.6542	*	*	Y

		United
BT	RAM	States	*	*	*	WAYNE	*	*	*	*	40.0367	-75.3804	*	*	Y

		United
BT	RAM	States	*	*	*	WAYNESBORO	*	*	*	*	38.0711	-78.8994	*	*	Y

		United				WEST PALM
BT	RAM	States	*	*	*	BEACH	*	*	*	*	26.7085	-80.0657	*	*	Y

		United
BT	RAM	States	*	*	*	WHEELING	*	*	*	*	40.0694	-80.6904	*	*	Y

		United
BT	RAM	States	*	*	*	White Plains	*	*	*	*	41.0317	-73.7651	*	*	Y

		United
BT	RAM	States	*	*	*	WHITE PLAINS	*	*	*	*	41.0317	-73.7651	*	*	Y

		United				WHITE RIVER
BT	RAM	States	*	*	*	JUNCTION	*	*	*	*	43.6613	-72.3559	*	*	Y

		United
BT	RAM	States	*	*	*	WICHITA	*	*	*	*	37.6851	-97.3357	*	*	Y

		United
BT	RAM	States	*	*	*	WICHITA FALLS	*	*	*	*	33.9084	-98.4991	*	*	Y

		United
BT	RAM	States	*	*	*	Williamsport	*	*	*	*	41.2464	-77.0165	*	*	Y

		United
BT	RAM	States	*	*	*	WILMINGTON	*	*	*	*	39.7566	-75.531	*	*	Y

		United
BT	RAM	States	*	*	*	Wilmington	*	*	*	*	39.7375	-75.5507	*	*	Y

		United
BT	RAM	States	*	*	*	WILMINGTON	*	*	*	*	34.2633	-77.8401	*	*	Y

		United
BT	RAM	States	*	*	*	WINCHESTER	*	*	*	*	39.2071	-78.165	*	*	Y

		United
BT	RAM	States	*	*	*	WINCHESTER	*	*	*	*	37.981	-84.1671	*	*	Y

		United
BT	RAM	States	*	*	*	Window Rock	*	*	*	*	35.6603	-109.1037	*	*	Y

		United
BT	RAM	States	*	*	*	WINSTON-SALEM	*	*	*	*	36.1036	-80.2155	*	*	Y

* text has been redacted for confidentiality

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65

			Reuters	Reuters									3rd	Highest	Sat
			required Gold	deployment	BT				BT Gold	MPLS			Party	attainable	Dish
Provider	Region	Country	Country	phase	Status	City	Site Address	Zipcode	Cities	Status	Longitude	Latitude	Provider	SLA	Enabled

		United
BT	RAM	States	*	*	*	WINTER PARK	*	*	*	*	28.5992	-81.3559	*	*	Y

		United
BT	RAM	States	*	*	*	WINTERHAVEN	*	*	*	*	28.0444	-81.7247	*	*	Y

		United
BT	RAM	States	*	*	*	WOOSTER	*	*	*	*	40.8075	-81.957	*	*	Y

		United
BT	RAM	States	*	*	*	WORCESTER	*	*	*	*	42.2616	-71.8013	*	*	Y

		United
BT	RAM	States	*	*	*	WORTHINGTON	*	*	*	*	40.1009	-83.0357	*	*	Y

		United
BT	RAM	States	*	*	*	WYE MILLS	*	*	*	*	38.8805	-75.8321	*	*	Y

		United
BT	RAM	States	*	*	*	WYTHEVILLE	*	*	*	*	36.9469	-81.0879	*	*	Y

		United
BT	RAM	States	*	*	*	YAKIMA	*	*	*	*	46.5938	-120.5356	*	*	Y

		United
BT	RAM	States	*	*	*	YORK	*	*	*	*	39.9505	-76.7105	*	*	Y

		United
BT	RAM	States	*	*	*	YOUNGSTOWN	*	*	*	*	41.0988	-80.654	*	*	Y

		United
BT	RAM	States	*	*	*	YUMA	*	*	*	*	32.6735	-114.5025	*	*	Y

BT		Uzbekistan	*	*	*	Subsidised IPLCs	*	*	*	*	*	*	*	*	*

BT	RAM	Venezuela	*	*	*	Caracas	*	*	*	*	66.9333	10.5	*	*	Y

BT	APAC	Vietnam	*	*	*	Hanoi	*	*	*	*	105.8667	21.0333	*	*	Y

		Yugoslavia	*	*	*	Subsidised IPLCs	*	*	*	*	*	*	*	*	*

BT	EMEA	Zimbabwe	*	*	*	Harare	*	*	*	*	*	*	*	*	Y

* text has been redacted for confidentiality

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Appendix B
Service Boundaries

Diagram 1: Client Site Boundary

*

* text has been redacted for confidentiality

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Diagram 2: Core Network Boundary

*

* text has been redacted for confidentiality

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Schedule 2
Services Description

Part 1C
Service Management

For the purposes of this Schedule, the following capitalised term shall have the corresponding meaning:

“Reuters Service Owners”	means Reuters’ heads of development, operations, product management, CRMC, professional services group and other key service functions within the Reuters Group;

Section A of this Schedule sets out the service management levels for the Existing Services and Section B of this Schedule sets out the service management levels for the New Services.

SECTION A: EXISTING SERVICES

1	SCOPE

1.1	This Section A of Schedule 2 Part 1C sets out the arrangements for monitoring the operational service performance of the Existing Services by means of the Global Service Forum.

1.2	Service management for Existing Services shall be undertaken in accordance with practices adopted by the Radianz Group during the Standard Period.

2	GLOBAL SERVICE FORUM

2.1	The objectives of the Global Service Forum are to:

	2.1.1	provide top-down governance for the most significant Service issues;

	2.1.2	provide a system for triage of serious cross functional Service issues and problem resolution;

	2.1.3	provide senior management in Reuters with visibility of very significant problems affecting the service provided to Reuters’ customers;

	2.1.4	apply the right level of management control/priority on current high severity Service issues;

	2.1.5	provide input to Reuters Service Owners to allow underlying issues to be addressed;

	2.1.6	improve the Existing Services and the perception of Services provided by BT across Reuters; and

	2.1.7	identify the most critical product and Service issues from all Incident reports received by the CRMCs.

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3	BT MEMBERSHIP

BT will be a full member of the Global Service Forum and a maximum of two BT representative(s) will attend each meeting to address BT related issues.

4	ORGANISATION

4.1	The Global Service Forum shall meet weekly in London.

4.2	Reuters will provide BT with a copy of each draft Global Service Forum report that is produced reasonably prior to the meeting.

4.3	GMC Weekly Service Reports are produced by the Global Service Forum.

5	SERVICE PERFORMANCE

5.1	Service performance shall be monitored by means of the review of Incidents categorised by Reuters CRMCs into severity levels 1, 2 and 3 in accordance with paragraph 3 of Schedule 5 Part 1 (Service Levels: Existing Services).

5.2	An Incident will be categorised by severity level by the Global Service Forum in accordance with the following categories:

	5.2.1	Delayed Fix (i.e. an outstanding Incident that is not being resolved through normal channels in a timely manner);

	5.2.2	Heads up (i.e. a notification to Global Service Forum members of a new Incident and its current status (open or closed) on a 'for your information' basis);

	5.2.3	Long-term (i.e. an Incident: (i) which frequently appears in the Global Service Forum report; (ii) in relation to which an Incident trend is identified; or (iii) which requires tracking on a weekly basis).

5.3	When an Incident is categorised as "Long-term" under paragraph 5.2. above then the Incident will re-appear automatically at the weekly Global Service Forum until resolved.

SECTION B: NEW SERVICES

6	SCOPE

6.1	This Section B of Schedule 2 Part 1C sets out the service management levels applicable for the New Services.

6.2	BT shall develop and maintain a Customer Operations Manual containing relevant operational details in respect of its management of the New Services and all associated service management procedures. BT shall make copies of the Customer Operations Manual available to Reuters on a regular basis and in a reasonable manner to be agreed by the Parties.

7	SERVICE DESK

7.1	BT shall make available to Reuters the Service Desk 24 hours per day / 7 days a week / 365/6 days per year.

7.2	The Service Desk shall be the primary point of contact for day to day issues relating to the New Services including:

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7.2.1	Incident reporting;

7.2.2	problem escalation;

7.2.3	order management; and

7.2.4	moves, adds and changes.

7.3	All initial contact with or by the Service Desk shall be conducted in English.

7.4	BT shall maintain an on-site presence at the CRMCs for the duration of the Agreement.

8	INCIDENT MANAGEMENT

8.1	BT shall record all Incidents on the Service Desk’s trouble ticketing system reported to it and provide Reuters with a unique BT identifier relating to each Incident. The classification of each Incident will be assigned by BT in accordance with the severity criteria set out in paragraph 4.1 of Schedule 5, Part 2. In respect of the measurement of Service Levels, the time at which an Incident occurs shall be the starting point for measurement of the Service Levels.

8.2	Reuters shall record the details of all Incidents reported to the Service Desk on its systems and shall provide BT with a unique identifier for the Incident at the time the Incident is reported to BT.

8.3	BT shall provide Reuters with updates concerning progress of Incident resolution in accordance with Schedule 5 Part 2.

8.4	BT shall notify the Reuters CRMC when a Service has been restored or that analysis has proved that fault conditions no longer apply. BT shall complete “reason for outage” details on the trouble ticket.

8.5	Where BT determines that no Incident has occurred in respect of a New Service, then BT shall register this on the Service Desk trouble ticketing system. In the event of persistent false reporting, BT shall notify Reuters and Reuters shall promptly implement measures which shall subsequently ensure a material reduction in such persistent false reporting within the next reporting period, or such other timescale as may be agreed.

9	PROACTIVE MANAGEMENT

9.1	BT shall use all reasonable endeavours to detect Incidents by proactively monitoring the status of each New Service 24 hours a day, 7 days a week and 365/6 days a year.

9.2	On detection or notification of an Incident or circumstances which might give rise to an Incident in BT’s reasonable opinion, BT shall register the same with the Service Desk, which shall promptly notify Reuters of the same and manage any Incident in accordance with paragraph 8 above.

10	ALARM MONITORING

10.1	BT will collect network management alarms on a 24 hours a day/7 days a week/365(6) days a year basis. All alarms will be analysed and, if found to relate to an Incident, will be dealt with through the Incident management process set out in this Schedule and Schedule 5 Part 2.

11	ESCALATION

11.1	As soon as reasonably practicable after the Signing Date, BT and Reuters will develop and agree operational escalation procedures, based initially on those agreed

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for Existing Services. Once these procedures are defined, they will be included within the Customer Operations Manual.

11.2	The Parties agree that the persons nominated in the escalation procedures will each have sufficient authority to provide an effective means of escalation.

11.3	The escalation procedure described in paragraph 11.1 above will include but not be limited to:

	11.3.1	how each stage in the escalation process is invoked or triggered;

	11.3.2	the reporting channels through which escalation action is implemented;

	11.3.3	levels of responsibility;

	11.3.4	supporting resource;

	11.3.5	escalation tracking.

12	CAPACITY MANAGEMENT

12.1	BT will monitor the traffic levels of the Connections using its network monitoring systems in order to identify whether any of the following in BT’s reasonable opinion are required:

	12.1.1	increase or decrease in the capacity of a New Service;

	12.1.2	changes to a New Service to take account of the growth of, or reduction in, traffic levels and/or Facilities;

	12.1.3	changes to a New Service to take account of changes in Reuters applications or equipment;

	12.1.4	changes to a New Service to reduce the cost to Reuters;

	12.1.5	changes to a New Service to optimise the network or network elements.

For the avoidance of doubt, any proposed change under this paragraph 12.1 shall be progressed by the Parties in accordance with the Change Control Procedure.

12.2	BT shall provide reports that include access circuit utilisation by Facility and Service Class. In order to identify capacity issues within the IP network, the latency thresholds from the Facilities will be monitored and when exceeded investigated to determine whether there is an IP network capacity bottleneck.

13	SERVICE MANAGEMENT REPORTING

13.1	BT shall provide a series of reports described in this Schedule and detailed in the Customer Operations Manual. Such reports shall be provided to an agreed frequency and timeframe appropriate to the Service to which they relate.

13.2	The scope and contents of Service Level reports may vary from time to time as agreed between the Parties where such changes provide a mutual benefit or a practical improvement.

13.3	BT shall resolve questions arising from or with regard to Service Levels reports within 5 Business Days. Such reports will comprise the following, and will be produced centrally and made available to Reuters in a manner to be agreed by the Parties:

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13.3.1	Management Information Report

BT will prepare and submit a monthly Management Information Report comprising the following sections:

	(i)	Executive Summary outlining a summary of events occurring in the period (including detail of specific major events), providing a summary of all material Incidents during that period, identifying any common causes, and proposing corrective action to prevent a recurrence;

	(ii)	Service Performance Summary against Service Levels, on a regional basis. In addition, this summary will include information concerning any Service Levels which were not met during the reporting period;

	(iii)	Network Performance Management, including number of Incidents reported to the Service Desk during the relevant period, together with an indication of whether these have been cleared, referred to Reuters or other third parties, or are outstanding for resolution. Where appropriate, this will include root cause analysis information. In addition, to assess measurement of network performance, this will include Availability, RTD and Packet Loss measurements (measured in accordance with paragraph 3.3 of Schedule 5, Part 2) over the relevant Measurement Period;

	(iv)	A summary detailing routes and systems where BT’s reasonably recommended capacity thresholds are being exceeded;

	(v)	Opportunities (which in BT’s reasonable opinion are relevant and appropriate) to improve the New Services provided to Reuters by BT via the Change Control Procedure. In particular, BT will advise Reuters of any relevant third party software upgrades available (both functionality and maintenance releases).

The report will be based upon information pertaining to the previous month and will be presented at the monthly Service Review Meeting.

13.4	Service Level Report

The Service Level report will be a report showing performance against the Service Levels measured in accordance with Schedule 5, Part 2. This report will be produced monthly within 10 working days of the end of the relevant Measurement Period.

13.5	Service Provision Report

The Service Provision Report will be produced weekly and have the following information:

	13.5.1	the number of orders placed;

	13.5.2	the number of orders completed;

	13.5.3	the number of orders programmed; and

	13.5.4	the number of orders that did not meet the agreed delivery date together with commentary describing reason for delay and action taken to complete order.

A trend analysis graph shall be provided to show the number of orders that were not completed by the agreed delivery date each month, month on month for the preceding 12 month period.

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13.6	Network Change Schedule

BT will publish a schedule of planned maintenance, configuration or network changes in respect of the New Services to be undertaken within a Maintenance Window in accordance with paragraph 3.2 of Part 2 of Schedule 5. The schedule will be available to Reuters in a manner to be agreed by the Parties and shall include:

	13.6.1	Date of the proposed change;

	13.6.2	Nature of work; and

	13.6.3	Facilities impacted.

13.7	Capacity Planning Report

	13.7.1	BT will produce a monthly capacity report for the Facilities. The Parties will, acting reasonably, define and agree core hours for at least each of the main territories (America, Europe and Asia). During these core hours all Gold, Silver and RDF datafeed will have a polling frequency of not less than * for utilisation of reports. Out of core hours, all Gold, Silver and RDF datafeed Sites will have a polling frequency of not less than * for utilisation reports. Out of core hours, and for all other Sites, the polling frequency will be no less than *. BT will make all reasonably efforts to reduce the polling frequency.

	13.7.2	BT will identify Facilities where upper or lower capacity threshold have been reached and will make recommendations should capacity changes be appropriate.

	13.7.3	In addition, where reasonably requested this report shall include:

(i) the peak utilisation value for every Facility access connection, irrespective of whether it fell outside of the thresholds; and

(ii) a trend analysis graph in a form to be agreed.

13.8	Reason for Outage Report

BT will include on the trouble ticket information detailing the reason for the outage for each incident. Each report will contain:

	13.8.1	Description of the Incident;

	13.8.2	Action taken to restore the Service;

	13.8.3	Cause of the Incident, if known; and

	13.8.4	Any known action required to complete the repair.

13.9	As part of continuous service improvement, BT and Reuters working together and acting in good faith will seek to find ways to allow API access to data relevant to Reuters in the BT intranet in order that Reuters can supply the relevant customer information to the relevant customers electronically. BT and Reuters will implement any agreed solution.

* text has been redacted for confidentiality

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Schedule 2
Services Description

Part 1D
Security Management

1.	Introduction and Definitions

1.1	This Part 1D of Schedule 2 sets out the Parties’ requirements relating to security arrangements, processes and procedures in connection with the:

	(A)	structured withdrawal of BT from the Reuters Systems;

	(B)	provision of the Services;

	(C)	migration from the Existing Services to the New Services; and

	(D)	management framework the Parties have agreed to follow with respect to security matters.

1.2	The following defined terms shall have the following meanings only in this Part 1D of Schedule 2:

“Issues Register”	means the register of issues raised by either Party with respect to matters regarding security arrangements, processes, procedures and Security Incidents maintained by BT;

“Security Go-Live Date”	means the date being six months after the Closing Date;

“Security Incident”	means either (i) unauthorised or unplanned access to the Reuters Systems, (ii) unauthorised or unplanned access to the BT System, or (iii) a breach of security arrangements, processes and procedures as they relate to the Services, in each case whether through or by reason of accident, negligence or default;

“Security Meeting”	has the meaning given to the term in paragraph 6.1; and

“Service Personnel”	means BT Personnel who are engaged in the provision of the Services and who are properly authorised to access the Reuters Systems.

2.	Withdrawal from the Reuters Systems (Disentanglement) and General Obligations

2.1	For the period commencing on the Closing Date and ending on the Security Go-Live Date, BT shall use its reasonable endeavours to procure that:

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(A)	except in respect of Authorised Personnel, access to the Reuters Systems is only for the purpose of, and to the extent necessary for, providing the Services;

(B)	access by the Authorised Personnel to Reuters’ internal network (IME) shall only be to the extent they had such access at the Closing Date;

(C)	except in respect of Authorised Personnel, access to the Reuters Systems shall be limited only to that by the Service Personnel and the BT System;

(D)	access to and use by the Service Personnel of the Reuters Systems shall be limited to the extent they are authorised to do so and, in any event, as is no more than necessary to provide the Services; and

(E)	access to the Reuters Systems by the BT System shall be limited only to the extent that the BT System is necessary to provide access by the Service Personnel to the Reuters Systems and as is no more than necessary to provide the Services.

2.2	Prior to the Security Go-Live Date, BT shall take all technical and organisational measures necessary to achieve (and maintain thereafter) a robust and secure gateway to prevent unauthorised access from the BT System or by BT Personnel to the Reuters Systems.

2.3	On and from the Security Go-Live Date, BT shall procure that:

	(A)	access by the Authorised Personnel shall cease unless as otherwise agreed by the Parties in writing;

	(B)	access to the Reuters Systems shall only be through the approved secure gateway that is in place pursuant to paragraph 2.2;

	(C)	access to the Reuters Systems is only for the purpose of, and to the extent necessary for, providing the Services; and

	(D)	access to the Reuters Systems shall be limited only to that by the Service Personnel and the BT System and shall be limited to the extent they are authorised to do so and, in any event, as is no more than necessary to provide the Services.

2.4	At all times during the term of this Agreement, in respect of any element of the BT System that interfaces with the Reuters Systems or otherwise is used to provide the Services, BT shall adopt and use anti-virus software and security patches and such other controls as are reasonably appropriate in the circumstances in accordance with Good Professional Practice (or otherwise as agreed by the Parties from time to time). Critical third party software changes shall be implemented by BT as soon as is reasonably practicable.

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2.5	At all times during the term of this Agreement, in respect of any element of the Reuters Systems that interfaces with the BT System or otherwise is used to provide the Reuters Services and receive the Services, Reuters shall adopt and use anti-virus software and security patches and such other controls as are reasonably appropriate in the circumstances in accordance with Good Professional Practice (or otherwise as agreed by the Parties from time to time). Critical third party software changes shall be implemented by Reuters as soon as is reasonably practicable.

2.6	Notwithstanding anything else contained in this Agreement, throughout the term of this Agreement Reuters shall have the right to suspend access by BT Personnel (including, without limitation, Authorised Personnel and Service Personnel) and the BT System to the Reuters Systems where Reuters, acting in accordance with Good Professional Practice, reasonably believes that such access is unplanned, unauthorised, misused or otherwise outside the permitted scope of access. Reuters shall at all times ensure that any such suspension shall be limited to the extent reasonably necessary in any given circumstance.

3.	Existing Services

In respect of the Existing Services, BT shall maintain security arrangements, processes and procedures that are no less rigorous than those implemented by Radianz in respect of services equivalent to the Existing Services provided during the Standard Period.

4.	New Services

4.1	In respect of each New Service, BT shall implement and maintain security arrangements, processes and procedures that will allow BS7799 certification to be achieved and maintained through the term of this Agreement, such arrangements, processes and procedures to be based on the Agreed Principles.

4.2	By the Closing Date, BT shall provide to Reuters a summary document setting out in reasonable detail the measures BT shall take and implement to achieve adequate security of the BT Systems. The summary document shall be appropriate in terms of scope and quality to enable Reuters to effectively market the New Services to customers of members of the Reuters Group.

4.3	By the date at least three months prior to the first happening of migration of any Existing Service to a New Service (for example, prior to migration to the Core Network (platinum ring)), BT shall deliver in writing to Reuters detailed proposals relating to the technical and organisational measures based on the Agreed Principles that BT will implement in respect of that New Service.

4.4	As soon as is reasonably practicable after receipt of BT’s proposals described in paragraph 4.3, the Parties shall discuss the same with a view to ensuring that BT will have appropriate security arrangements, processes and procedures in place and that BS7799 certification will be achieved. In such discussions, BT shall take account of all reasonable representations made by Reuters. Without prejudice to the provisions of paragraph 4.8, BT shall implement such technical and organisational measures as are

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necessary to ensure that appropriate security arrangements, processes and procedures are in place.

4.5	The Parties agree (except as otherwise agreed by the Parties in writing) that BT shall achieve BS7799 certification in respect of the New Services on or before the earlier of (a) the Migration Date or (b) the date being * after the Closing Date.

4.6	In respect of each New Service, BT shall ensure that each Service Class shall effectively be isolated from each other Service Class such that it is not possible for any data from one Service Class to appear in another Service Class. Furthermore, where a customer Facility is configured by Reuters to offer connectivity to a pre-determined set of Service Classes, BT shall ensure that it is not possible for any such customer to send traffic/data to any other Service Class at the customer Facility (irrespective of whether such customer has administrative control of all customer-sited devices).

4.7	BT shall ensure that each Service Class shall not enable direct communication between customers and shall only permit customers to communicate with Reuters Group Products, except as otherwise requested by Reuters in writing.

4.8	In respect of each New Service, BT shall implement (as a minimum and in accordance with Good Professional Practice) the following measures:

	(A)	security hardening of network infrastructure;

	(B)	rejection of source routed traffic;

	(C)	rejection of traffic with a spoofed source address (i.e. with a source address from a range which does not match the expected source address range allocated to the end point);

	(D)	protection of BT DNS and routing infrastructure from compromise, poisoning and denial of service attacks; and

	(E)	the level of filtering will be no less than that applied in respect of the Existing Services (in respect of IP), unless the Parties otherwise agree.

5.	Security Incidents

5.1	Within 30 days of the Closing Date, BT shall prepare, implement and thereafter maintain:

	(A)	documented processes and procedures to ensure that all Security Incidents are detected and reported to Reuters; and

	(B)	an agreed “Security Incident Management Process and Response Procedure” which shall encompass the identification, classification and escalation of Security Incident reporting to Reuters and the response procedure of BT to any Security Incident.

* text has been redacted for confidentiality

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5.2	BT shall monitor for, and respond promptly to, Security Incidents. As soon as is reasonably practicable after a Security Incident (taking into account the severity of the Security Incident as identified in the Security Incident Management Process and Response Procedure), BT shall implement all fixes reasonably necessary to address and prevent a recurrence of the Security Incident. Where a change in or to a Service is required to address or prevent a recurrence of the Security Incident or where a fix will impact upon a Service or the way in which a Service is delivered, that shall be addressed through the Change Control Procedure in accordance with paragraphs 6.4 and 6.5.

6.	Security Management

6.1	Reuters and BT shall each attend (either in person or by telephone) a security management meeting which shall take place for the period:

	(A)	from the date of this Agreement to the Security Go-Live Date, at least monthly;

	(B)	commencing on the Security Go-Live Date, at least quarterly,

(or otherwise as reasonably requested by the other Party) (the “Security Meeting”).

6.2	The first members of the Security Meeting are set out in the following table. The Parties may change their representatives in the Security Meeting on reasonable notice to the other Party (provided that such person is of equivalent experience or position):

Reuters	BT

Ian Curry	Douglas Smith

Malcolm Kelly	Lloyd Hession

In addition, members shall bring to the Security Meeting such persons as might reasonably be thought to assist the discussions at that meeting (if applicable).

BT shall procure the attendance of relevant Radianz personnel as might be necessary to assist in matters within the remit of the Security Meeting. The Parties anticipate that such Radianz employees will attend the Security Meeting until, as a minimum, the Security Go-Live Date.

6.3	Any matter arising from this Part 1D of Schedule 2 or otherwise relating primarily to security shall be raised and discussed in good faith at the Security Meeting. Without limitation to the generality of the foregoing, the Parties shall discuss:

	(A)	security arrangements, processes and procedures relating to implementation of and migration to the New Services;

	(B)	necessary or desirable changes to security arrangements, processes and procedures relating to the Existing Services;

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(C)	Security Incidents;

(D)	the contents of the Issues Register, with a view to resolving such matters.

6.4	Any change to the security arrangements, processes and procedures relating to the Services or otherwise shall be progressed through the Change Control Procedure following discussion in the Security Meeting.

6.5	Any disputes arising out of or in connection with this Part 1D of Schedule 2 or otherwise in connection with security arrangements, processes and procedures shall be dealt with in accordance with Clause 18 (Dispute Resolution).

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Schedule 2
Services Description

Part 1E
Disaster Recovery

1.	Introduction and Definitions

1.1	This Schedule sets out the Parties’ respective obligations with regard to the preparation of disaster recovery and business continuity plans in respect of the Relevant Services.

1.2	In this Schedule, the following terms shall have the following meanings:

“DR Plan”	means a plan setting out the processes and procedures with respect to the continued provision of the Relevant Services in the event of a disaster or a business interruption affecting, or that is likely to affect, the Relevant Services;

“DR Team”	means BT’s contract disaster recovery team, which shall (if required by Reuters) include at least two Reuters Personnel, put in place to manage the invocation and implementation of the DR Plan;

“Draft Plan”	has the meaning given to the term in paragraph 2.1; and

“Relevant	means:
Services”
(i) the Services which are within the scope of the DR Plan, being the New Services, the Nash Services, the Satellite Services and any other Service that the Parties (a) agree (pursuant to the Change Control Procedure) shall be included or (b) as otherwise provided in Clause 11.1.3;

(ii) maintenance of the integrity and availability of the Inventory (including by way of back-up or otherwise); and

(iii) maintenance of the resilience and operational capability of BT’s network, systems and network operational centres (NOCs).

2.	BT’s Obligations

2.1	As soon as is reasonably practicable after the Closing Date, but in any event within two (2) months of the Closing Date, BT shall (at its own cost) prepare and deliver to Reuters a draft DR Plan (the “Draft Plan”).

2.2	In producing the Draft Plan and the subsequent DR Plan, BT shall assess and take into account all operational and environmental risks that could apply to the Relevant

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Services and outline the steps to prevent, reduce or otherwise mitigate such operational or environmental risks, in each case in accordance with Good Professional Practice.

2.3	Without limitation to the generality of paragraph 2.2, the Draft Plan and the subsequent DR Plan shall include (but shall not be limited to) provisions and arrangements relating to the following:

	(A)	disaster recovery and business continuity procedures and plans and contingency alternatives (including the priorities to be accorded and the resources to be allocated) designed to minimise the impact of an incident or disaster on the provision of the Relevant Services. Without limitation to the generality of the foregoing, BT shall consider issues that could materially affect any BT Premises or BT’s ability to provide or procure the provision of the Relevant Services;

	(B)	arrangements to address any situation or circumstance resulting from material equipment or systems failure or the loss or destruction of data; and

	(C)	details of the processes and procedures (including roles and responsibilities) in respect of the Parties, any third parties and the DR Team.

2.4	Upon delivery of the Draft Plan by BT to Reuters:

	(A)	BT shall explain the feasibility of the Draft Plan (and hence the DR Plan); and

	(B)	the Parties shall within 60 days (or such other time period as the Parties, acting reasonably, may agree) agree the contents of the Draft Plan, whereupon the Draft Plan shall become the DR Plan.

2.5	BT shall:

	(A)	produce the Draft Plan and the DR Plan in written format and, in respect of the DR Plan, make it available to Reuters at all times;

	(B)	maintain a current list of contacts for the DR Team and make it available to Reuters at all times;

	(C)	review the DR Plan (i) following a material change to or re-location of any BT Premises, (ii) as part of the considerations of any relevant Change progressed through the Change Control Procedure, (iii) upon the termination of this Agreement (whether in whole or in part) and (iv) in any event at least annually, in each case with a view to ensuring the continued appropriateness and accuracy of the DR Plan;

	(D)	within 30 days of the adoption of the DR Plan, and at all times thereafter, ensure that all such measures and arrangements required to give effect to the DR Plan are in place;

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(E)	upon reasonable request by Reuters from time to time, demonstrate the continued feasibility of the DR Plan together with evidence that all necessary arrangements (with respect to alternative premises or otherwise) are in place; and

(F)	procure that its material Subcontractors have in place at all times adequate and appropriate disaster recovery and business continuity plans.

2.6	At all times during the planning, implementation and provision of the Relevant Services, BT shall ensure that:

	(A)	there is no single physical point of failure in BT’s MPLS core network and its supporting NOCs and systems, unless otherwise agreed by the Parties in writing. The Parties agree that;

		i)	the Core Network; and

		ii)	the Delivery and Enterprise Networks

each have single network routing domains. In each case the network design is such that a failure of a network element does not cause failure of other network elements, and thus the Service impact of a failure is limited to those Services which make use of failed element.

	(B)	it designs and implements the provision of the Relevant Services so as to avoid a concentration of BT Premises and BT Personnel in any given geographic region, with the effect that the same incident, disaster or business interruption should not impact upon the relevant back-up facilities, BT Personnel and Equipment and Communications Assets;

	(C)	disaster recovery/back-up facilities shall not rely on the use of BT Personnel engaged at the relevant BT Premises impacted by any incident, disaster or business interruption; and

	(D)	BT’s network and systems must be able to accommodate regular maintenance of all critical utilities and facilities without impacting upon the provision and resilience of the Relevant Services to Reuters and Reuters’ service delivery to its customers, unless as otherwise agreed by the Parties in writing.

3.	Reuters’ Obligations

Reuters shall:

3.1	provide to BT all information that is reasonably requested of it in respect of its own disaster recovery and business continuity plans to the extent that they are relevant to enable BT to prepare the Draft Plan and update the DR Plan in accordance with the provisions of this Schedule;

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3.2	maintain a current list of Reuters Personnel to liaise with BT’s DR Team and make it available to BT at all times; and

3.3	Reuters confirms that it shall work together with BT to effect the preparation and implementation of the DR Plan.

4.	General

The Parties shall co-operate to identify any factor that affects, impacts or causes, or is reasonably likely to affect, impact or cause, the necessity for invoking the DR Plan. If any such factor is identified then the Parties shall agree any necessary changes to the DR Plan.

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Schedule 2
Services Description

Part 3A
Nash Services

For the purposes of this Schedule, the following capitalised terms shall have the corresponding meanings:

“Nash Incident” means an event which causes an interruption to or reduction in the quality or availability of the Nash Services below the Service Levels applicable to the Nash Services; and

“WaveStream” means a Dense Wavelength Division Multiplexing (DWDM) service, providing point-to-point connectivity.

1.	Service Description

1.1	The Parties agree that the Nash Services are Additional Services for the purposes of this Agreement and are therefore Services under this Agreement.

1.2	The Parties further agree that the provisions of this Schedule 2 Part 3A shall specifically apply in respect of the Nash Services.

1.3	The Nash Services comprise a number of individual, dedicated, point to point WaveStream and LES services as set out in the diagram in paragraph 5 of this Schedule 2 Part 3A.

1.4	In providing the Nash Services, BT shall or shall procure the provision of connectivity between three core Sites and two remote Sites set out in this paragraph 1.5 using * services as detailed in the connectivity description and network topology in paragraphs 3 and 5 (respectively) of this Schedule 2 Part 3a.

Core Sites (for WaveStream connectivity):

• 30 South Colonnade, Canary Wharf, London E14 5EU (30SC)

• 1 Paul Julius Close, Blackwall Way, London E14 2EH (DTC)

• Level 3, 260 Goswell Road, London EC1V 7EB (UK2)

Remote Sites (for other connectivity):

• Kildare House, Dorset Rise, London EC4Y 8JL (KH)

• 36-43 Great Sutton Street, London EC1V 0AB (GSS)

1.5	The three core Sites will be linked *. Each Nash Service will run over * fibres in a live / failover configuration for fibre resilience. *

* text has been redacted for confidentiality

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1.6	A fourth * service will be provided between DTC and UK2 terminating on * at each end.

1.7	The * services provide point-to-point * connectivity between the three cores Sites and two remote Sites. Each service runs over a single fibre pair and is therefore not resilient.

2.	Charges and Liability

2.1	The Service Charges in respect of the Nash Services are included in the charges for the Services set out in Schedule 6 (Service Charges).

2.2	The Parties agree that Clause 33.5 shall not apply in respect of the Nash Services. If a Party is in breach of any obligations under this Agreement in respect of the Nash Services or if any liability is arising in relation to the Nash Services, such Party’s liability to the other Party shall be limited to * per annum.

3.	Connectivity Description

A connectivity description of the Nash Services is set out in the table:

Service	A end	B end

*	DTC	UK2
*	DTC	UK2
*	30SC	UK2
*	30 SC	DTC
*	GSS	UK2
*	GSS	DTC
*	GSS	30SC
*	30 SC	KH

4.	Demarcation

4.1	The service demarcation for the WaveStream Regional Service will be Reuters’ interfaces on the Cisco DWDM chassis at either end of the links.

4.2	The service demarcation for the WaveStream Connect will be Reuters’ interfaces on the ADVA DWDM chassis at either end of the links.

4.3	The service demarcation for the LES 100 services will be the RJ45 on the network termination equipment at either end of the links.

* text has been redacted for confidentiality

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5.	Network Topology

*

6.	Reactive Incident Management

6.1	The Parties agree that the provisions applicable to the New Services under Schedule 2 Part 1C (Service Management) shall apply to the Nash Services (as if references to “Incidents” and “New Services” were to “Nash Incidents” and “Nash Services”), except that paragraph 12 of Schedule 2 Part 1C (Service Management) shall not apply to the Nash Services and the provisions of paragraph 13 of that Schedule shall apply in respect of the Nash Services to the extent it is appropriate for them to do so.

6.2	The Reuters CRMC shall report Nash Incidents to the Service Desk in accordance with the same paragraph 7 of Schedule 2 Part 1C (Service Management). When reporting Nash Incidents, Reuters shall provide all affected circuit numbers, details of conditions experienced and Site access details, together with any other information reasonably requested by BT.

6.3	The Parties agree that paragraph 3.2 of Schedule 5 Part 2 (Service Levels for the New Services) shall apply in respect of the Nash Services and references to “New Services” in that paragraph shall be deemed to be references to the Nash Services. BT shall

* text has been redacted for confidentiality

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wherever possible remotely fix problems or dispatch engineers to relevant Sites with the relevant parts for replacement.

7.	Service Monitoring

7.1	BT shall provide end to end monitoring of each Nash Service to include the fibre network and the optical terminating equipment at the Sites.

7.2	BT will monitor the Nash Services on a 24x7x365 basis, remotely from a Global Network Management Centre (GNMC) in the UK. Nash Incidents will be recorded and managed through to restoration.

8.	Service Levels

8.1	The Service Levels for the Nash Services are set out in this paragraph 8. BT shall provide the Nash Services to the Service Levels set out in this Schedule.

8.2	BT shall achieve, in connection with the Nash Service:

	i)	* Availability for the Nash Service during each calendar month; and

	ii)	* repair (including workaround) and restoration of the relevant Nash Services within * of notification of the Nash Incident to the Service Desk.

Availability shall be measured by BT using the most up-to-date and appropriate technology.

8.3	In the event of failure by BT to achieve the Availability Service Level during a calendar month, the following Service Credits shall apply in respect of such failure:

Service Credits

	For 1st failure to meet the Availability Service Level in a relevant calendar month	*

	For 2nd failure to meet the Availability Service Level in a relevant calendar month	*

	For 3rd failure to meet the Availability Service Level in a relevant calendar month	*

References in the table above to 1st , 2nd and 3rd failures to meet an Availability Service Level mean the first, second and third failures in any Contract Year.

9.	Security

The Parties acknowledge and agree that BT shall make all reasonable endeavours to fulfil the provisions of Schedule 2 Part 1D (Security Management).

* text has been redacted for confidentiality

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Schedule 2
Services Description

Part 3B
Satellite Services

1	Introduction

1.1	The Parties agree that the Satellite Services are Additional Services for the purposes of this Agreement and are therefore Services under this Agreement. The “Satellite Services” are the services BT agrees to provide to the Reuters Group pursuant to this Schedule.

1.2	The Parties further agree that the provisions of this Schedule 2 Part 3B shall specifically apply in respect of the Satellite Services and notwithstanding Clause 3 of this Agreement, if there is any conflict, apparent conflict or ambiguity in or between this Schedule 2 Part 3B and the Agreement, the provisions of this Schedule shall prevail.

1.3	The Parties agree that the following provisions shall not apply in respect of the Satellite Services:

1.3.1	Clauses 3 (Incorporation and Precedents), 6 (Migration), 11 (Disaster Recovery),13 (Contracts), 28 (Service Credits), 29.3.1(b) and (c) (Payment of Invoices), 30.1 (Currency of Invoices), 33 (Exclusions and Limitations of Liability), 35 (Grounds for Termination), 36 (Consequences of Termination) and 37 (Operation of Local Agreements); and

1.3.2	Schedule 2 Part 1A (Existing Service Description), Schedule 2 Part 1B (New Service Description), Schedule 2 Part 2A (Nash), Schedule 4 (Migration), Schedule 5 Part 1 (Existing Service Levels), Schedule 5 Part 2 (New Service Levels), Schedule 9 (Migration Dependencies) and Schedule 15 (Exit).

1.4	The Parties agree that Clause 17.4 (Security Audit), Schedule 2 Part 1C (Service Management), Schedule 2 Part 1D (Security), Schedule 2 Part 1E (Disaster Recovery) and Schedule 6 (Charges), shall apply in respect of the Satellite Services to the extent reasonably appropriate.

2	Satellite Contracts

2.1	The “Satellite Contracts” are contracts in respect of satellite services listed in the Appendix A to this Schedule (including any extension, renegotiation or other amendment during the term of this Agreement) which comprise contracts:

2.1.1	between Reuters (or another member of the Reuters Group) and BT (or another member of the BT Group) (“BTBS Satellite Contracts”); and

2.1.2	between Reuters (or another member of the Reuters Group) and a third party service provider (other than a member of the BT Group) (“Third Party Satellite Contracts”),

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and each Third Party Satellite Contract novated to BT pursuant to paragraph 4 of this Schedule shall be a “Novated Satellite Contract”.

3	Satellite Services

3.1	With effect from the Closing Date:

3.1.1	BT shall provide the satellite services under the BTBS Satellite Contracts to the Reuters Group in each case in accordance with the terms of this Schedule and the terms of each BTBS Satellite Contract; and

3.1.2	BT shall provide or procure the provision of the satellite services under the Novated Satellite Contracts to the Reuters Group in each case in accordance with the terms of this Schedule and the terms of the applicable Novated Satellite Contract, with the effect that Reuters shall have the same rights from BT in respect of the receipt of services under such contracts as BT or other relevant member of the BT Group has from the relevant third party service provider.

3.2	On expiry of the relevant Third Party Satellite Contract in respect of the Globecast AtlanticBird 3 Satellite Service, BT shall provide and Reuters agrees to receive * on terms no less favourable to Reuters than the existing Third Party Satellite Contract provided in each case that the relevant migration is completed at BT’s sole cost. BT will provide dual running capacity and re-pointing of the receiving stations as required to effect the migration with no loss of service, including (for the avoidance of doubt) provision of additional satellite dishes if required. Reuters will use reasonable endeavours to contact the customers to: (i) allow BT reasonable access on reasonable notice to the relevant premises to facilitate the re-pointing, and (ii) advise customers to carry out BT’s reasonable instructions.

3.3	On expiry of the relevant Third Party Satellite Contract in respect of the Inmedia Intelsat 1002@359°E uplink Satellite Service, BT shall provide and Reuters agrees to receive *, on terms no less favourable to Reuters than the existing Third Party Satellite Contract provided in each case that the relevant migration is completed at BT’s sole cost and Reuters will agree a two minute period at Reuters’ sole discretion when the relevant migration can be completed. Reuters agrees to provide and install the hub equipment as is currently installed, and to the equivalent specification, at the * in consultation with BT.

3.4	BT shall, or procure that the relevant member of the BT Group shall, enforce its rights and undertake its obligations to the maximum extent it is able to do so under each Novated Satellite Contract to ensure that Reuters receives the full benefit of services under such agreements and that the standard and extent of the Satellite Services in respect of those agreements are no worse than as provided to the Reuters Group during the Standard Period.

3.5	Without prejudice to paragraph 3.1 of this Schedule, the Service Levels applicable to the Satellite Services shall be the service levels set out in the applicable Novated Satellite Contract or BTBS Satellite Contract (as applicable), which shall in any event be no worse

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than the service levels to which such services were provided to the Reuters Group by the relevant service provider during the Standard Period.

3.6	BT shall pass through to Reuters the benefit of any service credits to which BT is entitled under the Novated Satellite Contracts.

4	Novation of Third Party Satellite Contracts

4.1	The Parties shall (working together and in good faith) use all reasonable endeavours to enter into (and to procure that all relevant third parties enter into) a novation agreement (substantially in the form set out at Schedule 14 (Form of Novation Agreement)) in respect of each of the Third Party Satellite Contracts with the intent that a member of the BT Group shall perform the Third Party Satellite Contract and be bound by it as if that member of the BT Group were a party to that contract in lieu of Reuters, as soon as reasonably practicable and in any event prior to the Closing Date, such that BT shall become a party to each such contract in place of the relevant member of the Reuters Group. The Parties shall execute all such documents and provide all such other reasonable assistance to the other as is reasonably required to complete the novation of the Third Party Satellite Contracts.

4.2	Where any consent or agreement of any third party is required for the novation of any Third Party Satellite Contract to BT, the Parties shall use their respective reasonable endeavours to obtain the consent or agreement of such third party to procure the novation of such contract.

4.3	If, despite the Parties carrying out their obligations under paragraphs 4.1 and 4.2, the relevant third party does not consent to the transfer of the Third Party Satellite Contract or otherwise does not enter into the applicable novation agreement prior to the Closing Date, the Parties agree that such services provided under that Third Party Satellite Contract shall not fall within the scope of Satellite Services under this Agreement.

5	Renegotiation of Terms

5.1	The Parties agree that BT shall, subject to Reuters’ prior written consent (not to be unreasonably withheld or delayed), be entitled to renegotiate the terms of a Novated Satellite Contract with the relevant service provider provided that the extent of the services and the service levels offered under any such amended agreement shall be no less or worse than those offered under the contract prior to such renegotiation.

5.2	BT shall, at Reuters’ request, provide to Reuters details of proposed amendments to the relevant Novated Satellite Contract, provided that it shall not be obliged to disclose details of any amendments into pricing provisions, and BT shall provide to Reuters copies of any agreed amendments (save in respect of amendments into pricing provisions).

6	Reuters’ Obligations

6.1	Reuters’ agrees that any obligations under a Novated Satellite Contract that it had to the relevant third party service provider prior to the novation of that contract shall, to the extent appropriate with regard to its receipt and use of Satellite Services under this Agreement, be borne by Reuters to BT, save in respect of its obligations to pay charges

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under any such Satellite Contract (such obligations on Reuters to BT being set out in paragraph 8).

6.2	For the avoidance of doubt and without limitation to paragraph 6.1:

6.2.1	to the extent that BT makes a payment to a third party provider under an indemnity under a Novated Satellite Contract, then Reuters shall pay to BT an amount equal to such payment, to the extent that Reuters would have been required to pay out under that indemnity had the contract not been novated; and

6.2.2	to the extent that BT is contractually required to take any steps under a Novated Satellite Contract in order for Reuters to receive or use satellite services under that contract, Reuters shall (on prior written notice from BT of the same) take such steps to the extent that it would have been required to do so under that contract had the contract not been novated.

7	Conduct

7.1	This Clause applies in the event of a claim against a member of the BT Group by any satellite provider under a Novated Satellite Contract to the extent such claim results from acts or omissions of Reuters which, were Reuters still a party to the relevant Novated Satellite Contract, Reuters would be in breach of that Novated Satellite Contract. In such circumstances, on prior written notice by BT, Reuters shall indemnify BT and any other member of the BT Group against all Losses they incur in connection with such claim provided that BT and the other members of the BT Group:

7.1.1	notify Reuters in writing of such claim and any related proceedings as soon as reasonably practicable after first becoming aware of the same;

7.1.2	make no admission relating to the claim or proceedings;

7.1.3	allow Reuters to conduct all related negotiations and proceedings;

7.1.4	give Reuters all reasonable assistance (at Reuters’ request and cost); and

7.1.5	subject to the foregoing, act to mitigate any such Losses.

7.2	BT shall provide copies of any notices received in respect of Novated Satellite Contracts promptly on receipt of the same and Reuters shall have a right to be represented in any discussions with such third party satellite provider.

8	Charges

8.1	The Parties agree that the charges payable by Reuters to BT in respect of the Satellite Services under this Agreement shall be the annual charges set out against each such Service in the Appendix A to this Schedule (or such other amount as the Parties agree (acting reasonably and in good faith) is the actual amount of the charges under the underlying Satellite Contract), * which shall apply in each case for the Initial Term and in respect of any extension of that term under paragraph 10.2 of this Schedule.

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8.2	BT shall pay to Reuters an amount equal to * of the charges set out against each Third Party Satellite Contract that is not a Novated Satellite Contract (i.e. the Globecast contract) unless and until expiry of that contract in accordance with its terms.

8.3	The Parties agree that any charge levied by a service provider in respect of the novation of the applicable Third Party Satellite Contract under this Schedule shall be borne by BT.

9	Adds Moves and Changes

9.1	Either Party may at any time during the term of this Agreement request a Change in respect of the Satellite Services. Any requested Change will only be made and implemented in accordance with the Change Control Procedure.

9.2	Reuters shall, acting in good faith, provide BT with the opportunity to tender for any future Satellite Services required by Reuters as part of the tendering process for the supply of those services. In the event that BT’s response to the tender is equal to or better than the best tender received for those services from a third party (in each case in respect of price and service quality), then (subject to the Parties agreeing, acting reasonably and in good faith, the other terms for the provision and receipt of those services) Reuters shall procure those services from BT at the price and service quality set out in BT’s tender. For the avoidance of doubt, nothing in this paragraph 9.2 shall oblige Reuters to procure satellite services from BT in the event it decides at any stage of the tender process, at its absolute discretion, that it no longer requires such services.

9.3	Without prejudice to the other terms of this Schedule, the Parties shall provide each other with such reasonable assistance as may be required in order to migrate Satellite Services under this Agreement and in order to minimise disruption to Reuters’ customers as a consequence of any such transfer.

9.4	Without prejudice to paragraphs 3.2 and 3.3, the Parties agree that BT shall bear all costs (including, for the avoidance of doubt, costs associated with dual-illumination and re- pointing) associated with any transfer of Satellite Services under this Schedule or as agreed between the Parties through the Change Control Procedure.

10	Duration

10.1	Initial Term

The Parties agree that the duration of the Satellite Services shall vary according to the term of the underlying Satellite Contract. The end date for the term of each underlying Satellite Contract is referred to in the attached Appendix A as the “End Date”. Reuters has agreed to continue to procure Satellite Services from BT under certain of those Satellite Contracts for a further five (5) years from the end of the term of the relevant underlying Satellite Contract as indicated in the attached Appendix A in the column headed “Further five (5) Years”. The “Initial Term” of each Satellite Service shall expire on the later of (i) the end of the term of the underlying Satellite Contract, and (ii) the end of any pre-agreed extension period.

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10.2	BT Exclusive Rights for Extensions after Initial Term

Reuters shall notify BT not less than six (6) months before the end of the Initial Term for a Satellite Service whether Reuters wishes to extend the provision of such (or substantially similar) Satellite Services beyond the Initial Term for a minimum period of five (5) years (unless otherwise agreed). If Reuters wishes to have such an extension of Satellite Services, it will procure such Services from BT and BT shall provide them, on terms no less favourable to Reuters than the terms it was obliged to provide them on for the Initial Term. Notwithstanding its requirement to give BT at least six (6) months’ prior notice of such proposed extension, Reuters agrees that it shall use its reasonable endeavours to provide such notice as soon as reasonably practicable.

10.3	Obligation to Supply During the Term

Unless terminated earlier in accordance with the provisions of this Agreement, BT shall provide or procure the provision of the corresponding Satellite Services until expiry of the relevant Initial Term for each Satellite Service and thereafter any further extension pursuant to paragraph 10.2 unless the relevant satellite capacity is no longer available at that location.

10.4	Either Party shall be entitled to terminate a Satellite Service that is provided to BT under a Novated Satellite Contract on terms equivalent to the terms of such contract, such that:

10.4.1	to the extent a third party is entitled to terminate a Novated Satellite Contract, BT shall have the same right in respect of the applicable Satellite Service under this Agreement; and

10.4.2	to the extent it would have been entitled to terminate the applicable Novated Satellite Contract prior to its novation, Reuters shall have a right to cancel a Satellite Service under this Agreement (and shall give BT such additional reasonable notice of its decision to terminate to enable BT to terminate the contract on its terms), subject always to payment by Reuters of any amounts by way of early termination charges payable by BT which would have been payable by Reuters had it remained as a party under that Novated Satellite Contract.

11	Consequences of Expiry or Termination of this Agreement

11.1	The Parties agree that on expiry or termination of this Agreement or (if earlier) of the underlying Satellite Contract in respect of a Satellite Service, each Party shall provide to the other such reasonable exit assistance as may be required (including access to premises and Personnel of the other Party) for the purposes of effecting an orderly and efficient handover of the relevant Satellite Services.

11.2	Without prejudice to the other provisions of this Agreement, the following further provisions shall apply, on expiry or termination of this Agreement:

11.2.1	at Reuters’ written request to BT, the Parties shall (working together and in good faith) use all reasonable endeavours to enter into (and to procure that all relevant third parties enter into) a novation agreement in respect of subsisting Novated Satellite Contracts as soon as is reasonably practicable, such that a member of the Reuters Group shall

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become a party to each such contract in place of the relevant member of the BT Group. The Parties shall execute all such documents and provide all such other reasonable assistance to the other as is reasonably required to complete the novation of the Third Party Satellite Contracts; and

11.2.2	BT shall or shall procure the continued provision of the Satellite Services under the subsisting BTBS Satellite Contracts for the remaining term of such contracts.

12	International Occasional Use

12.1	The International Occasional Use Services shall be ordered by Reuters on an “as required” basis through BT’s normal booking procedures.

12.2	The Service Charges for the International Occasional Use Services shall, with effect from the Closing Date, be based on the ratecard set out in Appendix B. That ratecard shall be reviewed by BT with effect from each anniversary of the Closing Date. BT will use all reasonable endeavours to provide any such revised ratecard to Reuters not later than one month before the relevant anniversary of the Closing Date.

12.3	From the Closing Date until the date of termination of this Agreement, BT shall apply a * to all Service Charges for International Occasional Use Services so that the Service Charges in the then current ratecard are reduced by * during that period.

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Appendix A

Satellite Leases v0.2a

Further
	Satellite		Contracted	Start	End	Existing	five (5)	Annual	Payment
Broadcast Data	Capacity	Satellite	via	Date	Date	Term	yrs	Charge	Terms	Notes

Europe - Middle East

SDS4(i),SDS4(p), MDN, IDN	*	Eutelsat W3A at 7E	BTBS	1-Jan-03	*	*	yes	*	Payable quarterly in arrear	Restorable facility charge is * and this is payable if the facility is invoked and replaces the annual charge of *

DVB BON	*	Eutelsat W3A at 7E	Eutelsat	1-Jan-05	*	*	no	*	Payable monthly in advance

Africa

SDS4(m),MDN, IDN	*	Intelsat 10-02 at 359E	BTBS	20-Aug- 02	*	*	yes	*	Payable quarterly in advance

Uplink			Inmedia	1-Jan-03	*	*	yes	*	Payable quarterly in advance

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Satellite Leases v0.2a

Further
	Satellite		Contracted	Start	End	Existing	five (5)	Annual	Payment
Broadcast Data	Capacity	Satellite	via	Date	Date	Term	yrs	Charge	Terms	Notes

Americas (Latam)

SDS4, MDN, IDN	*	Intelsat 805 at 304.5E	Intelsat	23-Jul-04	*	*	no	*	Payable monthly in advance

Asia

SDS4, MDN, DVB BON	*	AsiaSat4 at 122E	AsiaSat	1-Jan-04	*	*	no	*	Payable quarterly in advance

AsiaSat 4 backup	*	AsiaSat2 at 100.5	AsiaSat	1-Jan-04	*	*	no	*	Payable quarterly in advance	Charge is * if utilised

HK BC Uplink			Reach	1-Mar-04	*	*	no	*

Editorial

RVN Europe Uplink& space	*	NSS-7 at 338E	BTBS	23-Aug-02	*	*	yes	*	Payable monthly in advance

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Satellite Leases v0.2a

Further
	Satellite		Contracted	Start	End	Existing	five (5)	Annual	Payment
Broadcast Data	Capacity	Satellite	via	Date	Date	Term	yrs	Charge	Terms	Notes

Payable monthly in advance

RVN MEA backhaul, uplink & space	*	AB3 at 355E	Globecast	16-Sep-02	*	*	yes	*

Payable monthly in advance

London - Washington fibre	*		BTBS	23-Aug-02	*	*	yes	*

Payable monthly in advance

Washington - London fibre	*		BTBS	23-Aug-02	*	*	yes	*

Payable monthly in advance

RVN Central America space	*	NSS-7 at 338E	BTBS	23-Aug-02	*	*	yes	*

Payable monthly in advance

RVN S America space	*	NSS-7 at 338E	BTBS	23-Aug-02	*	*	yes	*

Payable monthly in advance
Intelsat
RVN WNS RAM	*	Americas 6	BTBS	27-Aug-02	*	*	yes	*

Payable monthly in advance
RVN Uplinks Washington			BTBS	1-Jan-04	*	*	yes	*

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Satellite Leases v0.2a

Further
	Satellite		Contracted	Start	End	Existing	five (5)	Annual	Payment
Broadcast Data	Capacity	Satellite	via	Date	Date	Term	yrs	Charge	Terms	Notes

quarterly in advance
RVN Asia space	*	AsiaSat 2 at 100.5	AsiaSat	23-Sep-02	*	*	yes	*

Payable monthly in advance

RVN turnround to Asia			Satlink	16-Oct-02	*	*	yes	*

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Appendix B

Rate Card – Occasional Use Services

Broadcast Services

European / Middle East Services

UK Ground Segment

	Uplink Only		Downlink Only

Type/band	Per 10 mins	Add. mins	Per 10 mins	Add. mins

Ku-band	*	*	*	*

C-band	*	*	*	*

Satellite Services

Space Capacity - Ku Band	Digital 8Mbits

W1 - W2 - NSS-7	Per 10 mins	Add. mins

Space Only	*	*

Uplink and Space	*	*

Downlink and Space	*

801	*	*

Space Only	*	*

Uplink and Space	*	*

Downlink and Space	*	*

End-to-End Teleport Services	Digital 8Mbits

	Per 10 mins	Add. mins

End-to-End on BT’s Teleport Network	*	*

End to End service includes uplink, NSS-7 space and downlink between any two of the following teleports.

London, Paris, Berlin, Bonn/Cologne (Rx only), Brussels, Moscow, Washington (Tx only) and New York (Tx only).

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* text has been redacted for confidentiality

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Moscow to London

Space Capacity - Ku	Digital 8Mbits

	Per 10 mins	Add. mins

Uplink Only (to NSS-7)	*	*

NSS-7 BT lease - Uplink and Space	*	*

End-to-End (see above)	*	*

Africa to UK/Europe

Space Capacity - Ku or C Band	Digital 8Mbits

PAS 10	Per 10 mins	Add. mins

Space Only	*	*

Space and Ku Band Downlink	*	*

Space and C Band Downlink	*	*

Asia to UK/Europe

Space Capacity - Ku or C Band	Digital 8Mbits

PAS 10	Per 10 mins	Add. mins

Space Only	*	*

Space and Ku Band Downlink	*	*

Space and C Band Downlink	*	*

N. America to S. America

Space Capacity - Ku	Digital 8Mbits

	Per 15 mins	Add. mins

Space Only	*	*

PAS1R Uplink and Space	*	*

NSS-7 Bought in Space Only*	*	*

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* text has been redacted for confidentiality

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*Utilising Reuters’ own Washington uplink

S. America to N. America

Space Capacity - Ku or C Band	Digital 8Mbits

PAS 9 / 3 or 1R	Per 15 mins	Add. mins

Space Only	*	*

Space and Ku Band Downlink	*	*

Space and LA C-Band Downlink + Fibre to NY	*	*

Space and 3rd Party C-Band Downlink	*	*

NSS-7 Bought in Space Only*	*	*

*Utilising Reuters’ own Washington uplink	*	*

S. America to UK/Europe

Space Capacity - Ku or C Band	Digital 8Mbits

PAS 9 / 3 or 1R	Per 15 mins	Add. mins

Space Only	*	*

Space and Ku Downlink	*	*

Space and C-Band Downlink	*	*

NSS-7 Bought in Space Only*	*	*

*Utilising Reuters’ own Washington uplink

US Domestic

Space Capacity - Ku or C Band	Digital 8Mbits

Domsat	Per 15 mins	Add. mins

Space Only	*	*

Space and Ku Up/Downlink

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* text has been redacted for confidentiality

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Space and LA C-Band UP/Downlink + Fibre to NY

Space and 3rd Party C-Band Up/Downlink

Space Capacity - Analogue	Analogue

Domsat	Per 15 mins	Add. mins

Space Only	*	*

Space and Ku Up/Downlink	*	*

Space and LA Up/Downlink + Fibre to NY	*	*

Space and 3rd Party C-Band Up/Downlink	*	*

Additional Services

Intelsat Main Mission

Space Capacity - C Band	Digital 9MHz

	Per 10 mins	Add. mins

Uplink/Downlink and 50% space	*	*

BT Fibre Services

Route	Digital 8Mbits		Digital 15Mbits

Using BT's network ONLY	Per 10 mins	Add. mins	Per 10 mins	Add. Mins

X Channel (Paris/Berlin-London)	*	*	*	*

US Domestic Fibre (Wash DC-NY-LA)	*	*	*	*

Transatlantic - London-NY/Wash DC	*	*	*	*

London-LA	*	*	*	*

Berlin/Paris-NY/Wash DC	*	*	*	*

Paris/Berlin-LA	*	*	*	*

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Vyvx Fibre - 45Mbits (15 min
incremental)	15 mins	30 mins	45 mins	60 mins

One way	*	*	*	*

Switching cost @ Los Angeles
PacBell	One off per txm

TES Services

European

Per Day

Midweek (Mon-Fri)	*

Weekend	*

Travel/Non Txm Day	*

Flyaway - POA

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UPLINK

	Reuters End-to-End Digital Occasional Use Network																							D/L

	DOWNLINK																							Only

	Bangkok	Beijing	Berlin	Brussels	Buenos Aires	Delhi	Hong Kong	Jerusalem	J'burg	Kuala Lumpur	London	Los Angeles	Madrid	Moscow	New York	Paris	Seoul	Shanghai	Singapore	Sydney	Taipei	Tokyo	Wash D.C.	Cologne

Bangkok
Beijing
Berlin
Brussels
Buenos Aires
Delhi
Hong Kong
Jerusalem
J'burg
Kuala Lumpur											*
London
Los Angeles
Madrid
Moscow
New York
Paris
Seoul
Shanghai
Singapore
Sydney
Taipei
Tokyo
Wash D.C.

* text has been redacted for confidentiality

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Schedule 3
Reuters Services

1.	Service Description

1.1	The Reuters Services are:

	1.1.1	subject to paragraph 1.1.2, the services which were provided by or on behalf of members of the Reuters Group to members of the Radianz Group in the period from the beginning of the Standard Period until the Closing Date whether pursuant to the Previous RSA or otherwise including without limitation those identified in this Schedule; and

	1.1.2	certain services as set out below in paragraphs 1.5 – 1.10 in each case to the extent identified in those paragraphs.

1.2	Subject to Clause 8.1, Reuters shall make available to the BT Group (including the Radianz Group) the Reuters Services as required to enable the BT Group (including the Radianz Group) to meet its obligations to:

	1.2.1	Reuters to provide the Existing Services under this Agreement; and

	1.2.2	third parties to provide services equivalent to the Existing Services under other agreements, including without limitation the provision of services to Westcom pursuant to a Transitional Services Agreement between Radianz and Westcom Dedicated Private Lines Inc. dated 30 June 2004, in each case to the level and scope specified in Section 2 (Quality and Scope of Reuters Services) and for the period specified in Section 3 (Duration).

1.3	Local Services

Without limitation to the generality of paragraph 1.1.1, the following local services shall constitute (where appropriate) Reuters Services for the purposes of this Agreement:

a.	communication systems installation in Sites;

b.	procuring tail circuits;

c.	PTO liaison on communications faults;

d.	communications and communications systems diagnostics;

e.	fault finding;

f.	communications systems upgrades;

g.	line reconfiguration and testing;

h.	HPM / session server administration;

i.	support and administration functions in respect of the above;

j.	VSAT trunks; and

k.	field engineering with respect to satellite.

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1.4	Field Engineering Services

Without limitation to the generality of paragraph 1.1.1, the following field engineering services relating to the provision of communications facilities for the implementation of a Reuters or Radianz customer order shall constitute Reuters Services for the purposes of this Agreement, including:

	a.	Interpretation of Reuters or Radianz customer requirements for service provision and planning technical installation.

	b.	Liaison with the relevant BT and Radianz communications personnel for allocation of communications capacity and address or (as appropriate) ordering of any new/changed last mile communications.

	c.	Liaison with Reuters or Radianz customer for site surveys and physical installation planning of the communications facility.

	d.	Liaison with local telecomm engineers or providers of physical communications capacity into the subscriber premises.

	e.	Liaison with the relevant group for the purpose of commissioning the communications facility installed on the Reuters or Radianz customer site and overall provisioning/completion of the Reuters or Radianz customer order.

	f.	Continuing to support field service maintenance to the extent provided during the Standard Period.

1.5	IT Systems and related services

The provision of the following IT systems and related services shall constitute Reuters Services for the purposes of this Agreement:

	1.5.1	Third party software applications

	(A)	Reuters shall make available to BT Personnel rights to use third party software applications under the licences referred to in the following table, subject to BT Personnel using that software in the same manner as used by members of the Radianz Group in the Standard Period. Where the relevant licensor considers that BT Personnel’s use of that software is in breach of the relevant licence (as notified to either BT Personnel or Reuters in writing) (excluding to the extent the claimed breach is the use by BT Personnel rather than use by a member of the Reuters Group) then BT shall procure that such breach is remedied within a reasonable period.

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Name of provider	Agreement under which licence to use is granted to Reuters	Application Name

Oracle Corporation (UK) Limited	Oracle Licence Terms Reference No. 43046A dated 30 November 2001	Financials – Application User

Financials – Applications Read Only

Oracle Human Resources

Oracle Database Enterprise Edition –
Processor Licence

Oracle Database Enterprise Edition –
User Licence

IBM	Various agreements currently in place between Reuters and IBM	Lotus Notes Client

Lotus Notes Administrator client

Lotus Notes Designer – client

Lotus Domino Enterprise Server

Business Objects	Software Licence and Related Services Agreement (M/RC 2061) dated 11th December 2001	Full client

Web Intelligence

Microsoft Ireland Operations Ltd	Enterprise Enrolment Agreement No. 7142471 dated 24 May 2004	Various

Siebel Systems Ireland Ltd	Software Licence and Services Agreement dated March 2000	Resolver Profile

(B)	Reuters shall use all reasonable endeavours to procure for BT Personnel the right to use all other third party software as was (i) used by the Radianz Group during the Standard Period, and (ii) licensed to the Reuters Group as at 22 February 2005, in each case to the same extent and in the same manner as was used by the Radianz Group during the Standard Period.

1.5.2	IT systems

Access to and use of the Reuters Systems (as such term is defined in Schedule 2, Part 1 D (Security Management) (and, to the extent received by the Radianz Group during the Standard Period, all associated benefits of support and maintenance relating to the Reuters Systems) in accordance with Schedule 2, Part 1 D (Security Management) for authorised Personnel of BT, the BT Group (including Radianz) and/or the Subcontractors.

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Where BT, the BT Group (including Radianz) and/or the Subcontractors use Reuters Services in respect of use of third party software applications or IT systems under this paragraph 1.5, BT shall, and shall procure that each BT Personnel shall, comply with the provisions of Schedule 2, Part 1D (Security Management).

Reuters shall also provide such reasonable assistance that BT may reasonably request to migrate such capabilities to its own systems.

1.6	Property Services

	1.6.1	Subject to paragraph 1.6.3, the provision of access to and use of Sites and associated facilities shall constitute Reuters Services for the purposes of this Agreement.

	1.6.2	Reuters grants BT Group a non-exclusive licence to occupy Sites which Radianz and members of the Radianz Group occupied on an informal basis (i.e. not under the terms of a formal lease or sub-lease) immediately prior to the Signing Date, upon equivalent terms. For the avoidance of doubt, the property services provided for in this paragraph 1.6 exclude all formal lease and sub-lease arrangements under which Radianz enjoyed property rights in Reuters owned or leased Sites as at the Signing Date. The Parties agree that this paragraph does not grant the BT Group exclusive possession of the Sites (or any part thereof) or create a tenancy.

	1.6.3	Reuters may provide accommodation to Reuters Services under this paragraph 1.6 at a Site other than the Site Radianz or a member of the Radianz Group occupied immediately prior to the Effective Date, and subject to paragraphs 1.6.4, 1.6.5 and 1.6.6, Reuters shall reimburse BT for its direct and reasonable costs of relocation (including, without limitation, in respect of movement and re-installation of equipment, access lines, IT systems, including in each case any reasonable related design and project management work) incurred as a consequence thereof.

	1.6.4	Reuters shall have no obligation under paragraph 1.6.3 to reimburse any costs of relocation of any member of the Radianz Group from any of the following premises, save as has been agreed prior to 22 February 2005 between any member of the Reuters Group and any member of the Radianz Group.

Location

*

* The Parties acknowledge that these are Non-Core Territories, and therefore there will be no costs of relocating the Radianz Group.

* text has been redacted for confidentiality

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1.6.5	For the avoidance of doubt, Reuters shall have no obligation under paragraph 1.6.3 to reimburse any costs of relocation of any member of the Radianz Group from any premises from which relocation had been achieved prior to 22 February 2005.

1.6.6	Reuters shall have no obligation under paragraph 1.6.3 to reimburse any costs of relocation of any member of the Radianz Group from any premises to the extent such relocation is necessary as a result of a failure by BT to achieve a Migration Milestone (subject always to the operation of Clause 6).

1.6.7	Reuters shall give to BT such notice of a planned relocation of an MTC as it is reasonably able to give, but in any event no less than 6 months’ prior written notice.

1.6.8	The parties acknowledge that Reuters is planning to relocate the premises in the following table by the relevant date referred to in that table. Each party will take such steps as are reasonably necessary in accordance with its obligations under Clause 6 and Schedules 4 and 9 to achieve Migration of Services relevant to such premises by the relevant date, including giving such premises appropriate priority within the Migration Plan.

Location	Address	Date
*	*	*

1.7	Full-time Equivalents

The making available to BT, the BT Group and/or the Subcontractors of Reuters Personnel equating to 144 persons in Full-time Equivalent Employment shall constitute Reuters Services for the purposes of this Agreement.

1.8	Non Operational Services

	1.8.1	Subject to paragraph 1.8.2, Reuters shall continue to provide to BT and the BT Group (including the Radianz Group) such non-operational services as provided by the Reuters Group to the Radianz Group during the Standard Period on the same terms (including payment) as applied during the Standard Period.

	1.8.2	Reuters’ obligation to provide finance (e.g. tax, treasury, etc.) services shall expire 6 months after the Closing Date (or such longer period as may be agreed between the parties acting reasonably). All other non-operational services shall be provided by Reuters up to the Migration Date (as required by paragraph 3).

* text has been redacted for confidentiality

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1.8.3	For the avoidance of doubt, nothing in this agreement shall require the Reuters Group to provide services in respect of pensions to any employees of the BT Group, save as pursuant to paragraph 1.10.4.

1.9	HR Services

	1.9.1	The following definitions apply for the purposes of this paragraph 1.9:

“HR Services” means payroll administration services and employee recruitment and termination services;

“HR Services Transfer Date” means the (i) date nine months after Closing or (ii) such earlier date nominated by the BT Group; and

“HR Services Transitional Period” means the period between the Closing Date and the HR Services Transfer Date.

	1.9.2	Provision of HR Services

(i) The BT Group must use its reasonable endeavours to procure that the Radianz Group provides the HR Services to employees of the Radianz Group as soon as reasonably practicable after the Closing Date.

(ii) Subject to paragraph 1.9.2(iii) and to Applicable Legislation in each relevant jurisdiction, during the HR Services Transitional Period the Reuters Group will continue to provide the HR Services that were provided during the Standard Period to employees of the Radianz Group.

(iii) If during the HR Services Transitional Period there are any costs or liabilities associated with providing additional HR Services above the level of HR Services provided during the Standard Period, the BT Group will pay to the Reuters Group, or as it may direct, an amount which indemnifies the Reuters Group (or would, if paid to any subsidiary, associate or affiliate of the Reuters Group), indemnify them (on an after- tax basis) against all liabilities, costs, claims, demands and expenses (including legal fees) arising out of or in connection with the provision of those HR Services.

1.10	Benefits

	1.10.1	The following definitions apply for the purposes of this paragraph 1.10:

“Benefits Transfer Date” means the (i) date six months after Closing or (ii) such earlier date nominated by the BT Group.

“Benefits Transitional Period” means the period between the Closing Date and the Benefits Transfer Date.

“Non-risk Based Benefits” means company cars, gym membership, luncheon vouchers and administration of these benefits.

“Risk Based Benefits” means health insurance, death in service benefit, disability benefits and administration of these benefits.

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“UK Employee” means an employee of the Radianz Group who immediately before Closing is located in the United Kingdom.

“US Employee” means an employee of the Radianz Group who immediately before Closing is located in the United States.

1.10.2	Risk Based Benefits

	(i)	The BT Group must use its reasonable endeavours to procure that the Radianz Group provides the Risk Based Benefits to employees of the Radianz Group (other than the US Employees for whom, for the avoidance of doubt, the Radianz Group must provide Risk Based Benefits from Closing) as soon as reasonably practicable after the Closing Date.

	(ii)	Subject to paragraph 1.10.2(iii) and to Applicable Legislation in each relevant jurisdiction, during the Benefits Transitional Period the Reuters Group will continue to provide the Risk Based Benefits that were provided during the Standard Period to employees of the Radianz Group other than the US Employees.

	(iii)	If there are any costs or liabilities associated with providing the Risk Based Benefits during the Benefits Transitional Period (other than the cost of administering the Risk Based Benefits as referred to in paragraph 4), the BT Group will pay to the Reuters Group, or as it may direct, an amount which indemnifies the Reuters Group (or would, if paid to any subsidiary, associate or affiliate of the Reuters Group indemnify them) (on an after-tax basis) against all liabilities, costs, claims, demands and expenses (including legal fees) arising out of or in connection with the provision of those Risk Based Benefits.

1.10.3	Non-risk Based Benefits

	(i)	The BT Group must use its reasonable endeavours to procure that the Radianz Group provides the Non-risk Based Benefits to employees of the Radianz Group (other than the US Employees and the UK Employees for whom, for the avoidance of doubt, the Radianz Group must provide Non-risk Based Benefits from Closing) as soon as reasonably practicable after the Closing Date.

	(ii)	Subject to paragraph 1.10.3(iii) and to Applicable Legislation in each relevant jurisdiction, during the Benefits Transitional Period the Reuters Group will continue to provide the Non-risk Based Benefits that were provided during the Standard Period to employees of the Radianz Group other than the US Employees and the UK Employees.

	(iii)	If there are any costs or liabilities associated with providing the Non-risk Based Benefits during the Benefits Transitional Period (other than the cost of administering the Non-risk Based Benefits as referred to in paragraph 4), the BT Group will pay to the Reuters Group, or as it may direct, an amount which indemnifies the Reuters Group (or would, if paid to any subsidiary, associate or affiliate of the Reuters Group indemnify

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them) (on an after-tax basis) against all liabilities, costs, claims, demands and expenses (including legal fees) arising out of or in connection with the provision of those Non-risk Based Benefits.

	1.10.4	Pensions Services

Reuters shall provide the Pensions services referred to and in accordance with Schedule 7 (Pensions) to the Share Purchase Agreement.

2.		Quality and Scope of Reuters Services

Each of the Reuters Services shall be provided to at least the same level of service and to (but no more than) the same extent (including, without limitation, geographical extent) as such Reuters Service was provided by the Reuters Group to the Radianz Group during the Standard Period.

3.		Duration

3.1		Except as provided in paragraph 3.2 and paragraphs 1.8.2, 1.9 and 1.10, the Reuters Group shall make available the Reuters Services to the BT Group until the Migration Date.

3.2		From six (6) months following the Closing Date, BT shall use all reasonable endeavours to decrease its usage of the Reuters Services (including, for the avoidance of doubt, the number of persons in Full-time Equivalent Employment made available to the BT Group) on a gradual basis as Existing Services are migrated to the New Services. The Parties shall discuss and review the anticipated and actual decrease in usage by BT of the Reuters Services in each Joint Executive Committee meeting.

4.		Service Charges

4.1		Reuters shall charge BT for the provision of the Reuters Services on the same basis as it charged the Radianz Group for such services provided by the Reuters Group during the Standard Period (including, without limitation, pass-through of third party charges in respect of tail circuits procured as part of the Reuters Services.

4.2		Throughout the period of the provision of the Reuters Services, the Parties shall discuss and review the anticipated reductions in the charges for the Reuters Services (in light of a decrease or anticipated decrease in usage of the Reuters Services) at Joint Executive Committee meetings. The Parties shall, acting reasonably and in good faith, agree (at such Joint Executive Committee meetings) the exact level of reductions in the charges under paragraph 4.1 for the Reuters Services as the usage of the Reuters Services by the BT Group decreases, such reduction in charges to be broadly in proportion to the reduction in the usage of the Reuters Services by BT. For example, if approximately 10% of the Reuters Services are no longer provided, then the charges shall correspondingly be reduced by 10%, regardless of the type of Reuters Service concerned or the territory in which it was provided.

4.3		Reuters shall reduce the charges referred to in paragraph 4.1 to the extent agreed by the Joint Executive Committee in accordance with paragraph 4.2.

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5.	Invoicing and Payment

5.1	As soon as reasonably practicable following the Closing Date, Reuters shall procure that all invoices for charges in respect of any Reuters Services shall be issued in the currency of the country in which those Reuters Services were provided.

5.2	The Parties acknowledge and agree that the requirements of paragraph 5.1 represent a change to existing practices and that, accordingly, they shall work together to agree the detail of implementing the change, taking into consideration any relevant tax or regulatory implication, provided that neither Party shall as a consequence be required to pay more, or receive less, than it would otherwise have done.

5.2	BT shall pay, or shall procure the payment by the relevant members of the BT Group of, each invoice issued by Reuters for charges in respect of the Reuters Services in cleared funds on the same basis as the existing payment terms for equivalent services provided under the Previous RSA. All payments to Reuters shall be made by BACS payment (or as otherwise agreed by the Parties) to the account or accounts nominated by Reuters from time to time.

6.	General

If BT reasonably believes that a service should be a Reuters Service and Reuters believes, having made reasonable enquiries, that such service is not a Reuters Service, Reuters shall not be under an obligation to provide such service to BT unless and until BT has supplied evidence to Reuters’ reasonable satisfaction of prior provision of such service by the Reuters Group to the Radianz Group during the Standard Period.

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Schedule 4

Migration Milestones

1.	INTRODUCTION AND DEFINITIONS

1.1	This Schedule sets out the Migration Milestones and the dates by which they should be achieved by BT. The Migration Milestones may only be changed by the Parties as a result of the operation of Clause 6.

1.2	In this Schedule 4 (and otherwise throughout the Agreement) the following terms shall have the following meanings:

	“Final RFS Notice”	means:

		(i)	in relation to a Facility where the Valid Order relating to that Facility requires a single Connection only, a RFS Notice; and

		(ii)	in relation to a Facility where the Valid Order relating to that Facility requires more than one Connection (e.g. for redundancy), the RFS Notice that relates to the final Connection required at that Facility by that Valid Order; and

	“RGA Customers”		means those customers of the Reuters Group that Reuters may from time to time notify BT are known within the Reuters Group as “Reuters Global Accounts Customers” (the aggregate number of all such customers * of the Reuters Group (unless otherwise agreed by the Parties in accordance with the Change Control Procedure)).

2.	MIGRATION MILESTONES

BT shall procure achievement of the following Migration Milestones by the relevant dates shown:

A.	Connections

Migration	Due Date	BT Migration Milestone
Milestone
No.

1.	First anniversary of the Closing Date	The intent of the Parties is that BT has provided at least one Final RFS Notice in respect of *, however the Parties agree that the Migration Milestone shall be that BT has provided at least one Final RFS Notice in respect of *

* text has been redacted for confidentiality

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Migration	Due Date	BT Migration Milestone
Milestone
No.

2.	Second anniversary of the Closing Date	BT has provided at least one Final RFS Notice in respect of * Facilities in aggregate.

3.	Third anniversary of the Closing Date	BT has provided a Final RFS Notice in respect of all Connections at all of the remaining Facilities covered by this * Agreement, Facilities in aggregate.

4

Two months following the third anniversary of the Closing Date (unless otherwise extended by the Parties in writing)

provided that where the number of remaining Facilities to which this Migration Milestone relates as at the due date for Migration Milestone 3 is *, the due date for this Migration Milestone shall be delayed by an *.

BT has provided a Final RFS Notice in respect of all remaining Connections at any remaining Facilities covered by this Agreement.

* text has been redacted for confidentiality

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Reuters agrees that it will not place orders with BT for any additional Existing Services in respect of a Reuters Customer Service in a country after the later of:

(a)	* after the applicable Service Category has been made available to Reuters by BT in respect of all Facilities in that country; and

(b)	* after the date such Reuters Customer Service is capable of being provided over the test IP network provided by BT;

Unless, in each case, this period is extended and agreed by the parties in writing acting reasonably and in good faith.

For the avoidance of doubt the wording set out in (a) and (b) above is a Reuters' obligation.

B.	Roll-out

	Due Date	BT Migration Milestone

5	* after the Closing Date	In each of the countries listed in Part A of Appendix A (Launch Countries), that a Service Category of Silver Standard and all Bronze Categories can be achieved in respect of all Facilities in that country.

In each of the countries listed in Part B of Appendix A (Launch Countries), that a Service Category of Gold Standard can be achieved in respect of all Facilities in that country.

In each of the countries listed in Part C of Appendix A (Launch Countries), that a Service Category of Gold Fast Convergence can be achieved in respect of all Facilities in that country.

In each of the countries listed in Part D of Appendix A (Launch Countries), that a Service Category of Silver Fast Convergence can be achieved in respect of all Facilities in that country.

In each of the countries listed in Part E of Appendix A (Launch Countries), that a Service Category of Gold No Convergence can be achieved in respect of all Facilities in that country.

* text has been redacted for confidentiality

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	Due Date	BT Migration Milestone

6.	* of the Closing Date	In each of the countries listed in Part A of Appendix B, that a Service Category of Silver Standard and all Bronze Categories can be achieved in respect of all Facilities in that country.

In each of the countries listed in Part B of Appendix B, that a Service Category of Gold Standard can be achieved in respect of all Facilities in that country.

In each of the countries listed in Part C of Appendix B, that a Service Category of Gold Fast Convergence can be achieved in respect of all Facilities in that country.

In each of the countries listed in Part D of Appendix B, that a Service Category of Silver Fast Convergence can be achieved in respect of all Facilities in that country.

In each of the countries listed in Part E of Appendix B, that a Service Category of Gold No-Convergence can be achieved in respect of all Facilities in that country.

7.	* of the Closing Date	In each of the countries listed in Appendix C, that a Service Category of all Bronze and Silver Categories can be achieved in respect of all Facilities in that country.

For the avoidance of doubt, a requirement in the table above that a Service Category be achieved by a due date shall include a requirement that the Service Category continues to be achieved from that date in accordance with this Agreement.

C.	Test Network

	Due Date	BT Migration Milestone

8.	*	BT has provided at the Sites listed in Appendix D a completed test network environment (known as the BT global test environment (GTE)) so that the relevant Reuters Customer Service is capable of being provided over an IP network provided by BT as part of the New Services (which shall include, without limitation, the provision of a Final RFS Notice

* text has been redacted for confidentiality

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Due Date	BT Migration Milestone

in respect of each of the Connections for that test network environment (all such notices to be sent to Barry Woodward and copied to Bill Fathers, or such other Reuters Personnel as Reuters may notify to BT from time to time)).

D.	On-ramp

	Due Date	BT Migration Milestone

9.	All reasonable endeavours to meet *	BT has provided an On-ramp Notice in respect of the Sites listed in Part A of Appendix E.

10.	* after the Closing Date	BT has provided an On-ramp Notice in respect of the Sites listed in Part B of Appendix E.

3.	MIGRATION PROCESS

3.1	The Parties will undertake the following steps in relation to the ordering, testing and acceptance of a Connection:

	(A)	Reuters places a Valid Order for a Connection with BT;

	(B)	when a Connection is Ready for Service, BT will:

		(i)	deliver a RFS Notice; and

		(ii)	provide all reasonable network and other technical information and instructions (including, without limitation, those that are required to reconfigure firewalls, routers, DNS servers and other network devices) reasonably required by Reuters to install any software and other equipment required;

	(C)	Reuters installs software and other equipment, as required, and carries out acceptance tests with the customer to determine that the Connection:

		(i)	achieves the Service Category required for that Connection; and

* text has been redacted for confidentiality

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		(ii)	is otherwise suitable for each Reuters Customer Service; and

	(D)	as a Customer accepts a Reuters Customer Service, Reuters will issue to BT a Service Acceptance Notice for that Reuters Customer Service.

3.2	Without prejudice to the requirement that a Connection is capable of meeting the Service Category for that Connection for the purposes of testing and acceptance in accordance with the migration process, from the date of a Service Acceptance Notice, the Service Levels for that Connection shall be the New Service Levels in accordance with the terms set out in this Agreement.

3.3	BT will give regular management updates to Reuters on the status of each Valid Order until such time as BT provides Reuters with an RFS Notice for that Valid Order. Such updates shall be made available to Reuters electronically on demand and shall be updated by BT at least two times each day.

3.4	On receipt from Reuters of the final Service Acceptance Notice for the final Facility to be migrated, BT will issue a Final Migration Notice to Reuters.

4.	MIGRATION LDs

4.1	Subject to Clause 6.13, in the event of a Migration Failure in respect of a Migration Milestone numbered * Reuters may charge BT the Migration LDs in accordance with the following table:

Percentage of Migration Failure	Migration LDs
*	*

Where the “Percentage of Migration Failure” equals:
*

* text has been redacted for confidentiality

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Appendix A

16 Launch Countries required by * after the Closing Date

Part A

Launch Countries requiring Service Category of Silver Standard and all Bronze Categories

*                             *

Part B

Launch Countries requiring Service Category of Gold Standard

*                             *

Part C

Launch Countries requiring Service Category of Gold Fast Convergence

*                             *

* text has been redacted for confidentiality

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Part D

Launch Countries requiring Service Category of Silver Fast Convergence

*                             *

Part E

Launch Countries requiring Service Category of Gold No Convergence

*                             *

* text has been redacted for confidentiality

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Appendix B

Countries required by the * of the Closing Date

Part A

Countries requiring Service Category of Silver Standard and all Bronze Categories

*                              *

* text has been redacted for confidentiality

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Part B

Countries requiring Service Category of Gold Standard

*                              *

Part C

Countries requiring Service Category of Gold Fast Convergence

*                              *

Part D

Countries requiring Service Category of Silver Fast Convergence

*                              *

* text has been redacted for confidentiality

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12

Part E

Countries requiring Service Category of Gold No Convergence

*                              *

* text has been redacted for confidentiality

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13

Appendix C

Countries required by * after the first anniversary of the Closing Date

Countries requiring Service Category of all Silver and Bronze Categories

*                              *

* text has been redacted for confidentiality

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14

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15

Appendix D

List of Sites required for Global Test Environment

Client
Country	City or Region	Site Name	Host Site	Access
*	*	*	*	*

* text has been redacted for confidentiality

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16

Appendix E

List of Sites required for on-ramps

Part A
Sites requiring on-ramps by * after the Closing Date

Country	City or Region	Location Name
*	*	*

* text has been redacted for confidentiality

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17

Part B

Sites requiring on-ramps * after the Closing Date

Country	City or Region	Location Name
*	*	*

The Parties agree that the list in this Part B is the current indication of the Sites requiring on-ramps by * after the Closing Date and that this list may be changed (but not * in aggregate) by agreement between the Parties.

* text has been redacted for confidentiality

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Schedule 5
Services Levels

Part 1
The Existing Services

As an overriding principle BT shall provide and measure each Existing Service to a service level no lower than as provided and measured during the Standard Period.

1	Scope

1.1	The purpose of this Part 1 of Schedule 5 is to set out the Service Levels which apply to the Existing Services as described in Schedule 2 Part 1A (Existing Services). The Service Levels for the Non-Migrating Services are the Service Levels set out in this Schedule 5 Part 1 (and references in this Part 1 of Schedule 5 to the Existing Services shall be deemed to include the Non-Migrating Services).

1.2	The Existing Services will be managed and monitored by BT in accordance with Schedule 2 Part 1C (Service Management).

1.3	In the event of a failure by BT to achieve the Service Levels for the Existing Services, the Service Credits set out in this Part shall apply in respect of such a failure.

2	Definitions

For the purposes of this Schedule 5 Part 1, the following capitalised terms shall have the following meanings:

“Incident Threshold” has the meaning given to it in paragraph 4.2;

“Qualifying Incident” has the meaning given to it in paragraph 5.

3	Incident Classification

3.1	Incidents in respect of the Existing Services will be assigned a severity level by Reuters CRMC as follows:

Incident	Nature of Incident
severity

Severity 1	*

Severity 2	*

3.2	Reuters will assign a priority to the Incident based on customer impact and severity level of the Incident.

3.3	Incidents attributed to the Existing Services will be promptly investigated by BT and report its findings to the next meeting of the Global Service Forum.

* text has been redacted for confidentiality

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3.4	BT will refer issues back to the Global Service Forum if it is believed that they have been incorrectly assigned a severity level. The Global Service Forum will review (acting reasonably and in good faith) any request by BT to revise the severity level classification originally assigned by Reuters. For the avoidance of doubt, nothing in this paragraph 3.4 shall require the Global Service Forum to assign a different severity level to an Incident.

4	Incident Baseline

4.1	The Parties acknowledge that the number and frequency of the Severity 1 and Severity 2 Incidents reported by the Radianz Group in respect of services provided to the Reuters Group in the Standard Period shall represent the means by which BT’s performance to the Service Levels for the ongoing delivery of the Existing Services shall be measured.

4.2	The relevant “Incident Threshold” in respect of an Incident is as set out below:

Incident severity	Incident Threshold

Severity 1	*

Severity 2	*

5	Service Levels

5.1	Each of the Existing Services shall be provided to at least the same level of service as each such Existing Service was provided by the Radianz Group to the Reuters Group during the Standard Period.

5.2	Without prejudice to paragraph 5.1, BT shall be deemed to have failed to meet the Service Levels in respect of an Existing Service if in any calendar month an Incident occurs that exceeds the relevant Incident Threshold in respect of the severity level assigned to that Incident (a “Qualifying Incident”).

6	Service Credits

* Since severity 1 and severity 2 service failures refer to Incidents rather than Connections,
*

6.3	For each Connection affected by a Qualifying Incident, the Service Credits that shall apply shall be determined as follows:

	6.3.1	each such Connection shall be deemed to have the Service Category equivalent to the Service Category it would be migrated to under the Migration Plan; and

	6.3.2	the Service Credits section of the table in paragraph 3.1 of Schedule 5 Part 2 (Service Levels and Service Credits: New Services) shall apply as though set out in this paragraph, except that:

(a)	references to “failure” shall be deemed to be “Qualifying Incident”;

* text has been redacted for confidentiality

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(b) references to “Service Charges” shall (for the avoidance of doubt) refer to Service Charges in respect of that Connection on the Initial Price Book; and

(c) references in the table in paragraph 3.1 of Schedule 5 Part 2 (Service Levels and Service Credits: New Services) to 1st, 2nd and 3rd failures shall mean the first, second and third Qualifying Incidents on the same Connection to the same Facility in any Contract Year.

6.4	Service Credits in relation to failures following the third Qualifying Incident on the same Connection to the same Facility in a Contract Year shall be those applicable to the third Qualifying Incident.

7	Service Performance Standards

7.1	Global Service Forum GMC Weekly Service Reports will be used to initiate any further investigation into Incidents raised in order to establish root cause.

7.2	Further analysis of actual network management data and trouble tickets shall be undertaken by BT or (to the extent appropriate) jointly by the Parties in accordance with the practices used by the Radianz Group in respect of services provided to the Reuters Group during the Standard Period.

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Schedule 5
Service Levels & Service Credits

Part 2

New Services

1.	Introduction

The purpose of this Schedule is to describe the Service Levels which apply to all of the New Services as described in Schedule 2 Part 1B (New Services). The Service Levels for the Non-Migrating Services are the relevant Service Levels set out in Schedule 5 Part 1 (Existing Services) (and references in this Part 2 of Schedule 5 to New Services shall be deemed to exclude the Non-Migrating Services).

The Service Levels applicable to the FAT services shall be those that apply under Schedule 5 Part 1 (Service Levels and Service Credits: Existing Services).

The New Services will be managed and monitored by BT in accordance with Schedule 2 Part 1C (Service Management).

1.1.	Service Levels

As an overriding principle, BT shall provide each New Service to a service level no lower than for the corresponding Existing Service. The Parties agree that the provisions of this Schedule 5 Part 2 are subject to this overriding principle.

BT shall provide the New Services to the Service Levels set out in this Schedule. The following types of Service Levels shall apply in respect of the New Services:

Technical Service Levels:
	a)	Availability
	b)	Round Trip Delay
	c)	Packet Loss

Service Operation Levels:
	a)	Alarm Monitoring and Feed to Reuters
	b)	Fault notification
	c)	Repair progress
	d)	Orders, moves & changes

1.2.	Service Credits

In the event of a failure by BT to achieve the Service Levels in paragraph 3.1 of this Schedule for the New Services, the Service Credits set out in this Schedule shall apply in respect of such a failure.

Prior to the Migration Date, Service Credits will be calculated in accordance with the table set out in paragraph 3.1 of this Schedule.

2.	Definitions

	“Availability”	means the time during which New Services operate correctly without failure over the calendar month, whichin the case of New Services with re-convergenceparameters includes compliance with those parameters.For the avoidance of doubt, Packet Loss and Round Trip Delay do not fall within the definition of Availability;

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	“Incident”	means an event which causes an interruption to or reduction in the quality or availability below the agreed Service Levels of the relevant Service;

	“Maintenance Window”	means:
(i) * local time (or the local equivalent of a weekend) in respect of customer Facilities only; and

(ii) * in all other cases .

	“Network Availability Service Level”	means Availability, RTD and Packet Loss Service Levels set out in paragraph 3.1;

	“Re-convergence Time”	means the total length of time taken by BT to detect an Availability failure on or relating to a Connection and re- route traffic from that Connection to a Connection that is available; and

	“Round Trip Delay” (“RTD”)	means the period of time between when the last byte of a message is sent from the originating equipment to the time when the last byte has been received back from the destination equipment, measured as an average over a calendar month in accordance with paragraph 3.3.7.

3.	Technical Service Levels and Service Credits

3.1.	Network availability

BT will achieve, in connection with each New Service:

	(i)	no less than the percentage specified for Availability;

	(ii)	the time specified for RTDs or better for the period of Availability;

	(iii)	no greater than the percentage specified for Packet Loss for each calendar month; and

	(iv)	the time specified for Re-convergence Time or better than that time,

in each case for the applicable Service Category , as set out in the table below.

References in the table below to 1st , 2nd and 3rd failures to meet a Network Availability Service Level mean the first, second and third failures on the same Connection to the same Facility * (in respect of Platinum, Gold and Silver Service Categories), or a * period (in respect of Bronze Service Categories).

Where more than one failure occurs simultaneously on a Connection to a Facility, e.g. a circuit failure also triggering Packet Loss and RTD issues, this shall be treated as a single failure for the purpose of calculation of the Service Credits.

* text has been redacted for confidentiality

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Service Category

		Platinum	Gold Fast Converge	Gold Standard	Gold No Converge	Silver Fast Converge	Silver Standard	Silver No Converge	Bronze +	Bronze

	Availability *	*	*	*	*	*	*	*	*	*

RTD	Europe to Europe

	Europe to North America	*	*	*	*	*	*	*	*	*

	Europe to Asia Pacific	*	*	*	*	*	*	*	*	*

	North America to North America	*	*	*	*	*	*	*	*	*

	North America to South America	*	*	*	*	*	*	*	*	*

	North America to Asia Pacific	*	*	*	*	*	*	*	*	*

	Asia Pacific to Asia Pacific	*	*	*	*	*	*	*	*	*

Packet Loss **		*	*	*	*	*	*	*	*	*

Maximum Re-convergence Time		*	*	*	*	*	*	*	*	*

For 1st failure, as percentage of the Service Charge in respect of the relevant calendar month for affected Connection		*	*	*	*	*	*	*	*	*

For 2nd failure as percentage of the Service Charge in respect of the relevant calendar month for affected Connection		*	*	*	*	*	*	*	*	*

For 3rd failure as percentage of the Service Charge in respect of the relevant calendar month for affected Connection, and as stated		*	*	*	*	*	*	*	*	*

* text has been redacted for confidentiality

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Service Category

	Platinum	Gold Fast Converge	Gold Standard	Gold No Converge	Silver Fast Converge	Silver Standard	Silver No Converge	Bronze +	Bronze

otherwise (if applicable)	*	*	*	*	*	*	*	*	*

For Connections which have an access circuit speed below * will be added to the relevant RTD time in the above table. For Connections which retain a *

* text has been redacted for confidentiality

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3.2.	Maintenance

	(i)	BT agrees that all maintenance (including, for the avoidance of doubt, within a Maintenance Window) in respect of the New Services shall be undertaken with Reuters’ prior written agreement (not to be unreasonably withheld). BT will provide 72 hours’ prior written notice of proposed maintenance and shall only carry out maintenance within a Maintenance Window.

	(ii)	In the event of an emergency in respect of which emergency maintenance to rectify an outage is required, such emergency maintenance may be carried out by or on behalf of BT outside a Maintenance Window subject to Reuters’ express prior consent (not to be unreasonably withheld or delayed).

	(iii)	BT acknowledges that it may undertake no more than three (3) incidents of maintenance work per Facility, per year without prior written consent from Reuters, and maintenance shall only be conducted by BT or BT Personnel.

	(iv)	BT agrees that all maintenance conducted in respect of a Service that is subject to a Platinum or Gold Service Category may be conducted on only one Connection of such Service at any one time.

3.3.	Measurement of Service Levels

	3.3.1	BT’s performance of the New Services to the Service Levels shall be measured across the calendar month, per Service, per Facility.

	3.3.2	The Network Availability Service Levels set out in paragraph 3.1 shall be measured on a 24 hours/7 days a week/365 days a year basis.

	3.3.3	The measurement of BT’s performance to the Network Availability Service Levels shall exclude:

(a) periods of maintenance carried out in accordance with paragraph 3.2 of this Schedule; and

(b) unavailability to the extent resulting from an act or omission by Reuters or a customer of Reuters, except where acting on instructions of BT or BT Personnel.

	3.3.4	Where BT is able to contract with more than one quality local carrier (which for the avoidance of doubt delivers sufficiently robust service levels) in the relevant location, at Reuters’ written request BT shall ensure that Services delivered to Gold Category and Silver Category Service Levels are delivered over two separate local carriers.

	3.3.5	At Reuters’ prior written request, and where BT has not already contracted with a specific local carrier, BT shall contract with such Reuters’ requested carrier subject to payment of reasonable incremental charges. BT’s obligation to meet the relevant Service Levels shall be limited to the service levels that the local carrier has contractually committed to achieve. BT shall promptly notify Reuters in writing of any such impact (or anticipated impact) on the Service Levels.

	3.3.6	The Parties acknowledge that Availability is in part dependent on the availability of the relevant local tail circuits, and that such availability varies from country to country. Notwithstanding the Service Levels set out in paragraph 3.1 and subject always to the overriding principle in paragraph 1.1, the maximum Availability Service Level that BT shall be required to achieve in

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a country shall (subject to paragraph 3.3.7) be that set out in the table in Appendix A in respect of that country.

3.3.7	The Parties acknowledge that as at the Signing Date there are service levels and hours of cover referred to in the table in Appendix A that are less than the service levels and hours of cover achieved today. On and from the Signing Date, BT will work with Reuters in good faith to improve the accuracy of the table to better reflect the current service levels and hours of cover received by Reuters as at the Signing Date.

3.3.8	The Parties shall work together in good faith to identify improvements to the Service Levels in Appendix A in each country in each case falling within the same commercial and performance parameters. BT shall implement any such identified improvements within a reasonable time period.

3.3.9	Similarly, the maximum time to repair Service Level under paragraph 4.4 of this Schedule shall be subject to the table in Appendix A, subject always to the overriding principle in paragraph 1.1.

3.3.10	Measurement of Availability

Availability shall be measured by BT using the most up to date and appropriate technology (which will include the use of traps from routers where applicable and may also include polling).

3.3.11	Measurement of Round Trip Delay

RTDs shall be measured by BT by sending two test packets of 100 bytes, * between designated BT MPLS Customer Edge (CE) routers. The measurement will be the time between a test packet being sent and returning to its origin. The Round Trip Delay measurement will be calculated as an average across all test packets sent and received over a calendar month.

3.3.12	Measurement of Packet Loss

Packet Loss is measured by sending, two test packets * between designated BT Customer Edge (CE) routers. Packet delivery statistics will be calculated as an average of all test packets sent and received over a calendar month.
*
To the extent it is able to do so, Reuters will measure Packet Loss and it shall report the results of such measurement(s) to BT:

(i) from the demarcation point of the BT network at a Main Technical Centre to the demarcation point of the BT network at a Facility, and BT shall be solely responsible for such validated Packet Loss;

* text has been redacted for confidentiality

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(ii) from within a Main Technical Centre to within a Facility, and BT and Reuters will meet with a view (in good faith using reasonable endeavours) to agreeing the proportion of such Packet Loss attributable to the Services.

Reuters will provide BT with the reports used to identify the Packet Loss.

4.	Service Contract Measures

4.1.	Incident classification

In the event of a Service outage, failure or other degradation, BT shall assign a severity level in accordance with the table below (for the avoidance of doubt, BT shall only pay Service Credits on actual Incidents - see paragraph 3.1 above):

Incident severity	Nature of Incident

Severity 1	*

Severity 2	*

Severity 3	*

For the avoidance of doubt, Severity Levels in the above table have no relationship to the Severity Levels applicable to the Existing Services.

4.2.	Alarm Monitoring and Feed to Reuters

BT will provide:

	(v)	a real time feed of events describing service performance, which will be forwarded to the Reuters’ management system by BT (using the SNMP forwarding protocol) which will include the following events:

		(i)	RTD threshold exceeded;
		(ii)	Packet Loss threshold exceeded;
		(iii)	circuit failure;
		(iv)	an identifier of the affected Facility in a manner which is meaningful to Reuters.

	*	Access to online reports will be made available to Reuters by BT. These online reports will include access to historical utilisation, Packet Loss and RTD performance of the New Services. The Parties will, acting reasonably, define and agree core hours for at least each of the main territories, America, Europe and Asia. During these core hours all Gold, Silver and RDF datafeed sites will *

	(vii)	The Parties agree that the exact definition of events to be forwarded and the details within the protocol will be defined by BT and Reuters to ensure that the

* text has been redacted for confidentiality

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appropriate information is available within six months following the Signing Date.

(viii)	In cases such as circuit failure, the alarms will not be forwarded immediately, but will be held in the processing system for a period of time (such period of time not to exceed ten seconds) to allow receipt of additional alarm information and correlation to provide a more meaningful feed of information to Reuters.

(ix)	The table below gives the frequency in minutes of the information update to be provided through the online reports:

Service Category

	Platinum	Gold Fast	Gold	Gold No	Silver	Silver	Silver No	Bronze	Bronze
		Converge	Standard	Converge	Fast	Standard	Converge	+
Converge

Period through which report will be updated for Connections between Main Technical Centres and Facilities	*	*	*	*	*	*	*	*	*

Period through which report will be updated for Connections between Main Technical Centres	*	*	*	*	*	*	*	*	*

In the above table the reports available online will not contain information for the whole period measured at peak resolution. Rather, information for the last 3 months will be available at peak resolution whilst aged information will be aggregated (or “rolled up”) to provide measures over longer poll periods.

4.3.	Fault notification

In the event that an Incident affecting a Service occurs, in addition to the real time alarm feed set out in paragraph 4.2 and the on-line reports as set out in paragraph 4.2.5, BT will notify the Reuters help desk within the times (in minutes) set out in the table below:

Service Category

	Platinum	Gold Fast	Gold	Gold No	Silver	Silver	Silver No	Bronze +	Bronze
		Converge	Standard	Converge	Fast	Standard	Converge
Converge

Severity 1	*	*	*	*	*	*	*	*	*

Severity 2	*	*	*	*	*	*	*	*	*

Severity 3	*	*	*	*	*	*	*	*	*

Notification to Reuters by BT of an Incident will be measured from the time that the trouble ticket is opened at the BT Service Desk to the time that BT notifies Reuters that such Incident has been detected.

* text has been redacted for confidentiality

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4.4.	Repair progress

BT will communicate to the Reuters help desk the progress of an Incident for so long as it is outstanding, as a minimum in accordance with the table below:

Service Category

	Platinum	Gold Fast	Gold	Gold No	Silver	Silver	Silver No	Bronze +	Bronze
		Converge	Standard	converge	Fast	Standard	Converge
converge

Severity 1	*	*	*	*	*	*	*	*	*

Severity 2	*	*	*	*	*	*	*	*	*

Severity 3	*

4.5.	Maximum time to repair

In the event that an Incident occurs, BT will repair such fault within the times set out in the table below:

Service Category

	Platinum	Gold Fast	Gold	Gold No	Silver	Silver	Silver No	Bronze +	Bronze
		Converge	Standard	converge	Fast	Standard	Converge
converge

Severity 1	*	*	*	*	*	*	*	*	*

Severity 2	*	*	*	*	*	*	*	*	*

Severity 3	*

4.6.	Orders, moves & changes

BT will ensure that orders, moves and changes to the Services shall be made as a maximum to the Service Levels set out below:

Service Category

	Platinum	Gold Fast	Gold	Gold No	Silver	Silver	Silver No	Bronze +	Bronze
		Converge	Standard	converge	Fast	Standard	Converge
converge

New installations or physical changes	*

Logical changes	*

* text has been redacted for confidentiality

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Appendix A
(See next page)

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Appendix to Schedule 5 Part 2

Location	Category	Avail	Config	Gold category MTTR Sev 1	Gold category MTTR Sev 2	Category	Avail	Config	Category	Avail	Config	Silver categories MTTR Sev 1	Silver categories MTTR Sev 2	Category	Avail	Config	Category	Avail	Config	Bronze Categories MTTR Sev 1	Hrs Of Cover

Australia (Adelaide, Brisbane, Canberra, Melbourne,Newcastle, Perth, Sydney only)	*

Australia (all other locations)	*

Austria (Eisenstadt, St. Polten, Vienna only)	*

Austria (all other locations)	*

Belgium	*

Canada (Calgary,Cooksville, Edmonton, Halifax, Hamilton, Kingston, Kitchner, Monteal, Ottawa, Quebec, Toronto only)	*

Canada (all other locations)	*

Denmark (Copenhagen only)	*

Denmark (all other locations)	*

Finland	*

France (Paris only)	*

France (all other locations)	*

* text has been redacted for confidentiality

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Appendix to Schedule 5 Part 2

Location	Category	Avail	Config	Gold category MTTR Sev 1	Gold category MTTR Sev 2	Category	Avail	Config	Category	Avail	Config	Silver categories MTTR Sev 1	Silver categories MTTR Sev 2	Category	Avail	Config	Category	Avail	Config	Bronze Categories MTTR Sev 1	Hrs Of Cover

Germany	*

Gibraltar	*

Guernsey	*

Hong Kong	*

Ireland (Cork, Dublin, Shannon only)	*

Ireland (all other locations)	*

Isle of Man	*

Italy (Milan and Rome only)	*

Italy (all other locations)	*

Japan	*

Jersey	*

Luxembourg	*

Monaco	*

* text has been redacted for confidentiality

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Appendix to Schedule 5 Part 2

Location	Category	Avail	Config	Gold category MTTR Sev 1	Gold category MTTR Sev 2	Category	Avail	Config	Category	Avail	Config	Silver categories MTTR Sev 1	Silver categories MTTR Sev 2	Category	Avail	Config	Category	Avail	Config	Bronze Categories MTTR Sev 1	Hrs Of Cover

Netherlands (Amsterdam, Rotterdam only)	*

Netherlands (all other locations)	*

New Zealand (Auckland,Christ Church, Hamilton, Wellington only)	*

New Zealand (all other locations)	*

Norway (Oslo only)	*

Norway (all other locations)	*

Singapore
Spain (Barcelona and Madrid only)	*

Spain (all other locations)	*

Sweden (Stockholm only)	*

Sweden (all other locations)	*

Switzerland	*

Taiwan	*

* text has been redacted for confidentiality

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Appendix to Schedule 5 Part 2

Location	Category	Avail	Config	Gold category MTTR Sev 1	Gold category MTTR Sev 2	Category	Avail	Config	Category	Avail	Config	Silver categories MTTR Sev 1	Silver categories MTTR Sev 2	Category	Avail	Config	Category	Avail	Config	Bronze Categories MTTR Sev 1	Hrs Of Cover

UK	*

USA	*

China (Beijing, Guangzhou Shanghai only)	*

China (all other locations)	*

Indonesia	*

Malaysia	*

Mexico	*

Portugal	*

South Korea	*

Venezuela	*

Argentina (Buenos Aires, Cordoba, La Plata, Mar del Plata, Mendoza, Rosario only)	*

Argentina (all other locations)	*

* text has been redacted for confidentiality

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Appendix to Schedule 5 Part 2

Location	Category	Avail	Config	Gold category MTTR Sev 1	Gold category MTTR Sev 2	Category	Avail	Config	Category	Avail	Config	Silver categories MTTR Sev 1	Silver categories MTTR Sev 2	Category	Avail	Config	Category	Avail	Config	Bronze Categories MTTR Sev 1	Hrs Of Cover

Bahamas	*

Bahrain	*

Belarus	*

Bermuda	*

Bosnia	*

Brazil	*

Bulgaria	*

Chile	*

Colombia	*

Croatia	*

Cyprus (Nicosia only)	*

Cyprus (all other locations)	*

Czech Republic	*

* text has been redacted for confidentiality

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Appendix to Schedule 5 Part 2

Location	Category	Avail	Config	Gold category MTTR Sev 1	Gold category MTTR Sev 2	Category	Avail	Config	Category	Avail	Config	Silver categories MTTR Sev 1	Silver categories MTTR Sev 2	Category	Avail	Config	Category	Avail	Config	Bronze Categories MTTR Sev 1	Hrs Of Cover

Ecuador	*

Egypt (Alexandria, Cairo, Heliopolos only)	*

Egypt (all other locations)	*

Estonia	*

Greece	*

Hungary (Budapest only)	*

Hungary (all other locations)	*

Iceland	*

India (Bangalore, Mumbai, Chennai, Delhi only)	*

India (Reuters Bangalore facility only)	*

India (all other locations)	*

Israel	*

Jordan	*

* text has been redacted for confidentiality

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Appendix to Schedule 5 Part 2

Location	Category	Avail	Config	Gold category MTTR Sev 1	Gold category MTTR Sev 2	Category	Avail	Config	Category	Avail	Config	Silver categories MTTR Sev 1	Silver categories MTTR Sev 2	Category	Avail	Config	Category	Avail	Config	Bronze Categories MTTR Sev 1	Hrs Of Cover

Kahzakstan	*

Kuwait	*

Latvia	*

Lebanon	*

Lithuania	*

Macao	*

Malta	*

Morocco	*

Oman	*

Peru	*

Philippines	*

Poland	*

Puerto Rico	*

* text has been redacted for confidentiality

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Appendix to Schedule 5 Part 2

Location	Category	Avail	Config	Gold category MTTR Sev 1	Gold category MTTR Sev 2	Category	Avail	Config	Category	Avail	Config	Silver categories MTTR Sev 1	Silver categories MTTR Sev 2	Category	Avail	Config	Category	Avail	Config	Bronze Categories MTTR Sev 1	Hrs Of Cover

Qatar	*

Romania	*

Russia (Moscow only)	*

Russia (St. Petersburg only)	*

Russia (all other locations)	*

Saudi	*

Serbia	*

Slovakia	*

Slovenia	*

South Africa	*

Thailand (Bangkok, Chieng	*
Mai only)

Thailand (Reuters Bangkok	*
facility only)

Thailand (all other locations)	*

* text has been redacted for confidentiality

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Appendix to Schedule 5 Part 2

Location	Category	Avail	Config	Gold category MTTR Sev 1	Gold category MTTR Sev 2	Category	Avail	Config	Category	Avail	Config	Silver categories MTTR Sev 1	Silver categories MTTR Sev 2	Category	Avail	Config	Category	Avail	Config	Bronze Categories MTTR Sev 1	Hrs Of Cover

Turkey (Ankara, Isanbul only)	*

Turkey (all other locations)	*

UAE	*

Ukraine	*

Uruguay	*

Vietnam	*

Albania	*

Algeria	*

Angola	*

Armenia	*

Azerbaijan	*

Bangladesh	*

Barbados	*

* text has been redacted for confidentiality

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Appendix to Schedule 5 Part 2

Location	Category	Avail	Config	Gold category MTTR Sev 1	Gold category MTTR Sev 2	Category	Avail	Config	Category	Avail	Config	Silver categories MTTR Sev 1	Silver categories MTTR Sev 2	Category	Avail	Config	Category	Avail	Config	Bronze Categories MTTR Sev 1	Hrs Of Cover

Botswana	*

Brunei	*

Cayman Islands	*

Ghana	*

Iran	*

Iraq	*

Ivory Coast	*

Kenya	*

Libya	*

Madagascar	*

Malawi	*

Mauritania	*

Mauritius	*

* text has been redacted for confidentiality

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Appendix to Schedule 5 Part 2

Location	Category	Avail	Config	Gold category MTTR Sev 1	Gold category MTTR Sev 2	Category	Avail	Config	Category	Avail	Config	Silver categories MTTR Sev 1	Silver categories MTTR Sev 2	Category	Avail	Config	Category	Avail	Config	Bronze Categories MTTR Sev 1	Hrs Of Cover

Moldavia	*

Mongolia	*

Mozambique	*

Namibia	*

Nigeria	*

North Korea	*

Pakistan	*

Paraguay	*

* text has been redacted for confidentiality

Back to Contents

Appendix to Schedule 5 Part 2

Location	Category	Avail	Config	Gold category MTTR Sev 1	Gold category MTTR Sev 2	Category	Avail	Config	Category	Avail	Config	Silver categories MTTR Sev 1	Silver categories MTTR Sev 2	Category	Avail	Config	Category	Avail	Config	Bronze Categories MTTR Sev 1	Hrs Of Cover

Senegal	*

Sri Lanka	*

Swaziland	*

Syria	*

Tanzania	*

Tunisia	*

Turkmenistan	*

Uganda	*

US and British Virgin Islands	*

Uzbekistan	*

Yemen	*

Zambia	*

Zimbabwe	*

* text has been redacted for confidentiality

Back to Contents

Appendix to Schedule 5 Part 2

Location	Category	Avail	Config	Gold category MTTR Sev 1	Gold category MTTR Sev 2	Category	Avail	Config	Category	Avail	Config	Silver categories MTTR Sev 1	Silver categories MTTR Sev 2	Category	Avail	Config	Category	Avail	Config	Bronze Categories MTTR Sev 1	Hrs Of Cover

Back to Contents

Appendix to Schedule 5 Part 2

Location	Category	Avail	Config	Gold category MTTR Sev 1	Gold category MTTR Sev 2	Category	Avail	Config	Category	Avail	Config	Silver categories MTTR Sev 1	Silver categories MTTR Sev 2	Category	Avail	Config	Category	Avail	Config	Bronze Categories MTTR Sev 1	Hrs Of Cover

Countries without Reuters Clients

Bolivia	*

Costa Rica	*

Cuba	*

Georgia	*

Guatemala	*

Netherlands Antilles	*

Panama	*

* text has been redacted for confidentiality

Back to Contents

Appendix to Schedule 5 Part 2

			Region A – Major	Region B – Other	Region C – Other
Migration		Major	financial centres and	key financial	Reuters’ facilities	Region D – All
phase for	Data Centre	Reuters’	Full Tick IDN service	centres to Client	and financial	other Reuters'
country	Locations	facilities	access locations	Distribution	centres	Geographies

Back to Contents

Appendix to Schedule 5 Part 2

			Region A – Major	Region B – Other	Region C – Other
Migration		Major	financial centres and	key financial centres	Reuters’ facilities	Region D – All
phase for	Data Centre	Reuters’	Full Tick IDN service	to Client	and financial	other Reuters'
country	Locations	facilities	access locations	Distribution	centres	Geographies

Back to Contents

Appendix to Schedule 5 Part 2

			Region A – Major	Region B – Other	Region C – Other
Migration		Major	financial centres and	key financial centres	Reuters’ facilities	Region D – All
phase for	Data Centre	Reuters’	Full Tick IDN service	to Client	and financial	other Reuters'
country	Locations	facilities	access locations	Distribution	centres	Geographies

Back to Contents

Appendix to Schedule 5 Part 2

			Region A – Major	Region B – Other	Region C – Other
Migration		Major	financial centres and	key financial centres	Reuters’ facilities	Region D – All
phase for	Data Centre	Reuters’	Full Tick IDN service	to Client	and financial	other Reuters'
country	Locations	facilities	access locations	Distribution	centres	Geographies

Back to Contents

Appendix to Schedule 5 Part 2

			Region A – Major		Region C – Other
Migration		Major	financial centres and	Region B – Other	Reuters’ facilities	Region D – All
phase for	Data Centre	Reuters’	Full Tick IDN service	key financial centres	and financial	other Reuters'
country	Locations	facilities	access locations	to Client Distribution	centres	Geographies

Back to Contents

Appendix to Schedule 5 Part 2

			Region A – Major		Region C – Other
Migration		Major	financial centres and	Region B – Other	Reuters’ facilities	Region D – All
phase for	Data Centre	Reuters’	Full Tick IDN service	key financial centres	and financial	other Reuters'
country	Locations	facilities	access locations	to Client Distribution	centres	Geographies

Back to Contents

Appendix to Schedule 5 Part 2

			Region A – Major		Region C – Other
Migration		Major	financial centres and	Region B – Other	Reuters’ facilities	Region D – All
phase for	Data Centre	Reuters’	Full Tick IDN service	key financial centres	and financial	other Reuters'
country	Locations	facilities	access locations	to Client Distribution	centres	Geographies

Back to Contents

Appendix to Schedule 5 Part 2

			Region A – Major		Region C – Other
Migration		Major	financial centres and	Region B – Other	Reuters’ facilities	Region D - All
phase for	Data Centre	Reuters’	Full Tick IDN service	key financial centres	and financial	other Reuters'
country	Locations	facilities	access locations	to Client Distribution	centres	Geographies

Back to Contents

Appendix to Schedule 5 Part 2

			Region A – Major		Region C – Other
Migration		Major	financial centres and	Region B – Other	Reuters’ facilities	Region D - All
phase for	Data Centre	Reuters’	Full Tick IDN service	key financial centres	and financial	other Reuters'
country	Locations	facilities	access locations	to Client Distribution	centres	Geographies

Back to Contents

Appendix to Schedule 5 Part 2

			Region A – Major		Region C – Other
Migration		Major	financial centres and	Region B – Other	Reuters’ facilities	Region D - All
phase for	Data Centre	Reuters’	Full Tick IDN service	key financial centres	and financial	other Reuters'
country	Locations	facilities	access locations	to Client Distribution	centres	Geographies

Back to Contents

Appendix to Schedule 5 Part 2

			Region A – Major		Region C – Other
Migration		Major	financial centres and	Region B – Other	Reuters’ facilities	Region D - All
phase for	Data Centre	Reuters’	Full Tick IDN service	key financial centres	and financial	other Reuters'
country	Locations	facilities	access locations	to Client Distribution	centres	Geographies

Back to Contents

Appendix to Schedule 5 Part 2

			Region A – Major		Region C – Other
Migration		Major	financial centres and	Region B – Other	Reuters’ facilities	Region D - All
phase for	Data Centre	Reuters’	Full Tick IDN service	key financial centres	and financial	other Reuters'
country	Locations	facilities	access locations	to Client Distribution	centres	Geographies

Back to Contents

Appendix to Schedule 5 Part 2

			Region A – Major		Region C – Other
Migration		Major	financial centres and	Region B – Other	Reuters’ facilities	Region D - All
phase for	Data Centre	Reuters’	Full Tick IDN service	key financial centres	and financial	other Reuters'
country	Locations	facilities	access locations	to Client Distribution	centres	Geographies

Back to Contents

Appendix to Schedule 5 Part 2

			Region A – Major		Region C – Other
Migration		Major	financial centres and	Region B – Other	Reuters’ facilities	Region D - All
phase for	Data Centre	Reuters’	Full Tick IDN service	key financial centres	and financial	other Reuters'
country	Locations	facilities	access locations	to Client Distribution	centres	Geographies

Back to Contents

Appendix to Schedule 5 Part 2

Location	Category	Avail	Config	Gold category MTTR Sev 1	Gold category MTTR Sev 2	Category	Avail	Config	Category	Avail	Config	Silver categories MTTR Sev 1	Silver categories MTTR Sev 2	Category	Avail	Config	Category	Avail	Config	Bronze Categories MTTR Sev 1	Hrs Of Cover

Australia (Adelaide, Brisbane, Canberra, Melbourne,Newcastle, Perth, Sydney only)	*

Australia (all other locations)	*

Austria (Eisenstadt, St. Polten, Vienna only)	*

Austria (all other locations)	*

Belgium	*

Canada (Calgary,Cooksville, Edmonton, Halifax, Hamilton, Kingston, Kitchner, Monteal, Ottawa, Quebec, Toronto only)	*

Canada (all other locations)	*

Denmark (Copenhagen only)	*

Denmark (all other locations)	*

Finland	*

France (Paris only)	*

France (all other locations)	*

* text has been redacted for confidentiality

Appendix A
(See next page)

Back to Contents

Appendix to Schedule 5 Part 2

Location	Category	Avail	Config	Gold category MTTR Sev 1	Gold category MTTR Sev 2	Category	Avail	Config	Category	Avail	Config	Silver categories MTTR Sev 1	Silver categories MTTR Sev 2	Category	Avail	Config	Category	Avail	Config	Bronze Categories MTTR Sev 1	Hrs Of Cover

Australia (Adelaide, Brisbane, Canberra, Melbourne,Newcastle, Perth, Sydney only)	*

Australia (all other locations)	*

Austria (Eisenstadt, St. Polten, Vienna only)	*

Austria (all other locations)	*

Belgium	*

Canada (Calgary,Cooksville, Edmonton, Halifax, Hamilton, Kingston, Kitchner, Monteal, Ottawa, Quebec, Toronto only)	*

Canada (all other locations)	*

Denmark (Copenhagen only)	*

Denmark (all other locations)	*

Finland	*

France (Paris only)	*

France (all other locations)	*

* text has been redacted for confidentiality

Back to Contents

Appendix to Schedule 5 Part 2

Location	Category	Avail	Config	Gold category MTTR Sev 1	Gold category MTTR Sev 2	Category	Avail	Config	Category	Avail	Config	Silver categories MTTR Sev 1	Silver categories MTTR Sev 2	Category	Avail	Config	Category	Avail	Config	Bronze Categories MTTR Sev 1	Hrs Of Cover

Germany	*

Gibraltar	*

Guernsey	*

Hong Kong	*

Ireland (Cork, Dublin, Shannon only)	*

Ireland (all other locations)	*

Isle of Man	*

Italy (Milan and Rome only)	*

Italy (all other locations)	*

Japan	*

Jersey	*

Luxembourg	*

Monaco	*

* text has been redacted for confidentiality

Back to Contents

Appendix to Schedule 5 Part 2

Location	Category	Avail	Config	Gold category MTTR Sev 1	Gold category MTTR Sev 2	Category	Avail	Config	Category	Avail	Config	Silver categories MTTR Sev 1	Silver categories MTTR Sev 2	Category	Avail	Config	Category	Avail	Config	Bronze Categories MTTR Sev 1	Hrs Of Cover

Netherlands (Amsterdam, Rotterdam only)	*

Netherlands (all other locations)	*

New Zealand (Auckland,Christ Church, Hamilton, Wellington only)	*

New Zealand (all other locations)	*

Norway (Oslo only)	*

Norway (all other locations)	*

Singapore
Spain (Barcelona and Madrid only)	*

Spain (all other locations)	*

Sweden (Stockholm only)	*

Sweden (all other locations)	*

Switzerland	*

Taiwan	*

* text has been redacted for confidentiality

Back to Contents

Appendix to Schedule 5 Part 2

Location	Category	Avail	Config	Gold category MTTR Sev 1	Gold category MTTR Sev 2	Category	Avail	Config	Category	Avail	Config	Silver categories MTTR Sev 1	Silver categories MTTR Sev 2	Category	Avail	Config	Category	Avail	Config	Bronze Categories MTTR Sev 1	Hrs Of Cover

UK	*

USA	*

China (Beijing, Guangzhou Shanghai only)	*

China (all other locations)	*

Indonesia	*

Malaysia	*

Mexico	*

Portugal	*

South Korea	*

Venezuela	*

Argentina (Buenos Aires, Cordoba, La Plata, Mar del Plata, Mendoza, Rosario only)	*

Argentina (all other locations)	*

* text has been redacted for confidentiality

Back to Contents

Appendix to Schedule 5 Part 2

Location	Category	Avail	Config	Gold category MTTR Sev 1	Gold category MTTR Sev 2	Category	Avail	Config	Category	Avail	Config	Silver categories MTTR Sev 1	Silver categories MTTR Sev 2	Category	Avail	Config	Category	Avail	Config	Bronze Categories MTTR Sev 1	Hrs Of Cover

Bahamas	*

Bahrain	*

Belarus	*

Bermuda	*

Bosnia	*

Brazil	*

Bulgaria	*

Chile	*

Colombia	*

Croatia	*

Cyprus (Nicosia only)	*

Cyprus (all other locations)	*

Czech Republic	*

* text has been redacted for confidentiality

Back to Contents

Appendix to Schedule 5 Part 2

Location	Category	Avail	Config	Gold category MTTR Sev 1	Gold category MTTR Sev 2	Category	Avail	Config	Category	Avail	Config	Silver categories MTTR Sev 1	Silver categories MTTR Sev 2	Category	Avail	Config	Category	Avail	Config	Bronze Categories MTTR Sev 1	Hrs Of Cover

Ecuador	*

Egypt (Alexandria, Cairo, Heliopolos only)	*

Egypt (all other locations)	*

Estonia	*

Greece	*

Hungary (Budapest only)	*

Hungary (all other locations)	*

Iceland	*

India (Bangalore, Mumbai, Chennai, Delhi only)	*

India (Reuters Bangalore facility only)	*

India (all other locations)	*

Israel	*

Jordan	*

* text has been redacted for confidentiality

Back to Contents

Appendix to Schedule 5 Part 2

Location	Category	Avail	Config	Gold category MTTR Sev 1	Gold category MTTR Sev 2	Category	Avail	Config	Category	Avail	Config	Silver categories MTTR Sev 1	Silver categories MTTR Sev 2	Category	Avail	Config	Category	Avail	Config	Bronze Categories MTTR Sev 1	Hrs Of Cover

Kahzakstan	*

Kuwait	*

Latvia	*

Lebanon	*

Lithuania	*

Macao	*

Malta	*

Morocco	*

Oman	*

Peru	*

Philippines	*

Poland	*

Puerto Rico	*

* text has been redacted for confidentiality

Back to Contents

Appendix to Schedule 5 Part 2

Location	Category	Avail	Config	Gold category MTTR Sev 1	Gold category MTTR Sev 2	Category	Avail	Config	Category	Avail	Config	Silver categories MTTR Sev 1	Silver categories MTTR Sev 2	Category	Avail	Config	Category	Avail	Config	Bronze Categories MTTR Sev 1	Hrs Of Cover

Qatar	*

Romania	*

Russia (Moscow only)	*

Russia (St. Petersburg only)	*

Russia (all other locations)	*

Saudi	*

Serbia	*

Slovakia	*

Slovenia	*

South Africa	*

Thailand (Bangkok, Chieng	*
Mai only)

Thailand (Reuters Bangkok	*
facility only)

Thailand (all other locations)	*

* text has been redacted for confidentiality

Back to Contents

Appendix to Schedule 5 Part 2

Location	Category	Avail	Config	Gold category MTTR Sev 1	Gold category MTTR Sev 2	Category	Avail	Config	Category	Avail	Config	Silver categories MTTR Sev 1	Silver categories MTTR Sev 2	Category	Avail	Config	Category	Avail	Config	Bronze Categories MTTR Sev 1	Hrs Of Cover

Turkey (Ankara, Isanbul only)	*

Turkey (all other locations)	*

UAE	*

Ukraine	*

Uruguay	*

Vietnam	*

Albania	*

Algeria	*

Angola	*

Armenia	*

Azerbaijan	*

Bangladesh	*

Barbados	*

* text has been redacted for confidentiality

Back to Contents

Appendix to Schedule 5 Part 2

Location	Category	Avail	Config	Gold category MTTR Sev 1	Gold category MTTR Sev 2	Category	Avail	Config	Category	Avail	Config	Silver categories MTTR Sev 1	Silver categories MTTR Sev 2	Category	Avail	Config	Category	Avail	Config	Bronze Categories MTTR Sev 1	Hrs Of Cover

Botswana	*

Brunei	*

Cayman Islands	*

Ghana	*

Iran	*

Iraq	*

Ivory Coast	*

Kenya	*

Libya	*

Madagascar	*

Malawi	*

Mauritania	*

Mauritius	*

* text has been redacted for confidentiality

Back to Contents

Appendix to Schedule 5 Part 2

Location	Category	Avail	Config	Gold category MTTR Sev 1	Gold category MTTR Sev 2	Category	Avail	Config	Category	Avail	Config	Silver categories MTTR Sev 1	Silver categories MTTR Sev 2	Category	Avail	Config	Category	Avail	Config	Bronze Categories MTTR Sev 1	Hrs Of Cover

Moldavia	*

Mongolia	*

Mozambique	*

Namibia	*

Nigeria	*

North Korea	*

Pakistan	*

Paraguay	*

* text has been redacted for confidentiality

Back to Contents

Appendix to Schedule 5 Part 2

Location	Category	Avail	Config	Gold category MTTR Sev 1	Gold category MTTR Sev 2	Category	Avail	Config	Category	Avail	Config	Silver categories MTTR Sev 1	Silver categories MTTR Sev 2	Category	Avail	Config	Category	Avail	Config	Bronze Categories MTTR Sev 1	Hrs Of Cover

Senegal	*

Sri Lanka	*

Swaziland	*

Syria	*

Tanzania	*

Tunisia	*

Turkmenistan	*

Uganda	*

US and British Virgin Islands	*

Uzbekistan	*

Yemen	*

Zambia	*

Zimbabwe	*

* text has been redacted for confidentiality

Back to Contents

Appendix to Schedule 5 Part 2

Location	Category	Avail	Config	Gold category MTTR Sev 1	Gold category MTTR Sev 2	Category	Avail	Config	Category	Avail	Config	Silver categories MTTR Sev 1	Silver categories MTTR Sev 2	Category	Avail	Config	Category	Avail	Config	Bronze Categories MTTR Sev 1	Hrs Of Cover

Back to Contents

Appendix to Schedule 5 Part 2

Location	Category	Avail	Config	Gold category MTTR Sev 1	Gold category MTTR Sev 2	Category	Avail	Config	Category	Avail	Config	Silver categories MTTR Sev 1	Silver categories MTTR Sev 2	Category	Avail	Config	Category	Avail	Config	Bronze Categories MTTR Sev 1	Hrs Of Cover

Countries without Reuters Clients

Bolivia	*

Costa Rica	*

Cuba	*

Georgia	*

Guatemala	*

Netherlands Antilles	*

Panama	*

* text has been redacted for confidentiality

Back to Contents

Appendix to Schedule 5 Part 2

			Region A – Major	Region B – Other	Region C – Other
Migration		Major	financial centres and	key financial	Reuters’ facilities	Region D – All
phase for	Data Centre	Reuters’	Full Tick IDN service	centres to Client	and financial	other Reuters'
country	Locations	facilities	access locations	Distribution	centres	Geographies

Back to Contents

Appendix to Schedule 5 Part 2

			Region A – Major	Region B – Other	Region C – Other
Migration		Major	financial centres and	key financial centres	Reuters’ facilities	Region D – All
phase for	Data Centre	Reuters’	Full Tick IDN service	to Client	and financial	other Reuters'
country	Locations	facilities	access locations	Distribution	centres	Geographies

Back to Contents

Appendix to Schedule 5 Part 2

			Region A – Major	Region B – Other	Region C – Other
Migration		Major	financial centres and	key financial centres	Reuters’ facilities	Region D – All
phase for	Data Centre	Reuters’	Full Tick IDN service	to Client	and financial	other Reuters'
country	Locations	facilities	access locations	Distribution	centres	Geographies

Back to Contents

Appendix to Schedule 5 Part 2

			Region A – Major	Region B – Other	Region C – Other
Migration		Major	financial centres and	key financial centres	Reuters’ facilities	Region D – All
phase for	Data Centre	Reuters’	Full Tick IDN service	to Client	and financial	other Reuters'
country	Locations	facilities	access locations	Distribution	centres	Geographies

Back to Contents

Appendix to Schedule 5 Part 2

			Region A – Major		Region C – Other
Migration		Major	financial centres and	Region B – Other	Reuters’ facilities	Region D – All
phase for	Data Centre	Reuters’	Full Tick IDN service	key financial centres	and financial	other Reuters'
country	Locations	facilities	access locations	to Client Distribution	centres	Geographies

Back to Contents

Appendix to Schedule 5 Part 2

			Region A – Major		Region C – Other
Migration		Major	financial centres and	Region B – Other	Reuters’ facilities	Region D – All
phase for	Data Centre	Reuters’	Full Tick IDN service	key financial centres	and financial	other Reuters'
country	Locations	facilities	access locations	to Client Distribution	centres	Geographies

Back to Contents

Appendix to Schedule 5 Part 2

			Region A – Major		Region C – Other
Migration		Major	financial centres and	Region B – Other	Reuters’ facilities	Region D – All
phase for	Data Centre	Reuters’	Full Tick IDN service	key financial centres	and financial	other Reuters'
country	Locations	facilities	access locations	to Client Distribution	centres	Geographies

Back to Contents

Appendix to Schedule 5 Part 2

			Region A – Major		Region C – Other
Migration		Major	financial centres and	Region B – Other	Reuters’ facilities	Region D - All
phase for	Data Centre	Reuters’	Full Tick IDN service	key financial centres	and financial	other Reuters'
country	Locations	facilities	access locations	to Client Distribution	centres	Geographies

Back to Contents

Appendix to Schedule 5 Part 2

			Region A – Major		Region C – Other
Migration		Major	financial centres and	Region B – Other	Reuters’ facilities	Region D - All
phase for	Data Centre	Reuters’	Full Tick IDN service	key financial centres	and financial	other Reuters'
country	Locations	facilities	access locations	to Client Distribution	centres	Geographies

Back to Contents

Appendix to Schedule 5 Part 2

			Region A – Major		Region C – Other
Migration		Major	financial centres and	Region B – Other	Reuters’ facilities	Region D - All
phase for	Data Centre	Reuters’	Full Tick IDN service	key financial centres	and financial	other Reuters'
country	Locations	facilities	access locations	to Client Distribution	centres	Geographies

Back to Contents

Appendix to Schedule 5 Part 2

			Region A – Major		Region C – Other
Migration		Major	financial centres and	Region B – Other	Reuters’ facilities	Region D - All
phase for	Data Centre	Reuters’	Full Tick IDN service	key financial centres	and financial	other Reuters'
country	Locations	facilities	access locations	to Client Distribution	centres	Geographies

Back to Contents

Appendix to Schedule 5 Part 2

			Region A – Major		Region C – Other
Migration		Major	financial centres and	Region B – Other	Reuters’ facilities	Region D - All
phase for	Data Centre	Reuters’	Full Tick IDN service	key financial centres	and financial	other Reuters'
country	Locations	facilities	access locations	to Client Distribution	centres	Geographies

Back to Contents

Appendix to Schedule 5 Part 2

			Region A – Major		Region C – Other
Migration		Major	financial centres and	Region B – Other	Reuters’ facilities	Region D - All
phase for	Data Centre	Reuters’	Full Tick IDN service	key financial centres	and financial	other Reuters'
country	Locations	facilities	access locations	to Client Distribution	centres	Geographies

Back to Contents

Appendix to Schedule 5 Part 2

			Region A – Major		Region C – Other
Migration		Major	financial centres and	Region B – Other	Reuters’ facilities	Region D - All
phase for	Data Centre	Reuters’	Full Tick IDN service	key financial centres	and financial	other Reuters'
country	Locations	facilities	access locations	to Client Distribution	centres	Geographies

Back to Contents

Schedule 6

Service Charges

1.	Introduction and Definitions

1.1	This Schedule sets out the Service Charges for the Services throughout the term of the Agreement.

1.2	In this Schedule only the following terms shall have the following meanings:

	“Core Network Services”	means the Services in respect of the Core Network;

	“Discounted Prices”	*

	“Dual Running Start Date”	means the later of: *

	“DVB PoP Equipment”	means the satellite equipment and associated racks provided by Reuters at a BT DVB PoP;

	“DVB PoP Support Services”	means the installation and support by BT of the DVB PoP Equipment;

	“Euro Countries”	means, from time to time, those countries in which the euro has been adopted as the single currency (currently Belgium, Germany, Greece, Spain, France, Ireland, Italy, Luxembourg, the Netherlands, Austria, Portugal and Finland);

	“Initial Amount”	*

* text has been redacted for confidentiality

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“Initial Pre-Migration Multiplier”	*

“Initial Undiscounted Price Book Value”	means the aggregate of the prices in the Price Books applied to the Starting Inventory as it exists at the Inventory Verification Date;

“Inventory Verification Date”	means the end of the calendar month in which the Parties agree the Starting Inventory in accordance with Clause 27.1;

“Labour Index”	means the labour index published by the Office for National Statistics at table 18.12 “Average earnings index: all employees: main industrial sectors” using the column headed “LNMT”, 'Service industries (Divisions 50-93) Seasonally adjusted”;

“Managed Tail Circuit Price Book”	means a price book for Connections in relation to which BT provides the relevant managed tail circuits from a DVB PoP as part of the Services;

“Minimum Revenue Guarantee”	*

* text has been redacted for confidentiality

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“MRG Year”	*

“Non-Price Book Services”	means the Existing Services identified as “Non-Price Book Services” in Part B of Appendix A to this Schedule (as may be amended by agreement between the Parties from time to time);

“Non-Tail Circuit Price Book”	means a price book for Connections in relation to which BT does not provide the relevant tail circuits as part of the Services;

“Post-Migration Multiplier”	*

“Pre-Migration Multiplier”	*

“Price Book Services”	*

* text has been redacted for confidentiality

Back to Contents

“price book”	means a matrix of prices for a Connection (variously expressed in US dollars, pounds sterling and euro), determined by: (each a “Price Book Parameter”); *

“Price Book”	means each of the With Tail Circuit Price Book, Non-Tail Circuit Price Book and Managed Tail Circuit Price Book (and “Price Books” shall be construed accordingly);

“Professional Services”	means any work agreed by the Parties to be undertaken by BT from time to time in accordance with the man-day rates set out in paragraph 14;

“Undiscounted Price Book Value”	means the aggregate of the prices in the Price Books applied to the Inventory; and

“With Tail Circuit Price Book”	means a price book for Connections in relation to which BT provides the relevant tail circuits as part of the Services.

2.	Agreement of Price Books

2.1	BT shall allocate the prices for Connections in the Price Books fairly and proportionately taking into account the Price Book Parameters for each Connection. To support the principles set out in Clause 8.7, BT will ensure that the Price Books are structured so as to incentivise the Reuters Group and its customers to mesh. In connection with this (but without limitation), the Parties will agree a suitable pricing mechanism (acting reasonably and in good faith) to recognise the aggregation of bandwidth for the purpose of calculating Service Charges for Connections of different Service Categories carried across the same physical circuit, subject to the capacity of that physical circuit.

2.2	As soon as reasonably practicable following the Signing Date (and in any event by the Closing Date, unless extended by agreement between the Parties in writing), BT (acting reasonably and in good faith) will prepare and provide to Reuters the Price Books (in such form and manner as the Parties may reasonably agree).

2.3	As soon as reasonably practicable following its receipt of the Price Books (and in any event within 20 Business Days, unless extended by agreement between the Parties in writing), Reuters shall review them. If, during that period, Reuters considers the Price Books do not comply with paragraph 0, it shall notify BT in writing and the Parties shall meet to discuss and agree the Price Books. For the avoidance of doubt, in the absence of such agreement either Party may escalate the matter in accordance with the

* text has been redacted for confidentiality

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Dispute Resolution Procedure. BT shall provide Reuters with such assistance (including access to the BT Personnel responsible for preparing the Price Books) as Reuters may reasonably require in order to review, understand and consider the Price Books during that period.

3.	Price Book Charges until the Migration Due Date

3.1	Subject to paragraph 3.2, the Service Charges for the Price Book Services shall be calculated by applying the Discounted Prices to the Inventory.

Before the Inventory Verification Date

3.2	The Parties acknowledge and agree that the Starting Inventory and the aggregate Service Charges for the Non-Price Book Services will not be known until the Inventory Verification Date and that, accordingly, the Initial Pre-Migration Multiplier cannot be calculated with any accuracy until that date. *

Pre-Migration Multiplier

*

3.5	For the purposes of calculating the Undiscounted Price Book Value for any calendar month, pounds sterling and euro amounts will be translated into US dollar amounts using the WM/Reuters Closing Spot Rates as at the first day of that calendar month.

After the Inventory Verification Date

* text has been redacted for confidentiality

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Agreement of Service Categories

3.9	The Parties acknowledge and agree that the appropriate Service Category for existing Connections cannot always be ascertained prior to the migration of those Connections pursuant to the Migration Plan. Accordingly, in order to apply the Discounted Prices to existing Connections prior to the date on which those Connections are migrated pursuant to the Migration Plan, the Parties will (acting reasonably and in good faith) discuss and agree the appropriate Service Category for each such Connection as part of the agreement of the Price Books and the Starting Inventory. Following such agreement, each Service Category agreed for a Connection shall be deemed to be the Service Category for that Connection for the purposes of this Schedule 6 and the Starting Inventory and Inventory shall be amended accordingly.

4.	Price Book Charges from the Migration Due Date

*

5.	Application of Price Books

*

* text has been redacted for confidentiality

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6.	Moves, Adds and Changes

6.1	The date on which an addition to, cancellation of or change to a Connection shall be deemed to have occurred shall be as follows:

	(A)	in respect of a new Connection (which, for the avoidance of doubt, shall not include a replacement Connection installed as part of the migration of an existing Connection pursuant to the Migration Plan), *

	(B)	(subject to paragraph 6.5) in respect of a cancelled Connection, the later of:

(i) * following the date on which BT receives notice from Reuters that it wishes to cancel that Connection; and

(ii) *

	(C)	in respect of a change to the bandwidth of a Connection, the later of;

(i) *; and

(ii) *

	(D)	*

6.2	For the purposes of this Schedule 6, any addition to, cancellation of or change to a Connection that occurs prior to the Migration Due Date shall be deemed to change the Inventory:

	(A)	if the addition to, cancellation of or change to a Connection occurred on or before the 15th (fifteenth) day of a calendar month, from the end of that calendar month; and

	(B)	if the addition to, cancellation of or change to a Connection occurred after the 15th (fifteenth) day of a calendar month, from the end of the subsequent calendar month.

* text has been redacted for confidentiality

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6.3	For the purposes of this Schedule 6, any addition to, cancellation of or change to a Connection from the Migration Due Date shall be deemed to change the Inventory from the end of the calendar month in which it occurred.

6.4	If at any time a Party reasonably considers that the other Party is manipulating the timing of changes to the Inventory resulting from any cancellations of, changes to, or additions to Connections, it may raise this matter at the next meeting of the Joint Management Council with a view to the Parties agreeing an appropriate adjustment to the dates on which changes to the Inventory are deemed to take effect in accordance with paragraph 6.1 to 6.3.

*

7.	Changes to the Starting Inventory after the Inventory Verification Date

Inventory Correction Orders

7.1	If, following the Inventory Verification Date, either Party discovers a matter that it considers renders the Starting Inventory inaccurate (including, for the avoidance of doubt, a change to the Service Category for a Connection agreed pursuant to paragraph 3.6) it shall submit to the other Party a written notice identifying that matter and proposing the resulting change to the Inventory (an “Inventory Correction Order”). Within 10 Business Days of the other Party’s receipt of that order, the other Party shall notify the Party who submitted the Inventory Correction Order that:

	(A)	it agrees with the Inventory Correction Order (and the Starting Inventory and the Inventory shall be deemed to have changed as determined by the Inventory Correction Order as at the date of such notice); or

	(B)	it disagrees with Inventory Correction Order (and, as soon as reasonably practicable following that notification, the Parties shall meet to discuss the Inventory Correction Order and agree any resulting change to the Starting Inventory and the Inventory in good faith).

If the Party receiving the Inventory Correction Order does not raise any objections to that Inventory Correction Order within 10 Business Days it shall be deemed to have been agreed.

7.2	As soon as reasonably practicable following the Signing Date, the Parties shall (acting reasonably and in good faith) agree the form of an Inventory Correction Order and establish guidelines for determining whether a matter can reasonably be considered to render the Starting Inventory inaccurate. For the avoidance of doubt, both Parties shall

* text has been redacted for confidentiality

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act reasonably and in good faith in submitting and considering Inventory Correction Orders and any dispute about whether a matter renders the Starting Inventory inaccurate shall be resolved pursuant to the Dispute Resolution Procedure.

Adjustment of Initial Pre-Migration Multiplier

7.3	The Initial Pre-Migration Multiplier shall be reviewed and, if paragraph 0 applies, recalculated at the end of every calendar quarter.

7.4	Where the aggregate net value of changes to the Service Charges for the Price Book Services resulting from changes to the Starting Inventory as a result of Inventory Correction Orders (the “Net Inventory Value Change”) equals or exceeds *, then the Initial Pre-Migration Multiplier shall be recalculated based on the Starting Inventory as adjusted by the aggregate Inventory Correction Orders agreed pursuant to paragraph 7.1 and the scale agreed by the Parties pursuant to paragraph 3.4 shall be amended accordingly. The Pre-Migration Multiplier shall be recalculated based on the amended Initial Pre-Migration Multiplier and the amended scale and shall apply to the Price Books from the start of the subsequent calendar quarter.

7.5	Any Inventory Correction Orders taken into account to recalculate the Initial Pre-Migration Multiplier in accordance with paragraph 7.4 shall not be included when calculating the Net Inventory Value Change for any subsequent period.

7.6	If at any time a Party reasonably considers that the net value or frequency of changes to the Service Charges for the Price Book Services resulting from changes to the Starting Inventory as a result of Inventory Correction Orders is excessive, it may raise this matter at the next meeting of the Joint Management Council.

8.	Dual Running

8.1	In the event that the average period of time from the Dual Running Start Date to the date on which BT receives a Service Acceptance Notice in respect of all migrated Connections during the period from the Closing Date to the Migration Date (the “Average Period”) exceeds *, then Reuters shall pay to BT an amount equal to:

	The average daily Services Charges for all replacement Connections made pursuant to the Migration Plan	X	The number of replacement Connections made pursuant to the Migration Plan	X	The number of days by which the Average Period *

8.2	For the avoidance of doubt, in the event that the Average Period *.

* text has been redacted for confidentiality

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8.3	For the purpose of calculating the average daily Service Charges for all replacement Connections made pursuant to the Migration Plan in accordance with paragraph 8.1, pounds sterling and euro amounts will be translated into US dollar amounts using the WM/Reuters Closing Spot Rates as at the Migration Due Date (and, in the case of an interim payment made pursuant to paragraph 8.6, the WM/Reuters Closing Spot Rates as at a date agreed by the Parties).

8.4	As soon as reasonably practicable following the Migration Date, BT shall notify Reuters in writing of the Average Period. In the event that Reuters raises any objections to that notice, the Parties shall meet to discuss and agree in good faith the amount of the payment due in accordance with paragraph 8.1 (such agreement not to be unreasonably withheld or delayed). *

8.5	BT shall, at the end of every calendar quarter until the Migration Date, notify Reuters in writing of the Average Period for that calendar quarter.

8.6	In the event that the Average Period is * during the period from the Closing Date to the Migration Date, *

9.	Nash Services and the New Test Network

9.1	BT shall promptly issue Reuters with credit notes (which shall be applied against the subsequent invoice) in respect of any Service Charges that relate to:

	(A)	any Nash Services provided in the * following the Closing Date up to an aggregate price of * calculated by applying the Discounted Prices to all Connections that comprise the Nash Services;

*

10.	Core Network
*

10.1	The Service Charges for the Core Network Services * MTCs) shall be *:

* text has been redacted for confidentiality

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11.	Non-Price Book Services

11.1	As soon as reasonably practicable following the Signing Date, the Parties shall (acting reasonably and in good faith) discuss and agree the Service Charges for the Non-Price Book Services. For the avoidance of doubt, in discussing and agreeing such Service Charges, BT shall comply with the provisions of Clause 26.3.

11.2	* For the avoidance of doubt, any net additions to such vLAN switches shall be chargeable in accordance with the Service Charges agreed for the Non-Price Book Services pursuant to paragraph 11.1.
*

* text has been redacted for confidentiality

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13.	DVB PoP Support Services

13.1	Subject always to the provisions of Clause 26.3, the Services Charges for the DVB PoP Support Services shall, for each individual site, be as follows (unless agreed otherwise by the Parties):

Roof Space Costs

Antenna Space - Roof space for each Antenna, including single fed 48V DC 4A protected power feed (or local equivalent power feed): *

Installation and survey fees for roof space for each individual site, including rights of way, landlord permits, power cabling and ducts: *

Internal Building Costs

Rental of building footprint for standard rack, including dual fed 240V AC 16A with IEC 309 single phase protected power feeds (or local equivalent rating) includes power consumption up to 900w / rack position:
*

Installation of footprint including power cabling and ducts: *

Support Costs

Support for power cycling at the request of Reuters and connecting to the communication interfaces as required to provide the services (and other reasonable actions as may be agreed between the Parties from time to time) in respect of the DVB PoP Equipment:

On-site Remote Hands: *

On Call Remote Hands: *

13.2	The above rates for remote hand support are only valid for work undertaken in accordance with this Agreement and for the period up to the first anniversary of the Closing Date after which such rates will be subject to variation in accordance with the index set out in paragraph 18 (subject always to the provisions of Clause 26.3.

* text has been redacted for confidentiality

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13.3	For the purposes of calculating the Service Charges in this paragraph 16, the above pounds sterling amounts will be translated (as applicable) into US dollar and euro amounts using the WM rates of exchange as at the Closing Date.

14.	Professional Services

14.1	Subject always to the provisions of Clause 26.3, the following professional services man-day rates shall be applied to any work undertaken pursuant to this Agreement on a time and materials basis.

14.2	Table of man-day rates:

Grade	Daily Rate (£)

Project Director/Technical Director	*
Senior Project Manager/Technical Design Authority	*
Project Manager/Technical Designer	*
Customer Engineer	*

(A)	For the purposes of this paragraph and paragraph 13, a “man-day” shall comprise the normal working hours of 9.00am to 5.00pm on a Business Day, a working time of 7 hours per day.

(B)	Rates for work required on these days and outside the normal working hours are subject to specific approval by the Parties.

(C)	No expenses for travel within the country in which the professional services are provided shall be chargeable in addition to the Service Charges for those professional services.

(D)	The Parties shall agree the chargeable expenses prior to commencement of any commissioned work.

(E)	The above man-day rates are only valid for work undertaken in accordance with this Agreement and for the period up to the first anniversary of the Closing Date after which the man-day rates will be subject to variation in accordance with the index set out in paragraph 18 (subject always to the provisions of Clause 26.3).

* text has been redacted for confidentiality

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15.	Charges for Additional Services

15.1	Charges for Additional Services shall, save where expressly set out in this Agreement, be determined through the Change Control Procedure. BT shall invoice, and Reuters shall pay, the agreed charges for the Additional Services within 30 days of its receipt of the invoice (unless otherwise agreed by the Parties).

15.2	For the avoidance of doubt, the Service Charges payable in respect of the Satellite Services shall be those set out in Schedule 2 Part 2B (Satellite Services).

16.	Service Credits and other Liquidated Damages

16.1	Where Service Credits are payable by BT to Reuters in accordance with Clause 28 (Service Credits) and Schedule 5 (Service Levels and Credits) such Service Credits shall be credited against the subsequent invoice for the Service Charges.

16.2	Where a Migration Surcharge is payable under this Agreement, it shall be added to the subsequent invoice for the Services Charge. Where a Migration LD is payable under this Agreement, it shall be credited against the subsequent invoice for the Service Charges.

17.	Invoicing and Payment

Timing of Invoices

17.1	Prior to the Migration Due Date, BT shall procure that invoices in respect of the Service Charges for the Price Book Services shall be issued monthly in advance on the first day of each calendar month.

17.2	From the Migration Due Date, BT shall procure that invoices in respect of the Service Charges for the Price Book Services shall be issued on the 15th (fifteenth) day of the calendar month to which those Services Charges relate.

17.3	The Parties shall (acting reasonably and in good faith) agree appropriate additional invoices or credit notes to address any underpayment or overpayment (as the case may be) of the Service Charges for the Price Book Services which may be caused by;

	(A)	the change to the date on which invoices are issued in accordance with this paragraph 17;

	(B)	the change to the date on which changes to the Inventory become effective in accordance with paragraph 6; and

	(C)	the implementation of the Post-Migration Multiplier,

in each case as a result of the Migration Due Date falling part way through a calendar month.

Currency of and parties to Invoices prior to the Inventory Verification Date

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17.4	Prior to the Inventory Verification Date BT shall procure that invoices in respect of the Service Charges for the Services shall be issued to Reuters Limited and shall be in US dollars.

17.5	BT shall procure that any invoice or credit note issued pursuant to paragraph 3.7 or 3.8 (as the case may be) shall be issued by the member of the BT Group and in the currency as set out in paragraph 17.3.

Currency of and parties to Invoices following the Inventory Verification Date

17.6	Following the Inventory Verification Date, BT shall procure that invoices in respect of the Service Charges for the Price Book Services, any DVB PoP Support Service and Professional Service shall be issued:

	(A)	in respect of Connections to Facilities or any DVB Support Services or Professional Services provided in the United States, to Reuters America LLC and shall be in US dollars;

	(B)	in respect of Connections to Facilities or any DVB Support Services or Professional Services provided in the United Kingdom (and the Isle of Man and the Channel Islands), to Reuters Limited and shall be in pounds sterling;

	(C)	in respect of Connections to Facilities or any DVB Support Services or Professional Services provided in Euro Countries, Switzerland, Norway, Sweden, Denmark and Iceland, to Reuters Limited and shall be in euros; and

	(D)	in respect of Connections to Facilities or any DVB Support Services or Professional Services provided in all other parts of the world, to Reuters Limited and shall be in US dollars.

17.7	Both before and after the Inventory Verification Date, BT shall procure that invoices in respect of the Service Charges for the Non-Price Book Services and the Core Network Services shall be issued to Reuters Limited and shall be in US dollars.

17.8	BT shall ensure that each invoice referred to in paragraphs 17.3 to 17.6 is issued by a member of the BT Group that properly incurs costs and normally conducts its business in the currency of that invoice and BT shall provide all information that Reuters may reasonably require in order to verify that this is the case.

17.9	Subject to paragraph 17.3, invoices for the Service Charges shall be in the form reasonably agreed between the Parties.

17.10	The Parties will work together to agree the most cost-effective form of invoicing for Additional Services taking into consideration paragraph 17.5 to 17.7 and any relevant tax or regulatory implication, provided that neither Party shall as a consequence be required to pay more, or receive less, than it would otherwise have done.

17.11	Conversion to pounds sterling of the VAT element of any invoice issued in the UK by BT or a member of the BT Group in other than pounds sterling shall be in accordance with the WM/Reuters Closing Spot Rate as at the date of the invoice.

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Payment of Invoices

17.12	Reuters shall pay, or shall procure the payment by the relevant members of the Reuters Group of, the Service Charges (less Service Credits) in cleared funds in accordance with the following terms:

	(A)	any invoice issued prior to the Migration Due Date for the Service Charges for the Price Book Services, * “banking day” shall mean a day on which banks are open for the transaction of normal banking business in the country in which the party in receipt of the invoice is located); and

	(B)	in all other cases (including, for the avoidance of doubt, any invoice issued following the Migration Date for the Services Charges for the Price Book Services * relevant member of the Reuters Group.

All such payments made to BT, other members of the BT Group and Third Party Service Providers shall be made by BACS payment (or as otherwise agreed by the Parties) to the account or accounts nominated by BT from time to time.

18.	Indexing of Man-Day Rates

18.1	At the beginning of the second Contract Year and each subsequent Contract Year, all man-day and rates set out in paragraphs 13 and 14 shall be reviewed and determined in accordance with the following formula:

where

P1	=	the revised man-day rate;

P	=	the man-day rate immediately prior to the review date;

L2	=	the average of the Labour Index for a period of 3 months. The index to be averaged shall be the index prevailing at the review date and the index for the two months immediately preceding the review date; and

L1	=	the average of the Labour Index for a period of 3 months. The index to be averaged shall be the index prevailing twelve, thirteen and fourteen months prior to the review date.

18.2	Where the published Labour Index is stated to be a provisional figure or is subsequently amended, the figure to be applied shall be the figure that is ultimately confirmed or amended (as the case may be), unless otherwise agreed by the Parties.

* text has been redacted for confidentiality

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18.3	In the event that any changes occur to the basis of the Labour Index or the Office for National Statistics ceases to publish the Labour Index, the Parties shall agree a fair and reasonable adjustment to the relevant index or a revised formula (as the case may be) that in each case shall have substantially the same affect as that specified at paragraph 18.1.

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Appendix A
Existing Services

Part A
Price Book Services

*

Part B
Non-Price Book Services

*

* text has been redacted for confidentiality

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Appendix B
Pre-Migration Multiplier

Part A

The Pre-Migration Multiplier for any calendar month shall depend on the Undiscounted Price Book Value as at the first day of that calendar month and shall be as follows:

*

Part B

An indicative scaling table is set out below:

Undiscounted Price	Pre-Migration	Undiscounted Price	Pre-Migration
Book Value US$M	Multiplier	Book Value US$M	Multiplier

*	*	*	*

* text has been redacted for confidentiality

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Schedule 9
 Migration Dependencies

1.	INTRODUCTION

Reuters shall procure achievement of the Migration Dependencies numbered 1 to 5 by the relevant dates shown and shall procure achievement of the sixth Migration Dependency throughout the period from the Closing Date until the Migration Date.

2.	MIGRATION DEPENDENCIES

Migration	Due Date	Description
Dependency No.

1.	The later of:	Reuters shall place a Valid Order for at least one Connection at *, such Valid Orders to placed in respect of * immediately prior to the due date of this Migration Dependency. The Parties acknowledge that it is Reuters’ intention to place a Valid Order for at least one Connection at no less than * in this period.
(a) * after BT has complied with its obligation to provide * in respect of the Sites listed in * of Schedule 4 (Migration Milestones);

(b) * after BT has complied with its obligation to provide the * as set out in paragraph * of Schedule 4 (Migration Milestones); and

(c) *

2.	The later of:	Reuters shall place a Valid Order for at least one Connection at no less than * Facilities in aggregate, such Valid Orders to be placed in respect of:
(a) * after BT has complied with its obligation to provide the * in respect of the Sites listed in * of Schedule 4 (Migration Milestones);
(i) * (unless otherwise agreed between the Parties, such agreement not to be unreasonably withheld); and
(b) * after BT has complied with its obligation to provide the * as set out in paragraph * of Schedule 4 (Migration Milestones); and
(ii) * in the period,
(c) *

* text has been redacted for confidentiality

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Migration	Due Date	Description
Dependency No.

the period being from the due date of the previous Migration Dependency to the due date of this Migration Dependency.

Reuters shall ensure that it has placed a Valid Order for not less than * legacy Connections.

3. A

The later of:

(a) * after BT has complied with its obligation to provide the * in respect of the Sites listed in * of Schedule 4 (Migration Milestones);

(b) * after BT has complied with its obligation to provide the * as set out in paragraph * of Schedule 4 (Migration Milestones); and

Reuters shall place a Valid Order for all Connections at the remaining Facilities covered by this Agreement * in aggregate, such Valid Orders to be placed in respect of:

(i) * in the period (unless otherwise agreed between the Parties, such agreement not to be unreasonably withheld); and

(ii) * in the period,

the period being from the due date of the previous Migration Dependency to the due date of this Migration Dependency.

3. B	The later of:	Reuters shall place a Valid Order for all Connections at the remaining Facilities covered by this Agreement.

(a) * after BT has complied with its obligation to provide the * in respect of the Sites listed in * of Schedule 4 (Migration Milestones);

(b) * after BT has complied with its obligation to provide * as set out in paragraph * of

* text has been redacted for confidentiality

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Migration	Due Date	Description
Dependency No.

Schedule 4 (Migration Milestones); and

(c)

provided that where the number of remaining Facilities to which this Migration Dependency relates as at the due date for Migration Dependency * is greater than * the due date for this Migration Dependency shall be delayed by an additional Facilities.
(By way of example, ) *

4. *	* after BT has complied with its obligation to provide the * as set out in paragraph * of Schedule 4 (Migration Milestones).	Reuters must ensure that the Integrated Data Network products which are being migrated to the New Services are capable of being provided over the test IP network provided by BT by the due date of this Migration Dependency.

5. *	* after BT has complied with its obligation to provide the * as set out in paragraph * of Schedule 4 (Migration Milestones).	Reuters must ensure that all other existing Reuters Customer Services which are being migrated to the New Services and which are to be provided over an IP network are capable of being provided over the test IP network provided by BT by the due date of this Migration Dependency.

6.	Throughout the period from the Closing Date until the Migration Date.	Reuters will procure its customers’ consent to and reasonable cooperation with the Migration activities set out in the Migration Plan and, in particular, will procure that its customers allow BT

* text has been redacted for confidentiality

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Migration	Due Date	Description
Dependency No.

Personnel reasonable access on reasonable notice to their sites to allow BT Personnel to complete its Migration activities set out in the Migration Plan (provided that it shall not be unreasonable for Reuters customers to require that such access be granted outside the customer’s normal working hours).

* For the avoidance of doubt the wording set out in 4 and 5 above is a Reuters’ obligation.

2.2	Reuters shall, to the extent that the information is necessary for BT to fulfil the order, provide the following information to BT when placing an Order for a Connection at a Facility:

	(A)	address, post code (if such concept exists) and telephone number(s) for the Facility;

	(B)	a contact person for the Facility who is authorised to deal with matters with matters relating to Migration; and

	(C)	the Service Standards and Service Class information set out in paragraph 6.1 of Schedule 2 Part 1B in respect of that Connection.

2.3	Reuters acknowledges and agrees that for the purposes of the Migration Dependencies set out above, an order in respect of a Connection from a DVB PoP location to a Facility shall not be considered valid unless Reuters has first provided to BT at the relevant premises of a member of the BT Group or a Subcontractor any DVB PoP pre-configured infrastructure (together with all reasonably necessary instructions for installation and maintenance (where maintenance is required by Reuters)) necessary for Reuters to utilise that Connection for its customer. Notwithstanding the foregoing, an Order will be considered valid if the failure by Reuters to install all DVB PoP infrastructure necessary for BT to fulfil that Order is a result of BT’s failure to comply with its obligations under Clause 9.6 to provide access to the relevant premises.

3.	MIGRATION SURCHARGE

Subject to Clause 6.13, if Reuters fails to provide, deliver or complete (or procure the provision, delivery or completion of) a Migration Dependency numbered * , BT may charge Reuters a Migration Surcharge in accordance with the following table:

* text has been redacted for confidentiality

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Percentage of Dependency Failure	Surcharge

*	*

* text has been redacted for confidentiality

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Schedule 11

Relationship Management

This Relationship Management Schedule describes the management structures and key senior level meetings that will be used to govern the BT-Reuters relationship in respect of this Agreement. All other regular meetings will be as defined in the Customer Operations Manual. It also sets out the Key BT Personnel.

1.	Relationship Management

The relationship shall be managed by a three level management model, consisting of the following. Each level of the model can refer issues to be considered by a higher level (lowest being level 1):

•	Level 1 - The Joint Network Services Steering Group

Scope: the Steering Group will be responsible for day-to-day co-ordination of Service delivery and receipt and the detailed management and operation of the Agreement.

Meetings: the members of the Steering Group will meet (either in person or by telephone) on a monthly basis or as otherwise agreed by the Parties. Additional meetings will be held as appropriate to resolve any issues arising or at the reasonable request of either Party.

Lead members: the lead members of the Steering Group are set out in the following table. Subject to any other express provision in this Agreement to the contrary, the Parties may change their representatives in the Steering Group on reasonable notice to the other Party:

Reuters	BT

Keystone Project Lead	Head of Major Client Programmes

Head of Global Communications	Client Director Reuters
Group (GCG)

Lead members shall bring to meetings of the Steering Group such persons as might reasonably be thought to assist the discussions at that meeting (if applicable).

•	Level 2 - The Joint Executive Committee

Scope: the Joint Executive Committee has responsibility for setting the direction of the relationship, determining joint strategy and planning, reviewing progress against the Migration Plan, Service Failures, other Service-related issues (including, without limitation, a pro-active approach to co-ordination and management by the Parties of issues that may affect this Agreement or the Parties to it arising out of changes to Applicable Legislation, governmental or regulatory requirements and corporate governance) and any exit arrangements and any other significant matters that may arise from time to time and as agreed between the Parties. In addition, it will consider and decide on matters and issues referred to it by the Joint Network Services Steering Group.

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2

Each Party shall raise at the Joint Executive Committee any issues which may impact on or otherwise relate to the Agreement. These shall include (without limitation):

(i)	a proposed change to this Agreement (including the Schedules), including, without limitation, any proposed change to any of the Services, Service Levels or Service Charges;

(ii)	the proposed introduction of any Additional Services;

(iii)	any other proposed changes relating to this Agreement which affect or are likely to affect the Reuters Group costs base;

(iv)	any proposed change relating to this Agreement which affects or is likely to affect the security or integrity of any technology systems or data of any member of the Reuters Group or any customer of the Reuters Group; and

(v)	any proposed change to the manner of delivery of any of the Services which is reasonably likely to result in a Service Failure.

The Joint Executive Committee shall consider, in respect of each such issue raised by either Party, whether such issue shall be progressed as a Change through the Change Control Procedure (in accordance with Schedule 12), and if so agreed (each Party acting reasonably) then such issue will be progressed through the Change Control Procedure.

Meetings: the Committee will meet (either in person or by telephone) monthly (within five Business Days of the Joint Network Services Steering Group) or as otherwise agreed by the Parties. Additional meetings will be held as appropriate to resolve any issues arising or at the reasonable request of either Party.

First members: the first members of the Joint Executive Committee are set out in the following table. The Parties acknowledge that they may only change such members of the Joint Executive Committee in accordance with Clause 16 of the Agreement:

Reuters	BT

Global Head of Communications	President, Global Solutions

Keystone Project Lead	Client Director, Reuters

•	Level 3 - The Joint Management Council

The Parties shall appoint a Joint Management Council which shall be, as between the Parties, the final level of escalation for dispute resolution pursuant to Clause 18 (Dispute Resolution) of this Agreement. The Council shall meet as reasonably requested by the other Party. The first members of the Joint Management Council (which, subject to any other express provision in this Agreement to the contrary, the Parties may change on reasonable notice to the other Party) shall be:

Reuters	BT

CFO	CEO, BT Global Services

Global Head of Communications	President, Global Solutions

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3

2.	Key BT Personnel

The following BT personnel:

•	Neil Rogers;
•	Tim Nottidge.

The following Radianz personnel:

•	Ian McCabe;
•	Peter Harris;
•	Steven Saleh;
•	Ahmet Davis;
•	Keith England.

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Schedule 12
Contract Management
In this Schedule only, the following terms shall have the following meanings:

“Contract Amendment Form” means a form to be agreed between the Parties, a draft of which is set out in Part 4 of this Schedule;

“Contract Change Request Form” means a form to be agreed between the Parties, a draft of which is set out in Part 3 of this Schedule; and

“Order Process” means the process, agreed between the Parties in accordance with Part 2 of this Schedule, for processing Orders.

1.	Introduction

1.1	The purpose of this Part of Schedule 12 is to provide the Parties with manageable procedures which can be followed when:

	a)	submitting, reviewing, agreeing and/or implementing a Change, and

	b)	submitting, approving and processing an Order.

Part 1
(Change Control Procedure)

1	Authority

1.1	Either Party may request a Change. A Request for a Change shall be directed to the following BT Authority or Reuters Authority (as applicable) in respect of the applicable category of Change:

BT Authority	Reuters Authority
Guy Spelman	Bill Fathers

2.	General

2.1	Both Parties shall act reasonably and in good faith in progressing and implementing the Change Control Procedure set out in this Schedule.

2.2	Subject to paragraph 4, each Party shall be liable for its own costs in connection with progressing and agreeing the terms of a Change through the Change Control Procedure.

2.3	Until a Change is agreed between the Parties in accordance with this Schedule, BT shall, or shall procure that each member of the BT Group and its Subcontractors shall:

	2.3.1	continue to provide the Services as if the request had not been made; and

	2.3.2	be liable for any expense incurred by it if it carries out a Change without approval of Reuters in respect of that Change.

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2.4	For the avoidance of doubt, any approval given by Reuters in respect of a Change shall not in any way absolve either Party of any obligation under this Agreement (as amended by the relevant Contract Amendment Form).

2.5	In the event that the Parties are unable to resolve any dispute arising under the Change Control Procedure (including, without limitation, in respect of any timeframe or costs following discussions pursuant to paragraph 7 or the detail and contents of a Contract Amendment Form), such dispute may be escalated by either Party in accordance with Clause 18 (Dispute Resolution) of this Agreement.

3.	Reuters Request for a Change

3.1	Where Reuters requests a Change, Reuters shall provide to BT a completed Change Request Form containing:

	3.1.1	the reason for the relevant Change; and

	3.1.2	such reasonable details of the relevant Change so as to enable BT to consider the Change request and to complete a Contract Amendment Form.

3.2	The relevant BT Authority shall acknowledge receipt of the Change Request Form in writing and advise Reuters of the reference number assigned by BT in respect of that Change request within one (1) Business Day of receipt.

3.3	Subject to paragraphs 4 (High Complexity Change Requests) and 8 (Priority Change Requests), BT shall complete and sign a proposed Contract Amendment Form in response to a Change Request Form received from Reuters and send it to Reuters within ten (10) Business Days of receipt of that Change Request Form, or such longer period in accordance with paragraph 3.4.

3.4	Reuters will respond promptly to BT’s requests for information reasonably required for BT to complete a Contract Amendment Form. To the extent BT is unable to complete a proposed Contract Amendment Form within the timeframe referred to in paragraph 3.3 as a result of a lack of information that is in Reuters’ possession or control and that it has requested from Reuters, then such timeframe shall be extended to include a reasonable period after such information is provided by Reuters.

4.	High Complexity Change Requests

4.1	Where a request for a Change by Reuters is in BT’s reasonable opinion of a highly complex nature and BT will incur costs in deploying additional resources to research and assess the Change, BT shall notify Reuters in writing within five (5) Business Days of receipt of the Change Request Form of:

	4.1.1	its likely direct and reasonable charges in preparing the Contract Amendment Form (calculated in accordance with the rate card in Schedule 6 unless agreed otherwise);

	4.1.2	where, in its reasonable opinion, the time required to prepare the Contract Amendment Form is likely to be longer than ten (10) Business Days from receipt of that Change Request Form, the date on which the Contract Amendment Form will be delivered, provided that such period shall be no longer than is reasonably required taking into account the complexity of the requested Change,

(a “Complexity Response”).

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4.2	Within ten (10) working days of receipt by Reuters of a Complexity Response, Reuters shall:

	4.2.1	notify BT in writing that it should proceed with the preparation of the Contract Amendment Form in accordance with the terms of the Complexity Response;

	4.2.2	notify BT that it wishes to discuss in good faith the terms of the Complexity Response with a view to agreeing the same (and, promptly following such notification, the Parties shall meet to discuss the same in good faith); or

	4.2.3	withdraw the Change Request Form.

4.3	Save where Reuters has withdrawn the Change Request Form, BT shall complete and sign a proposed Contract Amendment Form in response to a Change Request Form received from Reuters and send it to Reuters within the period set out in the Complexity Response or (where the Parties have agreed a different period in accordance with paragraph 4.2.2) by such other date as the Parties have agreed.

4.4	Subject to receipt of a valid invoice from BT, Reuters shall reimburse BT for its direct and reasonable charges (calculated in accordance with the rate card in Schedule 6 unless agreed otherwise) properly incurred in the preparation of the Contract Amendment Form referred to in paragraph 4.3, subject to a maximum amount as set out in the Complexity Response or (where the Parties have agreed a different cap on costs in accordance with paragraph 4.2.2) subject to such maximum as the Parties have agreed. BT shall use reasonable endeavours to keep such charges to a minimum.

5.	BT Request for a Change

5.1	Where BT requests a Change, BT shall complete, sign and provide to Reuters a proposed Contract Amendment Form containing:

	5.1.1	the reason for the relevant Change; and

	5.1.2	all other information required to be included by paragraph 6.

6.	Contract Amendment Forms

6.1	All Contract Amendment Forms completed by BT will be based upon the Change Request Form and will be accompanied by such additional information relating to the implementation and effect of the Change reasonably required for the Reuters Authority to understand the requested Change. Such information will include:

	6.1.1	a timetable for implementation of the Change;

	6.1.2	any proposed change to the Initial Charges, Additional Charges or the New Service Charges or the mechanism for charging for the same;

	6.1.3	a list of deliverables, obligations or resources required for implementing the Change;

	6.1.4	the date of expiry or validity for the Contract Amendment Form;

	6.1.5	any relevant acceptance or test criteria and the proposed test plan; and

	6.1.6	an impact analysis of the Change,

(an “Impact Assessment”).

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6.2	The Impact Assessment will, where applicable, provide details of the impact of the Change on the following:

	6.2.1	scope of the Agreement;

	6.2.2	the proposed transition from the Existing Services to the New Services;

	6.2.3	cost or amount, quality, functionality and timing with respect to any Services provided under this Agreement;

	6.2.4	Service Levels;

	6.2.5	the security or integrity of any Reuters Group systems and/or data;

	6.2.6	the security or integrity of any of the Connections or of the Platinum Service Standard;

	6.2.7	delivery dates including any of the Migration Milestones;

	6.2.8	network capacity;

	6.2.9	third party agreements;

	6.2.10	related systems and services;

	6.2.11	functionality of any part of the BT Group’s networks; and

	6.2.12	any other matter reasonably requested by Reuters or reasonably considered by BT to be relevant.

7.	Discussion and agreement of Contract Amendment Forms

7.1	Within ten (10) working days after receipt from BT of the Contract Amendment Form and any additional information reasonably requested by Reuters, Reuters shall indicate its approval or otherwise of the Contract Amendment Form.

7.2	If Reuters does not approve the Contract Amendment Form, the Parties shall endeavour (acting reasonably and in good faith) to reach agreement on any changes required to the Contract Amendment Form to make it acceptable to both Parties. In the course of those endeavours BT shall provide to Reuters such additional information as Reuters may reasonably require in order to better understand and assess the Contract Amendment Form.

7.3	Where a proposed Change is required by Applicable Legislation, although the terms of the Contract Amendment Form may be discussed in accordance with this Schedule, the Parties agree that the Change must ultimately be made. Accordingly each Party shall act reasonably when discussing the Contract Amendment Form, giving particular consideration to the required timing of the Change.

7.4	If a proposed Contract Amendment Form is not accepted within thirty (30) Business Days (or any longer time specified by BT) of receipt of such form by Reuters, BT may withdraw the Contract Amendment Form, provided that discussions under paragraph 7.2 are not continuing.

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7.5	Upon the Contract Amendment Form being executed by both Parties:

	7.5.1	the Agreement will be taken to have been amended in accordance with the Contract Amendment Form;

	7.5.2	each Party shall fulfil its obligations in accordance with the Agreement (as amended by the Contract Amendment Form) and the Contract Amendment Form to implement the Change.

7.6	A Contract Amendment Form in respect of a Change to the Agreement or any of its Schedules which has been agreed and validly executed by (in respect of BT) Neil Rogers and (in respect of Reuters) Barry Woodward, or in each case their replacement, shall be a valid amendment in accordance with Clause 42.1.

8.	Priority Change Requests

8.1	Either Party may identify (in writing, as part of the original Change Request/Contract Amendment Form, as applicable, or otherwise) a Change as a high priority Change:

	8.1.1	relating to a Service;

	8.1.2	relating to the security or integrity of any Reuters Group systems and/or data or any systems or data of a Reuters Group customer;

	8.1.3	relating to the security or integrity of any of the Connections or of the Platinum Category of Service; or

	8.1.4	required to be made by Applicable Legislation or to ensure that the Services comply with Applicable Legislation,

(a “Priority Change”).

8.2	Each Party shall act reasonably and in good faith with a view to progressing Priority Changes through the Change Control Procedure in a timely manner taking into account the urgency of the requested Change.

8.3	Without prejudice to the generality of paragraph 8.2, the Parties may agree the terms for the implementation of a Priority Change through the oral agreement of the Reuters Representative and the BT Representative, provided that such agreement is confirmed in writing as soon as reasonably practicable thereafter.

9.	Documentation

9.1	BT shall keep and maintain detailed historical records of all Changes and executed Contract Amendment Forms and their current status.

9.2	On Reuters’ reasonable request (no more than once in any Contract Year), BT shall provide access to such historical records.

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Part 2
(Order Process)
1.	Order Process

1.1	Prior to the Closing Date, the Parties shall (acting reasonably and in good faith) agree the Order Process (including related forms). Thereafter, on an ongoing basis, the Parties shall (acting reasonably and in good faith) agree any developments and modifications to the Order Process as may be required.

1.2	Orders placed by Reuters to BT in respect of the Services under this Agreement shall be made in accordance with the Order Process. Unless otherwise agreed in writing, an order in respect of the Services shall only be valid if processed in accordance with such Order Process.

2.	Online Order Process

2.1	The Parties shall work together (acting reasonably and in good faith) to implement a fully online order process in respect of Orders placed by Reuters to BT under this Agreement as soon as reasonably practicable and, in any case, no later than 12 months after the Closing Date.

2.2	BT shall consult with Reuters in good faith prior to the implementation of such online order process and shall take into consideration Reuters’ reasonable requirements in the implementation of such process.

2.3	Without prejudice to paragraphs 2.1 and 2.2, the Parties agree that changes to the Order Process (including, for the avoidance of doubt, changes required for the implementation of an online order process) shall be subject to the Change Control Procedure.

3.	Documentation

3.1	BT shall keep and maintain an Order Process database containing detailed records of all Order Process Changes, executed Order Process Acknowledgement Forms and their current status.

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PART 3

CONTRACT CHANGE REQUEST FORM
Change Request		Change Reference Number:

Title:

Originator:

Date of Initiation:

Details of Proposed Change

(To include reason for change and appropriate details/specifications. Identify any attachments as A1, A2, A3 etc.)

Authorised by Reuters	Date:

Name:

Signature:

Received by BT	Date:

Name:

Signature:

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PART 4

CONTRACT AMENDMENT FORM

This amendment confirms that the Agreement dated         , between British Telecommunications plc whose registered office is at 81 Newgate Street, London, EC1A 7AJ and Reuters Limited whose registered office is at 85 Fleet Street, London, EC4P 4AJ is hereby amended as follows:

Contract Amendment Form	Change Reference Number:

Date of Amendment:	Customer Contract Number:

Details of Proposed Change (including commencement date)

Note:

This amendment is not valid unless signed by both BT and Reuters.

[VALUE OF THIS AMENDMENT]:

ALL OTHER TERMS AND CONDITIONS REMAIN UNCHANGED

SIGNED ON BEHALF OF:	SIGNED ON BEHALF OF:

BT	Reuters

Signature	Signature

Name	Name

Title	Title

Date	Date

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Schedule 13
Employees

1.	Employment Provisions

1.1	Indemnities

	1.1.1	Reuters will indemnify BT and keep BT indemnified against any Employment Losses which relate to or arise out of or are connected with any act or omission by Reuters or any member of the Radianz Group or any event, matter or other occurrence having its origin prior to the Closing Date and which BT incurs in relation to the contract of employment or collective agreement of one or more of the Employees pursuant to the European Regulations and/or in respect of this Agreement.

	1.1.2	BT will indemnify Reuters and keep Reuters indemnified against any Employment Losses which relate to or arise out of or are connected with any act or omission by BT, the BT Group, and the Radianz Group or any event, matter or other occurrence having its origin on or after the Closing Date and which Reuters incurs in relation to the contract of employment or collective agreement of one or more of the Employees pursuant to the European Regulations and/or in respect of this Agreement.

	1.1.3	Subject to clauses 1.1.9 and save to the extent expressly agreed between Reuters and BT, if any contract of employment of any person other than an Employee or a FTE Employee or a Reuters Based Employee or an IME/Editorial Employee or any collective agreement not disclosed in writing to BT shall have effect as if originally made between BT or any member of the Radianz Group and any such person (“Undisclosed Employee”) or a trade union or other body that represents employees as a result of the provisions of the European Regulations and/or this Agreement (without prejudice to any other rights or remedies which may be available to BT or any member of the Radianz Group):

		(i)	BT or the member of the Radianz Group, as the case may be, may upon becoming aware of the application of the European Regulations and/or this Agreement to any such contract of employment or collective agreement, terminate such contract or agreement after giving Reuters a reasonable opportunity to redeploy those Undisclosed Employees within the Reuters Group provided always that BT seeks to fully mitigate the costs and liabilities of such terminations; and

		(ii)	Reuters shall indemnify BT and the member of Radianz Group and keep BT and the member of the Radianz Group indemnified against all Employment Losses relating to or arising out of such termination and reimburse BT or the member of the Radianz Group for all costs and expenses (including, without limitation, any liability for failure to provide information to and/or consult with the Undisclosed Employee(s) or Employee Bodies representing such employees, whether under the European Regulations or otherwise, and any Taxation) incurred in employing such Undisclosed Employee on or after the Closing Date; and

		(iii)	Reuters shall indemnify BT and the member of the Radianz Group and keep BT and the member of the Radianz Group indemnified against any Employment Losses which relate to, arise out of or are connected with any act or omission by Reuters or any member of the Radianz Group or any event,

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matter or any other occurrence having its origin prior to the Closing Date and which BT or any member of the Radianz Group incurs in relation to any contract of employment or collective agreement of any Undisclosed Employee pursuant to the European Regulations and/or in respect of this Agreement.

1.1.4	Subject to clause 1.1.9 and save to the extent expressly agreed between Reuters and BT, if any contract of employment or collective agreement of any FTE Employee shall have effect as if originally made between BT or any member of the Radianz Group and any such FTE Employee as a result of the provisions of the European Regulations and/or this Agreement (without prejudice to any other rights or remedies which may be available to BT or any member of the Radianz Group):

	(i)	BT or the member of the Radianz Group, as the case may be, may upon becoming aware of the application of the European Regulations and/or this Agreement to any such contract of employment or collective agreement, terminate such contract after giving Reuters a reasonable opportunity to redeploy those FTE Employees within the Reuters Group provided always that BT seeks to fully mitigate the costs and liabilities of such terminations; and

	(ii)	Reuters shall indemnify BT and the member of Radianz Group and keep BT and the member of the Radianz Group indemnified against all Employment Losses relating to or arising out of such termination and reimburse BT or the member of the Radianz Group for all costs and expenses (including, without limitation, any liability for failure to provide information to and/or consult with the Undisclosed Employee(s) or Employee Bodies representing such employees, whether under the European Regulations or otherwise, and any Taxation) incurred in employing such FTE Employees on or after the Closing Date; and

	(iii)	Reuters shall indemnify BT and the member of the Radianz Group and keep BT and the member of the Radianz Group indemnified against any Employment Losses which relate to, arise out of or are connected with any act or omission by Reuters or any member of the Radianz Group or any event, matter or any other occurrence having its origin prior to the Closing Date and which BT or any member of the Radianz Group incurs in relation to any contract of employment or collective agreement in respect of any FTE Employee pursuant to the European Regulations and/or in respect of this Agreement.

	(iv)	Provided that the indemnities in this paragraph 1.1.4 of this Schedule 14 shall only apply for those FTE Employees who BT notify to Reuters in writing prior to 14 December 2005 (and BT will use its reasonable endeavours to procure any notification before that date) that BT or a member of the Radianz Group do not want to retain as an employee of BT or a member of the Radianz Group (as applicable).

	(v)	For the avoidance of doubt, Reuters and BT accept and agree that they shall work together in good faith in order to establish and agree the identity of each of the FTE Employees as soon as possible following the Signing Date.

1.1.5		Reuters shall indemnify BT and any member of the Radianz Group and keep BT and any member of the Radianz Group indemnified against all Employment Losses which relate to or arise out of any dismissal by Reuters or any members of the Radianz Group of any employee (not being an Employee) and which BT or any member of the

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Radianz Group may incur pursuant to the provisions of the European Regulations and/or this Agreement.

1.1.6	Reuters and BT have agreed that:

	(i)	Liability for providing the IME/Editorial Services will, under to the terms of this Agreement, be assumed by BT or a member of the Radianz Group from the Closing Date and the effect of such agreement is that employment of the IME/Editorial Employees will, pursuant to the European Regulations, transfer to BT or a member of the Radianz Group with effect from the Closing Date. Reuters shall indemnify BT and each member of the Radianz Group and keep BT and each member of the Radianz Group indemnified against any Employment Losses which relate to, arise out of or are connected with any act or omission by Reuters or any member of the Reuters Group or any event, matter or any other occurrence having its origin prior to the Closing Date (including, without limitation, any failure to provide information to and/or consult with the IME/Editorial Employee(s) or Employee Bodies representing such employee(s), whether under the European Regulations or otherwise, and any Taxation)and which BT or any member of the Radianz Group incurs in relation to any contract of employment of or collective agreement in respect of any IME/Editorial Employee pursuant to the European Regulations and/or in respect of this Agreement.

	(ii)	In the event that the European Regulations do not operate to transfer to BT or any member of the Radianz Group the employment of any of the IME/Editorial Employees with effect from the Closing Date, BT or the relevant member of the Radianz Group shall, within 3 months of the Closing Date, offer employment to the relevant IME/Editorial Employees on the same terms and conditions of employment as they were employed immediately prior to the Closing Date (the “Initial Offer”). Reuters undertake to comply with the requests of and to assist BT or the relevant member of the Radianz Group with this process of the making offers of employment to the relevant IME/Editorial Employees (such assistance to include, for the avoidance of doubt, in circumstances where the offers of employment are not accepted, (subject to Applicable Laws and the contracts of employment of the IME/Editorial Employees) Reuters using their reasonable endeavours to arrange for the secondment of the IME/Editorial Employees for a period of at least 6 months following the Closing Date). Where an Initial Offer has been made in accordance with the provisions of this paragraph 1.1.6(ii) and has been rejected by an IME/Editorial Employee, BT and the members of the Radianz Group undertake not to employ or make any further offer of employment to such IME/Editorial Employee within 12 months of the Closing Date.

	(iii)	If BT notifies Reuters in writing prior to 14 December 2005 (and BT will use its reasonable endeavours to procure any notification before that date) that BT or any member of the BT Group do not want to retain as an employee of BT or any member of the BT Group (as applicable) any IME/Editorial Employees which have transferred to them pursuant to paragraph 1.1.6(i), Reuters shall indemnify BT and each member of the Radianz Group and keep BT and each member of the Radianz Group indemnified against any costs which relate to, arise out of or are connected with the termination of those employees by BT or

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any member of the BT Group provided always that BT seeks to fully mitigate the costs and liabilities of such terminations.

	1.1.7	Reuters shall as soon as reasonably practicable after the Signing Date notify BT which of the Reuters Based Employees work in the Services. Further, for the avoidance of doubt, Reuters and BT accept and agree that they shall work together in good faith in order to establish and agree the identity of each of the Reuters Based Employees as soon as possible following the Signing Date.

	1.1.8	Reuters shall indemnify BT and any member of the Radianz Group and keep BT and any member of the Radianz Group indemnified against all Employment Losses, whether arising before or after the Closing Date other than costs of employing those Reuters Based Employees which have not already been paid prior to the Closing Date, which relate to any Reuters Based Employees incurred by BT or any member of the Radianz Group, provided that, if Reuters has complied with paragraph 1.1.7 of this Schedule 13 the indemnity in this paragraph 1.1.8 of this Schedule 14 shall only apply for those Reuters Based Employees who BT notify to Reuters in writing prior to 14 December 2005 (and will use its reasonable endeavours to procure that notification before that date) that BT or a member of the Radianz Group do not want to retain as an employee of BT or a member of the Radianz Group (as applicable).

	1.1.9	If BT or any member of the Radianz Group dismisses any Employee, Undisclosed Employee, IME/Editorial Employee, FTE Employee or Reuters Based Employee pursuant to this paragraph 1 of this Schedule 13 and subsequently within 12 months of the date of dismissal BT or any member of the Radianz Group or any member of the BT Group employs that Employee, Undisclosed Employee, IME/Editorial Employee, FTE Employee or Reuters Based Employee, as the case may be, the corresponding indemnities provided by Reuters contained in this Schedule 14 in relation to that Employee, Undisclosed Employee, IME/Editorial Employee, FTE Employee or Reuters Based Employee will not be valid and will have no effect and if any payment has been made by Reuters under any of those indemnities contained in this Schedule 13, BT will repay that amount in full to Reuters.

2	Transfer of Services Employees Upon Termination

2.1	European Regulations

	2.1.1	Reuters and BT accept and agree that the European Regulations may apply as a result of the termination (howsoever arising) or variation of all or part of the Services under this Agreement. Accordingly, the contract of employment of any employee of BT engaged in the provision of the Services (a “Services Employee”) may have effect on the Termination Date as if originally made between such employee and Reuters or a Replacement Service Provider.

	2.1.2	BT shall be responsible for all wages, salaries, emoluments and any other amounts due or accruing and Taxation payable in respect of the Services Employees from the Closing Date up to the Termination Date and will discharge all such obligations in respect of the Services Employees in respect of the period commencing on the Closing Date and ending on the Termination Date.

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2.2	Indemnities

	2.2.1	In the event that the European Regulations do apply as a result of the termination (howsoever arising) or variation of all or part of the Services under this Agreement and accordingly, the contract of employment of any Services Employee has effect on the Termination Date as if originally made between such Services Employee and Reuters or a Replacement Service Provider:

(i) Reuters (or the Replacement Service Provider) may, upon becoming aware of the application of the European Regulations and/or this Agreement to any such contract of employment or collective agreement, terminate such contract or agreement after giving BT or the relevant member of the Radianz Group the opportunity to redeploy such Services Employee within BT or the Radianz Group, provided always that such terminations take place within 3 months of the Termination Date and provided always that Reuters seeks to fully mitigate the cost and liabilities of such terminations; and

(ii) BT shall indemnify Reuters or the Replacement Service Provider (as the case may be) and keep Reuters or the Replacement Service Provider, as the case may be, indemnified against any Employment Losses relating to or arising out of such termination.

	2.2.2	If Reuters or any member of the Reuters Group dismisses any Services Employee, pursuant to this paragraph 2 of this Schedule 13 and subsequently within 12 months of the date of dismissal Reuters or any member of the Reuters Group employs that Services Employee the indemnity provided by BT contained in paragraph 2.2.1 of this Schedule 14 in relation to that Services Employee will not be valid and will have no effect and if any payment has been made by BT under that indemnity, Reuters will repay that amount in full to BT.

	2.2.3	In the event that the European Regulations do apply in accordance with paragraph 2.2.1 above, Reuters shall indemnify BT and keep BT indemnified against any Employment Losses in respect of the employment (but for the avoidance of doubt excluding any termination costs) by Reuters or any Replacement Service Provider of the Services Employees on or after the Termination Date and which BT incurs in relation to any contract of employment.

	2.2.4	In the event that the European Regulations do apply in accordance with paragraph 2.2.1, Reuters shall use its reasonable endeavours to procure an indemnity from any Replacement Service Provider in favour of BT against any Employment Losses in respect of the employment (but for the avoidance of doubt excluding any termination costs) by a Replacement Service Provider of the Services Employees on or after the Termination Date and which BT incurs in relation to any contract of employment or collective agreement.

2.3	Assistance and Information

	2.3.1	If either party terminates or materially varies all or part of the Services under this Agreement (howsoever arising), then BT shall provide all reasonable assistance to Reuters and (at Reuters’ direction) to a Replacement Service Provider (if appropriate) in relation to the potential transfer of the contract of employment of any Services Employee. This assistance shall include (but not be limited to) the following:

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• delivery to Reuters of any Relevant Employee Data within 28 days of a written request for such information; and

• co-operation in good faith with Reuters and/or to a Replacement Service Provider to determine which (if any) employees of BT will transfer to Reuters or to a Replacement Service Provider; and

• not knowingly taking any steps or omitting to take any steps that would have the effect of preventing, hindering or restricting the transfer of any employment relationship of any Services Employee to Reuters or to a Replacement Services Provider.

	2.3.2	Subject to any constraints imposed by law, Reuters shall be entitled to use the Relevant Employee Data in relation to any negotiations, discussions or other communications with a Replacement Service Provider.

3	Failure to consult

	3.1.1	Subject to clause 3.1.2 of this Schedule, where one party (the “Transferor”) is required to indemnify another party (the “Transferee”) in respect of the Transferor’s failure to consult with employees or any Employee Body pursuant to the European Regulations or any other legal requirement in any jurisdiction, nothing in this Agreement will require the Transferor to indemnify the Transferee where the failure to consult arises as a consequence of the Transferee’s failure to provide (or delay in providing) information to the Transferor to permit it to undertake such consultation as required by such law(s).

	3.1.2	Clause 3.1.1 will not apply to indemnities covering liabilities for failure to consult arising in respect of Undisclosed Employees or Undisclosed Services Employees.

4	Conduct of Claims

If one party (the “Claiming Party”) becomes aware of any matter that may give rise to a claim against the other under the provisions of clauses 1 or 2 of this Schedule 14 the following provisions shall apply:

	4.1.1	the Claiming Party shall give notice of such matter or claim as soon as reasonably practicable and in any event within 14 days of becoming aware of such matter or claim.

	4.1.2	the other party agrees that:

(i) no admission of liability shall be made by or on behalf of the Claiming Party and the claim shall not be compromised, disposed of or settled without the consent of the other party (such consent not to be unreasonably withheld or delayed);

(ii) the other party shall be entitled at its own expense and in its absolute discretion to take such action as it shall deem necessary to avoid, dispute, deny, defend, resist, appeal, compromise or contest such claim or liability (including, without limitation, making counterclaims or other claims against third parties) in the name of and on behalf of the Claiming Party and to have the conduct of any related proceedings, negotiations or appeals.

	4.1.3	The Claiming Party shall at its own expense give to the other as soon as practicable all cooperation and assistance and information as may be reasonably required.

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5	Third Party Rights

Despite anything else to the contrary in this Agreement, where one party has given an indemnity under this Schedule for the benefit of another person who is not a party to the Agreement (the “non-party”), any such indemnity cannot be enforced by non-party unless they are a Replacement Service Provider.

6	Definitions

For the purposes of this provision the terms “contract of employment” and “collective agreement” shall have the same meanings respectively as in the Transfer Provisions.

BT Group means all or any of the following from time to time: BT, its subsidiaries and subsidiary undertakings and any parent undertaking of BT, and all other subsidiaries and subsidiary undertakings of any parent undertaking of BT and “member of the BT Group” shall be construed accordingly.

Closing Date means the Closing Date as that term is defined in the Share Purchase Agreement.

Employee Body means any employee representative body with which any person is obliged to consult pursuant to the European Regulations.

Employment Losses means any and all losses, liabilities, costs (including but not limited to, the costs of reasonable legal and other expert advice), charges and expenses arising out of or connected with employment or the employment relationship (or the termination thereof), including those arising out of any actions, proceedings, claims, and demands but excluding any indirect or consequential losses.

FTE Employees means those individuals employed in the Reuters Group who are wholly or mainly assigned to the provision of services to the Radianz Group and whose employment may therefore transfer to a member of the Radianz Group by operation of the European Regulations or otherwise.

IME/Editorial Employee means Mike Rickett, Network & Internet Architecture Manager; Avril McHugh, Network Administrator; and Des Leavy, Content Network Architect.

IME/Editorial Services means the Reuters enterprise WAN for messaging and collection of newsfeeds from the Reuters offices worldwide.

Relevant Employee Data means:

(i) the total number of employees;

(ii) the names the said employees;

(iii) the total payroll value (including taxable pay, allowances and employer’s contributions to pension schemes) relating to the said employees;

(iv) the age, salary or hourly rates, and date their continuous employment commenced;

(v) an estimation as to whether each such person is engaged wholly or mainly in the provision of the said Services, or otherwise;

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(vi) the material terms and conditions applying to the employment or engagement of the said persons (whether contained in an individual contract, policy, collective agreement or otherwise); and

(vii) a description of any pending claims arising out of their employment and an estimation of the relevant Employment Losses.

Reuters Based Employees means those individuals employed in the Radianz Group who are assigned to the provision of services to the Reuters Group but whose employment may remain within the Radianz Group at the Closing Date;

Termination Date means any date on which BT ceases to provide all or part of the Services, or any date that any court or other tribunal of competent jurisdiction shall determine to be the “time of transfer” under the Transfer Regulations or any equivalent time under the European Regulations in respect of the termination or variation of the Services.

Transfer Provisions means the Acquired Rights Directive (EC Council Directive 2001/23/EC) made under the Treaty of Rome and the Transfer of Undertakings (Protection of Employment) Regulations 1981.

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Schedule 14
Novation Agreement

This Novation Agreement (the “Agreement”), made the     day of     2005 shall be effective as of the Effective Date (as that term is defined below in Clause 8)

Between

(1)	[SUPPLIER COMPANY NAME] whose registered office is at [Supplier’s Registered Office Address]; (“Supplier”);

(2)	[REUTERS GROUP COMPANY NAME] whose registered office is at [insert registered address] (“Reuters”); and

(3)	BRITISH TELECOMMUNICATIONS plc whose registered office is at 81 Newgate Street London EC1A 7AJ, UK (“BT”).

Introduction

A.	Pursuant to a network services agreement between Reuters [Limited] and BT dated 9 March 2005 (the “Network Services Agreement”), BT has agreed to provide or procure the provision of certain telecommunications services to the Reuters group.

B.	As at the date of this Agreement certain telecommunication contracts (as detailed in the Schedule) are in place between the Supplier and Reuters (the “Contracts”).

C.	Reuters has asked to be released and discharged from the Contracts and the Supplier is prepared to agree to this subject to BT agreeing to perform the Contracts and be bound by their terms in place of Reuters.

It is agreed

For consideration of £1.00 moving from Reuters and BT jointly, the receipt and sufficiency of which is acknowledged by the Supplier, it is agreed that from the Effective Date:

1	Assignment and release by Reuters

With effect from the Effective Date, Reuters will cease to be a party to the Contracts and hereby assigns all its rights, obligations and liabilities under or in connection with the Contracts to BT and releases and discharges the Supplier from all its obligations and liabilities howsoever arising under or in connection with the Contracts on and from the Effective Date.

2	Release of Reuters and acceptance of BT by Supplier

With effect from the Effective Date, the Supplier:

2.1	releases and discharges Reuters from all obligations and liabilities arising under or in connection with the Contracts on and from the Effective Date; and

2.2	accepts BT as a party to the Contracts in place of Reuters.

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3	BT undertaking and agreement of the Supplier

3.1	On and from the Effective Date, BT undertakes to observe and perform the Contracts (so far as not performed) and accept and fulfil all liabilities and obligations of Reuters under or in connection with the Contracts, in each case in substitution for Reuters.

3.2	The Supplier and BT agree to be bound by the terms of the Contracts as if BT had been a party to the Contracts in place of Reuters.

4	Liability

4.1	Nothing in this Agreement shall affect or prejudice any claim, action or demand whatsoever which either Reuters or the Supplier may have against the other under or in connection with the Contracts relating to events or matters occurring before the Effective Date.

4.2	All parties agree that:

	4.2.1	BT shall not be liable for any claim, action, demand or liability under or in connection with the Contracts howsoever arising relating to events or matters occurring before the Effective Date; and

	4.2.2	Reuters shall not be liable for any claim, action, demand or liability under or in connection with the Contracts howsoever arising relating to events or matters occurring on or from the Effective Date.

4.3	Reuters shall fully indemnify and keep indemnified (on an after tax basis) and hold harmless BT against all payments required to be made or any other liability, claim, action, demand, cost, charge and expense (including reasonable legal costs) arising against or incurred by BT under or in connection with the Contracts in respect of the period before the Effective Date.

4.4	BT shall fully indemnify and keep indemnified (on an after tax basis) and hold harmless Reuters against all payments required to be made or any other liability, claim, action, demand, cost, charge and expense (including reasonable legal costs) arising against or incurred by Reuters under or in connection with the Contracts in respect of the period on and from the Effective Date.

5	Amendment

5.1	The Supplier and BT agree that on and from the Effective Date each Contract shall be amended:

	5.1.1	by replacing the relevant addresses for serving notices under the Contract with the address of BT set out at the top of this Agreement and marked for the attention of [insert name] or such alternative address as BT notifies the Supplier; and

	5.1.2	by replacing the relevant addresses for the submission of invoices under the Contract with the address of BT set out at the top of this Agreement and marked for the attention of the Accounts Payable Department or such alternative address as BT notifies the Supplier.

5.2	Save as expressly varied by this Agreement, BT and the Supplier agree that all provisions of the Contracts will remain in full force and effect.

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6	Representations and Warranties

6.1	Each of the parties represents and warrants that:

	6.1.1	it has the power to enter into and has duly authorised the execution and delivery of this Novation Agreement; and

	6.1.2	its obligations under this Novation Agreement constitute its legal, valid and binding obligations enforceable in accordance with their terms.

7	Governing law

This Agreement shall be construed in accordance with the laws of England and shall be subject to the exclusive jurisdiction of the English courts.

8	Effective date

The parties agree that the terms of this Agreement will become effective on the Closing Date, as that term is defined in the Network Services Agreement and being the date at which the Network Services Agreement takes effect in accordance with its terms (the “Effective Date”).

9	Counterparts

This Agreement may be executed in any number of counterparts, each of which when executed shall be an original, but all of the counterparts shall together constitute one and the same agreement.

10	Further Assurance

Each of the parties agrees to perform (or procure the performance of) all such acts and things, and execute and deliver (or procure the execution and delivery of) such further documents as may be necessary or desirable to give effect to this Agreement and the matters and transactions contemplated herein.

EXECUTED AS AN AGREEMENT:

By and on behalf of [Insert name of Reuters Group Company] by:

Name:....................................

Position:.....................................

Date:...................................

By and on behalf of British Telecommunications plc by:

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Name:....................................

Position:.....................................

Date:...................................

By and on behalf of [Supplier Company Name] by:

Name:....................................

Position:.....................................

Date:...................................

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SCHEDULE – THE CONTRACTS

[Insert list of contracts between Reuters and that third party to be novated/insert contract details including contract title (short form description), contracting parties, name and address, date of contract, any reference number, circuit number, A & B ends - all as appropriate]

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Schedule 15
Exit Provisions

1.	Introduction and Definitions

1.1	This Schedule sets out the Parties’ respective responsibilities to effect an orderly and efficient handover of the Exit Services to Reuters or a Replacement Service Provider with minimal disruption to the ongoing business of the Reuters Group in the event of the expiry or termination of whole or part of this Agreement or the occurrence of a Business Transfer Event.

1.2	In this Schedule only, the following term shall have the following meaning:

“Exit Assistance”	means all information requested by Reuters that is reasonably required to enable Reuters to cease the Services it receives from BT in a structured manner in order that Reuters may commence receipt of replacement services from a Replacement Service Provider. Such information may include, but will not necessarily be limited to, all information relating to the identification and specification of Connections and Facilities. Exit Assistance may also include the provision by BT to Reuters of materials, assistance and services reasonably requested by Reuters on its own behalf or on behalf of a member of the Reuters Group to enable an orderly and efficient handover and migration of the Exit Services to the Reuters Group or a Replacement Service Provider with minimal disruption to the ongoing business of the Reuters Group. Exit Assistance shall exclude the provision of the Exit Services.

2.	Exit Services

2.1	BT shall provide the Exit Services to the Reuters Group for the Exit Period. Notwithstanding any termination or expiry of this Agreement, the terms of this Agreement (excluding Clause 5.4) shall continue to apply in full force and effect throughout each Exit Period in respect of the Parties’ respective rights and obligations during that Exit Period.

2.2	Where an Exit Notice is delivered in connection with a Business Transfer Event, BT’s obligation to provide and procure the provision of the Exit Services and Exit Assistance shall, subject to paragraph 6.1 below, include the provision of the same to the purchaser of the relevant business or member of the Reuters Group (as applicable) which is the subject of that Business Transfer Event.

3.	Exit Plan

3.1	The Parties shall act reasonably and in good faith to agree and develop an exit plan in relation to the termination of the Exit Services provided by BT pursuant to this Agreement (the “Exit Plan”) as soon as reasonably practicable following the date of an Exit Notice.

3.2	The Exit Plan shall contain such information, procedures, operations, rules and guidance as the Parties consider appropriate in order to facilitate and implement an orderly and efficient handover of the Exit Services to the Reuters Group or a Replacement Service Provider (as

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applicable) with minimal disruption to the ongoing business of the Reuters Group and shall include a timetable and allocation of the Parties’ respective responsibilities for its implementation.

3.3	BT shall regularly review and update the Exit Plan throughout the Exit Period, ensuring that it promptly reflects all changes and events that may, in its reasonable opinion, have a material impact on its subject matter and otherwise to enhance and improve the Exit Services and Exit Assistance. The Parties shall meet regularly (at such frequency to be agreed between the Parties) to discuss progress against the Exit Plan and identify and resolve any actual or potential delays or difficulties in implementing the Exit Plan.

4.	Exit Assistance

Throughout the Exit Period, BT shall provide or procure the provision to Reuters of:

	(A)	the Exit Assistance;

	(B)	such access to the premises of BT and members of the BT Group and such access to BT Personnel as Reuters may reasonably require; and

	(C)	a monthly report confirming progress against the Exit Plan,

in each case, for the purposes of effecting an orderly and efficient handover of the Exit Services to the Reuters Group or a Replacement Service Provider and in accordance with any timeframes and procedures for such actions set out in the Exit Plan.

5.	Costs and Charges

* For the avoidance of doubt, *

5.2	Subject to paragraph 5.3, Reuters shall pay BT’s direct and reasonable costs properly incurred in providing Exit Assistance *.

5.3	Where the original Exit Notice was delivered by Reuters in connection with a valid termination of this Agreement by Reuters pursuant to Clause 35.1 or 35.2 of this Agreement, all Exit Assistance provided pursuant to that Exit Notice shall be provided at no additional charge to Reuters or any member of the Reuters Group.

6.	Confidentiality

6.1	BT will not be under any obligation to provide any information to a Replacement Service Provider until such time as that Replacement Service Provider enters into obligations of confidentiality no less onerous than those that apply between the Parties pursuant to this Agreement.

6.2	Except to the extent required for the continued provision or receipt (as the case may be) of any Service or Services that have not been terminated in accordance with this Agreement (or as otherwise agreed), each Party shall deliver to the other at the end of the Exit Period:

* text has been redacted for confidentiality

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(i)	any Confidential Information of the other Party in its possession or under its control (and in the case of BT, any Reuters Content and Reuters Information) and shall take all reasonable steps to irrevocably delete any such Confidential Information held in electronic form at such time from its computer systems (and, on request from the other Party, shall certify the same); and

(ii)	any security passes and authorisations in relation to that Party’s Personnel in respect of any of the Facilities (in the case of BT) or any premises of BT, members of the BT Group or the Subcontractors (in the case of Reuters).